As filed with the Securities and Exchange Commission on March 10, 2023

Registration No. 333-________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Mercer Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	6036	Applied for
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

1100 Irmscher Blvd

Celina, Ohio 45822

(419) 586-5158

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Alvin B. Parmiter

President and Chief Executive Officer

Mercer Bancorp, Inc.

1100 Irmscher Blvd

Celina, Ohio 45822

(419) 586-5158

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Kip A. Weissman, Esq.	Robert D. Klingler, Esq.
Elizabeth A. Cook, Esq.	John M. Willis, Esq.
Luse Gorman, PC	Nelson Mullins Riley & Scarborough LLP
5335 Wisconsin Avenue, N.W., Suite 780	201 17th Street NW, Suite 1700
Washington, D.C. 20015	Atlanta, GA 30363
(202) 274-2000	(404) 322-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act: ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

(Proposed Holding Company for Mercer Savings Bank)

Up to 1,495,000 Shares of Common Stock

(Subject to Increase to up to 1,719,250 Shares)

Mercer Bancorp, Inc., referred to as “Mercer Bancorp” throughout this prospectus, is offering shares of common stock for sale at $10.00 per share in connection with the conversion of Mercer Savings Bank from the mutual form of organization to the stock form of organization. In addition to the shares of common stock offered for sale in the stock offering, we intend to contribute 50,000 shares of common stock and $100,000 in cash to a charitable foundation we intend to establish in connection with the conversion and stock offering. There is currently no market for our common stock. We expect our common stock to be quoted on the OTCQB Market operated by OTC Markets Group upon the completion of the conversion and stock offering. We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, referred to as the JOBS Act throughout this prospectus.

The shares of common stock are first being offered for sale in a subscription offering to eligible depositors and borrowers of Mercer Savings Bank and to tax-qualified employee benefit plans of Mercer Savings Bank. Shares not purchased in the subscription offering may be offered for sale to the general public in a community offering, with a preference given to natural persons (including trusts of natural persons) residing in Mercer and Darke Counties in Ohio and Adams and Jay Counties in Indiana. Any shares of common stock not purchased in the subscription offering or the community offering may be offered for sale to the public through a syndicate of broker-dealers, referred to as the “syndicated community offering” throughout this prospectus. The syndicated community offering, if held, may commence before the subscription offering and the community offering (including any extensions) have expired. However, no shares purchased in the subscription offering or the community offering will be issued until the completion of any syndicated community offering. We may sell up to 1,719,250 shares of common stock because of demand for the shares of common stock or changes in market conditions, without resoliciting subscribers. We must sell a minimum of 1,105,000 shares to complete the conversion and stock offering.

The minimum purchase order is 25 shares. Generally, no individual, or individuals acting through a single qualifying account held jointly, may purchase more than 20,000 shares ($200,000) of common stock, and no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than 40,000 shares ($400,000) of common stock in all categories of the stock offering combined.

The subscription offering will expire at 5:00 p.m., Eastern time, on [expiration date]. We expect that the community offering, if held, will expire at the same time. We may extend the expiration date of the subscription offering and any community offering without notice to you until [extended expiration date], or longer if the Superintendent of the Ohio Division of Financial Institutions, referred to as the “ODFI” throughout this prospectus, and the Federal Deposit Insurance Corporation, referred to as the “FDIC” throughout this prospectus, approve a later date. No single extension may exceed 90 days and the stock offering must be completed by [final extension date]. Once submitted, orders are irrevocable unless the subscription offering and/or the community offering are terminated or extended, with regulatory approval, beyond [extended expiration date], or the number of shares of common stock to be sold is increased to more than 1,719,250 shares or decreased to less than 1,105,000 shares. If the subscription offering and any community offering are extended beyond [extended expiration date], all subscribers will be notified and given the opportunity to confirm, change or cancel their orders. If you do not respond to the notice of extension, we will promptly return your funds with interest or cancel your deposit account withdrawal authorization. If the number of shares to be sold in the stock offering is increased to more than 1,719,250 shares or decreased to less than 1,105,000 shares, we will resolicit subscribers, and all funds delivered to us to purchase shares of common stock in the subscription offering and any community offering will be returned promptly with interest. Funds received in the subscription offering and any community offering will be held in a segregated account at Mercer Savings Bank and will earn interest at 0.05% per annum until completion or termination of the stock offering.

Performance Trust Capital Partners, LLC, referred to as “Performance Trust” throughout this prospectus, will assist us in selling our shares of common stock on a best efforts basis in the subscription offering and any community offering, and will serve as sole manager for any syndicated community offering. Performance Trust is not required to purchase any shares of common stock we are offering for sale.

OFFERING SUMMARY

Price: $10.00 per share

	Minimum	Midpoint	Maximum	Adjusted Maximum
Number of shares	1,105,000	1,300,000	1,495,000	1,719,250
Gross offering proceeds	$11,050,000	$13,000,000	$14,950,000	$17,192,500
Estimated offering expenses, excluding selling agent fees and expenses (1)	$1,365,000	$1,365,000	$1,365,000	$1,365,000
Selling agent fees and expenses (1) (2)	$385,000	$385,000	$385,000	$385,000
Estimated net proceeds	$9,300,000	$11,250,000	$13,200,000	$15,443,000
Estimated net proceeds per share	$8.42	$8.65	$8.83	$8.98

(1)	See “The Conversion and Stock Offering – Plan of Distribution; Selling Agent and Underwriter Compensation” for a discussion of Performance Trust’s compensation for this stock offering including any compensation to be received by Performance Trust and other broker-dealers for any syndicated community offering.
(2)	Excludes records agent fees and expenses payable to Performance Trust, which are included in estimated offering expenses. See “The Conversion and Stock Offering – Records Agent and Stock Information Center Management.”

This investment involves a degree of risk, including the possible loss of principal.

See “Risk Factors” beginning on page 13.

These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Neither the Securities and Exchange Commission, the Ohio Division of Financial Institutions, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

PERFORMANCE TRUST

CAPITAL PARTNERS

For assistance, contact the Stock Information Center at [information center number].

The date of this prospectus is [prospectus date].

MERCER SAVINGS BANK

Toledo
Fort Wayne
OHIO
Lima
Celina
Ft. Recovery
INDIANA
Greenville
Columbus
20
80
20
20A
127
24
33
75
30
23
250
71
24
30
33
69
27
75
68
23
71
33
127
70

★ **Mercer Savings Bank**
1100 Irmscher Boulevard
Celina, Ohio

• **Market Street Office**
217 West Market Street
Celina, Ohio

• **Fort Recovery Office**
20 North Wayne Street
Ft. Recovery, Ohio

• **Greenville Office**
125 East Main St.
Greenville, Ohio

Celina
OHIO
INDIANA

i

SUMMARY

The following summary provides material information about Mercer Savings Bank’s mutual-to-stock conversion and the related stock offering of Mercer Bancorp common stock. It may not contain all of the information that is important to you. For additional information before making an investment decision, you should read this entire document carefully, including the financial statements and the notes to the financial statements, as well as the section entitled “Risk Factors.”

Mercer Bancorp, Inc.

Mercer Bancorp, a newly formed Maryland corporation, is offering for sale shares of its common stock in connection with the conversion of Mercer Savings Bank from a mutual bank (meaning it has no stockholders) to a stock bank. All depositors and borrowers are members of and have voting rights in Mercer Savings Bank as to all matters requiring membership action. The following diagram depicts Mercer Savings Bank’s current organizational structure:

Upon completion of the conversion and stock offering, Mercer Bancorp will be 100% owned by its stockholders and Mercer Savings Bank will be 100% owned by Mercer Bancorp. Mercer Savings Bank will cease to have members and former members will no longer have voting rights in Mercer Savings Bank. All voting rights in Mercer Savings Bank will be vested in Mercer Bancorp as the sole stockholder of Mercer Savings Bank. The stockholders of Mercer Bancorp will possess exclusive voting rights with respect to Mercer Bancorp common stock. The following diagram depicts Mercer Bancorp’s and Mercer Savings Bank’s organizational structure after the completion of the conversion and stock offering:

Mercer Bancorp was incorporated on March 7, 2023, and has not engaged in any business to date. Upon completion of the conversion and stock offering, Mercer Bancorp will register as a bank holding company and will be subject to comprehensive regulation and examination by the Board of Governors of the Federal Reserve System, referred to as the “Federal Reserve Board” throughout this prospectus.

Mercer Bancorp’s principal office is located at 1100 Irmscher Blvd, Celina, Ohio 45822, and its telephone number at that address is (419) 586-5158.

Mercer Savings Bank

Originally chartered in 1888, Mercer Savings Bank is an Ohio-chartered mutual bank headquartered in Celina, Ohio. We consider our primary market area for loan originations and deposit gathering to be Mercer and Darke Counties in western Ohio and contiguous areas, including Adams and Jay Counties in eastern Indiana. We conduct our operations from our main office in Celina, Ohio and three branch offices in Celina, Fort Recovery and Greenville, Ohio. We also intend to establish a fifth branch office during 2024 in Adams or Jay County in eastern Indiana, where we are an active lender. In addition to our branch network, we offer online and mobile banking.

Our business consists primarily of taking deposits from the general public and investing those deposits, together with funds generated from operations and borrowings, in one- to four-family residential mortgage loans and agricultural real estate loans secured by properties located in our primary market area. To a lesser extent, we also originate multifamily real estate loans, commercial real estate loans, construction and land loans, home equity lines of credit, commercial and industrial loans, and consumer loans, and purchase investment securities. Following the conversion and stock offering, we intend to continue to seek to expand our residential real estate and agricultural real estate portfolios. Additionally, in January 2023, we began implementing an indirect automobile lending program. Our management team has experience with indirect automobile lending and we intend to prudently grow that segment of our loan portfolio. We offer a variety of deposit accounts including checking accounts, savings accounts and certificates of deposit. Our primary source of funding is core deposits. We also utilize advances from the Federal Home Loan Bank of Cincinnati and brokered deposits for liquidity and asset/liability management purposes, and may attempt to attract municipal deposits to a lesser extent.

In February 2022, we hired our current President and Chief Executive Officer, Barry Parmiter, who has 25 years of experience in community bank leadership in Ohio. Since that time, our board of directors and management have conducted an extensive review of our business strategy, operations, and our information technology systems and other third-party service providers. In July 2022, consistent with our strategy to implement an indirect automobile lending program, we hired a Senior Vice President of Indirect Lending, Ryan Moorman. We are also seeking to hire up to three additional lending and underwriting staff.

At December 31, 2022, we had total assets of $146.2 million, total deposits of $127.7 million and total equity capital of $14.5 million. We had net income of $329,000 for the three months ended December 31, 2022, and net income of $944,000 for the year ended September 30, 2022. Our primary revenue source is interest income earned on loans and investments. Noninterest income is not a significant revenue source.

We are subject to comprehensive regulation and examination by the ODFI, our chartering authority, and the FDIC, our primary federal regulator.

Our main office is located at 1100 Irmscher Blvd, Celina, Ohio 45822, and our telephone number at that address is (419) 586-5158. Our website address is www.mercersavings.com. Information on our website is not incorporated into this prospectus and should not be considered part of this prospectus.

Business Strategy

Our principal objective is to build long-term value for our stockholders by operating a profitable community financial institution dedicated to meeting the banking needs of our customers and community. Highlights of our current business strategy include:

•	continuing to focus on originating one- to four-family residential mortgage loans and agricultural real estate loans for retention in our loan portfolio;

•	growing and diversifying our loan portfolio prudently by implementing an indirect automobile lending program and enhancing fee income through the pooling and sale of such loans;

•	maintaining our strong asset quality through conservative loan underwriting;

•	continuing efforts to gain deposit market share and grow our low-cost “core” deposit base; and

•	expanding our market area and access to customers through organic growth and de novo branching, while also considering opportunistic acquisitions. We intend to establish a fifth branch office in 2024 in Adams or Jay County in eastern Indiana, where we are an active lender.

Indirect automobile loans have a different risk profile than one- to four-family residential mortgages and other types of loans. See “Risk Factors – Risks Related to Our Lending Activities – Our new indirect automobile lending program involves risks that could adversely affect our financial condition and results of operations” and “Business of Mercer Savings Bank – Loan Underwriting Risks.”

We expect the strategies outlined above to guide our investment of the net proceeds of the stock offering. We intend to continue to pursue these business strategies after the conversion and the stock offering, subject to any changes necessitated by future market conditions and other factors. See “Business of Mercer Savings Bank” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Business Strategy” for a further discussion of our business strategy.

Reasons for the Conversion and Stock Offering

Consistent with our business strategy, our primary reasons for converting to stock form and raising additional capital through the stock offering are:

•	to increase capital to support future growth and profitability;

•	to retain and attract qualified personnel by establishing stock-based benefit plans for management and employees;

•	to offer our customers and employees an opportunity to purchase an equity interest in Mercer Savings Bank by purchasing shares of common stock of Mercer Bancorp; and

•	to support and enhance Mercer Savings Bank’s charitable giving in its local community.

At December 31, 2022, Mercer Savings Bank was considered “well capitalized” for regulatory purposes. The proceeds from the stock offering will further improve our capital position to support expected future growth and profitability.

See “The Conversion and Stock Offering” for a more complete discussion of our reasons for conducting the conversion and stock offering.

Terms of the Stock Offering

Mercer Bancorp is offering for sale between 1,105,000 shares and 1,495,000 shares of common stock to eligible depositors and borrowers of Mercer Savings Bank and to Mercer Savings Bank’s tax-qualified employee benefit plans in a subscription offering. To the extent shares remain available, we may offer shares for sale in a community offering, with a preference given to natural persons (and trusts of natural persons) residing in Mercer and Darke Counties in Ohio and Adams and Jay Counties in Indiana. We may also offer for sale shares of common stock not purchased in the subscription offering or in any community offering to the general public in a syndicated community offering. The number of shares of common stock to be sold may be increased to up to 1,719,250 shares as a result of demand for the shares of common stock in the stock offering or changes in market conditions. Unless the number of shares of common stock offered for sale is increased to more than 1,719,250 shares or decreased to fewer than 1,105,000 shares, or the stock offering is extended beyond [extended expiration date], subscribers will not have the opportunity to change or cancel their stock orders once submitted. If the stock offering is extended past [extended expiration date], we will resolicit subscribers and you will have the opportunity to confirm, change or cancel your order within a specified period of time. If you do not respond during that period of time, your stock order will be cancelled and your deposit account withdrawal authorizations will be cancelled or your funds submitted will be returned promptly with interest at 0.05% per annum. If the number of shares offered for sale is increased to more than 1,719,250 shares or decreased to fewer than 1,105,000 shares, all subscribers’ stock orders will be cancelled, their deposit account withdrawal authorizations will be cancelled and funds delivered for the purchase of shares of common stock in the stock offering will be returned promptly with interest at 0.05% per annum. We will give these subscribers an opportunity to place new orders for a specified period of time.

The shares of common stock are being offered for sale at a purchase price of $10.00 per share. All investors will pay the same purchase price per share. Investors will not be charged a commission to purchase shares of common stock in the stock offering. Performance Trust, our marketing agent for the stock offering, will use its best efforts to assist us in selling shares of our common stock but is not obligated to purchase any shares of common stock in the stock offering.

Important Risks of Owning Mercer Bancorp’s Common Stock

Before you order shares of our common stock, you should read the “Risk Factors” section beginning on page 13 of this prospectus.

How We Determined the Offering Range and the $10.00 per Share Purchase Price

The amount of common stock Mercer Bancorp is offering for sale is based on an independent appraisal of the estimated pro forma market value of Mercer Bancorp, assuming the conversion and stock offering are completed. FinPro Capital Advisors, Inc., referred to as “FinPro” throughout this prospectus, our independent appraiser, has estimated that, as of February 28, 2023, the estimated pro forma market value of Mercer Bancorp was $13.5 million (including the value of the 50,000 shares of common stock to be contributed to the charitable foundation established in connection with the conversion, valued at $10.00 per share). Based on federal regulations, this market value forms the midpoint of a valuation range with a minimum of $11.6 million and a maximum of $15.5 million (including the value of the 50,000 shares contributed to the charitable foundation). Based on this valuation and the $10.00 per share purchase price, and excluding the 50,000 shares to be contributed to the charitable foundation, the number of shares of common stock being offered for sale in the stock offering ranges from a minimum of 1,105,000 shares to a maximum of 1,495,000 shares. We may sell up to 1,719,250 shares of common stock because of demand for the shares or changes in market conditions without resoliciting subscribers. The $10.00 per share purchase price was selected primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions.

The appraisal is based in part on Mercer Savings Bank’s financial condition and results of operations, the pro forma effect of the additional capital raised by the sale of shares of common stock in the stock offering and an analysis of a peer group of twelve publicly traded bank and savings and loan holding companies with assets of between $265.0 million and $2.1 billion as of the most recent reported data most recently available last twelve months (September 30, 2022 or December 31, 2022) that FinPro considers comparable to Mercer Bancorp under regulatory guidelines applicable to the independent valuation. See “The Conversion and Stock Offering – Determination of Share Price and Number of Shares to be Issued.”

The following table presents a summary of selected pricing ratios for the peer group companies and for Mercer Bancorp (on a pro forma basis) that FinPro utilized in its appraisal. See “The Conversion and Stock Offering – Determination of Share Price and Number of Shares to be Issued” for information regarding the peer group companies. These ratios are based on Mercer Bancorp’s book value, tangible book value and core earnings as of and for the three months ended December 31, 2022, annualized. The peer group ratios are based on the latest date for which complete financial data are publicly available and stock prices as of February 17, 2023. Compared to the average pricing of the peer group, our pro forma pricing ratios at the midpoint of the offering range indicate a discount of 55.1% on a core earnings value basis, 41.1% on a price-to-book value basis and a discount of 42.1% on a price-to-tangible book value basis.

	Price-to-core earnings multiple (1)		Price-to-book value ratio	Price-to-tangible book value ratio
Mercer Bancorp (pro forma basis, assuming completion of the conversion and stock offering):
Adjusted Maximum	10.75	x	63.49%	63.49%
Maximum	9.62	x	59.67%	59.67%
Midpoint	8.62	x	55.83%	55.83%
Minimum	7.58	x	51.41%	51.41%

Valuation of peer group companies, all of which are fully converted (historical basis):
Average	33.40	x	94.40%	97.40%
Median	19.20	x	94.80%	96.40%

(1)	Price-to-earnings multiples calculated by FinPro are based on an estimate of “core” or recurring earnings. These ratios are different from those presented in “Pro Forma Data.”

The independent appraisal does not indicate trading market value. Do not assume or expect that our valuation as indicated in the appraisal means that after the conversion and stock offering the shares of our common stock will trade at or above the $10.00 per share purchase price. Furthermore, FinPro used the pricing ratios presented in the appraisal to estimate our pro forma appraised value for regulatory purposes and not to compare the relative value of shares of our common stock with the value of the common stock of the institutions in the peer group. The value of the common stock of any company may be affected by a number of factors such as financial performance, asset size and market location.

For a more complete discussion of the amount of common stock we are offering for sale and the independent appraisal, see “The Conversion and Stock Offering – Determination of Share Price and Number of Shares to be Issued.”

How We Intend to Use the Proceeds from the Stock Offering

Mercer Savings Bank will receive from Mercer Bancorp a capital contribution equal to at least 50% of the net proceeds of the stock offering. Based on this formula, we anticipate that Mercer Bancorp will invest, at the minimum, midpoint, maximum and adjusted maximum of the offering range, approximately $4.7 million, $5.6 million, $6.6 million and $7.7 million, respectively, of the net proceeds from the stock offering in Mercer Savings Bank. From the remaining funds, Mercer Bancorp intends to loan funds to Mercer Savings Bank’s employee stock ownership plan to fund the plan’s purchase of shares of common stock in the stock offering, contribute $100,000 in cash to the charitable foundation and retain the remainder of the net proceeds from the stock offering. Assuming we sell 1,300,000 shares of common stock in the stock offering at the midpoint of the offering range, resulting in net proceeds after expenses of $11.3 million, based on the above formula, we anticipate that Mercer Bancorp will invest $5.6 million in Mercer Savings Bank, loan $1.1 million to Mercer Savings Bank’s employee stock ownership plan to fund its purchase of shares of common stock, contribute $100,000 to the charitable foundation and retain the remaining $4.4 million of net proceeds.

Mercer Bancorp may use the funds that it retains to repurchase shares of common stock (subject to compliance with regulatory requirements), to pay cash dividends (if declared by our board of directors), for investments, or for other general corporate purposes. Mercer Savings Bank intends to invest the net proceeds it receives from Mercer Bancorp to fund new loans, enhance existing products and services, and expand its banking franchise by establishing new branches or acquiring other financial institutions or branches thereof, as opportunities arise. We currently intend to establish a fifth branch office during 2024. We do not currently have any understandings or agreements regarding any acquisitions.

For more information, see “How We Intend to Use the Proceeds from the Stock Offering.”

Persons Who May Order Shares of Common Stock in the Stock Offering

We are offering the shares of common stock in a subscription offering in the following order of priority:

(i)	First, to depositors with accounts at Mercer Savings Bank with aggregate balances of at least $50 as of the close of business on February 28, 2022.

(ii)	Second, to Mercer Savings Bank’s tax-qualified employee benefit plans (including its employee stock ownership plan), which will receive, without payment, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the stock offering and contributed to the charitable foundation. We expect the employee stock ownership plan to purchase up to 8% of the shares of common stock sold in the stock offering and contributed to the charitable foundation.

(iii)	Third, to depositors and borrowers of Mercer Savings Bank as of the close of business on [voting record date].

Shares of common stock not purchased in the subscription offering may be offered for sale in a community offering, with a preference given to natural persons (and trusts of natural persons) residing in Mercer and Darke Counties in Ohio and Adams and Jay Counties in Indiana. If held, the community offering may begin concurrently with, during or after the subscription offering. We also may offer for sale shares of common stock not purchased in the subscription offering or in any community offering to the general public through a syndicated community offering, which will be managed by Performance Trust. We have the right to accept or reject, in our sole discretion, orders received in any community offering or syndicated community offering. Any determination to accept or reject stock orders in any community offering or syndicated community offering will be based on the facts and circumstances available to management at the time of the determination.

If we receive orders for more shares than we are offering for sale, we may not be able to fill your order, in full or in part. Shares will be allocated first to categories in the subscription offering. A detailed description of the subscription offering, the community offering and the syndicated community offering, as well as a discussion regarding allocation procedures, can be found in the section of this prospectus entitled “The Conversion and Stock Offering.”

Limits on How Much Common Stock You May Purchase

The minimum number of shares of common stock that may be purchased is 25.

Generally, no individual, or individuals acting through a single qualifying account held jointly, may purchase more than the greater of: (i) 20,000 shares ($200,000) of common stock; (ii) 0.10% of the total number of shares of common stock issued in the stock offering; or (iii) 15 times the number of shares offered multiplied by a fraction of which the numerator is the depositor’s total deposit balance as of the eligibility record date and the denominator is the aggregate of all deposits as of the eligibility record date, subject to the overall purchase limitations. If any of the following persons purchase shares of common stock, their purchases, in all categories of the stock offering combined, when combined with your purchases, cannot exceed 40,000 shares ($400,000) of common stock:

•	your spouse, or relatives of you or your spouse, who reside with you;

•	most companies, trusts or other entities in which you are a trustee, have a substantial beneficial interest or hold a senior position; or

•	other persons who may be your associates or who may be acting in concert with you.

Unless we determine otherwise, persons having the same address and persons exercising subscription rights through qualifying accounts registered to the same address at either the February 28, 2022 eligibility record date or [voting record date] will be subject to the overall purchase limitation of 40,000 shares ($400,000). See the detailed definitions of “associate” and “acting in concert” in the section of this prospectus entitled “The Conversion and Stock Offering – Limitations on Common Stock Purchases.”

Federal regulations provide that such purchase limitation may be further increased to 9.99%, provided that orders for shares of common stock exceeding 5% of the shares of common stock sold in the stock offering do not exceed in the aggregate 10% of the total shares of the common stock sold in the stock offering. Any such requests to purchase additional shares of common stock in the event that a purchase limitation is so increased will be determined by our board of directors in its sole discretion.

Subject to any required regulatory approval, we may increase or decrease the purchase limitations at any time. See the detailed description of the purchase limitations in the section of this prospectus entitled “The Conversion and Stock Offering – Limitations on Common Stock Purchases.”

How You May Purchase Shares of Common Stock in the Subscription Offering and in any Community Offering

In the subscription offering, and in any community offering, you may pay for your shares only by:

•	personal check, bank check or money order made payable to Mercer Bancorp, Inc.;

•	authorizing us to withdraw available funds (without any early withdrawal penalty) from your account(s) maintained with Mercer Savings Bank, other than individual retirement accounts (IRAs); or

•	cash.

You may not use any type of third-party check to pay for shares of common stock. Wire transfers will not be accepted. Applicable regulations prohibit Mercer Savings Bank from lending funds or extending credit to any person to purchase shares of common stock in the stock offering. You may not submit a Mercer Savings Bank line of credit check. You may not designate withdrawal from Mercer Savings Bank’s accounts with check-writing privileges; rather, submit a check. If you request a withdrawal from an account with check-writing privileges, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and will immediately withdraw the amount from your checking account(s). You may not authorize direct withdrawal from a Mercer Savings Bank IRA. See “—Using Individual Retirement Account Funds to Purchase Shares of Common Stock.”

You may subscribe for shares of common stock in the subscription and community offerings by delivering a signed and completed original stock order form, together with full payment payable to Mercer Bancorp, Inc. or authorization to withdraw funds from one or more of your Mercer Savings Bank deposit accounts, provided that the stock order form is received (not postmarked) before 5:00 p.m., Eastern time, on [expiration date], which is the expiration of the subscription offering period. You may submit your stock order form and payment by mail using the stock order reply envelope provided or by overnight delivery to the address listed on the stock order form. You may hand-deliver stock order forms to our office located at 1100 Irmscher Blvd, Celina, Ohio. Our office is open on Monday, Tuesday, Wednesday and Friday from 9:00 a.m. to 5:00 p.m., Eastern time, excluding bank holidays, and on Thursday and Saturday from 9:00 a.m. to 12:00 p.m., Eastern time, excluding bank holidays. Hand-delivered stock order forms will be accepted only at this location.

For a complete description of how to purchase shares in the stock offering, see “The Conversion and Stock Offering – Procedure for Purchasing Shares in the Subscription Offering and any Community Offering.”

Using Individual Retirement Account Funds to Purchase Shares of Common Stock

You may be able to subscribe for shares of common stock using funds in your IRA or other retirement account. If you wish to use some or all of the funds in your Mercer Savings Bank IRA or other retirement account, the applicable funds must be first transferred to a self-directed account maintained by an independent custodian or trustee, such as a brokerage firm, and the purchase must be made through that account. If you do not have such an account, you will need to establish one before placing your stock order. An annual administrative fee may be payable to the independent custodian or trustee. Because individual circumstances differ and the processing of retirement fund orders takes additional time, we recommend that you contact our Stock Information Center as soon as possible, but in no event less than two weeks before the [expiration date] offering deadline, for assistance with purchases using funds held in retirement accounts. Whether you may use such funds to purchase shares in the stock offering may depend on timing constraints and, possibly, limitations imposed by the institution where the funds are held.

For a complete description of how to use IRA funds to purchase shares in the stock offering, see “The Conversion and Stock Offering – Procedure for Purchasing Shares in the Subscription Offering and any Community Offering – Using Individual Retirement Account Funds.”

Purchases by Executive Officers and Directors

We expect our directors and executive officers, together with their associates, to subscribe for 65,500 shares ($655,000) of common stock in the stock offering, representing 5.7% of shares to be issued at the minimum of the offering range (including shares contributed to the charitable foundation). However, there can be no assurance that any individual director or executive officer, or the directors and executive officers as a group, will purchase any specific number of shares of our common stock. They will pay the same $10.00 per share purchase price that all other persons who purchase shares of common stock in the stock offering will pay. Our directors and executive officers are subject to the same minimum purchase requirements and purchase limitations as other participants in the stock offering as set forth under “– Limits on How Much Common Stock You May Purchase.”

Purchases by our directors and executive officers and their associates will be included in determining whether the required minimum number of shares have been subscribed for in the stock offering.

For more information, see “Subscriptions by Directors and Executive Officers.”

Deadline for Submitting Orders for Shares of Common Stock in the Subscription Offering and any Community Offering

The deadline for submitting orders to purchase shares of common stock in the subscription offering and in any community offering is 5:00 p.m., Eastern time, on [expiration date], unless we extend this deadline. If you wish to purchase shares of common stock, a properly completed and signed original stock order form, together with full payment, must be received (not postmarked) by 5:00 p.m., Eastern time. Although we will make reasonable attempts to provide this prospectus and offering materials to holders of subscription rights, the subscription offering and all subscription rights will expire at 5:00 p.m., Eastern time, on [expiration date], whether or not we have been able to locate each person entitled to subscription rights.

See “The Conversion and Stock Offering—Procedure for Purchasing Shares in the Subscription Offering and any Community Offering—Expiration Date” for a complete description of the deadline for purchasing shares in the stock offering.

You May Not Sell or Transfer Your Subscription Rights

Applicable regulations prohibit you from transferring your subscription rights. If you order shares of common stock in the subscription offering, you will be required to certify that you are purchasing the common stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights or the shares that you are purchasing. We intend to take legal action, including reporting persons to federal or state agencies, against anyone who we believe has sold or transferred their subscription rights. We will not accept your order if we have reason to believe you have sold or transferred or are attempting to sell or transfer your subscription rights to any other person. On the stock order form, you cannot add the names of others for joint stock registration unless they are also named on the qualifying deposit or loan account. Taking this action may jeopardize your subscription rights. In addition, the stock order form requires that you list all deposit accounts, giving all names on each account and the account number at the applicable eligibility date. Failure to provide this information, or providing incomplete or incorrect information, may result in a loss of part or all of your share allocation.

Steps We May Take if We Do Not Receive Orders for the Minimum Number of Shares

If we do not receive orders for at least 1,105,000 shares of common stock, we may take additional steps in order to issue the minimum number of shares of common stock in the offering range. Specifically, we may:

•	increase the purchase limitations; and/or

•	extend the stock offering.

If we extend the stock offering beyond [extended expiration date], we will resolicit subscribers and you will have the opportunity to confirm, change or cancel your order within a specified period of time. If you do not respond during that period of time, your stock order will be cancelled and your deposit account withdrawal authorizations will be cancelled or your funds submitted will be returned promptly with interest at 0.05% per annum from the date the stock order was processed.

If one or more purchase limitations are increased we will not resolicit all subscribers, however, subscribers in the subscription offering who ordered the maximum amount and who indicated a desire to be resolicited on the stock order form will be and, in our sole discretion, some other large subscribers may be, given the opportunity to increase their subscriptions up to the newly applicable purchase limit. We may increase the individual or aggregate purchase limitations to an amount generally not to exceed 5% of the common stock sold in the stock offering. See “The Conversion and Stock Offering – Limitations on Common Stock Purchases.”

Conditions to Completion of the Conversion and Stock Offering

We cannot complete the conversion and stock offering unless:

•	The plan of conversion is approved by two-thirds of the votes eligible to be cast by members of Mercer Savings Bank. A special meeting of members to consider and vote upon the plan of conversion has been scheduled for [special meeting date];

•	We sell at least 1,105,000 shares, which is the minimum of the offering range; and

•	We receive the final approvals required from the ODFI and the FDIC to complete the conversion and stock offering and from the Federal Reserve Board with respect to Mercer Bancorp’s holding company application.

Any approval by the ODFI, the FDIC or the Federal Reserve Board does not constitute a recommendation or endorsement of the plan of conversion.

Our Dividend Policy

Following completion of the stock offering, our board of directors will be authorized to declare dividends on our common stock, subject to statutory and regulatory requirements. However, no decision has been made with respect to the amount, if any, and timing of any dividend payments. The payment and amount of any dividend payments will depend upon a number of factors, including the following: regulatory capital requirements; our financial condition and results of operations; our other uses of funds for the long-term value of stockholders; tax considerations; statutory and regulatory limitations; and general economic conditions. See “Our Dividend Policy” for additional information.

Market for Common Stock

We currently anticipate that the common stock sold in the stock offering will be quoted on the OTCQB Market operated by OTC Markets Group upon the completion of the conversion and stock offering. However, following completion of the conversion, if we meet Nasdaq listing requirements, we will use our best efforts to obtain approval for our shares of common stock to trade on the Nasdaq Stock Market. See “Market for the Common Stock.”

Delivery of Shares of Stock

All shares of common stock of Mercer Bancorp sold in the stock offering will be issued in book entry form and held electronically on the books of our transfer agent. Stock certificates will not be issued. A statement reflecting ownership of shares of common stock sold in the stock offering will be mailed by our transfer agent to the persons entitled thereto at the address noted by them on their stock order form as soon as practicable following consummation of the stock offering. Shares of common stock sold in any syndicated community offering may be delivered electronically through The Depository Trust Company. We expect trading in the stock to begin on the business day of or on the business day immediately following the completion of the conversion and stock offering. Until a statement reflecting ownership of shares of common stock is available and delivered to purchasers, it is possible that purchasers may not be able to sell the shares of common stock that they ordered, even though the common stock will have begun trading. Your ability to sell the shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.

Possible Change in the Offering Range

FinPro will update its appraisal before we complete the stock offering. If, as a result of demand for the shares or changes in market conditions, FinPro determines that our pro forma market value has increased, we may sell up to 1,719,250 shares in the stock offering without further notice to you. If our pro forma market value at that time is either below $11.6 million or above $17.7 million (including the value of shares to be contributed to the charitable foundation), then, after consulting with the ODFI and the FDIC, we may:

•	terminate the stock offering, cancel deposit account withdrawal authorizations and promptly return all funds received in the stock offering with interest at 0.05% per annum;

•	set a new offering range; or

•	take such other actions as may be permitted by the ODFI, the FDIC, the Federal Reserve Board, the Financial Industry Regulatory Authority and the Securities and Exchange Commission.

If we set a new offering range, we will promptly return funds, with interest at 0.05% per annum, received in the stock offering, cancel deposit account withdrawal authorizations and commence a resolicitation. In a resolicitation, we will notify subscribers of their right to place a new stock order for a specified period of time.

Possible Termination of the Stock Offering

We may terminate the stock offering at any time before the special meeting of members of Mercer Savings Bank that has been called to vote on the conversion, and at any time after member approval with the concurrence of the ODFI and the FDIC. If we terminate the stock offering, we will promptly return funds and cancel deposit withdrawal authorizations, as described above.

Benefits to Management and Potential Dilution to Stockholders Resulting from the Conversion and Stock Offering

We expect Mercer Savings Bank’s employee stock ownership plan, which is a tax-qualified retirement plan for the benefit of all of our employees being established in connection with the conversion and stock offering, to purchase up to 8% of the shares of common stock that we sell in the stock offering and contribute to the charitable foundation. If we receive orders in the subscription offering for more shares of common stock than would permit the employee stock ownership plan’s subscription order to be filled in whole in the subscription offering, then the employee stock ownership plan may, with prior regulatory approval, purchase shares to fill, in whole or in part, its order in the open market following completion of the conversion.  For further information, see “Management – Executive Compensation – Employee Stock Ownership Plan.”

Purchases by the employee stock ownership plan in the stock offering will be included in determining whether the required minimum number of shares have been sold in the stock offering. Subject to market conditions and receipt of regulatory approval, the employee stock ownership plan may instead elect to purchase shares of common stock in the open market following the completion of the stock offering in order to fill all or a portion of its intended subscription.

We also intend to implement a stock-based benefit plan no earlier than six months after completion of the conversion. Stockholder approval of this plan will be required, and the stock-based benefit plan cannot be implemented until at least six months after the completion of the conversion according to applicable federal regulations. If adopted within 12 months following the completion of the conversion, and provided that upon completion of the stock offering Mercer Savings Bank has at least a 10% tangible capital to assets ratio, the FDIC conversion regulations would allow for the stock-based benefit plan to reserve a number of shares of common stock equal to not more than 4% of the shares sold in the stock offering and contributed to the charitable foundation, or up to 61,800 shares of common stock at the maximum of the offering range, for restricted stock awards to key employees and directors, at no cost to the recipients. If adopted within 12 months following the completion of the conversion, the stock-based benefit plan will also reserve a number of shares equal to not more than 10% of the shares of common stock sold in the stock offering and contributed to the charitable foundation, or up to 154,500 shares of common stock at the maximum of the offering range, for the exercise of stock options granted to key employees and directors. If the stock-based benefit plan is adopted after one year from the date of the completion of the conversion, the 4% and 10% limitations described above will no longer apply, and we may adopt a stock-based benefit plan encompassing more than 216,300 shares of our common stock assuming the maximum of the offering range. We have not yet determined whether we will present this plan for stockholder approval within 12 months following the completion of the conversion or whether we will present this plan for stockholder approval more than 12 months after the completion of the conversion.

The following table summarizes the number of shares of common stock and aggregate dollar value of grants (valuing each share granted at the offering price of $10.00) that would be available under a stock-based benefit plan if such plan is adopted within one year following the completion of the conversion and stock offering and Mercer Savings Bank has at least a 10% tangible capital to assets ratio at that time. The table shows the dilution to stockholders if all these shares are issued from authorized but unissued shares, instead of shares purchased in the open market. The table also sets forth the number of shares of common stock to be acquired by the employee stock ownership plan for allocation to all employees. A portion of the stock grants shown in the table below may be made to non-management employees.

	Number of Shares to be Granted or Purchased (1)			Dilution Resulting	Value of Grants (2)
	At Minimum of Offering Range	At Maximum of Offering Range	As a Percentage of Common Stock to be Issued	From Issuance of Shares for Stock Benefit Plans	At Minimum of Offering Range	At Maximum of Offering Range
					(dollars in thousands)
Employee stock ownership plan	92,400	123,600	8.00%	n/a (3)	$924	$1,236
Stock awards	46,200	61,800	4.00	3.85%	462	618
Stock options	115,500	154,500	10.00	9.09%	430	575
Total	254,100	339,900	22.00%	12.94%	$1,816	$1,961

(1)	The stock-based benefit plan may award a greater number of options and shares, respectively, if the plan is adopted more than 12 months after the completion of the conversion.
(2)	The actual value of restricted stock grants will be determined based on their fair value as of the date grants are made. For purposes of this table, fair value is assumed to be the same as the offering price of $10.00 per share. The fair value of stock options has been estimated at $3.72 per option using the Black-Scholes option pricing model with the following assumptions: a grant-date share price and option exercise price of $10.00; dividend yield of 0%; an expected option life of 7.5 years; a risk-free interest rate of 4.1%; and a volatility rate of 23.1%. The actual expense of stock options granted under a stock-based benefit plan will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted, which may or may not be the Black-Scholes model.
(3)	Represents the dilution of stock ownership interest. No dilution is reflected for the employee stock ownership plan because these shares are assumed to be purchased in the stock offering.

Income Tax Consequences

Mercer Bancorp and Mercer Savings Bank have received an opinion from their counsel, Luse Gorman, PC, regarding the material federal income tax consequences of the conversion, including an opinion that it is more likely than not that the fair market value of the nontransferable subscription rights to purchase the common stock will be zero and, accordingly, no gain or loss will be recognized by depositors or borrowers of Mercer Savings Bank upon the distribution to them of the nontransferable subscription rights to purchase the common stock and no taxable income will be realized by them as a result of the exercise of the nontransferable subscription rights. Mercer Bancorp and Mercer Savings Bank have also received an opinion of S.R. Snodgrass, P.C., referred to as “Snodgrass” throughout this prospectus, tax advisors to Mercer Bancorp and Mercer Savings Bank, regarding the material Ohio state income tax consequences of the conversion. As a general matter, the conversion will not be a taxable transaction for purposes of federal or state income taxes to Mercer Bancorp, Mercer Savings Bank, or persons eligible to subscribe for shares of common stock in the subscription offering. For additional information, see “Taxation.”

Our Contribution of Cash and Shares of Common Stock to the Mercer Savings Charitable Foundation

To further our commitment to our local community, we intend to establish and fund a new charitable foundation, the Mercer Savings Charitable Foundation, as part of the conversion and stock offering. Assuming we receive both regulatory approval and the approval of the members of Mercer Savings Bank, we intend to contribute to the new charitable foundation 50,000 shares of common stock and $100,000 in cash, for an aggregate contribution of $600,000 based on the $10.00 per share purchase price.

The charitable foundation will be dedicated exclusively to supporting charitable causes and community development activities in the communities in which we operate. The contribution of common stock and cash to the charitable foundation will:

•	with respect to the contribution of shares of common stock, dilute the voting interests of purchasers of shares of our common stock in the stock offering; and

•	result in an expense, and a reduction in capital, during the quarter in which the contribution is made, equal to the full amount of the contribution to the charitable foundation, which we expect to be offset in part by a corresponding tax benefit. As a result of the contribution, we expect to record an after-tax expense of approximately $474,000 during the quarter in which the conversion and stock offering is completed.

The amount of common stock that we would offer for sale would be greater if the conversion and stock offering were to be completed without the establishment and funding of the charitable foundation. For a further discussion of the financial impact of the charitable foundation, including its effect on those who purchase shares in the stock offering, see “Risk Factors – Risks Related to the Charitable Foundation – The contribution to the charitable foundation will dilute your ownership interest and adversely affect net income in 2023,” and “Risk Factors – Risks Related to the Charitable Foundation – Our contribution to the charitable foundation may not be tax deductible, which could reduce our profits.”

How You Can Obtain Additional Information – Stock Information Center

Our banking personnel may not, by law, assist with investment-related questions about the stock offering. If you have questions regarding the conversion and stock offering, call our Stock Information Center at [information center number]. The Stock Information Center is accepting telephone calls Monday through Friday between 10:00 a.m. and 5:00 p.m., Eastern time, excluding bank holidays.

RISK FACTORS

You should carefully consider the following risk factors, in addition to all other information in this prospectus, in evaluating an investment in the shares of common stock.

Risks Related to Our Lending Activities

We have a high concentration of loans secured by real estate in our market area. Adverse economic conditions, both generally and in our market area, could adversely affect our financial condition and results of operations.

The significant majority of our loans are secured by properties located in our market area and, as a result, we have a greater risk of loan defaults and losses in the event of an economic downturn in our market area, as adverse economic conditions may have a negative effect on the ability of our borrowers to make timely payments of their loans. Local economic conditions may impact the ability of our borrowers to repay loans and the value of the collateral securing loans. A deterioration in economic conditions as a result of inflation, recessionary conditions or otherwise could have the following consequences, any of which could have a material adverse effect on our business, financial condition, liquidity and results of operations, and could more negatively affect us compared to a financial institution that operates with more geographic diversity:

•	our operating expenses may increase;

•	demand for our products and services may decline;

•	collateral for loans, especially real estate, may decline in value, thereby reducing customers’ future borrowing power, and reducing the value of assets and collateral associated with existing loans;

•	loan delinquencies, problem assets, foreclosures and loan losses may increase and we may be required to increase our allowance for loan losses; and

•	the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to us.

Moreover, a significant decline in general economic conditions caused by inflation, recession, acts of terrorism, civil unrest, an outbreak of hostilities or other international or domestic calamities, an epidemic or pandemic, unemployment or other factors beyond our control could further impact these local economic conditions and could further negatively affect the financial results of our banking operations. In addition, deflationary pressures, while possibly lowering our operating costs, could have a significant negative effect on our borrowers, especially our business borrowers, and the values of underlying collateral securing loans, which could negatively affect our financial performance.

Our agricultural real estate loans involve credit risks that could adversely affect our financial condition and results of operations.

At December 31, 2022, our agricultural real estate loans totaled $31.0 million, or 25.3% of our loan portfolio. We plan to continue to emphasize the origination of these loans, which generally expose us to a greater risk of nonpayment and loss than one- to four-family residential real estate loans, because repayment often depends on the successful operation of the underlying farm and income stream of the borrowers. Additionally, such loans typically involve larger balances to single borrowers or groups of related borrowers. A sudden or prolonged downturn in the economy or agricultural conditions could result in borrowers being unable to repay their loans, thus exposing us to increased credit risk. If we foreclose on an agricultural real estate loan, the marketing and liquidation period to convert the real estate asset to cash can be lengthy with substantial holding costs. In addition, deferred maintenance, repairs and market stigma can result in prospective buyers expecting sale price concessions to offset their real or perceived economic losses for the time it takes them to return the property to profitability. Depending on the individual circumstances, initial charge-offs and subsequent losses on agricultural real estate loans can be unpredictable and substantial.

Our new indirect automobile lending program involves risks that could adversely affect our financial condition and results of operations.

In January 2023, we began implementing an indirect automobile lending program and intend to prudently grow this segment of our loan portfolio. We expect to originate loans for the purchase of new or used automobiles from car dealerships located in western and southeastern Ohio and eastern Indiana. Generally, automobile loans have greater risk of loss or default than one- to four-family residential real estate loans. These loans will typically be secured by automobiles, which depreciate rapidly in value, and may have high loan-to-value ratios. We face the risk that any recovered collateral for a defaulted loan may not provide an adequate source of repayment of the outstanding loan balance. As a result, consumer loan collections are dependent on the borrower’s continuing financial stability and thus are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Furthermore, the application of various federal and state laws, including bankruptcy and insolvency laws, may limit our ability to recover on such loans. Our consumer lending activities are also subject to numerous consumer protection laws and regulations, including fair lending laws. Because indirect automobile loan applications are originated by automobile dealerships, we assume the risk of unsatisfactory origination programs, including any noncompliance with federal, state and local laws, which may affect our business operations, financial condition and results of operations. We also rely on the dealerships to ensure that our security interest in the financed vehicles is perfected.

Because we have only recently implemented our indirect automobile lending program, this segment of our portfolio is unseasoned and without significant payment history. Additionally, there has not yet been a significant period of time over which we can assess the quality of loans referred by particular car dealerships and track individual dealership performance. As a result, it may be difficult to predict the future performance of this part of our loan portfolio. These loans may have delinquency or charge-off levels above our expectations, which could adversely affect our future performance.

Our construction and land loans involve credit risks that could adversely affect our financial condition and results of operations.

At December 31, 2022, construction and land loans totaled $4.2 million, or 3.5% of our loan portfolio. Construction lending involves additional risks when compared with permanent finance lending because funds are advanced upon the security of the project, which is of uncertain value before its completion. Because of the uncertainties inherent in estimating construction costs, as well as the market value of the completed project and the effects of governmental regulation of real property, it is relatively difficult to accurately evaluate the total funds required to complete a project and the related loan-to-value ratio. In addition, generally during the term of a construction loan, interest may be funded by the borrower or disbursed from an interest reserve set aside from the construction loan budget. These loans often involve the disbursement of substantial funds with repayment substantially dependent on the success of the ultimate project and the ability of the borrower to sell or lease the property or obtain permanent take-out financing, rather than the ability of the borrower or guarantor to repay principal and interest. If the appraised value of a completed project proves to be overstated, we may have inadequate security for the repayment of the loan upon completion of construction of the project and may incur a loss. Land loans have substantially similar risks to speculative construction loans.

If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease.

As a lender, we are exposed to the risk that customers will be unable to repay their loans according to their terms and that any collateral securing the payment of their loans may not be sufficient to assure repayment. In determining the amount of our allowance for loan losses, we review our loans and our loss and delinquency experience, and we evaluate economic conditions. We make various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of our loans. If our assumptions or the results of our analyses are incorrect, our allowance for loan losses may not be sufficient to cover losses inherent in our loan portfolio, resulting in additions to our allowance. In addition, our emphasis on loan growth and on increasing our portfolios of commercial real estate and commercial business loans, as well as any future credit deterioration could require us to increase our allowance for loan losses in the future. Material additions to our allowance would materially decrease our net income.

A new credit loss accounting standard, the Current Expected Credit Loss standard (“CECL”), will become effective for Mercer Savings Bank on October 1, 2023. CECL requires financial institutions to determine periodic estimates of lifetime expected credit losses on loans and recognize the expected credit losses as allowances for credit losses. This will change the current method of providing allowances for loan losses that are incurred or probable, which may require us to increase our allowance for credit losses and will require us to greatly increase the types of data we need to collect and review to determine the appropriate level of the allowance for credit losses.

In addition, bank regulators periodically review our allowance for loan losses and, as a result of such reviews, we may be required to increase our provision for loan losses or recognize further loan charge-offs. Any increase in our allowance for loan losses or loan charge-offs may have a material adverse effect on our financial condition and results of operations.

We are subject to environmental liability risk associated with lending activities or properties we own.

A significant portion of our loan portfolio is secured by real estate, and we could become subject to environmental liabilities with respect to one or more of these properties, or with respect to properties that we own in operating our business. During the ordinary course of business, we may foreclose on and take title to properties securing defaulted loans and, in doing so, there is a risk that hazardous or toxic substances could be found on these properties. If hazardous conditions or toxic substances are found on these properties, we may be liable for remediation costs, as well as for personal injury and property damage, civil fines and criminal penalties regardless of when the hazardous conditions or toxic substances first affected any particular property. Environmental laws may require us to incur substantial expenses to address unknown liabilities and may materially reduce the affected property’s value or limit our ability to use or sell the affected property. In addition, future laws or more stringent interpretations or enforcement policies with respect to existing laws may increase our exposure to environmental liability. The remediation costs and any other financial liabilities associated with an environmental hazard could have a material adverse effect on us.

Risks Related to Market Interest Rates

Fluctuations in market interest rates could reduce our profits and asset values.

Net interest income makes up the significant majority of our income and is based on the difference between the interest income that we earn on interest-earning assets, such as loans and securities, and the interest expense that we pay on interest-bearing liabilities, such as deposits and borrowings. Any fluctuations in market interest rates may materially affect our net interest income. Interest rates are highly sensitive to many factors that are beyond our control, including general economic conditions and policies of governmental and regulatory agencies, particularly the Federal Reserve Board. During 2022, in response to accelerated inflation, the Federal Reserve Board implemented monetary tightening policies, resulting in significantly increased interest rates. The Federal Reserve Board has signaled that further tightening may be necessary to control inflation.

A substantial portion of our loans are fixed-rate loans. As of December 31, 2022, we had $53.2 million in fixed-rate loans, representing 43.5% of our loan portfolio. We generally retain the loans that we originate in our portfolio, however, in recent years, we have attempted to sell conforming, fixed-rate residential mortgages with longer terms upon origination, with servicing rights retained, to help limit our interest rate risk exposure and generate fee income. Additionally, variable rates that we may earn on our other interest-earning assets or pay on our interest-bearing liabilities are generally fixed for an initial contractual period of time. Like many savings institutions, our interest-bearing liabilities generally have shorter contractual maturities than our interest-earning assets. This imbalance can create significant earnings volatility as market interest rates change over time. Generally, in a period of rising interest rates, the interest income we earn on our assets may not increase as rapidly as the interest we pay on our liabilities. Rising interest rates may also materially affect demand for our products and services, particularly residential mortgage loans, resulting in fewer loan originations and decreased refinancing activity, and increases in the levels of delinquencies and defaults on loans. Furthermore, an inverted interest rate yield curve, where short-term interest rates (which are usually the rates at which financial institutions borrow funds) are higher than long-term interest rates (which are usually the rates at which financial institutions lend funds for fixed-rate loans) can reduce a financial institution’s net interest margin and create financial risk for financial institutions that originate longer-term, fixed rate mortgage loans. Higher market interest rates and increased competition for deposits may result in higher interest expense, as we may offer higher rates to attract or retain customer deposits. Increases in interest rates may also increase the amount of interest expense we must pay to creditors on short- and long-term debt. Generally, in a period of declining interest rates, the interest income we earn on our assets may decrease more rapidly than the interest we pay on our liabilities, as borrowers prepay and refinance mortgage loans, and mortgage-backed securities and callable investment securities are called, subjecting us to reinvestment risk as we are then required to reinvest those cash flows at lower, current interest rates.

Any substantial, unexpected, prolonged change in market interest rates could have a material adverse effect on our financial condition, liquidity and results of operations. Changes in the level of interest rates also may negatively affect the value of our assets, including the value of our available-for-sale investment securities, which generally decreases when market interest rates rise, and ultimately affect our earnings.

We monitor interest rate risk through the use of simulation models, including estimates of the amounts by which the fair value of our assets and liabilities (our economic value of equity or “EVE”) and our net interest income would change in the event of a range of assumed changes in market interest rates. At December 31, 2022, in the event of an instantaneous 200 basis point increase in interest rates, we estimate that we would have experienced a 13.68% decrease in EVE and a 1.72% decrease in net interest income. At December 31, 2022, in the event of an instantaneous 200 basis point decrease in interest rates, we estimate that we would have experienced a 9.52% decrease in EVE and a 4.24% increase in net interest income. For further discussion of how changes in interest rates could impact us, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Management of Market Risk.”

Risks Related to Laws and Regulations

Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and/or increase our costs of operations.

Mercer Savings Bank is subject to extensive regulation, supervision and examination by the ODFI and the FDIC. Mercer Bancorp will be subject to extensive regulation, supervision and examination by the Federal Reserve Board. Such regulation and supervision govern the activities in which an institution and its holding company may engage and are intended primarily for the protection of the federal deposit insurance fund and the depositors of Mercer Savings Bank, rather than for our stockholders. Regulatory authorities have extensive discretion in their supervisory and enforcement activities, including the imposition of restrictions on our operations, the classification of our assets and determination of the adequacy of the level of our allowance for loan losses. These regulations, along with existing tax, accounting, securities, insurance and monetary laws, rules, standards, policies, and interpretations, control the methods by which financial institutions conduct business, implement strategic initiatives and tax compliance, and govern financial reporting and disclosures. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, legislation or supervisory action, may have a material impact on our operations. Further, changes in accounting standards can be both difficult to predict and involve judgment and discretion in their interpretation by us and our independent accounting firm. These changes could materially impact, potentially even retroactively, how we report our financial condition and results of operations.

Non-compliance with the USA PATRIOT Act, Bank Secrecy Act, or other laws and regulations could result in fines or sanctions.

The USA PATRIOT and Bank Secrecy Acts require financial institutions to develop programs to prevent financial institutions from being used for money laundering and terrorist activities. If such activities are suspected, financial institutions are obligated to file suspicious activity reports with the U.S. Treasury’s Office of Financial Crimes Enforcement Network. These rules require financial institutions to establish procedures for identifying and verifying the identity of customers seeking to open new financial accounts. Failure to comply with these regulations could result in fines or sanctions, including restrictions on pursuing acquisitions or establishing new branches. We have not been subject to fines or other penalties, or suffered business or reputational harm, as a result of money laundering activities in the past. However, the policies and procedures we have adopted that are designed to assist in compliance with these laws and regulations may not be effective in preventing violations of these laws and regulations. Furthermore, these rules and regulations continue to evolve and expand.

Monetary policies and regulations of the Federal Reserve Board could adversely affect our business, financial condition and results of operations.

In addition to being affected by general economic conditions, our earnings and growth are affected by the policies of the Federal Reserve Board. An important function of the Federal Reserve Board is to regulate the money supply and credit conditions. Among the instruments used by the Federal Reserve Board to implement these objectives are open market purchases and sales of U.S. government securities, adjustments of the discount rate and changes in banks’ reserve requirements against bank deposits. These instruments are used in varying combinations to influence overall economic growth and the distribution of credit, bank loans, investments and deposits. Their use also affects interest rates charged on loans or paid on deposits.

The monetary policies and regulations of the Federal Reserve Board have had a significant effect on the operating results of financial institutions in the past and are expected to continue to do so in the future. The effects of such policies upon our business, financial condition and results of operations cannot be predicted.

We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.

Mercer Bancorp qualifies as an “emerging growth company” under the JOBS Act. For as long as it continues to be an emerging growth company, it may choose to take advantage of exemptions from various reporting requirements applicable to public companies that are not available to emerging growth companies, including, but not limited to, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation. As an emerging growth company, Mercer Bancorp also will not be subject to Section 404(b) of the Sarbanes-Oxley Act of 2002, which would require that our independent auditors audit our internal control over financial reporting. In addition, as an emerging growth company, we have elected to take advantage of the extended transition periods for adopting new or revised financial accounting standards until the date they are required to be adopted by private companies (however, if any new or revised financial accounting standards would not apply to private companies, we would not be able to delay their adoption). Accordingly, our financial statements may not be comparable to those of public companies that adopt new or revised financial accounting standards as of an earlier date. Investors may find our common stock less attractive since we have chosen to rely on these exemptions. If some investors find our common stock less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our common stock and the price of our common stock may be more volatile.

We are also a smaller reporting company, and even if we no longer qualify as an emerging growth company, any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to smaller reporting companies could make our common stock less attractive to investors.

In addition to qualifying as an emerging growth company, Mercer Bancorp qualifies as a “smaller reporting company” under the federal securities laws. For as long as it continues to be a smaller reporting company, it may choose to take advantage of exemptions from various reporting requirements applicable to public companies that are not available to companies that are not smaller reporting companies, including, but not limited to, reduced financial disclosure obligations and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. If some investors find our common stock less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our common stock and the price of our common stock may be more volatile.

Risks Related to Economic Conditions

Inflation may have an adverse impact on our business and on our customers.

Inflation risk is the risk that the value of assets or income from investments will be worth less in the future as inflation decreases the value of money. Recently, there have been market indicators of a pronounced rise in inflation and the Federal Reserve Board has raised certain benchmark interest rates in an effort to combat inflation. The Federal Reserve Board has signaled that further increases may be necessary to control inflation. As inflation increases, the value of our investment securities, particularly those with longer maturities, would decrease, although this effect can be less pronounced for floating rate instruments. In addition, inflation increases the cost of goods and services we use in our business operations, which increases our noninterest expenses. Furthermore, our customers are also affected by inflation and the rising costs of goods and services used in their households and businesses, which could have a negative impact on their ability to repay their loans with us.

Risks Related to Competitive Matters

Strong competition within our market area may limit our growth and profitability.

Competition in the banking and financial services industry is intense. We compete with other community banks and savings institutions, commercial banks, mortgage brokerage firms, credit unions, finance companies, mutual funds, insurance companies, brokerage and investment banking firms and unregulated or less regulated non-banking entities. Many of these competitors are substantially larger than us and have substantially greater resources and higher lending limits than we have and offer certain services that we do not or cannot provide. In addition, some of our competitors offer loans with lower interest rates and/or more attractive terms than loans we offer. Competition also makes it increasingly difficult and costly to attract and retain qualified employees. We expect competition to increase in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. Our profitability depends upon our continued ability to successfully compete for business and qualified employees in our market area. The greater resources and deposit and loan products offered by some of our competitors may limit our ability to increase our interest-earning assets. See “Business of Mercer Savings Bank—Competition.”

Our small size makes it more difficult for us to compete.

Our small asset size makes it more difficult to compete with other financial institutions that are larger and can more easily afford to invest in the marketing and technologies needed to attract and retain customers. Because our principal source of income is the net interest income we earn on our loans and investments after deducting interest paid on deposits and other sources of funds, our ability to generate the revenues needed to cover our expenses and finance such investments is limited by the size of our loan and investment portfolios. Accordingly, we are not always able to offer new products and services as quickly as our competitors. Our lower earnings may also make it more difficult to offer competitive salaries and benefits. In addition, our smaller customer base may make it difficult to generate meaningful non-interest income from such activities as securities and insurance brokerage. Finally, as a smaller institution, we are disproportionately affected by the continually increasing costs of compliance with new banking and other regulations.

Risks Related to Strategic and Operational Matters

We may be unable to successfully implement our growth strategies.

Our current growth strategy is multi-faceted. While we intend to continue to focus on one- to four-family residential and agricultural real estate lending in our market area, long-term growth in these types of loans may be limited given that our market area is rural and has a limited population and economy. Additionally, in 2023, we began implementing an indirect automobile lending program and establishing a network of car dealerships to generate indirect automobile loans. We intend to grow this segment of the loan portfolio. We also intend to establish a de novo branch office in our market area during 2024. Any failure by us to effectively implement any one or more of these growth strategies could have negative effects, including a possible decline in the size or the quality of our loan portfolio or a decrease in profitability caused by an increase in operating expenses. If our senior management and lending staff are forced to spend a disproportionate amount of time on these projects, it may distract their attention from operating our business or pursuing other growth opportunities.

We will rely on dividends from Mercer Savings Bank for most of our revenue.

Mercer Bancorp is a separate and distinct legal entity from its subsidiary, Mercer Savings Bank. A substantial portion of our revenue will come from dividends from Mercer Savings Bank. Federal and state laws and regulations limit the amount of dividends that our bank subsidiary may pay to us. Also, our right to participate in a distribution of assets upon a bank subsidiary’s liquidation or reorganization is subject to the prior claims of the subsidiary’s depositors and creditors. In the event Mercer Savings Bank is unable to pay dividends to us, we may not be able to pay obligations, service debt, or repurchase or pay dividends on our common stock.

We face significant operational risks because of our reliance on technology. Our information technology systems may be subject to failure, interruption or security breaches.

Information technology systems are critical to our business. Our business requires us to collect, process, transmit and store significant amounts of confidential information regarding our customers, employees and our own business, operations, plans and business strategies. We use various technology systems to manage our customer relationships, general ledger, securities investments, deposits, and loans. Our computer systems, data management and internal processes, as well as those of third parties, are integral to our performance. Our operational risks include the risk of malfeasance by employees or persons outside our company, errors relating to transaction processing and technology, systems failures or interruptions, breaches of our internal control systems and compliance requirements, and business continuation and disaster recovery. There have been increasing efforts by third parties to breach data security at financial institutions. Such attacks include computer viruses, malicious or destructive code, phishing attacks, denial of service or information or other security breaches that could result in the unauthorized release, gathering, monitoring, misuse, loss or destruction of confidential, proprietary and other information, damages to systems, or other material disruptions to network access or business operations. Although we take protective measures and believe that we have not experienced any of the data breaches described above, the security of our computer systems, software, and networks may be vulnerable to breaches, unauthorized access, misuse, computer viruses, or other malicious code and cyber-attacks that could have an impact on information security. Because the techniques used to cause security breaches change frequently, we may be unable to proactively address these techniques or to implement adequate preventative measures.

If there is a breakdown in our internal control systems, improper operation of systems or improper employee actions, or a breach of our security systems, including if confidential or proprietary information were to be mishandled, misused or lost, we could suffer financial loss, loss of customers and damage to our reputation, and face regulatory action or civil litigation. Any of these events could have a material adverse effect on our financial condition and results of operations. Insurance coverage may not be available for such losses, or where available, such losses may exceed insurance limits.

In addition, we outsource a majority of our data processing requirements to third-party providers. Accordingly, our operations are exposed to risk that these vendors will not perform according to our contractual agreements with them, or we also could be adversely affected if such an agreement is not renewed by the third-party vendor or is renewed on terms less favorable to us. If our third-party providers encounter difficulties, or if we have difficulty communicating with those service providers, our ability to adequately process and account for transactions could be affected, and our business operations could be adversely affected, which could have a material adverse effect on our financial condition and results of operations. Threats to information security also exist in the processing of customer information through various other vendors and their personnel. To our knowledge, the services and programs provided to us by third parties have not experienced any material security breaches. However, the existence of cyber-attacks or security breaches at third parties with access to our data, such as vendors, may not be disclosed to us in a timely manner.

We depend on our management team to implement our business strategy and execute successful operations and we could be harmed by the loss of their services.

We depend on the services of the members of our senior management team who direct our strategy and operations. Our executive officers and lending personnel possess substantial expertise, extensive knowledge of our markets and key business relationships. Our loss of these persons, or our inability to hire and retain additional qualified personnel, could impact our ability to implement our business strategy and could have a material adverse effect on our results of operations and our ability to compete in our markets. See “Management.”

We are a community bank and our ability to maintain our reputation is critical to the success of our business. The failure to do so may materially adversely affect our performance.

We are a community bank, and our reputation is one of the most valuable components of our business. A key factor in implementing our business strategy is our reputation for customer service and knowledge of local markets to expand our presence by capturing new business opportunities from existing and prospective customers in our market area and contiguous areas. Threats to our reputation can come from many sources, including adverse sentiment about financial institutions generally, concerns about environmental, social and governance matters, unethical practices, employee misconduct, failure to deliver minimum standards of service or quality, compliance deficiencies, cybersecurity incidents and questionable or fraudulent activities of our customers. Negative publicity regarding our business, employees, or customers, with or without merit, may result in the loss of customers and employees, costly litigation and increased governmental regulation, all of which could adversely affect our business and operating results.

Our funding sources may prove insufficient to replace deposits at maturity and support our future growth.

We must maintain sufficient funds to respond to the needs of depositors and borrowers. As a part of our liquidity management, we use a number of funding sources in addition to core deposit growth and repayments and maturities of loans and investments. As we continue to grow, we are likely to become more dependent on these sources, which may include Federal Home Loan Bank of Cincinnati advances, federal funds purchased and brokered certificates of deposit. Adverse operating results or changes in industry conditions could lead to difficulty or an inability to access these additional funding sources. Our financial flexibility will be severely constrained if we are unable to maintain our access to funding or if adequate financing is not available to accommodate future growth at acceptable interest rates. If we are required to rely more heavily on more expensive funding sources to support future growth, our revenues may not increase proportionately to cover our costs. In this case, our operating margins and profitability would be adversely affected.

Public health emergencies, like the COVID-19 pandemic, could adversely affect our financial condition and results of operations.

The COVID-19 pandemic caused significant economic dislocation in the United States. Although the domestic and global economies have begun to recover from the COVID-19 pandemic as many health and safety restrictions have been lifted and vaccine distribution has increased, certain adverse consequences of the pandemic may continue to impact the macroeconomic environment and persist for some time, including labor shortages and disruptions of global supply chains. Growth in economic activity and in demand for goods and services, coupled with labor shortages and supply chain disruptions, has also contributed to rising inflationary pressures.

As a result of a public health emergency, including the COVID-19 pandemic, and related adverse local and national consequences, and as a result of governmental, consumer and business responses to any outbreak, we may be subject to the following risks, any of which could have a material, adverse effect on our business, financial condition, liquidity, or results of operations: demand for our products and services may decline; if consumer and business activities are restricted, loan delinquencies, problem assets, and foreclosures may increase, resulting in increased charges and reduced income; collateral for loans, especially real estate, may decline in value, which could increase loan losses; our allowance for loan losses may have to be increased if borrowers experience financial difficulties; cyber security risks may be increased as the result of an increase in the number of employees working remotely; critical services provided by third-party vendors may become unavailable; government responses to the pandemic may affect our workforce, human capital resources and infrastructure; and the Company may experience staffing shortages and unanticipated unavailability or loss of key employees, harming our ability to execute our business strategy. Any one or a combination of the foregoing factors could negatively impact our business, financial condition, results of operations and prospects.

Risks Related to Accounting Matters

Changes in management’s estimates and assumptions may have a material impact on our consolidated financial statements and our financial condition or operating results.

In preparing this prospectus, as well as periodic reports we will be required to file under the Securities Exchange Act of 1934, as amended, upon the completion of the conversion and stock offering, including Mercer Bancorp’s consolidated financial statements, our management is and will be required under applicable rules and regulations to make estimates and assumptions as of a specified date. These estimates and assumptions are based on management’s best estimates and experience as of that date and are subject to substantial risk and uncertainty. Materially different results may occur as circumstances change and additional information becomes known. Areas requiring significant estimates and assumptions by management include our evaluation of the adequacy of our allowance for loan losses, estimation of the fair value of financial instruments, the valuation of other real estate acquired in connection with foreclosure or in satisfaction of loans, valuation allowances associated with the realization of deferred tax assets, and determinations with respect to amounts owed for income taxes.

Changes in accounting standards could affect reported earnings.

The bodies responsible for establishing accounting standards, including the Financial Accounting Standards Board, the Securities and Exchange Commission and other regulatory bodies, periodically change the financial accounting and reporting guidance that governs the preparation of our financial statements. These changes can be hard to predict and can materially impact how we record and report our consolidated financial condition and results of operations. In some cases, we could be required to apply new or revised guidance retroactively.

Other Risks Related to Our Business

Legal and regulatory proceedings and related matters could adversely affect us.

We have been and may in the future become involved in legal and regulatory proceedings. We consider most of the proceedings to be in the normal course of our business or typical for the industry; however, it is inherently difficult to assess the outcome of these matters, and we may not prevail in any proceedings or litigation. There could be substantial costs and management diversion in such litigation and proceedings, and any adverse determination could have a materially adverse effect on our business, reputation, or our financial condition and results of our operations.

Risks Related to the Stock Offering

The future price of our shares of common stock may be less than the $10.00 purchase price per share in the stock offering.

If you purchase shares of common stock in the stock offering, you may not be able to sell them later at or above the $10.00 purchase price. In many cases, shares of common stock issued by newly converted savings institutions or mutual holding companies have traded below the initial offering price. The aggregate purchase price of the shares of common stock sold in the stock offering will be based on an independent appraisal. The independent appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock. The independent appraisal is based on certain estimates, assumptions and projections, all of which are subject to change from time to time. After the shares begin trading, the trading price of our common stock will be determined by the marketplace, and may be influenced by many factors, including prevailing interest rates, the overall performance of the economy, changes in federal tax laws, new regulations, investor perceptions of Mercer Bancorp and the outlook for the financial services industry in general. Price fluctuations in our common stock may be unrelated to our operating performance.

There will be a limited trading market in our common stock, which could hinder your ability to sell our common stock and may lower the market price of the stock.

We have never issued stock and, therefore, there is no current trading market for the shares of common stock. Upon completion of the conversion and stock offering, we expect our common stock will be quoted on the OTCQB Market operated by OTC Markets Group. However, following completion of the conversion, if we meet Nasdaq listing requirements, we will use our best efforts to obtain approval for our shares of common stock to trade on the Nasdaq Stock Market. We expect that our “public float,” which is the total number of our outstanding shares of common stock less the number of shares held by our employee stock ownership plan, our directors and executive officers and the charitable foundation, and which is used as a measure of shares available for trading, will be limited. The development of an active trading market depends on the existence of willing buyers and sellers, which is not within our control or that of any market maker. The number of active buyers and sellers of the shares of common stock at any particular time may be limited. Under such circumstances, you could have difficulty selling your shares of common stock on short notice, and, therefore, you should not view the shares of common stock as a short-term investment. In addition, the limited trading market could also result in a wider spread between the “bid” and “ask” prices for the common stock, which could make it more difficult to sell a large number of shares at one time and could mean a sale of a large number of shares at one time could depress the market price.

Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance.

We intend to contribute between $4.7 million and $6.6 million of the net proceeds of the stock offering (or $7.7 million at the adjusted maximum of the offering range) to Mercer Savings Bank. We may use the remaining net proceeds to invest in short-term investments and for general corporate purposes, including repurchasing shares of our common stock and paying dividends. We also expect to use a portion of the net proceeds we retain to fund a loan to our employee stock ownership plan to purchase shares of common stock in the stock offering. Mercer Savings Bank may use the net proceeds it receives to fund new loans, expand its retail banking franchise by establishing or acquiring new branches or by acquiring other financial institutions or other financial services companies, or for other general corporate purposes. We currently intend to establish a new branch office during 2024. However, except for funding the loan to the employee stock ownership plan and making a cash contribution to the charitable foundation, we have not allocated specific amounts of the net proceeds for any of these purposes, and we will have broad discretion in determining the amount of the net proceeds we apply to different uses and when we apply or reinvest such proceeds. Also, certain of these uses, such as opening new branches or acquiring other financial institutions, may require the approval of our bank regulators. We have not established a timetable for investing the net proceeds, and we cannot predict how long we will require to invest the net proceeds. Our failure to reinvest these funds effectively would reduce our profitability and may adversely affect the value of our common stock.

The cost of additional finance and accounting systems, procedures, compliance and controls in order to satisfy our new public company reporting requirements will increase our expenses.

As a result of the completion of the conversion and stock offering, we will become a public reporting company. We expect that the obligations of being a public company, including the substantial public reporting obligations, will require significant expenditures and place additional demands on our management team. We have made, and will continue to make, changes to our internal controls and procedures for financial reporting and accounting systems to meet our reporting obligations as a stand-alone public company. However, the measures we take may not be sufficient to satisfy our obligations as a public company. The Sarbanes-Oxley Act of 2002 requires annual management assessments of the effectiveness of our internal control over financial reporting, starting with the second annual report that we would expect to file with the Securities and Exchange Commission. Any failure to achieve and maintain an effective internal control environment could have a material adverse effect on our business and stock price. In addition, we may need to hire additional compliance, accounting and financial staff with appropriate public company experience and technical knowledge, and we may not be able to do so in a timely fashion. As a result, we may need to rely on outside consultants to provide these services for us until qualified personnel are hired. These obligations will increase our operating expenses and could divert our management’s attention from our operations.

Our stock-based benefit plans will increase our expenses and reduce our income.

We intend to adopt one or more new stock-based benefit plans after the conversion, subject to stockholder approval, which will increase our annual compensation and benefit expenses related to the stock options and stock awards granted to participants under the new stock-based benefit plans. The actual amount of these new stock-related compensation and benefit expenses will depend on the number of options and stock awards granted under the plans, the fair market value of our stock or options on the date of grant, the vesting period, and other factors which we cannot predict at this time. If we adopt stock-based benefit plans within 12 months following the conversion, the shares of common stock reserved for issuance pursuant to awards of restricted stock and grants of options under such plans would be limited to 4% and 10%, respectively, of the sum of shares of our common stock sold in the stock offering and contributed to the charitable foundation. If we adopt stock-based benefit plans more than 12 months after the completion of the conversion, we may adopt plans that allow for greater amounts of awards and options and, therefore, we could award restricted shares of common stock or grant options in excess of these amounts, which would further increase costs.

In addition, we will recognize expense for our employee stock ownership plan when shares are committed to be released to participants’ accounts, and we will recognize expense for restricted stock awards and stock options over the vesting period of awards made to recipients. The expense in the first year following the conversion and stock offering for our employee stock ownership plan and for our new stock-based benefit plans, assuming such plans had been implemented at the beginning of the year, is estimated to be approximately $180,000 ($142,000 after tax) at the adjusted maximum of the offering range as set forth in the pro forma financial information under “Pro Forma Data,” assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower, depending on the price of our common stock. For further discussion of our proposed stock-based plans, see “Management—Benefits to be Considered Following Completion of the Conversion and Stock Offering.”

The implementation of stock-based benefit plans may dilute your ownership interest. Historically, stockholders have approved these stock-based benefit plans.

We intend to adopt one or more new stock-based benefit plans following the stock offering. These plans may be funded either through open market purchases of our common stock or from the issuance of authorized but unissued shares of common stock. Our ability to repurchase shares of our common stock to fund these plans will be subject to many factors, including applicable regulatory restrictions on stock repurchases, the availability of stock in the market, the trading price of our stock, our capital levels, alternative uses for our capital and our financial performance. Stockholders would experience a 9.09% dilution in ownership interest if newly issued shares of our common stock are used to fund stock options in an amount equal to 10% of the shares sold in the stock offering and contributed to the charitable foundation, and all such stock options are exercised, and a 3.85% dilution in ownership interest if newly issued shares of our common stock are used to fund shares of restricted common stock in an amount equal to 4% of the shares sold in the stock offering and contributed to the charitable foundation. Such dilution would also reduce earnings per share. If we adopt the plans more than 12 months following the conversion, new stock-based benefit plans would not be subject to these size limitations and stockholders could experience even greater dilution.

Although the implementation of new stock-based benefit plans would be subject to stockholder approval, historically, the overwhelming majority of stock-based benefit plans adopted by savings institutions and their holding companies following mutual-to-stock conversions have been approved by stockholders.

We have not determined when we will adopt one or more new stock-based benefit plans. Stock-based benefit plans adopted more than 12 months following the completion of the conversion may exceed regulatory restrictions on the size of stock-based benefit plans adopted within 12 months, which would further increase our costs.

If we adopt stock-based benefit plans more than 12 months following the completion of the conversion, then grants of shares of common stock or stock options under our proposed stock-based benefit plans may exceed 4% and 10%, respectively, of the shares of common stock sold in the stock offering and contributed to the charitable foundation. Stock-based benefit plans that provide for awards in excess of these amounts would increase our costs beyond the amounts estimated in “—Our stock-based benefit plans will increase our expenses and reduce our income.” Stock-based benefit plans that provide for awards in excess of these amounts could also result in dilution to stockholders in excess of that described in “—The implementation of stock-based benefit plans may dilute your ownership interest. Historically, stockholders have approved these stock-based benefit plans.” Although the implementation of stock-based benefit plans would be subject to stockholder approval, the timing of the implementation of such plans will be at the discretion of our board of directors.

Our stock value may be negatively affected by applicable regulations that restrict stock repurchases.

Applicable regulations generally restrict us from repurchasing our shares of common stock during the first year following the completion of the conversion and stock offering. Stock repurchases are a capital management tool that can enhance the value of a company’s stock, and our inability to repurchase our shares of common stock during the first year following the stock offering may negatively affect our stock price.

Various factors may make takeover attempts more difficult to achieve.

Certain provisions of our articles of incorporation and bylaws and federal banking laws, including regulatory approval requirements, could make it more difficult for a third party to acquire control of Mercer Bancorp without our board of directors’ approval. Under regulations applicable to the conversion, for a period of three years following completion of the conversion, no person may offer to acquire or acquire beneficial ownership of more than 10% of our common stock without prior approval of the Federal Reserve Board. Under federal law, subject to certain exemptions, a person, entity or group must notify the Federal Reserve Board and receive the Federal Reserve Board’s non-objection before acquiring control of a bank holding company. There also are provisions in our articles of incorporation and bylaws that we may use to delay or block a takeover attempt, including a provision that prohibits any person from voting more than 10% of our outstanding shares of common stock. Furthermore, our directors and executive officers have indicated their intention to subscribe in the offering for an aggregate of 65,500 shares of common stock, equal to 5.7% of the shares of common stock to be issued in the offering and contributed to our charitable foundation at the minimum of the offering range, and our employee stock ownership plan intends to purchase 8% of the shares of common stock sold in the stock offering and contributed to the charitable foundation, in each case assuming shares are available for their purchase. These shares, plus shares of restricted stock and stock options that we may grant to employees and directors and other factors, may make it more difficult for companies or persons to acquire control of Mercer Bancorp without the consent of our board of directors and management, and may increase the cost of an acquisition. Taken as a whole, these statutory or regulatory provisions and provisions in our articles of incorporation and bylaws could result in our being less attractive to a potential acquirer and therefore could adversely affect the market price of our common stock. For additional information, see “Restrictions on Acquisition of Mercer Bancorp” and “Management – Benefits to be Considered Following Completion of the Conversion and Stock Offering.”

Our articles of incorporation provide that, subject to limited exception, state and federal courts in the State of Maryland are the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, and other employees.

The articles of incorporation of Mercer Bancorp provide that, unless Mercer Bancorp consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Mercer Bancorp, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Mercer Bancorp to Mercer Bancorp or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Maryland General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine will be conducted in a state or federal court located within the State of Maryland, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. This exclusive forum provision does not apply to claims arising under the federal securities laws. This exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum it finds favorable for disputes with Mercer Bancorp and its directors, officers, and other employees or may cause a stockholder to incur additional expense by having to bring a claim in a judicial forum that is distant from where the stockholder resides, or both. In addition, if a court were to find this exclusive forum provision to be inapplicable or unenforceable in a particular action, we may incur additional costs associated with resolving the action in another jurisdiction, which could have a material adverse effect on our financial condition and results of operations.

You may not revoke your decision to purchase Mercer Bancorp common stock in the subscription offering or in any community offering after you send us your order.

Funds submitted or automatic withdrawals authorized in connection with the purchase of shares of common stock in the subscription offering and in any community offering will be held by us until the completion or termination of the conversion and stock offering, including any extension of the expiration date and consummation of a syndicated community offering. Because completion of the conversion and stock offering will be subject to regulatory approvals and an update of the independent appraisal, among other factors, there may be one or more delays in completing the conversion and stock offering. Orders submitted in the subscription offering and in any community offering are irrevocable, and purchasers will have no access to their funds unless the stock offering is terminated, or extended beyond [extended expiration date], or the number of shares to be sold in the stock offering is increased to more than 1,719,250 shares or decreased to fewer than 1,105,000 shares.

The distribution of subscription rights could have adverse income tax consequences.

If the subscription rights granted in connection with the stock offering are deemed to have an ascertainable value, receipt of such rights may be taxable in an amount equal to such value. Whether subscription rights are considered to have ascertainable value is an inherently factual determination. We have received an opinion of counsel that it is more likely than not that such rights have no value; however, such opinion is not binding on the Internal Revenue Service.

Risks Related to the Charitable Foundation

The contribution to the charitable foundation will dilute your ownership interest and adversely affect net income in 2023.

We intend to establish and fund a new charitable foundation in connection with the conversion and stock offering. We intend to contribute $100,000 in cash and 50,000 shares of common stock of Mercer Bancorp, for an aggregate contribution of $600,000 based on the $10.00 per share offering price, to the charitable foundation. The contribution will have an adverse effect on our net income for the quarter and year in which we make the issuance and contribution to the charitable foundation. The after-tax expense of the contribution is expected to reduce net income in the year of the contribution by approximately $474,000.

Our contribution to the charitable foundation may not be tax deductible, which could reduce our profits.

We may not have sufficient profits to be able to fully use the tax deduction from our contribution to the charitable foundation. Under the Internal Revenue Code, an entity is permitted to deduct up to 10% of its taxable income (generally income before federal income taxes and charitable contributions expense) in any one year for charitable contributions. Any contribution in excess of the 10% limit may be deducted for federal income tax purposes over each of the five years following the year in which the charitable contribution is made. Accordingly, a charitable contribution could, if necessary, be deducted over a six-year period and expires thereafter.

SELECTED FINANCIAL AND OTHER DATA OF MERCER SAVINGS BANK

The following tables set forth selected historical financial and other data of Mercer Savings Bank for the periods and at the dates indicated. The information at December 31, 2022 and for the three months ended December 31, 2022 and 2021 is not audited but, in the opinion of management, includes all adjustments necessary for a fair presentation. All of these adjustments are normal and recurring. The results of operations for the three months ended December 31, 2022 are not necessarily indicative of the results of operations that may be expected for the entire year. The information at and for the years ended September 30, 2022 and 2021 is derived in part from, and should be read together with, the audited financial statements and related notes beginning at page F-1 of this prospectus.

	At December 31,	At September 30,
	2022	2022	2021
	(In thousands)
Selected Financial Condition Data:
Total assets	$146,190	$152,883	$147,345
Cash and cash equivalents	7,203	14,377	18,001
Interest-bearing time deposits	100	100	100
Securities available for sale	13,321	12,572	8,585
Securities held to maturity	212	233	339
Loans held for sale	282	—	399
Loans, net of allowance for loan losses	117,830	117,671	112,511
Premises and equipment, net	2,603	2,608	2,416
Federal Home Loan Bank stock	1,390	1,390	1,605
Bank-owned life insurance	1,753	1,742	2,066
Total deposits	127,699	134,759	128,245
Federal Home Loan Bank advances	3,000	3,000	4,000
Total equity	14,526	14,056	14,063

	For the Three Months Ended December 31,		For the Year Ended September 30,
	2022	2021	2022	2021
	(In thousands)
Selected Operating Data:
Interest income	$1,394	$1,106	$4,595	$4,461
Interest expense	56	73	265	402
Net interest income	1,338	1,033	4,330	4,059
Provision for loan losses	—	15	25	180
Net interest income after provision for loan losses	1,338	1,018	4,305	3,879
Noninterest income	127	188	795	656
Noninterest expense	1,060	977	3,963	3,821
Income before income taxes	405	229	1,137	714
Income tax expense	76	50	193	143
Net income	$329	$179	$944	$571

	At or For the Three Months Ended December 31,		At or For the Year Ended September 30,
	2022	2021	2022	2021
Performance Ratios:
Return on average assets (1) (2)	0.88%	0.48%	0.62%	0.39%
Return on average equity (1) (3)	9.29%	5.10%	6.76%	4.15%
Interest rate spread (4)	3.68%	2.84%	2.92%	2.84%
Net interest margin (1) (5)	3.71%	2.88%	2.95%	2.89%
Noninterest expense to average assets (1)	2.84%	2.61%	2.60%	2.60%
Efficiency ratio (6)	72.35%	80.02%	77.33%	81.04%
Average interest-earning assets to average interest-bearing liabilities	122.74%	118.91%	120.53%	119.31%

Capital Ratios:
Average equity to average assets	9.49%	9.39%	9.17%	9.37%
Total capital to risk-weighted assets	16.80%	16.60%	16.60%	16.40%
Tier 1 capital to risk-weighted assets	15.80%	15.50%	15.60%	15.30%
Common equity Tier 1 capital to risk-weighted assets	15.80%	15.50%	15.60%	15.30%
Tier 1 capital to average assets	10.20%	9.30%	9.70%	9.30%

Asset Quality Ratios:
Allowance for loan losses to total loans	0.79%	0.84%	0.81%	0.83%
Allowance for loan losses to non-performing loans	222.45%	926.67%	281.14%	449.77%
Allowance for loan losses to non-accrual loans	222.45%	926.67%	281.14%	449.77%
Net (charge-offs) recoveries to average outstanding loans	(0.02)%	—	—	(0.06)%
Non-accrual loans to total loans	0.35%	0.13%	0.29%	0.19%
Non-performing loans to total loans	0.35%	0.13%	0.29%	0.19%
Non-performing loans to total assets	0.30%	0.07%	0.23%	0.14%
Total non-performing assets to total assets	0.30%	0.07%	0.23%	0.14%

Other:
Number of offices	4	4	4	4
Number of full-time employees	28	31	28	31
Number of part-time employees	2	3	3	3

(1)	Annualized where appropriate.
(2)	Represents net income divided by average total assets.
(3)	Represents net income divided by average equity.
(4)	Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of average interest-bearing liabilities.
(5)	Represents net interest income divided by average interest-earning assets.
(6)	Represents noninterest expense divided by the sum of net interest and dividend income and noninterest income.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “assume,” “plan,” “seek,” “expect,” “will,” “may,” “should,” “indicate,” “would,” “believe,” “contemplate,” “continue,” “target” and words of similar meaning. These forward-looking statements include, but are not limited to:

•	statements of our goals, intentions and expectations;

•	statements regarding our business plans, prospects, growth and operating strategies;

•	statements regarding the asset quality of our loan and investment portfolios; and

•	estimates of our risks and future costs and benefits.

These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. We are under no duty to and do not take any obligation to update any forward-looking statements after the date of this prospectus.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	general economic conditions, either nationally or in our market area, which are worse than expected, including the effects of inflation and monetary policy;

•	changes in the interest rate environment that reduce our margins and yields, the fair value of our financial instruments, or our level of loan originations, or increase the level of defaults, losses and prepayments within our loan portfolio;

•	adverse changes in the securities markets;

•	changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses;

•	our ability to manage market risk, credit risk and operational risk;

•	our ability to access cost-effective funding;

•	fluctuations in real estate values and in the conditions of the residential real estate, commercial real estate, and agricultural real estate markets;

•	demand for loans and deposits in our market area;

•	our ability to implement and change our business strategies;

•	competition among depository and other financial institutions;

•	changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees, capital requirements and insurance premiums;

•	changes in the quality or composition of our loan or investment portfolios;

•	technological changes that may be more difficult or expensive than expected;

•	the inability of third-party providers to perform as expected;

•	a failure or breach of our operational or information security systems or infrastructure, including cyberattacks;

•	our ability to enter new markets successfully and capitalize on growth opportunities;

•	changes in consumer spending, borrowing and savings habits;

•	changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission or the Public Company Accounting Oversight Board;

•	our ability to retain key employees;

•	changes in the financial condition, results of operations or future prospects of issuers of securities that we own; and

•	public health emergencies, including the COVID-19 pandemic.

Because of these and a wide variety of other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. See “Risk Factors” beginning on page 13.

HOW WE INTEND TO USE THE PROCEEDS FROM THE STOCK OFFERING

Although we cannot determine what the actual net proceeds from the sale of the shares of common stock in the stock offering will be until the stock offering is completed, we anticipate that the net proceeds will be between $9.3 million and $13.2 million, or $15.4 million if the offering range is increased by 15%.

We intend to distribute the net proceeds as follows:

	Based Upon the Sale at $10.00 Per Share of:
	1,105,000 Shares		1,300,000 Shares		1,495,000 Shares		1,719,250 Shares (1)
	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds
	(Dollars in thousands)
Offering proceeds	$11,050		$13,000		$14,950		$17,193
Less: offering expenses	(1,750)		(1,750)		(1,750)		(1,750)
Net offering proceeds (2)	$9,300	100.0%	$11,250	100.0%	$13,200	100.0%	$15,443	100.0%

Distribution of net proceeds:
To Mercer Savings Bank	$(4,650)	50.0%	$(5,625)	50.0%	$(6,600)	50.0%	$(7,722)	50.0%
To fund cash contribution to charitable foundation	(100)	(1.1)%	(100)	(0.9)%	(100)	(0.8)%	(100)	(0.7)%
To fund loan to employee stock ownership plan	(924)	(9.9)%	(1,080)	(9.6)%	(1,236)	(9.4)%	(1,415)	(9.2)%
Retained by Mercer Bancorp	$3,626	39.0%	$4,445	39.5%	$5,264	39.9%	$6,206	40.2%

(1)	As adjusted to give effect to an increase in the number of shares, which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the stock offering.
(2)	Assumes that all shares of common stock are sold in the subscription offering and any community offering.

Payments for shares of common stock made through withdrawals from deposit accounts at Mercer Savings Bank will not result in the receipt of new funds for investment but will reduce Mercer Savings Bank’s deposits. The net proceeds may vary because total offering expenses may be more or less than our estimates. For example, our expenses would increase if there were a syndicated community offering to sell shares of common stock not purchased in the subscription offering and any community offering.

Mercer Bancorp intends to loan funds to the employee stock ownership plan to purchase shares of common stock in the stock offering. It may also use the proceeds it retains from the stock offering:

•	to repurchase shares of our common stock, in compliance with applicable regulatory requirements;

•	to pay cash dividends to stockholders, if declared by our board of directors;

•	to invest in securities consistent with our investment policy; and

•	for other general corporate purposes.

Except for the loan to the employee stock ownership plan and the cash contribution to the charitable foundation, Mercer Bancorp has not quantified its plans for use of the net proceeds of the stock offering for each of the foregoing purposes. Initially, we intend to invest a substantial portion of the net proceeds in investment grade securities, including securities issued by U.S. Government agencies and mortgage-backed securities issued by U.S. Government agencies and U.S. Government-sponsored enterprises.

See “Our Dividend Policy” for a discussion of our expected dividend policy. Under applicable federal regulations, we may not repurchase shares of our common stock during the first year following the completion of the conversion and stock offering, except when extraordinary circumstances exist and with prior regulatory approval, or except to fund management recognition plans (which would require notification to the FDIC) or tax-qualified employee stock benefit plans.

Mercer Savings Bank will receive a capital contribution from Mercer Bancorp equal to at least 50% of the net offering proceeds.

Mercer Savings Bank may use the net proceeds it receives from the stock offering:

•	to fund new loans;

•	to enhance existing products and services;

•	to expand its banking franchise by establishing new branches or by acquiring other financial institutions or branches thereof as opportunities arise – we currently intend to establish a fifth branch office during 2024; we do not currently have any understandings or agreements regarding any acquisitions;

•	to invest in securities consistent with our investment policy; and

•	for other general corporate purposes.

Mercer Savings Bank has not quantified its plans for use of the net proceeds of the stock offering for each of the foregoing purposes. Initially, a substantial portion of the net proceeds will be invested in securities issued by U.S. Government agencies and mortgage-backed securities issued by U.S. Government agencies and U.S. Government-sponsored enterprises. The use of the proceeds outlined above may change based on many factors, including, but not limited to, changes in interest rates, equity markets, laws and regulations affecting the financial services industry, our relative position in the financial services industry, the attractiveness of opportunities to expand our operations through acquisitions or establishing or acquiring branches, our ability to receive regulatory approval for any such expansion activities, and overall market conditions.

We expect our return on equity to decrease upon the completion of the conversion and stock offering until we are able to reinvest effectively the additional capital raised in the stock offering. See “Risk Factors – Risks Related to the Stock Offering – Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance.”

OUR DIVIDEND POLICY

Following completion of the conversion and stock offering, our board of directors will have the authority to declare dividends on our shares of common stock, subject to statutory and regulatory requirements. However, no decision has been made with respect to the payment of dividends. In determining whether to pay a cash dividend and the amount of such cash dividend, the board of directors is expected to take into account a number of factors, including capital requirements, our financial condition and results of operations, other uses of funds for the long-term value of stockholders, tax considerations, statutory and regulatory limitations and general economic conditions. No assurances can be given that any dividends will be paid or that, if paid, will not be reduced or eliminated in the future. Special cash dividends, stock dividends or returns of capital, to the extent permitted by regulations and policies of the Federal Reserve Board, ODFI and FDIC, may be paid in addition to, or in lieu of, regular cash dividends.

Mercer Bancorp expects to file a consolidated federal income tax return with Mercer Savings Bank. Accordingly, it is anticipated that any cash distributions that we make to our stockholders would be treated as cash dividends and not as a non-taxable return of capital for federal and state income tax purposes. Additionally, pursuant to applicable regulations, during the three-year period following the stock offering, we will not take any action to declare an extraordinary dividend to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.

Mercer Bancorp’s articles of incorporation authorize the issuance of preferred stock. If we issue preferred stock, the holders thereof may have a priority over the holders of our shares of common stock with respect to the payment of dividends. For a further discussion concerning the payment of dividends on our shares of common stock, see “Description of Capital Stock of Mercer Bancorp – Common Stock.” Any dividends we may declare and pay will depend, in part, upon receipt of dividends from Mercer Savings Bank, because dividends from Mercer Savings Bank will be our primary source of income. Applicable regulations impose limitations on dividends and other capital distributions by savings institutions like Mercer Savings Bank. See “Regulation and Supervision.”

Any payment of dividends by Mercer Savings Bank to Mercer Bancorp that would be deemed to be drawn out of Mercer Savings Bank’s bad debt reserves, if any, would require Mercer Savings Bank to pay taxes at the then-current tax rate on the amount of earnings deemed to be removed from the reserves for such distribution. Mercer Savings Bank does not intend to make any distribution to us that would create such a federal tax liability. See “Taxation.”

MARKET FOR THE COMMON STOCK

Mercer Bancorp is a newly formed company and has never issued capital stock. Mercer Savings Bank, as a mutual institution, is not authorized to issue capital stock. Mercer Bancorp expects that that its common stock will be quoted on the OTCQB Market operated by OTC Markets Group upon the completion of the conversion and stock offering. However, following completion of the conversion, if we meet Nasdaq listing requirements, we will use our best efforts to obtain approval for our shares of common stock to trade on the Nasdaq Stock Market.

The development of an active trading market depends on the existence of willing buyers and sellers, which is not within our control or that of any market maker. The number of active buyers and sellers of the shares of common stock at any particular time may be limited. Furthermore, we cannot assure you that, if you purchase shares of common stock, you will be able to sell them at or above $10.00 per share purchase price. Purchasers of common stock in this stock offering should have long-term investment intent and should recognize that there will be a limited trading market in the common stock. This may make it difficult to sell the common stock after the stock offering and may have an adverse impact on the price at which the common stock can be sold.

HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

At December 31, 2022, Mercer Savings Bank was classified as “well capitalized” for regulatory capital purposes. The table below sets forth the historical equity capital and regulatory capital of Mercer Savings Bank at December 31, 2022, and the pro forma equity capital and regulatory capital of Mercer Savings Bank after giving effect to the sale of shares of common stock at $10.00 per share, all compared to levels required to be considered “well capitalized.” See “How We Intend to Use the Proceeds from the Offering.”

	Mercer Savings Bank Historical at		Pro Forma at December 31, 2022, Based Upon the Sale in the Offering of: (1)
	December 31, 2022		1,105,000 Shares		1,300,000 Shares		1,495,000 Shares		1,719,250 Shares (2)
	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets
	(Dollars in thousands)
Equity	$14,526	9.9%	$17,790	11.9%	$18,531	12.3%	$19,272	12.8%	$20,125	13.3%

Tier 1 leverage capital (3)(4)	$15,181	10.2%	$18,445	12.1%	$19,186	12.5%	$19,927	12.9%	$20,780	13.4%
Tier 1 leverage requirement	7,473	5.0	7,637	5.0	7,674	5.0	7,711	5.0	7,753	5.0
Excess	$7,708	5.2%	$10,808	7.0%	$11,512	7.5%	$12,216	7.9%	$13,027	8.4%

Tier 1 risk-based capital (3)(4)	$15,181	15.8%	$18,445	19.1%	$19,186	19.8%	$19,927	20.5%	$20,780	21.4%
Tier 1 risk-based requirement	7,673	8.0	7,725	8.0	7,737	8.0	7,749	8.0	7,762	8.0
Excess	$7,508	7.8%	$10,720	11.1%	$11,449	11.8%	$12,178	12.5%	$13,018	13.4%

Total risk-based capital (3)(4)	$16,142	16.8%	$19,406	20.0%	$20,147	20.8%	$20,888	21.5%	$21,741	22.4%
Total risk-based requirement	9,591	10.0	9,656	10.0	9,671	10.0	9,686	10.0	9,703	10.0
Excess	$6,551	6.8%	$9,750	10.0%	$10,476	10.8%	$11,202	11.5%	$12,038	12.4%

Common equity tier 1 risk-based capital (3)(4)	$15,181	15.8%	$18,445	19.1%	$19,186	19.8%	$19,927	20.5%	$20,780	21.4%
Common equity tier 1 risk-based requirement	6,234	6.5	6,278	6.5	6,286	6.5	6,296	6.5	6,307	6.5
Excess	$8,974	9.3%	$12,168	12.6%	$12,900	13.3%	$13,631	14.0%	$14,473	14.9%

Reconciliation of capital infused into Mercer Savings Bank:
Net proceeds contributed to Mercer Savings Bank			$4,650		$5,625		$6,600		$7,722
Less: Common stock acquired by employee stock ownership plan			(924)		(1,080)		(1,236)		(1,415)
Less: Common stock acquired by stock-based benefit plan			(462)		(540)		(618)		(708)
Pro forma increase			$3,264		$4,005		$4,746		$5,599

(1)	Pro forma capital levels assume that the employee stock ownership plan purchases 8% of the shares of common stock sold in the stock offering and contributed to the charitable foundation with funds we lend and that our stock-based benefit plan purchases 4% of the shares sold in the offering and contributed to the charitable foundation for restricted stock awards. Pro forma capital calculated under generally accepted accounting principles (“GAAP”) and regulatory capital have been reduced by the amount required to fund these plans. See “Management” for a discussion of the employee stock ownership plan.
(2)	As adjusted to give effect to an increase in the number of shares, which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.
(3)	Tier 1 leverage capital levels are shown as a percentage of total average assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.
(4)	Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk weighting.

CAPITALIZATION

The following table presents the historical capitalization of Mercer Savings Bank at December 31, 2022 and the pro forma consolidated capitalization of Mercer Bancorp at the same date after giving effect to the conversion and stock offering, based upon the assumptions set forth under the section entitled “Pro Forma Data.”

	Mercer Savings Bank at	Mercer Bancorp Pro Forma at December 31, 2022 Based on the Sale in the Stock Offering at $10.00 per Share of:
	December 31, 2022	1,105,000 Shares	1,300,000 Shares	1,495,000 Shares	1,719,250 Shares (1)
	(Dollars in thousands, except per share amounts)
Deposits (2)	$127,699	$127,699	$127,699	$127,699	$127,699
Borrowings	3,000	3,000	3,000	3,000	3,000
Total deposits and borrowings	$130,699	$130,699	$130,699	$130,699	$130,699

Stockholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized	$—	$—	$—	$—	$—
Common stock, $0.01 par value, 9,000,000 shares authorized; shares to be issued as shown (3)	—	12	14	15	18
Additional paid-in capital (4)	—	9,788	11,736	13,685	15,925
Retained earnings (5)	15,288	15,288	15,288	15,288	15,288
Accumulated other comprehensive loss	(763)	(763)	(763)	(763)	(763)

Less:
Cash contribution to charitable foundation (after-tax)	—	79	79	79	79
Stock contribution to charitable foundation (after-tax)	—	395	395	395	395
Common stock held by employee stock ownership plan (6)	—	924	1,080	1,236	1,415
Common stock to be acquired by stock-based benefit plan (7)	—	462	540	618	708
Total stockholders’ equity	$14,526	$22,465	$24,181	$25,897	$27,871

Pro Forma Shares Outstanding:
Shares sold in stock offering	—	1,105,000	1,300,000	1,495,000	1,719,250
Shares contributed to charitable foundation	—	50,000	50,000	50,000	50,000

Total stockholders’ equity as a percentage of total assets (2)	9.9%	14.6%	15.5%	16.4%	17.5%
Tangible equity as a percentage of tangible assets (2)	9.9%	14.6%	15.5%	16.4%	17.5%

(1)	As adjusted to give effect to an increase in the number of shares of common stock that could occur due to a 15% increase in the offering range to reflect demand for shares or changes in market conditions following the commencement of the subscription and community offerings.
(2)	Does not reflect withdrawals from deposit accounts for the purchase of shares of common stock in the conversion and stock offering. These withdrawals would reduce pro forma deposits and assets by the amount of the withdrawals.
(3)	No effect has been given to the issuance of additional shares of Mercer Bancorp common stock pursuant to the exercise of options under a stock-based benefit plan. If the plan is implemented within the first year after the closing of the stock offering, an amount up to 10% of the shares of Mercer Bancorp common stock sold in the stock offering and contributed to the charitable foundation will be reserved for issuance upon the exercise of options under the plan.
(4)	On a pro forma basis, common stock and additional paid-in capital have been revised to reflect the number of shares of Mercer Bancorp common stock to be outstanding.
(5)	The retained earnings of Mercer Savings Bank will be substantially restricted after the conversion and stock offering. See “The Conversion and Stock Offering – Liquidation Rights” and “Regulation and Supervision.”
(6)	Assumes that 8% of the shares sold in the stock offering and contributed to the charitable foundation will be acquired by the employee stock ownership plan and will be financed by a loan from Mercer Bancorp. The loan will be repaid principally from Mercer Savings Bank’s contributions to the employee stock ownership plan. Since Mercer Bancorp will lend the funds to the employee stock ownership plan, this debt will be eliminated through consolidation and no liability will be reflected on Mercer Bancorp’s consolidated financial statements. Accordingly, the amount of shares of common stock acquired by the employee stock ownership plan is shown in this table as a reduction of total stockholders’ equity.
(7)	If approved by Mercer Bancorp’s stockholders, a stock-based benefit plan may purchase an aggregate number of shares of common stock equal to 4% of the shares sold in the stock offering and contributed to the charitable foundation (or possibly a greater number of shares if the plan is implemented more than one year after completion of the conversion and stock offering, or a lesser number if Mercer Savings Bank were to have a Tier 1 leverage ratio of less than 10.0% within one year of the completion of the conversion and stock offering). Stockholder approval of the stock-based benefit plan, and purchases by the plan, may not occur earlier than six months after the completion of the conversion and stock offering. The shares may be acquired directly from Mercer Bancorp or through open market purchases. The funds to be used by the stock-based benefit plans to purchase the shares will be provided by Mercer Bancorp. Assumes a number of shares of common stock equal to 4% of the shares of common stock sold in the stock offering and contributed to the charitable foundation for grant under a stock-based benefit plan will be purchased in the open market by Mercer Bancorp. The dollar amount of common stock to be purchased is based on the $10.00 per share subscription price in the stock offering and represents unearned compensation. This amount does not reflect possible increases or decreases in the value of common stock relative to the subscription price in the stock offering. As Mercer Bancorp accrues compensation expense to reflect the vesting of shares pursuant to the stock-based benefit plan, the credit to equity will be offset by a charge to noninterest expense.

PRO FORMA DATA

The following tables summarize historical data of Mercer Savings Bank and pro forma data of Mercer Bancorp at and for the three months ended December 31, 2022 and the year ended September 30, 2022. This information is based on assumptions set forth below and in the tables, and should not be used as a basis for projections of market value of the shares of common stock following the conversion and stock offering.

The net proceeds in the tables are based upon the following assumptions:

•	all shares of common stock will be sold in the subscription offering;

•	our employee stock ownership plan will purchase 8% of the shares of common stock sold in the stock offering and contributed to the charitable foundation, funded by a loan from Mercer Bancorp. The loan will be repaid in substantially equal payments of principal and interest (at the prime interest rate, adjusted annually) over a period of 15 years;

•	Mercer Bancorp will contribute $100,000 in cash to the charitable foundation; and

•	estimated expenses of the stock offering, including fees and expenses to be paid to Performance Trust, are $1.75 million.

Pro forma earnings on net proceeds have been calculated assuming the stock has been sold at the beginning of the period and the net proceeds have been invested at a yield of 5.00% for the three months ended December 31, 2022 and 4.05% for the year ended September 30, 2022, which is the yield on the one-year U.S. Treasury Note rate at those dates. In light of current market interest rates, we consider this rate to reflect the pro forma reinvestment rate more accurately than the arithmetic average of the weighted average yield earned on our interest-earning assets and the weighted average rate paid on our deposits, which is the reinvestment rate generally required by applicable regulations. The pro forma after-tax yield on the net offering proceeds is assumed to be 3.95% for the three months ended December 31, 2022 and 3.20% for the year ended September 30, 2022, based on an effective tax rate of 21.0%.

We calculated historical and pro forma per share amounts by dividing historical and pro forma amounts of consolidated net income and stockholders’ equity by the indicated number of shares of common stock. We adjusted the earnings figures to give effect to the shares of common stock purchased by the employee stock ownership plan. We computed per share amounts for each period as if the shares of common stock were outstanding at the beginning of each period, but we did not adjust per share historical or pro forma stockholders’ equity to reflect the earnings on the estimated net proceeds.

The pro forma tables give effect to the implementation of a stock-based benefit plan. Subject to the receipt of stockholder approval, we have assumed that the stock-based benefit plan will acquire for restricted stock awards a number of shares of common stock equal to 4% of our outstanding shares of common stock at the same price for which they were sold in the stock offering. We assume that shares of common stock are granted under the plan in awards that vest over a five-year period.

We have also assumed that the stock-based benefit plan will grant options to acquire shares of common stock equal to 10% of our outstanding shares of common stock. In preparing the tables below, we assumed that stockholder approval was obtained, that the exercise price of the stock options and the market price of the stock at the date of grant were $10.00 per share and that the stock options have a term of ten years and vested over five years. We applied the Black-Scholes option pricing model to estimate a grant-date fair value of $3.72 for each option. In addition to the terms of the options described above, the Black-Scholes option pricing model assumed an estimated volatility rate of 23.1% for the shares of common stock, a dividend yield of 0%, an expected option life of 7.5years and a risk-free interest rate of 4.1%.

We may reserve shares for the exercise of stock options and the grant of stock awards under a stock-based benefit plan in excess of 10% and 4%, respectively, of our total outstanding shares if the stock-based benefit plan is adopted more than one year following the stock offering. In addition, we may grant options and award shares that vest more rapidly than over a five-year period if the stock-based benefit plan is adopted more than one year following the stock offering.

As discussed under “How We Intend to Use the Proceeds from the Stock Offering,” Mercer Bancorp intends to contribute to Mercer Savings Bank 50% of the net offering proceeds and retain the remainder of the net offering proceeds. Mercer Bancorp will use a portion of the net offering proceeds it retains for the purpose of making a loan to the employee stock ownership plan and to contribute $100,000 in cash to the charitable foundation, and retain the remainder of the net offering proceeds for future use.

The pro forma table does not give effect to: (i) withdrawals from deposit accounts for the purpose of purchasing shares of common stock in the stock offering; (ii) Mercer Bancorp’s results of operations after the conversion and stock offering; or (iii) changes in the market price of the shares of common stock after the conversion and stock offering.

The following pro forma information may not represent the financial effects of the stock offering at the date on which the stock offering actually occurs and you should not use the table to indicate future results of operations. Pro forma stockholders’ equity represents the difference between the stated amount of our assets and liabilities, computed according to GAAP. We did not increase or decrease stockholders’ equity to reflect the difference between the carrying value of loans and other assets and their market value. Pro forma stockholders’ equity is not intended to represent the fair market value of the shares of common stock and may be different than the amounts that would be available for distribution to stockholders if we liquidated. Pro forma stockholders’ equity does not give effect to the impact of intangible assets, bad debt reserve or the liquidation account we will establish in the conversion in the unlikely event we are liquidated.

	At or for the Three Months Ended December 31, 2022 Based on the Sale at $10.00 Per Share of:
	1,105,000 Shares	1,300,000 Shares	1,495,000 Shares	1,719,250 Shares (1)
	(Dollars in thousands, except per share amounts)
Gross offering proceeds	$11,050	$13,000	$14,950	$17,193
Plus: Market value of common stock contributed to charitable foundation	500	500	500	500
Pro forma market capitalization	11,550	13,500	15,450	17,693

Gross offering proceeds	$11,050	$13,000	$14,950	$17,193
Less: Estimated expenses	(1,750)	(1,750)	(1,750)	(1,750)
Estimated net proceeds	9,300	11,250	13,200	15,443
Less: Cash contribution to charitable foundation	(100)	(100)	(100)	(100)
Less: Common stock acquired by ESOP (2)	(924)	(1,080)	(1,236)	(1,415)
Less: Common stock acquired by stock-based benefit plans (3)(4)	(462)	(540)	(618)	(708)
Estimated net proceeds	$7,814	$9,530	$11,246	$13,220

For the Three Months Ended December 31, 2022
Consolidated net income:
Historical (annualized)	$1,314	$1,314	$1,314	$1,314
Pro forma adjustments (annualized):
Income on adjusted net proceeds	309	376	444	522
Employee stock ownership plan (2)	(49)	(57)	(65)	(75)
Stock awards (3)	(73)	(85)	(98)	(112)
Stock options (4)	(86)	(100)	(115)	(132)
Pro forma net income (annualized)	$1,415	$1,448	$1,480	$1,517

Income per share:
Historical (annualized)	$1.23	$1.05	$0.92	$0.80
Pro forma adjustments:
Income on adjusted net proceeds	0.29	0.30	0.31	0.32
Employee stock ownership plan (2)	(0.05)	(0.05)	(0.05)	(0.05)
Stock awards (3)	(0.07)	(0.07)	(0.07)	(0.07)
Stock options (4)	(0.08)	(0.08)	(0.08)	(0.08)
Pro forma earnings per share (annualized)	$1.32	$1.16	$1.04	$0.93

Offering price to pro forma net earnings per share	7.8x	8.62x	9.62x	10.75x
Number of shares used in earnings per share calculations	1,068,760	1,249,200	1,429,640	1,637,146

At December 31, 2022
Stockholders’ equity:
Historical	$14,526	$14,526	$14,526	$14,526
Estimated net proceeds	9,300	11,250	13,200	15,443
Common stock contributed to charitable foundation	500	500	500	500
Less: After-tax cost of contribution to charitable foundation	(474)	(474)	(474)	(474)
Less: Common stock acquired by employee stock ownership plan (2)	(924)	(1,080)	(1,236)	(1,415)
Less: Common stock acquired by stock-based benefit plans (3)(4)	(462)	(540)	(618)	(708)
Pro forma stockholders’ equity (5)	$22,466	$24,182	$25,898	$27,872
Pro forma tangible stockholders’ equity (5)	$22,466	$24,182	$25,898	$27,872

Stockholders’ equity per share:
Historical	$12.58	$10.76	$9.40	$8.21
Estimated net proceeds	8.05	8.33	8.54	8.73
Common stock contributed to charitable foundation	0.43	0.37	0.32	0.28
Less: After-tax cost of contribution to charitable foundation	(0.41)	(0.35)	(0.31)	(0.27)
Less: Common stock acquired by employee stock ownership plan(2)	(0.80)	(0.80)	(0.80)	(0.80)
Less: Common stock acquired by stock-based benefit plans (3)(4)	(0.40)	(0.40)	(0.40)	(0.40)
Pro forma stockholders’ equity per share (5)	$19.45	$17.91	$16.76	$15.75
Pro forma tangible stockholders’ equity per share (5)	$19.45	$17.91	$16.76	$15.75
Offering price as percentage of pro forma stockholders’ equity per share	51.4%	55.8%	59.7%	63.5%
Offering price as percentage of pro forma tangible stockholders’ equity per share	51.4%	55.8%	59.7%	63.5%
Number of shares outstanding for pro forma book value per share calculations	1,155,000	1,350,000	1,545,000	1,769,250

(Footnotes begin on second following page)

	At or for the Year Ended September 30, 2022 Based on the Sale at $10.00 Per Share of:
	1,105,000 Shares	1,300,000 Shares	1,495,000 Shares	1,719,250 Shares (1)
	(Dollars in thousands, except per share amounts)
Gross offering proceeds	$11,050	$13,000	$14,950	$17,193
Plus: Market value of common stock contributed to charitable foundation	500	500	500	500
Pro forma market capitalization	11,550	13,500	15,450	17,693

Gross offering proceeds	$11,050	$13,000	$14,950	$17,193
Less: Estimated expenses	(1,750)	(1,750)	(1,750)	(1,750)
Estimated net proceeds	9,300	11,250	13,200	15,443
Less: Cash contribution to charitable foundation	(100)	(100)	(100)	(100)
Less: Common stock acquired by ESOP (2)	(924)	(1,080)	(1,236)	(1,415)
Less: Common stock acquired by stock-based benefit plans (3)(4)	(462)	(540)	(618)	(708)
Estimated net proceeds	$7,814	$9,530	$11,246	$13,220

For the Year Ended September 30, 2022
Consolidated net income:
Historical	$944	$944	$944	$944
Pro forma adjustments:
Income on adjusted net proceeds	250	305	360	423
Employee stock ownership plan (2)	(49)	(57)	(65)	(75)
Stock awards (3)	(73)	(85)	(98)	(112)
Stock options (4)	(86)	(100)	(115)	(132)
Pro forma net income	$986	$1,007	$1,026	$1,048

Income per share:
Historical	$0.88	$0.76	$0.66	$0.58
Pro forma adjustments:
Income on adjusted net proceeds	0.23	0.24	0.25	0.26
Employee stock ownership plan (2)	(0.05)	(0.05)	(0.05)	(0.05)
Stock awards (3)	(0.07)	(0.07)	(0.07)	(0.07)
Stock options (4)	(0.08)	(0.08)	(0.08)	(0.08)
Pro forma earnings per share	$0.92	$0.81	$0.72	$0.64

Offering price to pro forma net earnings per share	10.87x	12.35x	13.89x	15.63x
Number of shares used in earnings per share calculations	1,068,760	1,249,200	1,429,640	1,637,146

At September 30, 2022
Stockholders’ equity:
Historical	$14,056	$14,056	$14,056	$14,056
Estimated net proceeds	9,300	11,250	13,200	15,443
Common stock contributed to charitable foundation	500	500	500	500
Less: After-tax cost of contribution to charitable foundation	(474)	(474)	(474)	(474)
Less: Common stock acquired by employee stock ownership plan (2)	(924)	(1,080)	(1,236)	(1,415)
Less: Common stock acquired by stock-based benefit plans (3)(4)	(462)	(540)	(618)	(708)
Pro forma stockholders’ equity (5)	$21,996	$23,712	$25,428	$27,402
Pro forma tangible stockholders’ equity (5)	$21,996	$23,712	$25,428	$27,402

Stockholders’ equity per share:
Historical	$12.17	$10.41	$9.10	$7.94
Estimated net proceeds	8.05	8.33	8.54	8.73
Common stock contributed to charitable foundation	0.43	0.37	0.32	0.28
Less: After-tax cost of contribution to charitable foundation	(0.41)	(0.35)	(0.31)	(0.27)
Less: Common stock acquired by employee stock ownership plan (2)	(0.80)	(0.80)	(0.80)	(0.80)
Less: Common stock acquired by stock-based benefit plans (3)(4)	(0.40)	(0.40)	(0.40)	(0.40)
Pro forma stockholders’ equity per share (5)	$19.04	$17.56	$16.46	$15.49
Pro forma tangible stockholders’ equity per share (5)	$19.04	$17.56	$16.46	$15.49
Offering price as percentage of pro forma stockholders’ equity per share	52.5%	56.9%	60.8%	64.6%
Offering price as percentage of pro forma tangible stockholders’ equity per share	52.5%	56.9%	60.8%	64.6%
Number of shares outstanding for pro forma book value per share calculations	1,155,000	1,350,000	1,545,000	1,769,250

(Footnotes begin on following page)

(1)	As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the stock offering.

(2)	Assumes that 8% of shares of common stock sold in the stock offering and contributed to the charitable foundation will be purchased by the employee stock ownership plan. For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from Mercer Bancorp. Mercer Savings Bank intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt. Mercer Savings Bank’s total annual payments on the employee stock ownership plan debt are based upon 15 equal annual installments of principal and interest. Financial Accounting Standards Board Accounting Standards Codification 718-40, “Employers’ Accounting for Employee Stock Ownership Plans” (“ASC 718-40”) requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that the shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by Mercer Savings Bank, the fair value of the common stock remains equal to the subscription price and the employee stock ownership plan expense reflects an effective tax rate of 21%. The unallocated shares are reflected as a reduction of stockholders’ equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income for the three months ended December 31, 2022 assumes that 6,160, 7,200, 8,240 and 9,436 shares were committed to be released during the period at the minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively. The pro forma net income for the year ended September 30, 2022 assumes that 6,160, 7,200, 8,240 and 9,436 shares were committed to be released during the period at the minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively. According to ASC 718-40, only the shares committed to be released during the period were considered outstanding for purposes of income per share calculations.

(3)	If approved by Mercer Bancorp’s stockholders, a stock-based benefit plan may purchase an aggregate number of shares of common stock equal to 4% of the shares sold in the stock offering and contributed to the charitable foundation (or possibly a greater number of shares if the plan is implemented more than one year after completion of the conversion and stock offering, or a lesser number if Mercer Savings Bank were to have a Tier 1 leverage ratio of less than 10.0% within one year of the completion of the conversion and stock offering). Stockholder approval of the stock-based benefit plan, and purchases by the plan, may not occur earlier than six months after the completion of the conversion and stock offering. The shares may be acquired directly from Mercer Bancorp or through open market purchases. The funds to be used by the stock-based benefit plans to purchase the shares will be provided by Mercer Bancorp. The table assumes that (i) the stock-based benefit plan acquires the shares through open market purchases at $10.00 per share, (ii) 20% of the amount contributed to the stock-based benefit plan is amortized as an expense during the period, and (iii) the stock-based benefit plan expense reflects an effective tax rate of 21%. Assuming stockholder approval of the stock-based benefit plan and that shares of common stock equal to 4% of the shares sold in the stock offering and contributed to the charitable foundation are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 3.85%.

(4)	If approved by Mercer Bancorp’s stockholders, a stock-based benefit plan may grant options to acquire an aggregate number of shares of common stock equal to 10% of the shares to be sold in the stock offering and contributed to the charitable foundation (or possibly a greater number of shares if the plan is implemented more than one year after completion of the conversion and stock offering). Stockholder approval of the stock-based benefit plan may not occur earlier than six months after the completion of the conversion and stock offering. In calculating the pro forma effect of the stock options to be granted under a stock-based benefit plan, it is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were $10.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model was $3.72 for each option, and the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options. The actual expense of the stock options to be granted under the stock-based benefit plan will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted. Under the above assumptions, the adoption of the stock-based benefit plan will result in no additional shares under the treasury stock method for purposes of calculating earnings per share. There can be no assurance that the actual exercise price of the stock options will be equal to the $10.00 price per share. If a portion of the shares to satisfy the exercise of options under the stock-based benefit plans is obtained from the issuance of authorized but unissued shares, our net income per share and stockholders’ equity per share would decrease. Assuming stockholder approval of the stock-based benefit plan and that shares of common stock used to fund stock options (equal to 10% of the shares sold in the stock offering and contributed to the charitable foundation) are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 9.09%.

(5)	The retained earnings of Mercer Savings Bank will be substantially restricted after the conversion. See “Our Dividend Policy,” “The Conversion and Stock Offering – Liquidation Rights” and “Regulation and Supervision.” The number of shares used to calculate pro forma stockholders’ equity per share is equal to the total number of shares to be outstanding upon completion of the conversion and stock offering.

COMPARISON OF VALUATION AND PRO FORMA

INFORMATION WITH AND WITHOUT THE

CHARITABLE FOUNDATION

As reflected in the table below, at the minimum, midpoint, maximum, and adjusted maximum of the valuation range, our pro forma market capitalization is $11.6 million, $13.5 million, $15.5 million and $17.7 million, respectively, with the charitable foundation, compared to $11.1 million, $13.0 million, $15.0 million and $17.2 million, respectively, without the charitable foundation. There is no assurance that if the charitable foundation were not formed, the appraisal prepared at that time would conclude that our pro forma market value would be the same as that estimated in the table below. Any appraisal prepared at that time would be based on the facts and circumstances existing at that time, including, among other things, market and economic conditions.

For comparative purposes only, set forth below are certain pricing ratios, financial data and ratios at and for the three months ended December 31, 2022, at the minimum, midpoint, maximum, and adjusted maximum of the offering range, assuming the conversion and stock offering was completed at the beginning of the period, with and without the charitable foundation.

	Minimum of Offering Range		Midpoint of Offering Range		Maximum of Offering Range		Adjusted Maximum of Offering Range
	With Foundation	Without Foundation	With Foundation	Without Foundation	With Foundation	Without Foundation	With Foundation	Without Foundation

	(Dollars in thousands, except per share amounts)
Estimated offering amount	$11,050	$11,050	$13,000	$13,000	$14,950	$14,950	$17,193	$17,193
Pro forma market capitalization	11,550	11,050	13,500	13,000	15,450	14,950	17,693	17,193
Pro forma total assets	154,130	154,164	155,846	155,880	157,562	157,596	159,536	159,570
Pro forma total liabilities	131,664	131,716	131,664	131,664	131,664	131,664	131,664	131,664
Pro forma stockholders’ equity	22,466	22,500	24,182	24,216	25,898	25,932	27,872	27,906
Pro forma net income (1)	1,415	1,430	1,448	1,463	1,480	1,497	1,517	1,543
Pro forma stockholders’ equity per share	$19.45	$20.36	$17.91	$18.63	$16.76	$17.35	$15.75	$16.23
Pro forma net income per share	$1.32	$1.40	$1.16	$1.22	$1.04	$1.08	$0.93	$0.96

Pro forma pricing ratios:
Offering price as a percentage of pro forma stockholders’ equity per share	51.40%	49.10%	55.80%	53.70%	59.70%	57.60%	63.50%	61.60%
Offering price to pro forma net income per share	7.58%	7.14%	8.62%	8.20%	9.62%	9.26%	10.75%	10.42%
Offering price to pro forma assets per share	7.50%	7.20%	8.70%	8.30%	9.80%	9.50%	11.10%	10.80%

Pro forma financial ratios:
Return on assets	0.92%	0.93%	0.93%	0.94%	0.94%	0.95%	0.95%	0.96%
Return on equity	6.30%	6.36%	5.99%	6.04%	5.71%	5.77%	5.44%	5.50%
Equity to assets	14.58%	14.59%	15.52%	15.54%	16.44%	16.45%	17.47%	17.49%

(footnote on following page)

(1)	The following table shows the estimated after-tax expense associated with the contribution to the charitable foundation, as well as pro forma net income, pro forma net income per share, pro forma income on assets and pro forma income on stockholders’ equity assuming the contribution to the charitable foundation was expensed during the three months ended December 31, 2022 (dollars in thousands).

	Minimum of Offering Range		Midpoint of Offering Range		Maximum of Offering Range		Adjusted Maximum of Offering Range
After-tax expense of stock and cash contribution to charitable foundation	$474		$474		$474		$474
Pro forma net income	$941		$974		$1,006		$1,043
Pro forma net income per share	$0.85		$0.75		$0.67		$0.61

Offering price to pro forma net income per share	11.74	x	13.35	x	14.86	x	16.48	x
Pro forma income as a percentage of assets	0.61%		0.62%		0.65%		0.66%
Pro forma income as a percentage of stockholders’ equity	50.2%		54.7%		58.7%		62.7%

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This discussion and analysis reflects our financial statements and other relevant statistical data, and is intended to enhance your understanding of our financial condition and results of operations. The information in this section has been derived from the financial statements, which appear beginning on page F-1 of this prospectus. You should read the information in this section in conjunction with the business and financial information regarding Mercer Bancorp provided in this prospectus.

Overview

After the completion of the conversion and stock offering, Mercer Bancorp will conduct its operations primarily through Mercer Savings Bank. We consider our primary market area for loan originations and deposit gathering to be Mercer and Darke Counties in western Ohio and contiguous areas, including Adams and Jay Counties in eastern Indiana. Mercer Savings Bank operates four branch offices in rural communities in western Ohio. We also intend to establish a fifth branch office during 2024 in Adams or Jay County in eastern Indiana, where we are an active lender. In addition to our branch network, we offer online and mobile banking.

Mercer Savings Bank’s business consists primarily of taking deposits from the general public and investing those deposits, together with funds generated from operations and borrowings, in one- to four-family residential mortgage loans and agricultural real estate loans secured by properties located in our primary market area. To a lesser extent, we also originate multifamily real estate loans, commercial real estate loans, construction and land loans, home equity lines of credit, commercial and industrial loans, and consumer loans. We also invest in securities, which have historically consisted primarily of mortgage-backed securities and obligations issued by U.S. government sponsored enterprises, state and municipal securities. Following the conversion and stock offering, we intend to continue to seek to expand our residential real estate and agricultural real estate portfolios. Additionally, in January 2023, we began implementing an indirect automobile lending program. Our management team has experience with indirect automobile lending, and we intend to prudently grow that segment of the loan portfolio. We offer a variety of deposit accounts including checking accounts, savings accounts and certificates of deposit. Our primary source of funding is core deposits. We also utilize advances from the Federal Home Loan Bank of Cincinnati and brokered deposits for liquidity and asset/liability management purposes, and may attempt to attract municipal deposits to a lesser extent.

Our results of operations depend primarily on our net interest income. Net interest income is the difference between the interest income we earn on our interest-earning assets and the interest we pay on our interest-bearing liabilities. Our results of operations also are affected by our provisions for loan losses, non-interest income and non-interest expense. Non-interest income currently consists primarily of service charges on deposit accounts, gains on sales of loans, and income from bank owned life insurance. Non-interest expense currently consists primarily of expenses related to employee compensation and benefits, data processing expense, occupancy and equipment expense, check, ATM, credit card processing and network fees, director compensation and benefits, professional services fees, and other expenses.

Our results of operations may also be affected significantly by general and local economic and competitive conditions, changes in inflation, market interest rates, governmental policies and actions of regulatory authorities. Mercer Savings Bank is subject to comprehensive regulation and examination by the ODFI and the FDIC.

Business Strategy

Our principal objective is to build long-term value for our stockholders by operating a profitable community-oriented financial institution dedicated to meeting the banking needs of our customers. Highlights of our current business strategy include:

•	Continue to focus on originating one- to four-family residential mortgage loans and agricultural real estate loans for retention in our loan portfolio. We are primarily a residential mortgage lender for borrowers in our primary market area. At December 31, 2022, $76.6 million, or 62.6% of our total loan portfolio, consisted of residential mortgage loans. Additionally, given the rural economy of our market area, agricultural real estate loans also comprise a significant portion of our loan portfolio. At December 31, 2022, $31.0 million, or 25.3% of our total loan portfolio, consisted of agricultural real estate loans. We have significant experience in these areas and expect that residential mortgage and agricultural real estate lending will remain our primary lending activities following the conversion and stock offering.

•	Grow and diversify our loan portfolio prudently by implementing an indirect automobile lending program and enhance fee income through the pooling and sale of such loans. Although we intend to continue our historical focus on the origination of residential mortgage and agricultural real estate loans, in January 2023, we began implementing an indirect automobile lending program. We intend to prudently increase our originations of consumer automobile loans in order to diversify our loan portfolio, increase yield and manage interest rate risk. We also intend to pool and sell to investors some of the automobile loans that we originate to enhance fee income. We expect to originate indirect automobile loans from car dealerships located in western and southeastern Ohio and eastern Indiana.

Our management team has experience with indirect automobile lending. Our President and Chief Executive Officer, Barry Parmiter, previously oversaw a similar, successful program at another community bank in Ohio. Our Senior Vice President of Indirect Lending, Ryan Moorman, has five years’ experience in indirect automobile lending, having led the development of an automobile dealership lending network at the same community bank in Ohio.

Indirect automobile loans have a different risk profile than one- to four-family residential mortgages and other types of loans. See “Risk Factors – Risks Related to Our Lending Activities – Our new indirect automobile lending program involves risks that could adversely affect our financial condition and results of operations” and “Business of Mercer Savings Bank – Loan Underwriting Risks.”

•	Maintain our strong asset quality through conservative loan underwriting. We intend to maintain strong asset quality through what we believe are our conservative underwriting standards and credit monitoring processes. At December 31, 2022, our nonperforming loans totaled $432,000, or 0.35% of total loans.

•	Continue efforts to gain deposit market share and grow our low-cost “core” deposit base. We consider our core deposits to include savings accounts, money market accounts, other savings deposits and checking accounts. Core deposits provide a stable source of funds to support loan growth at costs consistent with improving our interest rate spread and net interest margin. We will continue our efforts to increase our core deposits through customer service, products and services offered, and customer accessibility via both traditional branches and digital platforms. Core deposits totaled $104.6 million, or 81.9% of total deposits, at December 31, 2022.

•	Expand our market area and access to customers through organic growth and de novo branching, while also considering opportunistic acquisitions. We intend to grow our balance sheet organically on a managed basis, and the capital we are raising in the stock offering will enable us to increase our lending and investment capacity. In addition to organic growth, we may also consider expansion opportunities in our market area or in contiguous markets that we believe would enhance both our franchise value and stockholder returns. These opportunities may include establishing new (“de novo”) branch offices or acquiring other financial institutions or branch offices. The capital we are raising in the stock offering would help us fund any such opportunities that may arise. Specifically, we intend to establish a fifth branch office during 2024 in Adams or Jay County in eastern Indiana, where we are an active lender. We believe this de novo branch will expand our access to customers and core deposits in that part of our market area. We do not currently have any understandings or agreements regarding any acquisitions.

We expect these strategies to guide our investment of the net proceeds of the stock offering. We intend to continue to pursue these business strategies after the conversion and stock offering, subject to changes necessitated by future market conditions, regulatory restrictions and other factors.

Anticipated Increase in Noninterest Expense

Following the completion of the conversion and stock offering, our noninterest expense is expected to increase because of the increased costs associated with operating as a public company, including the expected hiring of additional accounting and lending personnel, and the increased compensation expenses associated with the purchase of shares of common stock by our employee stock ownership plan and the possible implementation of a stock-based benefit plan, if approved by our stockholders, no earlier than six months after the completion of the conversion and stock offering. See “Summary – Benefits to Management and Potential Dilution to Stockholders Resulting from the Conversion and Stock Offering;” “Risk Factors – Risks Related to the Stock Offering – Our stock-based benefit plans will increase our expenses and reduce our income;” and “Management – Benefits to be Considered Following Completion of the Conversion and Stock Offering.”

Critical Accounting Policies

The discussion and analysis of the financial condition and results of operations are based on our financial statements, which are prepared in conformity with generally accepted accounting principles used in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions affecting the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and the reported amounts of income and expenses. We consider the accounting policies discussed below to be critical accounting policies. The estimates and assumptions that we use are based on historical experience and various other factors and are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions, resulting in a change that could have a material impact on the carrying value of our assets and liabilities and our results of operations.

The Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) contains provisions that, among other things, reduce certain reporting requirements for qualifying public companies. As an “emerging growth company” we may delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. We intend to take advantage of the benefits of this extended transition period. Accordingly, our financial statements may not be comparable to companies that comply with such new or revised accounting standards.

The following represent our critical accounting policies:

Allowance for Loan Losses. The allowance for loan losses is the estimated amount considered necessary to cover inherent, but unconfirmed, credit losses in the loan portfolio at the balance sheet date. The allowance is established through the provision for losses on loans which is charged against income. In determining the allowance for loan losses, management makes significant estimates and has identified this policy as one of our most critical accounting policies.

Management performs a quarterly evaluation of the allowance for loan losses. Consideration is given to a variety of factors in establishing this estimate including, but not limited to, current economic conditions, delinquency statistics, geographic and industry concentrations, the adequacy of the underlying collateral, the financial strength of the borrower, results of internal loan reviews and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant change.

The analysis has two components, specific and general allowances. The specific percentage allowance is for unconfirmed losses related to loans that are determined to be impaired. Impairment is measured by determining the present value of expected future cash flows or, for collateral-dependent loans, the fair value of the collateral adjusted for market conditions and selling expenses. If the fair value of the loan is less than the loan’s carrying value, a charge is recorded for the difference. The general allowance, which is for loans reviewed collectively, is determined by segregating the remaining loans by type of loan, risk weighting (if applicable) and payment history. We also analyze historical loss experience, delinquency trends, general economic conditions and geographic and industry concentrations. This analysis establishes historical loss percentages and qualitative factors that are applied to the loan groups to determine the amount of the allowance for loan losses necessary for loans that are reviewed collectively. The qualitative component is critical in determining the allowance for loan losses as certain trends may indicate the need for changes to the allowance for loan losses based on factors beyond the historical loss history. Not incorporating a qualitative component could misstate the allowance for loan losses. Actual loan losses may be significantly more than the allowances we have established which could result in a material negative effect on our financial results.

Our allowance for loan losses as a percent of total loans decreased from 0.83% at September 30, 2021 to 0.81% at September 30, 2022, which primarily reflects the impact of the growth in certain segments of our loan portfolio, as well as our consideration of the economic conditions affecting the qualitative factors used in the determination of the allowance for loan losses as they evolved over that period from the impact of inflationary pressures and economic conditions, among other considerations. From September 30, 2021 to September 30, 2022, changes to qualitative factors to reflect slowing growth trends in certain portfolio segments resulted in a decrease in the amount allocated for residential mortgages and commercial mortgages of $154,000 and $54,000, respectively. Increased risk related to trends in the levels of delinquencies for the same period only partially offset changes related to portfolio production.

A new credit loss accounting standard, the Current Expected Credit Loss standard (“CECL”), will become effective for Mercer Savings Bank on October 1, 2023. CECL requires financial institutions to determine periodic estimates of lifetime expected credit losses on loans and recognize the expected credit losses as allowances for credit losses. This will change the current method of providing allowances for loan losses that are incurred or probable, which may require us to increase our allowance for credit losses and will require us to greatly increase the types of data we need to collect and review to determine the appropriate level of the allowance for credit losses.

Deferred Tax Assets. We use the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when it is more likely than not that some portion of the deferred tax asset will not be realized. We exercise significant judgment in evaluating the amount and timing of recognition of the resulting tax liabilities and assets. These judgments require us to make projections of future taxable income. The judgments and estimates we make in determining our deferred tax assets, which are inherently subjective, are reviewed on a continual basis as regulatory and business factors change. Determining the proper valuation allowance for deferred taxes is critical in properly valuing the deferred tax asset and the related recognition of income tax expense or benefit. Any reduction in estimated future taxable income may require us to record a valuation allowance against our deferred tax assets.

Fair Value Measurements. The fair value of a financial instrument is defined as the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Mercer Savings Bank estimates the fair value of a financial instrument and any related asset impairment using a variety of valuation methods. Where financial instruments are actively traded and have quoted market prices, quoted market prices are used for fair value. When the financial instruments are not actively traded, other observable market inputs, such as quoted prices of securities with similar characteristics, may be used, if available, to determine fair value. When observable market prices do not exist, Mercer Savings Bank estimates fair value. These estimates are subjective in nature and imprecision in estimating these factors can impact the amount of gain or loss recorded. A more detailed description of the fair values measured at each level of the fair value hierarchy and the methodology utilized by Mercer Savings Bank can be found in Note 12 of the Financial Statements, “Disclosures About Fair Value of Assets and Liabilities.”

Average Balance Sheets

The following tables set forth average balance sheets, average yields and costs, and certain other information at the dates and for the periods indicated. No tax-equivalent yield adjustments have been made, as the effects would be immaterial. Average yields include the effect of net deferred fee income, discounts and premiums that are amortized or accreted to interest income or interest expense. Average balances are calculated using monthly average balances. Non-accrual loans are included in the computation of average balances only. Average loan balances include loans held for sale.

	At December 31.	For the Three Months Ended December 31,
	2022	2022			2021
	Weighted- Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
		(Dollars in thousands)
Interest-earning assets:
Loans (1)	4.09%	$118,826	$1,222	4.11%	$114,461	$1,072	3.75%
Taxable securities	1.51%	10,366	41	1.58%	7,644	14	0.73%
Tax-exempt securities	2.83%	4,047	25	2.47%	1,881	9	1.91%
Interest-earning deposits and other	4.18%	10,834	106	3.91%	19,713	11	0.22%
Total interest-earning assets	3.87%	144,073	1,394	3.87%	143,699	1,106	3.08%
Noninterest-earning assets		6,193			6,883
Allowance for loan losses		(972)			(965)
Total assets		$149,294			$149,617

Interest-bearing liabilities:
Interest-bearing demand deposits	0.05%	$44,897	3	0.03%	$44,408	4	0.04%
Savings deposits	0.05%	45,272	8	0.07%	42,356	7	0.07%
Certificates of deposit	0.78%	24,208	38	0.63%	30,078	53	0.70%
Total interest-bearing deposits	0.20%	114,377	49	0.17%	116,842	64	0.22%
Federal Home Loan Bank advances	0.95%	3,000	7	0.93%	4,000	9	0.90%
Total interest-bearing liabilities	0.22%	117,377	56	0.19%	120,842	73	0.24%
Noninterest-bearing demand deposits		16,655			13,453
Other noninterest-bearing liabilities		1,094			1,273
Total liabilities		135,126			135,568
Equity		14,168			14,049
Total liabilities and equity		$149,294			$149,617
Net interest income			$1,338			$1,033
Net interest rate spread (2)	3.65%			3.68%			2.84%
Net interest-earning assets (3)		$26,696			$22,857
Net interest margin (4)				3.71%			2.88%
Average interest-earning assets to interest-bearing liabilities		122.74%			118.91%

(footnotes on following page)

	At September 30.	For the Year Ended September 30,
	2022	2022			2021
	Weighted- Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
		(Dollars in thousands)
Interest-earning assets:
Loans (1)	3.94%	$114,595	$4,322	3.77%	$110,023	$4,343	3.95%
Taxable securities	1.50%	9,190	67	0.73%	5,762	60	1.04%
Tax-exempt securities	2.22%	2,548	53	2.08%	1,072	22	2.05%
Interest-earning deposits and other	3.06%	20,266	153	0.75%	23,429	36	0.15%
Total interest-earning assets	3.64%	146,599	4,595	3.13%	140,286	4,461	3.18%
Noninterest-earning assets		6,514			7,311
Allowance for loan losses		(977)			(904)
Total assets		$152,136			$146,693

Interest-bearing liabilities:
Interest-bearing demand deposits	0.05%	$45,854	14	0.03%	$41,916	15	0.04%
Savings deposits	0.05%	44,129	30	0.07%	38,427	32	0.08%
Certificates of deposit	0.68%	28,181	189	0.67%	32,774	316	0.96%
Total interest-bearing deposits	0.20%	118,164	233	0.20%	113,117	363	0.32%
Federal Home Loan Bank advances	0.95%	3,462	32	0.92%	4,462	39	0.87%
Total interest-bearing liabilities	0.22%	121,626	265	0.22%	117,579	402	0.34%
Noninterest-bearing demand deposits		15,540			14,105
Other noninterest-bearing liabilities		1,014			1,260
Total liabilities		138,180			132,944
Equity		13,956			13,749
Total liabilities and equity		$152,136			$146,693
Net interest income			$4,330			$4,059
Net interest rate spread (2)	3.42%			2.92%			2.84%
Net interest-earning assets (3)		$24,973			$22,707
Net interest margin (4)				2.95%			2.89%
Average interest-earning assets to interest-bearing liabilities		120.53%			119.31%

(1)	Net deferred fee income included in interest earned on loans totaled $18,000 and $31,000 for the three months ended December 31, 2022 and 2021, respectively, and $110,000 and $157,000 for the year ended September 30, 2022 and 2021, respectively.

(2)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.

(3)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(4)	Net interest margin represents net interest income divided by average total interest-earning assets.

Rate/Volume Analysis

The following table presents the effects of changing rates and volumes on our net interest income for the periods indicated. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The total column represents the sum of the prior columns. For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately based on the changes due to rate and the changes due to volume. There were no out-of-period items or adjustments required to be excluded from the table below.

	Three Months Ended December 31, 2022 vs. 2021			Year Ended September 30, 2022 vs. 2021
	Increase (Decrease) Due to		Total Increase	Increase (Decrease) Due to		Total Increase
	Volume	Rate	(Decrease)	Volume	Rate	(Decrease)

	(In thousands)
Interest-earning assets:
Loans	$42	$108	$150	$176	$(197)	$(21)
Taxable securities	6	21	27	29	(22)	7
Tax exempt-securities	12	4	16	30	1	31
Interest-earning deposits and other	(3)	98	95	(6)	123	117
Total interest-earning assets	57	231	288	229	(95)	134

Interest-bearing liabilities:
Interest-bearing demand deposits	–	(1)	(1)	1	(2)	(1)
Savings deposits	1	–	1	5	(7)	(2)
Certificates of deposit	(9)	(6)	(15)	(40)	(87)	(127)
Total interest-bearing deposits	(8)	(7)	(15)	(34)	(96)	(130)
Federal Home Loan Bank Advances	(2)	–	(2)	(9)	2	(7)
Total interest-bearing liabilities	(10)	(7)	(17)	(43)	(94)	(137)

Change in net interest income	$67	$238	$305	$272	$(1)	$271

Comparison of Financial Condition at December 31, 2022 and September 30, 2022

Total Assets. Total assets were $146.2 million at December 31, 2022, a decrease of $6.7 million, or 4.4%, from $152.9 million at September 30, 2022. The decrease was primarily comprised of a decrease in cash and cash equivalents of $7.2 million, which was partially offset by an increase in investment securities available for sale of $749,000 and an increase in loans and loans held for sale of $441,000.

Cash and Cash Equivalents. Cash and cash equivalents decreased by $7.2 million, or 49.9%, to $7.2 million at December 31, 2022 from $14.4 million at September 30, 2022. The decrease was due primarily to a decrease in deposits during the three-month period and the increase in investment securities and an increase in loans during the three months ended December 31, 2022.

Investment Securities. Investment securities increased $728,000, or 5.7%, to $13.5 million at December 31, 2022, from $12.7 million at September 30, 2022. During the three-month period ended December 31, 2022, securities purchases of $1.3 million were partially offset by sales, calls, maturities and repayments of $700,000.

Net Loans. Net loans increased by $160,000, or 0.1%, to $117.8 million at December 31, 2022 from $117.7 million at September 30, 2022. During the three months ended December 31, 2022, loan originations totaled $5.4 million, comprised primarily of $3.3 million secured by agricultural real estate, $908,000 of construction loans, $807,000 of loans secured by one- to four-family residential real estate and $299,000 of home equity line of credit loans.

During the three months ended December 31, 2022, agricultural real estate loans increased $2.5 million, or 8.7%, to a total of $31.0 million at December 31, 2022 and construction and land loans increased $618,000, or 17.1%, to $4.2 million at December 31, 2022, while residential real estate loans decreased $1.7 million, or 2.2%, to $76.6 million at December 31, 2022, from $78.3 million at September 30, 2022. Changes in loan balances reflect our strategic focus on originating one- to four-family residential mortgage loans and agricultural real estate loans amid strong competition for such loans in our market area.

Deposits. Deposits decreased by $7.1 million, or 5.2%, to $127.7 million at December 31, 2022 from $134.8 million at September 30, 2022. Core deposits decreased $4.9 million, or 4.5%, to $104.6 million at December 31, 2022 from $109.5 million at September 30, 2022. Certificates of deposit decreased $2.2 million, or 8.6%, to $23.1 million at December 31, 2022 from $25.3 million at September 30, 2022. The decrease in certificates of deposit was primarily the result of an outflow of brokered deposits. The decrease in core deposits was due to migration to higher rate alternatives at investment brokerages, as well as normal seasonal declines in transactional accounts.

During the three months ended December 31, 2022, management continued its strategy of pursuing growth in demand accounts and other lower cost core deposits, in part by enhancing products and services offered and increased marketing. Management intends to continue its efforts to increase core deposits, with an emphasis on growth in consumer and business demand deposits, and may attempt to attract municipal deposits to a lesser extent. We anticipate a possible increase in the cost of deposits due to the current rising interest rate environment.

Total Equity. Total equity increased $469,000, or 3.3%, to $14.5 million at December 31, 2022 from $14.1 million at September 30, 2022. The increase resulted from net income of $329,000 during the three months ended December 31, 2022 and a $141,000 increase in accumulated other comprehensive income.

Comparison of Operating Results for the Three Months Ended December 31, 2022 and 2021

General. We recorded net income for the three months ended December 31, 2022 of $329,000, an increase of $149,000, or 83.2%, compared to net income of $179,000 for the three months ended December 31, 2021. The increase in net income was primarily due to a $305,000 increase in net interest income and a $15,000 decrease in the provision for loan losses, which were partially offset by a $61,000 decrease in noninterest income, an $84,000 increase in noninterest expenses and a $26,000 decrease in income taxes.

Interest Income. Interest income increased $288,000, or 26.1%, to $1.4 million for the three months ended December 31, 2022, compared to the three months ended December 31, 2021. This increase was attributable to a $150,000, or 13.9%, increase in interest on loans, a $44,000, or 193.7%, increase in interest on investment securities and a $95,000, or 905.1%, increase in interest on interest-bearing deposits and other assets.

The average balance of loans increased by $4.4 million, or 3.8%, during the three months ended December 31, 2022 over the average balance for the three months ended December 31, 2021, while the average yield on loans increased by 36 basis points to 4.11% for the three months ended December 31, 2022 from 3.75% for the three months ended December 31, 2021. The increase in average yield on loans was due to the overall increase in interest rates in the economy.

The average balance of investment securities increased $4.9 million to $14.4 million for the three months ended December 31, 2022 from $9.5 million for the three months ended December 31, 2021, while the average yield on investment securities increased by 86 basis points to 1.83% for the three months ended December 31, 2022 from 0.97% for the three months ended December 31, 2021. The increase in average yields on securities was due primarily to the increasing interest rate environment.

The average balance of interest-earning deposits and other interest-earning assets, comprised primarily of certificates of deposit in other financial institutions, overnight deposits and stock in the Federal Home Loan Bank, decreased $8.9 million, or 45.0%, for the three months ended December 31, 2022, compared to the same period in 2021, which was partially offset by an increase in the average yield of 369 basis points, to 3.91% for the three months ended December 31, 2022 from 0.22% for the three months ended December 31, 2021. The increase in average yield reflected the increases in interest rates in the economy.

Interest Expense. Total interest expense decreased $17,000, or 23.1%, to $56,000 for the three months ended December 31, 2022, from $73,000 for the three months ended December 31, 2021. The decrease was primarily due to a decrease of five basis points in the average cost of interest-bearing deposits to 0.17% for the three months ended December 31, 2022 from 0.22% for the three months ended December 31, 2021, and a decrease of $2.5 million, or 2.1%, in the average balance of interest-bearing deposits to $114.4 million for the three months ended December 31, 2022 from $116.8 million for the three months ended December 31, 2021.

Interest expense on borrowings decreased $2,000, or 20.6%, for the three months ended December 31, 2022, compared to the three months ended December 31, 2021. The decrease was due to a $1.0 million decrease in the average balance outstanding, to $3.0 million for the three months ended December 31, 2022 from $4.0 million for the same period in 2021, which was partially offset by a three basis point increase in the weighted-average rate, to 0.93% for the three months ended December 31, 2022.

Net Interest Income. Net interest income increased $305,000, or 29.5%, to $1.3 million for the three months ended December 31, 2022, compared to $1.0 million for the three months ended December 31, 2021. The increase reflected an increase in the interest rate spread to 3.68% for the three months ended December 31, 2022 from 2.84% for the three months ended December 31, 2021 and an increase in average net interest earning assets of $3.8 million period to period. Our net interest margin increased to 3.71% for the three months ended December 31, 2022 from 2.88% for the three months ended December 31, 2021. The interest rate spread and net interest margin were impacted by a series of market interest rate increases during 2022.

Provision for Loan Losses. Based on an analysis of the factors described in “Critical Accounting Policies—Allowance for Loan Losses,” management concluded that a provision for loan losses was not required for the three months ended December 31, 2022, a decrease of $15,000 compared to the three months ended December 31, 2021. The allowance for loan losses was $961,000 and $973,000 at December 31, 2022 and 2021, respectively, and represented 0.79% of total loans at December 31, 2022, and 0.84% of total loans at December 31, 2021. The determination regarding the adequacy of the allowance for loan losses was due primarily to the low balances of nonperforming loans, delinquent loans and net charge-offs in both periods.

Total nonperforming loans were $432,000 at December 31, 2022, compared to $213,000 at December 31, 2021. Classified loans totaled $793,000 at December 31, 2022, compared to $213,000 at December 31, 2021, and total loans past due greater than 30 days were $1.4 million and $821,000 at those respective dates. As a percentage of nonperforming loans, the allowance for loan losses was 222.5% at December 31, 2022 compared to 926.7% at December 31, 2021.

The allowance for loan losses reflects the estimate management believes to be appropriate to cover incurred probable losses which were inherent in the loan portfolio at December 31, 2022 and 2021. While management believes the estimates and assumptions used in the determination of the adequacy of the allowance are reasonable, such estimates and assumptions could be proven incorrect in the future, and the actual amount of future provisions may exceed the amount of past provisions, and the increase in future provisions that may be required may adversely impact Mercer Savings Bank’s financial condition and results of operations. In addition, bank regulatory agencies periodically review the allowance for loan losses and may require an increase in the provision for possible loan losses or the recognition of loan charge-offs, based on judgments different than those of management.

Non-Interest Income. Non-interest income totaled $127,000 for the three months ended December 31, 2022, a decrease of $61,000, or 32.4%, from $188,000 for the three months ended December 31, 2021. The decrease was primarily due to a $36,000, decrease in gain on sale of loans, a $14,000 decrease in loan servicing fees and an $8,000 loss on sale of investment securities in the 2022 quarter. We had no loan sales during the three months ended December 31, 2022 as the increase in interest rates had the effect of reducing origination of fixed-rate loans that we sell in the secondary market.

Noninterest Expense. Noninterest expense increased $84,000, or 8.6%, to $1.1 million for the three months ended December 31, 2022, compared to the three months ended December 31, 2021. The increase was due primarily to a $31,000, or 6.1%, increase in salaries and employee benefits, a $28,000, or 33.5%, increase in occupancy and equipment and a $22,000, or 20.6%, increase in data processing fees. The increase in salaries and employee benefits was due primarily to an increase in the profit-sharing allocation as a result of the increase in net income, along with normal merit increases period-to-period. The increase in occupancy and equipment was due primarily to expenses associated with installation of new data processing hardware and software. The increase in data processing was due to an extensive information technology network upgrade and the engagement of an independent firm for managed services.

Noninterest expense can be expected to increase because of costs associated with operating as a public company and increased compensation costs related to possible implementation of one or more stock-based benefit plans, if approved by our stockholders.

Income Taxes. Income taxes increased by $26,000, or 51.9%, for the three months ended December 31, 2022, compared to $50,000 for the three months ended December 31, 2021. The increase in the income tax provision was due primarily to a $175,000, or 76.4%, increase in pretax income. The effective tax rates were 18.9% and 21.9% for the three months ended December 31, 2022 and 2021, respectively.

Comparison of Financial Condition at September 30, 2022 and 2021

Total Assets. Total assets were $152.9 million at September 30, 2022, an increase of $5.5 million, or 3.8%, over $147.3 million at September 30, 2021. The increase was primarily comprised of an increase in loans of $5.2 million and an increase in investment securities of $3.9 million, which were partially offset by a decrease in cash and cash equivalents of $3.6 million.

Cash and Cash Equivalents. Cash and cash equivalents decreased by $3.6 million, or 20.1%, to $14.4 million at September 30, 2022 from $18.0 million at September 30, 2021. The decrease was due to excess liquidity being used to fund origination of loans and purchases of investment securities.

Investment Securities. Investment securities increased $3.9 million, or 43.5%, to $12.8 million at September 30, 2022 from $8.9 million at September 30, 2021. U.S. Government agency securities increased by $1.8 million, or 90.4%, to $3.8 million at September 30, 2022; municipal securities increased by $1.9 million to $3.1 million at September 30, 2022. Aggregate securities purchases of $6.4 million during the year ended September 30, 2022 were partially offset by calls, maturities and repayments of $1.2 million and a decrease in the fair value of securities available for sale of $1.2 million.

The yield on our investment securities decreased to 1.02% for the year ended September 30, 2022 from 1.20% for the year ended September 30, 2021, as a result of the maturity of securities during the period and the low interest rate environment prevalent during much of the period.

Net Loans. Net loans increased by $5.2 million, or 4.6%, to $117.7 million at September 30, 2022 from $112.5 million at September 30, 2021. During the year ended September 30, 2022, loan originations totaled $37.9 million, comprised primarily of $20.2 million of loans secured by one- to four-family residential real estate, $10.8 million secured by agricultural real estate and $3.1 million of construction loans.

During the year ended September 30, 2022, residential real estate loans increased $4.5 million, or 6.1%, to $78.3 million at September 30, 2022, from $73.8 million at September 30, 2021 and agricultural real estate loans increased $1.2 million, or 4.5%, to a total of $28.5 million at September 30, 2022. Increases in loan balances reflect our strategic focus on originating one- to four-family residential mortgage loans and agricultural real estate loans amid strong competition for such loans in our market area.

Deposits. Deposits increased by $6.5 million, or 5.1%, to $134.8 million at September 30, 2022 from $128.2 million at September 30, 2021. Core deposits increased $11.8 million, or 12.1%, to $109.5 million at September 30, 2022 from $97.7 million at September 30, 2021. Certificates of deposit decreased $5.3 million, or 17.4%, to $25.3 million at September 30, 2022 from $30.6 million at September 30, 2021.

During the year ended September 30, 2022, management continued its strategy of pursuing growth in demand accounts and other lower cost core deposits, in part by enhancing products and services offered, and increased marketing. Management intends to continue its efforts to increase core deposits, with an emphasis on growth in consumer and business demand deposits, and may attempt to attract municipal deposits to a lesser extent.

Total Equity. Total equity decreased $6,000, or 0.05%, to $14.0 million at September 30, 2022 compared to September 30, 2021. The increase resulted from net income of $944,000 during the year ended September 30, 2022, which was substantially offset by a $950,000 decrease in accumulated other comprehensive income.

Comparison of Operating Results for the Years Ended September 30, 2022 and 2021

General. Net income for the year ended September 30, 2022 was $944,000, an increase of $372,000, or 65.2%, compared to $571,000 for the year ended September 30, 2021. The increase in net income was primarily due to a $271,000 increase in net interest income, a $155,000 decrease in the provision for loan losses and a $138,000 increase in noninterest income, which were partially offset by a $141,000 increase in noninterest expenses and a $50,000 increase in income taxes.

Interest Income. Interest income increased $134,000, or 3.0%, to $4.6 million for the year ended September 30, 2022 from $4.5 million for the year ended September 30, 2021. This increase was attributable to a $117,000, or 328.1%, increase in interest on interest-bearing deposits and other assets and a $38,000, or 46.3%, increase in interest on investment securities, which were partially offset by a $21,000, or 0.5%, decrease in interest on loans receivable.

The average balance of loans during the year ended September 30, 2022 increased by $4.6 million, or 4.2%, from the balance for the year ended September 30, 2021, while the average yield on loans decreased by 18 basis points to 3.77% for the year ended September 30, 2022 from 3.95% for the year ended September 30, 2021. The decrease in average yield on loans reflects the declining interest rate environment that prevailed until the midpoint of fiscal 2022. While interest rates began to increase during our 2022 fiscal year, the interest rates on our adjustable rate loans do not react immediately to such increases, but should increase provided the higher interest rate environment persists.

The average balance of investment securities increased $4.9 million to $11.7 million for the year ended September 30, 2022 from $6.8 million for the year ended September 30, 2021, while the average yield on investment securities decreased by 18 basis points to 1.02% for the year ended September 30, 2022 from 1.20% for the year ended September 30, 2021. Interest income on interest-earning deposits and other interest-earning assets, comprised primarily of certificates of deposit in other financial institutions, overnight deposits and stock in the Federal Home Loan Bank, increased $117,000, or 328.1%, for the year ended September 30, 2022 , due to an increase in the average yield of 60 basis points, to 0.75% for the year ended September 30, 2022 from 0.15% for the year ended September 30, 2021, partially offset by a decrease in the average balance of $3.2 million. The increase in average yield was due to the increase in interest rates in the overall economy during the periods.

Interest Expense. Total interest expense decreased $137,000, or 34.0%, to $265,000 for the year ended September 30, 2022 from $401,000 for the year ended September 30, 2021. Interest expense on deposits decreased $130,000, or 35.8%, due primarily to a decrease of 12 basis points in the average cost of deposits to 0.20% for the year ended September 30, 2022 from 0.32% for the year ended September 30, 2021, which was partially offset by an increase of $5.0 million, or 4.5%, in the average balance of interest-bearing deposits to $118.2 million for the year ended September 30, 2022 from $113.1 million for the year ended September 30, 2021.

Interest expense on borrowings decreased $7,000, or 17.0%, for the year ended September 30, 2022, compared to the year ended September 30, 2021. The decrease was due to a $1.0 million decrease in the average balance outstanding, to $3.5 million for the year ended September 30, 2022 from $4.5 million for the year ended September 30, 2021, which was partially offset by a five basis point increase in the weighted-average rate, to 0.92% for the year ended September 30, 2022.

Net Interest Income. Net interest income increased $271,000, or 6.7%, to $4.3 million for the year ended September 30, 2022 compared to $4.1 million for the year ended September 30, 2021. The increase reflected an increase in the interest rate spread to 2.92% for the year ended September 30, 2022 from 2.84% for the year ended September 30, 2021, while the average net interest earning assets increased $6.3 million year to year. Our net interest margin increased to 2.95% for the year ended September 30, 2022 from 2.89% for the year ended September 30, 2021.

Provision for Loan Losses. Based on an analysis of the factors described in “Critical Accounting Policies—Allowance for Loan Losses,” management recorded a provision for loan losses $25,000 the year ended September 30, 2022, a decrease of $155,000, or 86.1 % from the $180,000 provision recorded for the year ended September 30, 2021. The larger provision for loan losses recorded during fiscal 2021 reflected management’s assessment of the risk to our loan portfolio represented by the Covid-19 pandemic. The allowance for loan losses was $984,000 at September 30, 2022 and $958,000 at September 30, 2021 and represented 0.81% of total loans at September 30, 2022, and 0.83% of total loans at September 30, 2021. The determination regarding the adequacy of the allowance for loan losses was due primarily to the low balances of nonperforming loans, delinquent loans and no net charge-offs in both periods.

Total nonperforming loans were $350,000 at September 30, 2022, compared to $213,000 at September 30, 2021. Classified loans totaled $350,000 at September 30, 2022, compared to $213,000 at September 30, 2021, and total loans past due greater than 30 days were $830,000 and $821,000 at those respective dates. As a percentage of nonperforming loans, the allowance for loan losses was 281.1% at September 30, 2022 compared to 449.8% at September 30, 2021.

The allowance for loan losses reflects the estimate management believes to be appropriate to cover incurred probable losses which were inherent in the loan portfolio at September 30, 2022 and 2021. While management believes the estimates and assumptions used in the determination of the adequacy of the allowance are reasonable, such estimates and assumptions could be proven incorrect in the future, and the actual amount of future provisions may exceed the amount of past provisions, and the increase in future provisions that may be required may adversely impact Mercer Savings Bank’s financial condition and results of operations. In addition, bank regulatory agencies periodically review the allowance for loan losses and may require an increase in the provision for possible loan losses or the recognition of loan charge-offs, based on judgments different than those of management.

Non-Interest Income. Non-interest income totaled $794,000 for the year ended September 30, 2022, an increase of $138,000, or 21.0%, from $656,000 for the year ended September 30, 2021. The increase was due primarily to a $169,000 life insurance death benefit payout, which was partially offset by a $47,000, or 47.3%, decrease in gains on sales of loans. The decrease in gain on sale of loans was due to an $835,000, or 25.0%, decrease in the volume of loans sold year-to-year, as a result of the increase in market interest rates during the year ended September 30, 2022.

Noninterest Expense. Noninterest expense increased $141,000, or 3.7%, to $4.0 million for the year ended September 30, 2022, compared to the year ended September 30, 2021. The increase was due primarily to a $151,000, or 7.8%, increase in salaries and employee benefits and a $27,000, or 6.4%, increase in data processing fees, which were partially offset by a $36,000, or 31.7%, decrease in loan expenses and a $35,000 decrease in loss on sale of foreclosed real estate. The increase in salaries and employee benefits was due primarily to an increase in the profit-sharing allocation as a result of the increase in net income, a decline in deferred loan origination costs attributable to a decline in loan origination volume, and normal merit increases year-to-year. The increase in data processing was due to an extensive information technology network upgrade and the engagement of an independent firm for managed services.

Noninterest expense can be expected to increase because of costs associated with operating as a public company and increased compensation costs related to possible implementation of one or more stock-based benefit plans, if approved by our stockholders. Management also anticipates an increase in noninterest expense due to the economic environment and wage pressures.

Income Taxes. Income taxes increased by $50,000, or 35.2%, to $193,000 for the year ended September 30, 2022, compared to $143,000 for the year ended September 30, 2021. The increase in the income tax provision was due primarily to a $423,000, or 59.2% increase in pretax income. The effective tax rates were 17.0% and 20.0% for the years ended September 30, 2022 and 2021, respectively. The fiscal 2022 effective tax rate reflected the effects of nontaxable income items included in pretax income.

Management of Market Risk

General.  Our most significant form of market risk is interest rate risk because, as a financial institution, the majority of our assets and liabilities are sensitive to changes in interest rates. Therefore, a principal part of our operations is to manage interest rate risk and limit the exposure of our financial condition and results of operations to changes in market interest rates. All directors participate in discussions during the regular board meetings evaluating the interest rate risk inherent in our assets and liabilities, and the level of risk that is appropriate. These discussions take into consideration our business strategy, operating environment, capital, liquidity and performance objectives consistent with the policy and guidelines approved by them.

Our asset/liability management strategy attempts to manage the impact of changes in interest rates on net interest income, our primary source of earnings. Among the techniques we are using to manage interest rate risk are:

•	maintaining capital levels that exceed the thresholds for well-capitalized status under federal regulations;

•	maintaining a high level of liquidity;

•	growing our volume of core deposit accounts;

•	managing our investment securities portfolio so as to reduce the average maturity and effective life of the portfolio;

•	selling certain conforming, fixed-rate residential mortgages with longer terms upon origination, subject to market conditions and periodic review of our asset/liability management needs; and

•	continuing to diversify our loan portfolio by adding indirect automobile loans, which typically have higher yields and shorter maturities.

By following these strategies, we believe that we are better positioned to react to increases and decreases in market interest rates.

We have not engaged in hedging activities, such as engaging in futures or options. We do not anticipate entering into similar transactions in the future.

Economic Value of Equity. We compute amounts by which the net present value of our assets and liabilities (economic value of equity or “EVE”) would change in the event of a range of assumed changes in market interest rates. This model uses a discounted cash flow analysis and an option-based pricing approach to measure the interest rate sensitivity of net portfolio value. The model estimates the economic value of each type of asset, liability and off-balance sheet contract under the assumptions that the United States Treasury yield curve increases instantaneously by 100, 200 and 300 basis point increments or decreases instantaneously by 100, 200 and 300 basis point increments, with changes in interest rates representing immediate and permanent, parallel shifts in the yield curve.

The following table sets forth, at December 31, 2022, the calculation of the estimated changes in our EVE that would result from the designated immediate changes in the United States Treasury yield curve.

At December 31, 2022
				EVE as a Percentage of Present Value of Assets (3)
Change in Interest	Estimated	Estimated Increase (Decrease) in EVE			Increase (Decrease)
Rates (basis points)(1)	EVE (2)	Amount	Percent	EVE Ratio (4)	(basis points)
(Dollars in thousands)
300	$32,543	$(10,123)	(23.73)%	23.33%	(726)
200	36,828	(5,838)	(13.68)%	26.41%	(418)
100	39,812	(2,854)	(6.69)%	28.55%	(204)
—	42,666	—	—	30.59%	—
(100)	41,828	(838)	(1.96)%	29.99%	(60)
(200)	38,606	(4,060)	(9.52)%	27.68%	(291)
(300)	32,078	(10,588)	(24.82)%	23.00%	(759)

(1)	Assumes an immediate uniform change in interest rates at all maturities.

(2)	EVE is the discounted present value of expected cash flows from assets, liabilities and off-balance sheet contracts.

(3)	Present value of assets represents the discounted present value of incoming cash flows on interest-earning assets.

(4)	EVE Ratio represents EVE divided by the present value of assets.

The table above indicates that at December 31, 2022, we would have experienced a 13.68% decrease in EVE in the event of an instantaneous parallel 200 basis point increase in market interest rates and a 9.52% decrease in EVE in the event of an instantaneous 200 basis point decrease in market interest rates.

The following table sets forth, at September 30, 2022, the calculation of the estimated changes in our EVE that would result from the designated immediate changes in the United States Treasury yield curve.

At September 30, 2022
				EVE as a Percentage of Present Value of Assets (3)
Change in Interest	Estimated	Estimated Increase (Decrease) in EVE			Increase (Decrease)
Rates (basis points) (1)	EVE (2)	Amount	Percent	EVE Ratio (4)	(basis points)
(Dollars in thousands)
300	$33,692	$(9,885)	(22.68)%	23.29%	(683)
200	37,884	(5,693)	(13.06)%	26.18%	(394)
100	40,731	(2,846)	(6.53)%	28.15%	(197)
—	43,577	—	—	30.12%	—
(100)	42,586	(991)	(2.27)%	29.43%	(69)
(200)	41,222	(2,355)	(5.40)%	28.49%	(163)
(300)	32,155	(11,422)	(26.21)%	22.23%	(789)

(1)	Assumes an immediate uniform change in interest rates at all maturities.

(2)	EVE is the discounted present value of expected cash flows from assets, liabilities and off-balance sheet contracts.

(3)	Present value of assets represents the discounted present value of incoming cash flows on interest-earning assets.

(4)	EVE Ratio represents EVE divided by the present value of assets.

The table above indicates that at September 30, 2022, we would have experienced a 13.06% decrease in EVE in the event of an instantaneous parallel 200 basis point increase in market interest rates and a 5.40% decrease in EVE in the event of an instantaneous 200 basis point decrease in market interest rates. As of September 30, 2021, we would have experienced a 48.50% decrease in EVE in the event of an instantaneous parallel 200 basis point increase in market interest rates and a 0.90% increase in EVE in the event of an instantaneous 200 basis point decrease in market interest rates.

Change in Net Interest Income. We also analyze our sensitivity to changes in interest rates through a net interest income model.  Net interest income is the difference between the interest income we earn on our interest-earning assets, such as loans and securities, and the interest we pay on our interest-bearing liabilities, such as deposits and borrowings.  We estimate what our net interest income would be for a 12-month period.  We then calculate what the net interest income would be for the same period under the assumptions that the United States Treasury yield curve increases instantaneously by up to 300 basis points or decreases instantaneously by up to 300 basis points, with changes in interest rates representing immediate and permanent, parallel shifts in the yield curve.  A basis point equals one-hundredth of one percent, and 100 basis points equals one percent.  An increase in interest rates from 3% to 4% would mean, for example, a 100 basis point increase in the “Change in Interest Rates” column below.

The following table sets forth, at December 31, 2022, the calculation of the estimated changes in our net interest income (“NII”) that would result from the designated immediate changes in the United States Treasury yield curve.

At December 31, 2022
Change in Interest Rates (basis points) (1)	NII Year 1 Forecast	Year 1 Change from Level
	(Dollars in thousands)
+300	$5,275	(2.33)%
+200	5,308	(1.72)%
+100	5,334	(1.24)%
Level	5,401	—
(100)	5,414	0.24%
(200)	5,630	4.24%
(300)	5,513	2.03%

(1)	Assumes an immediate uniform change in interest rates at all maturities.

The table above indicates that at December 31, 2022, we would have experienced a 1.72% decrease in NII in the event of an instantaneous parallel 200 basis point increase in market interest rates and a 4.24% increase in NII in the event of an instantaneous 200 basis point decrease in market interest rates.

The following table sets forth, at September 30, 2022, the calculation of the estimated changes in our NII that would result from the designated immediate changes in the United States Treasury yield curve.

At September 30, 2022
Change in Interest Rates (basis points) (1)	NII Year 1 Forecast	Year 1 Change from Level
	(Dollars in thousands)
+300	$5,233	(2.08)%
+200	5,273	(1.33)%
+100	5,293	(0.95)%
Level	5,344	—
(100)	5,192	(2.84)%
(200)	5,287	(1.07)%
(300)	5,232	(2.14)%

(1)	Assumes an instantaneous uniform change in interest rates at all maturities.

The table above indicates that at September 30, 2022, we would have experienced a 1.33% decrease in NII in the event of an instantaneous parallel 200 basis point increase in market interest rates and a 1.07% decrease in NII in the event of an instantaneous 200 basis point decrease in market interest rates. As of September 30, 2021, we would have experienced a 17.30% increase in NII in the event of an instantaneous parallel 200 basis point increase in market interest rates and a 1.20% increase in NII in the event of an instantaneous 200 basis point decrease in market interest rates.

Certain shortcomings are inherent in the methodologies used in the above interest rate risk measurement. Modeling changes in EVE and NII require making certain assumptions that may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates. For instance, the EVE and NII tables presented above assume that the composition of our interest-sensitive assets and liabilities existing at the beginning of a period remains constant over the period being measured and assumes that a particular change in interest rates is reflected uniformly across the yield curve regardless of the duration or repricing of specific assets and liabilities. However, the shape of the yield curve changes constantly and the value and pricing of our assets and liabilities, including our deposits, may not closely correlate with changes in market interest rates. Accordingly, although the EVE and NII tables may provide an indication of our interest rate risk exposure at a particular point in time and in the context of a particular yield curve, such measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates on EVE and NII and will differ from actual results.

EVE and net interest NII calculations also may not reflect the fair values of financial instruments. For example, decreases in market interest rates can increase the fair values of our loans, deposits and borrowings.

Liquidity and Capital Resources

Liquidity describes our ability to meet the financial obligations that arise in the ordinary course of business. Liquidity is primarily needed to meet the borrowing and deposit withdrawal requirements of our customers and to fund current and planned expenditures. Our primary sources of funds are deposits, principal and interest payments on loans and securities, and proceeds from maturities of securities. We also have the ability to borrow from the Federal Home Loan Bank of Cincinnati. At December 31, 2022, we had $3.0 million of outstanding borrowings from the Federal Home Loan Bank of Cincinnati. At December 31, 2022, we had the capacity to borrow $53.9 million from the Federal Home Loan Bank of Cincinnati. At December 31, 2022, September 30 2022 and 2021, the Bank had a cash management line of credit agreement with the FHLB providing for additional borrowing of $10.0 million.

While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions, and competition. Our most liquid assets are cash and short-term investments. The levels of these assets are dependent on our operating, financing, lending, and investing activities during any given period.

Our cash flows are comprised of three primary classifications: cash flows from operating activities, cash flows from investing activities, and cash flows from financing activities. For further information, see the statements of cash flows contained in the financial statements beginning on page F-1 of this prospectus.

We are committed to maintaining a strong liquidity position. We monitor our liquidity position on a daily basis. We anticipate that we will have sufficient funds to meet our current funding commitments. Based on our deposit retention experience and current pricing strategy, we anticipate that a significant portion of maturing time deposits will be retained.

At December 31, 2022, Mercer Savings Bank exceeded all regulatory capital levels required to be considered “well capitalized.” For further information, see Note 9 of the notes to the financial statements beginning on page F-1 of this prospectus.

Off-Balance Sheet Arrangements. At December 31, 2022, we had $13.1 million of outstanding commitments to originate loans, $3.2 million of which represents the balance of remaining funds to be disbursed on construction loans in process. Certificates of deposit that are scheduled to mature in less than one year from December 31, 2022 totaled $14.5 million at December 31, 2022. Management expects that a substantial portion of the maturing certificates of deposit will be renewed. However, if a substantial portion of these deposits is not retained, we may utilize Federal Home Loan Bank of Cincinnati advances or raise interest rates on deposits to attract new accounts, which may result in higher levels of interest expense.

Recent Accounting Pronouncements

For a discussion of the impact of recent accounting pronouncements, see Note 1 of the notes to our financial statements beginning on page F-1 of this prospectus.

Impact of Inflation and Changing Prices

The financial statements and related data presented in this prospectus have been prepared according to GAAP which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation. The primary impact of inflation on our operations is reflected in increased operating costs. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates, generally, have a more significant impact on a financial institution’s performance than does inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

BUSINESS OF MERCER BANCORP

Mercer Bancorp was incorporated in the State of Maryland on March 7, 2023, and has not engaged in any business to date. Upon completion of the conversion and stock offering, Mercer Bancorp will own all of the issued and outstanding stock of Mercer Savings Bank. We intend to contribute at least 50% of the net proceeds from the stock offering to Mercer Savings Bank. Mercer Bancorp will retain the remainder of the net proceeds from the stock offering and use a portion of the retained net proceeds to make a loan to the employee stock ownership plan and contribute $100,000 in cash to the charitable foundation. At a later date, we may use the net proceeds to repurchase shares of common stock, subject to our capital needs, regulatory limitations and other factors. We will invest our initial capital as discussed in “How We Intend to Use the Proceeds from the Stock Offering.”

After the completion of the conversion and stock offering, Mercer Bancorp, as the bank holding company of Mercer Savings Bank, will be authorized to pursue other business activities permitted by applicable laws and regulations. See “Regulation and Supervision – Holding Company Regulation” for a discussion of the activities that are permitted for bank holding companies.

Following the conversion and stock offering, our cash flow will depend on earnings from the investment of the net proceeds from the stock offering that we retain, and any dividends we receive from Mercer Savings Bank. Mercer Savings Bank is subject to regulatory limitations on the amount of dividends that it may pay. See “Regulation and Supervision.” Initially, Mercer Bancorp will neither own nor lease any property, but will instead pay a fee to Mercer Savings Bank for the use of its premises, equipment and furniture. At the present time, we intend to employ only persons who are officers of Mercer Savings Bank to serve as officers of Mercer Bancorp. However, we will use periodically the support staff of Mercer Savings Bank. We will pay a fee to Mercer Savings Bank for the time employees of Mercer Savings Bank devote to Mercer Bancorp; however, these individuals will not be separately compensated by Mercer Bancorp. Mercer Bancorp may hire additional employees, as appropriate, to the extent it expands its business in the future.

BUSINESS OF MERCER SAVINGS BANK

General

We consider our primary market area for loan originations and deposit gathering to be Mercer and Darke Counties in western Ohio and contiguous areas, including Adams and Jay Counties in eastern Indiana. We conduct our business through four branch offices in rural communities in western Ohio. We also intend to establish a fifth branch office during 2024 in Adams or Jay County in eastern Indiana, where we are an active lender. In addition to our branch network, we offer online and mobile banking.

Our loan portfolio consists primarily of residential mortgage loans secured by one- to four-family residential properties and agricultural real estate loans secured by farmland located in our primary market area. To a lesser extent, we also originate multifamily real estate loans, commercial real estate loans, construction and land loans, home equity lines of credit, commercial and industrial loans, and consumer loans. We generally retain the loans that we originate in our portfolio. However, in recent years, we have attempted to sell conforming, fixed-rate residential mortgages with longer terms upon origination, with servicing rights retained, to help limit our interest rate risk exposure and generate fee income. Following the conversion and stock offering, we intend to continue to seek to expand our residential real estate and agricultural real estate portfolios. Additionally, in January 2023, we began implementing an indirect automobile lending program. Our management has experience with indirect automobile lending and we intend to prudently grow that segment of the loan portfolio. We also invest in securities, which have historically consisted primarily of mortgage-backed securities and obligations issued by U.S. government sponsored enterprises, state and municipal securities. We offer a variety of deposit accounts including checking accounts, savings accounts and certificates of deposit. Our primary source of funding is core deposits. However, we also utilize advances from the Federal Home Loan Bank of Cincinnati and brokered deposits for liquidity and asset/liability management purposes, and may attempt to attract municipal deposits to a lesser extent. We are subject to comprehensive regulation and examination by the ODFI and the FDIC.

In February 2022, we hired our current President and Chief Executive Officer, Barry Parmiter, who has 25 years of experience in community bank leadership in Ohio. Since that time, our board of directors and management have conducted an extensive review of our business strategy, operations, and our information technology systems and other third-party service providers. In July 2022, consistent with our strategy to implement an indirect automobile lending program, we hired a Senior Vice President of Indirect Lending, Ryan Moorman. We are also currently seeking to hire up to three additional lending and underwriting staff.

Our main office is located at 1100 Irmscher Blvd, Celina, Ohio 45822, and our telephone number at that address is (419) 586-5158. Our website address is www.mercersavings.com. Information on our website is not incorporated into this prospectus and should not be considered part of this prospectus.

Market Area

We consider our primary market area for loan originations and deposit gathering to be Mercer and Darke Counties, which are located in central-western Ohio along the border of Indiana, and contiguous areas, including Adams and Jay Counties in eastern Indiana. Currently, all of our branch offices are located in Mercer and Darke Counties in Ohio. We have two branch offices in Celina, Ohio, which is the county seat of Mercer County, as well as one office in Fort Recovery, Ohio, and one office in Greenville, Ohio, which is the county seat of adjacent Darke County. Celina, Ohio is located approximately 80 miles north of Dayton, Ohio and 50 miles southeast of Fort Wayne, Indiana. In addition to our branch network, we offer online and mobile banking.

Our market area is primarily rural, with a number of smaller population centers located throughout the region. The local economy consists largely of agricultural activities, with a cross-section of other economic sectors, including healthcare services, manufacturing, construction and transportation, with a concentration of small businesses. Darke County is one of the top agricultural producers in Ohio. Agricultural activities include the farming of soybeans, corn and wheat and production of poultry, eggs and pork. As is typical of more rural areas, non-agricultural employment includes a somewhat higher proportion of manufacturing-based employment. Major employers in Mercer County include agriculture services providers, Celina Aluminum Precision Technology (a Honda supplier), and other manufacturers, as well as printing, insurance and trucking service providers. Major employers in Darke County include the Whirlpool Corporation (appliances), Midmark Corporation (health equipment), Greenville Technology, Inc. (automobile parts) and FRAM Group (oil filters). In Indiana, our market area has a concentration of religious communities traditionally focused on family farming activities as well as furniture-making. In Adams County in particular, the Swiss-Amish community comprises approximately 25% of the population. Outside of agriculture, employers in Adams and Jay Counties include boat manufacturers, healthcare providers, and fiberglass and metal works.

According to published statistics, the 2023 estimated population of Mercer and Darke Counties is 51,300 and 42,500, respectively. Additionally, the 2023 estimated population of Adams and Jay Counties is 36,000 and 20,000, respectively. The 2023 to 2028 estimated population growth rate is 0.1% for Mercer County and a decline of 0.2% for Darke County, compared to projected growth of 0.1% statewide and 0.4% nationwide. The 2023 to 2028 estimated population growth rate is 0.4% for Adams County and a decline of 0.3% for Jay County. Estimated 2023 median household income is $76,032 for Mercer County and $64,462 for Darke County, compared to $66,042 statewide and $73,503 nationwide. Estimated 2023 median household income is $62,480 for Adams County and $53,658 for Jay County. The 2023 to 2028 estimated median household income growth rate is 2.2% for Mercer County and 1.9% for Darke County, compared to 2.1% statewide and 2.5% nationwide. The 2023 to 2028 estimated median household income growth rate is 2.2% for Adams County and 2.4% for Jay County. Estimated 2023 per capita income is $35,789 for Mercer County and $33,132 for Darke County, compared to $37,654 statewide and $41,287 nationwide. Estimated 2023 per capita income is $30,155 for Adams County and $29,625 for Jay County. The 2023 to 2028 estimated per capita income growth rate is 2.5% for Mercer County and 2.5% for Darke County, compared to 2.6% statewide and 2.6% nationwide. The 2023 to 2028 estimated per capita income growth rate is 2.6% for Adams County and 2.2% for Jay County. The December 2022 unemployment rate for Mercer County was 2.1% and 3.1% for Darke County, compared to 3.6% statewide and 3.3% nationwide. The December 2022 unemployment rate for Mercer County was 2.1% and 3.1% for Darke County, compared to 3.6% statewide and 3.3% nationwide.

We intend to expand our geographic footprint and establish a fifth branch office during 2024 in Adams or Jay County in eastern Indiana, where we are an active lender. We believe this branch location will expand our access to customers and core deposits in that part of our market area.

Competition

We face strong competition within our primary market area both in making loans and attracting retail deposits. Our market area includes large money center and regional banks, community banks and savings institutions, and credit unions. We also face competition for loans from mortgage banking firms, consumer finance companies, credit unions, and fintech companies and, with respect to deposits, from money market funds, brokerage firms, mutual funds and insurance companies. At June 30, 2022 (the most recent date for which FDIC data is publicly available), we were ranked third among the nine FDIC-insured financial institutions with offices in Mercer County, with a market share of deposits of 6.61%, and eleventh among the 12 FDIC-insured financial institutions with offices in Darke County, with a market share of deposits of 1.68%.

Impact of COVID-19 Pandemic

The COVID-19 pandemic caused significant economic dislocation in the United States. In response to the pandemic, state governments, including Ohio, took preventative or protective actions, such as imposing restrictions on travel and business operations, advising or requiring individuals to limit or forego time outside of their homes, and ordering temporary closures of businesses that have been deemed to be non-essential. These measures increased unemployment in the United States and negatively impacted many businesses.

We did not participate in the Paycheck Protection Program administered by the U.S. Small Business Administration. However, in order to assist residential mortgage loan borrowers experiencing financial hardship as a result of the COVID-19 pandemic, we offered short-term payment deferrals of principal and interest. At December 31, 2022, there were no loans that remained on deferral status.

Given the continued uncertainty and evolving economic effects and impact of the COVID-19 pandemic, any future direct and indirect impacts on our business, results of operations and financial condition remain uncertain. See “Risk Factors – Risks Related to Strategic and Operational Matters – Public health emergencies, like the COVID-19 pandemic, could adversely affect our financial condition and results of operations.”

Lending Activities

General. Our loan portfolio consists primarily of residential mortgage loans secured by one- to four-family residential properties in our primary market area, including Mercer and Darke Counties in Ohio and Adams and Jay Counties in Indiana. At December 31, 2022, one- to four-family residential mortgages represented 62.6% of our total loan portfolio. We offer both adjustable-rate and fixed-rate residential mortgage loans. However, historically, a significant majority of the residential real estate loans which we have originated are long-term, fixed-rate loans that generally conform to secondary market guidelines. We generally retain the loans that we originate in our portfolio. However, in recent years, we have attempted to sell conforming, fixed-rate residential mortgages with longer terms upon origination, with servicing rights retained, to help limit our interest rate risk exposure and generate fee income. We also have significant experience in originating agricultural real estate loans secured by farmland. At December 31, 2022, agricultural real estate loans represented 25.3% of our total loan portfolio. To a lesser extent, we also originate multifamily real estate loans, commercial real estate loans, construction and land loans, home equity lines of credit, commercial and industrial loans, and consumer loans. Following the conversion and stock offering, we expect that residential real estate and agricultural real estate lending will continue to be our primary focus and areas of growth. Additionally, in January 2023, we began implementing an indirect automobile lending program. Our management team has experience with indirect automobile lending and we intend to prudently grow that segment of our loan portfolio.

Loan Portfolio Composition. The following table sets forth the composition of our loan portfolio by type of loan at the dates indicated. Loan balances exclude loans held for sale, which totaled $282,000, $0 and $399,000 at December 31, 2022, September 30, 2022 and September 30, 2021, respectively.

			At September 30,
	At December 31, 2022		2022		2021
	Amount	Percent	Amount	Percent	Amount	Percent

	(Dollars in thousands)
Real estate loans:
One- to four-family	$76,582	62.6%	$78,312	64.4%	$73,808	64.2%
Multifamily	1,346	1.1	1,356	1.1	1,173	1.0
Agricultural	30,987	25.3	28,516	23.5	27,290	23.7
Commercial	1,780	1.5	1,790	1.5	1,792	1.6
Construction and land	4,228	3.5	3,610	3.0	3,631	3.2
Home equity lines of credit	4,716	3.9	5,175	4.3	4,220	3.7
Commercial and industrial loans	1,767	1.4	1,833	1.5	2,170	1.9
Consumer loans	868	0.7	926	0.8	921	0.8
Total	122,274	100.0%	121,518	100.0%	115,005	100.0%

Less:
Undisbursed loans in process	3,151		2,530		1,202
Net deferred loan fees	332		334		334
Allowance for loan losses	961		984		958
Loans, net	$117,830		$117,670		$112,511

Contractual Maturities. The following tables set forth the contractual maturities of our total loan portfolio at December 31, 2022. Demand loans, loans having no stated repayment schedule or maturity, and overdraft loans are reported as being due in one year or less. The tables present contractual maturities and do not reflect repricing or the effect of prepayments. Actual maturities may differ.

	One- to four- family	Multifamily	Agricultural	Commercial real estate
	(In thousands)
Amounts due in:
One year or less	$4	$–	$–	$–
After one through five years	803	–	8	561
After five through 15 years	24,720	168	1,667	428
More than 15 years	51,055	1,178	29,312	791
Total	$76,582	$1,346	$30,987	$1,780

	Construction and land	Home equity lines of credit	Commercial and Industrial	Consumer	Total
	(In thousands)
Amounts due in:
One year or less	$875	$234	$125	$175	$1,413
After one through five years	33	387	165	601	2,558
After five through 15 years	1,600	4,052	1,477	92	34,204
More than 15 years	1,720	43	–	–	84,099
Total	$4,228	$4,716	$1,767	$868	$122,274

The following table sets forth our fixed and adjustable rate loans at December 31, 2022 that are contractually due after December 31, 2023.

	Due After December 31, 2023
	Fixed	Adjustable	Total
	(In thousands)
Real estate loans:
One- to four-family	$43,003	$33,575	$76,578
Multifamily	1,165	181	1,346
Agricultural	2,704	28,283	30,987
Construction	3,077	276	3,353
Commercial	668	1,112	1,780
Home equity lines of credit	–	4,482	4,482
Commercial and industrial loans	885	757	1,642
Consumer loans	693	–	693
Total	$52,195	$68,666	$120,861

Residential Mortgage Lending. At December 31, 2022, we had $76.6 million of loans secured by one- to four-family residential real estate, representing 62.6% of total loans. Our one- to four-family residential real estate loans are generally secured by owner-occupied properties located in our primary market area. At December 31, 2022, $7.5 million, or 9.8% of residential mortgage loans, were secured by non-owner occupied properties. At December 31, 2022, we held the first lien position for $71.9 million, or 93.9%, of our one- to four-family residential loans and a junior lien position for $4.7 million, or 6.1%, of our one- to four-family residential loans. At December 31, 2022, our largest residential mortgage loan had an outstanding balance of $621,000 and was performing according to its original terms. The average principal loan balance of our one- to four-family residential real estate loans was $100,000 at December 31, 2022.

Our one- to four-family residential real estate loans are generally underwritten to secondary market guidelines. We generally retain the one- to four-family residential real estate loans that we originate. However, in recent years, we have attempted to sell conforming, fixed-rate residential mortgages with longer terms upon origination, with servicing rights retained, to help limit our interest rate risk exposure and generate fee income. We generally limit the loan-to-value ratios of our one- to four-family residential real estate loans to 80% of the purchase price or appraised value, whichever is lower. In addition, we may make one- to four-family residential real estate loans with loan-to-value ratios between 80% and 97% of the purchase price or appraised value, whichever is less, where the borrower obtains private mortgage insurance. We offer both fixed-rate and adjustable rate residential mortgage loans for terms up to 30 years, though one- to four-family residential real estate loans often remain outstanding for shorter periods than their contractual terms because borrowers have the right to refinance or prepay their loans. Adjustable rate mortgages are tied to 1 Year Treasury Bill Rate. For adjustable rate loans, the interest rate will be fixed for an initial term of three, five or seven years and then adjusts annually thereafter. In recent years, our loans have a maximum annual rate increase cap of 2.00%, a lifetime rate increase cap of 6.00% and a floor between 3.50% and 4.75%.

Although adjustable-rate mortgage loans may reduce to an extent our vulnerability to changes in market interest rates because they periodically re-price, as interest rates increase the required payments due from the borrower also increase (subject to rate caps), increasing the potential for default by the borrower. At the same time, the ability of the borrower to repay the loan and the marketability of the underlying collateral may be adversely affected by higher interest rates. Upward adjustments of the contractual interest rate are also limited by our maximum periodic and lifetime rate adjustments. Moreover, many of our adjustable rate loans have an initial period where the interest rate is fixed. As a result, the effectiveness of adjustable-rate mortgage loans in compensating for changes in market interest rates generally may be limited.

We do not offer “interest only” residential mortgage loans, where the borrower pays interest for an initial period, after which the loan converts to a fully amortizing loan. We also do not offer loans that provide for negative amortization of principal, such as “Option ARM” loans, where the borrower can pay less than the interest owed on the loan, resulting in an increased principal balance during the life of the loan. We do not currently offer “subprime loans” on one- to four-family residential real estate loans (i.e., generally loans to borrowers with credit scores less than 620).

Agricultural Real Estate Loans. At December 31, 2022, we had $31.0 million in agricultural real estate loans, representing 25.3% of total loans. These loans are generally secured by owner-occupied farmland located in our primary market area. At December 31, 2022, our largest agricultural real estate loan had an outstanding balance of $1.5 million and was secured by farmland. At December 31, 2022, this loan was performing according to its original terms.

We offer both fixed-rate and adjustable rate loans for agricultural real estate. The significant majority of our agricultural real estate loans are adjustable rate loans with the interest rate tied to the 1 Year Treasury Bill Rate. Agricultural real estate loans generally have terms up to 20 or 30 years. The interest rate on an adjustable rate loan will be fixed for an initial term of three or five years and then adjusts yearly thereafter. We generally limit the loan-to-value ratios of our agricultural real estate loans to 80% of the purchase price or appraised value, whichever is lower.

We consider a number of factors in originating agricultural real estate loans. We evaluate the qualifications and financial condition of the borrower, including credit history, profitability and expertise, as well as the value and condition of the property securing the loan. When evaluating the qualifications of the borrower, we consider the financial resources of the borrower, the borrower’s experience in agriculture and the borrower’s payment history with us and other financial institutions. In evaluating the property securing the loan, the factors we consider include the net operating income of the mortgaged property before debt service and depreciation, the ratio of the loan amount to the appraised value of the mortgaged property, and the debt service coverage ratio (the ratio of net operating income to debt service). Generally, we require that the debt service coverage ratio be at least 1.25x. The significant majority of our agricultural real estate loans are appraised by outside independent appraisers approved by the board of directors. Personal guarantees are generally obtained from the principals of agricultural real estate borrowers. An environmental phase one report is obtained when the possibility exists that hazardous materials may have existed on the site, or the site may have been impacted by adjoining properties that handled hazardous materials.

Loans secured by agricultural real estate and commercial real estate generally have larger balances and involve a greater degree of risk than one- to four-family residential real estate loans. The primary concern in agricultural and commercial real estate lending is the borrower’s creditworthiness and the feasibility and cash flow potential of the underlying business. Payments on loans secured by income producing properties often depend on successful operation and management of the properties. As a result, repayment of such loans may be subject, to a greater extent than residential real estate loans, to adverse conditions in the real estate market or the economy. To monitor cash flows on income properties, we require borrowers and loan guarantors to provide annual financial statements, depending on the size of the loan.

If we foreclose on an agricultural real estate loan, the marketing and liquidation period to convert the real estate asset to cash can be lengthy with substantial holding costs. In addition, deferred maintenance, repairs and market stigma can result in prospective buyers expecting sale price concessions to offset their real or perceived economic losses for the time it takes them to return the property to profitability. Depending on the individual circumstances, initial charge-offs and subsequent losses on agricultural real estate loans can be unpredictable and substantial.

Indirect Automobile and Other Consumer Loans. At December 31, 2022, consumer loans were $868,000, or 0.70% of total loans. Our consumer loans are primarily secured by motor vehicles. Consumer loans may have fixed or adjustable interest rates and terms up to seven years, depending on the type of collateral and creditworthiness of the borrower, with loan-to-value ratios up to 110%.

In January 2023, we began implementing an indirect automobile lending program and intend to prudently grow this segment of our loan portfolio. Automobile loans generally have higher yields than one to-four family real estate loans and shorter maturities, which can help manage interest rate risk. In addition, management believes that offering consumer loan products helps to expand and create stronger ties to our existing customer base by increasing the number of customer relationships and providing cross-marketing opportunities. We also intend to pool and sell to investors some of the automobile loans that we originate to enhance fee income. Our management team has previous experience with indirect automobile lending, as our President and Chief Executive Officer, Barry Parmiter, previously oversaw a similar, successful program during his tenure at Community Savings, Caldwell, Ohio, a former community bank in our region. Additionally, our Senior Vice President of Indirect Lending, Ryan Moorman, has five years’ experience in indirect automobile lending, having led the development of an automobile dealership network at Community Savings.

We expect to originate indirect automobile loans from car dealerships located in western and southeastern Ohio and eastern Indiana under an arrangement where the dealer receives a fee for referring the loan to us. Each dealer will submit credit applications directly to us. Dealerships will be subject to financial, BBB, public records, and online business ratings review, and we will periodically review the quality of the loans we accept from dealerships and track individual dealership performance. In determining whether to accept a loan from a dealership, the borrower’s creditworthiness is the most significant criterion, and we will consider factors such as the borrower’s employment history, indebtedness, a credit report, and other factors that bear on creditworthiness.

Automobile loans are generally secured by automobiles. Our indirect automobile loans have fixed interest rates and terms up to seven years, with loan-to-value ratios up to 110% in order to cover purchase expenses such as sales tax, dealer preparation fees, license fees and title fees in addition to the purchase price of the vehicle. A vehicle’s value is determined by using one of the standard reference sources for dealers of used cars.

Generally, automobile loans have greater risk of loss or default than one- to four-family residential real estate loans. These loans are typically secured by automobiles, which depreciate rapidly in value. We face the risk that any collateral recovered for a defaulted loan may not provide an adequate source of repayment of the outstanding loan balance. As a result, consumer loan collections are dependent on the borrower’s continuing financial stability and thus are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. We will attempt to address collateral-related risks by lending primarily on new and late-model used vehicles. However, the application of various federal and state laws, including bankruptcy and insolvency laws, may also limit our ability to recover on such loans. Additionally, in originating indirect automobile loans, we rely on the dealerships in our network and assume the risk of unsatisfactory origination programs, including any noncompliance with federal, state and local laws. We also rely on the dealerships to ensure that our security interest in the financed vehicles is perfected.

Construction and Land Loans. At December 31, 2022, we had $4.2 million in construction and land loans, representing 3.5% of our total loan portfolio. We make residential construction loans primarily to individuals for the construction of their primary residences and to contractors and builders of single-family homes. We generally do not make speculative residential construction loans, which are construction loans to a builder where there is not a contract in place for the purchase of the home at the time the construction loan is originated, although we may consider such loans. Our residential construction loans are underwritten to the same guidelines as permanent residential mortgage loans. We also make a limited amount of land loans to complement our construction lending activities, as such loans are generally secured by lots that will be used for residential development. At December 31, 2022, our largest construction loan had an outstanding balance of $652,000 and was secured by a single-family residential property. At December 31, 2022, this loan was performing according to its original terms.

We may also make commercial construction loans, which are underwritten to the same guidelines as commercial mortgage loans. At December 31, 2022, we had four commercial construction loans, primarily secured by agricultural real estate, with an aggregate balance of $542,000.

Our construction loans are based upon estimates of costs and values associated with the completed project. Underwriting is focused on the borrowers’ financial strength, credit history and demonstrated ability to produce a quality product and effectively market and manage their operations. Before making a commitment to fund a construction loan, we require an appraisal of the property by an independent licensed appraiser. We also generally require inspections of the property before disbursements of funds during the term of the construction loan.

Construction lending involves additional risks when compared with permanent lending because funds are advanced upon the security of the project, which is of uncertain value before its completion. Because of the uncertainties inherent in estimating construction costs, as well as the market value of the completed project and the effects of governmental regulation of real property, it is relatively difficult to evaluate accurately the total funds required to complete a project and the related loan-to-value ratio. In addition, generally during the term of a construction loan, interest may be funded by the borrower or disbursed from an interest reserve set aside from the construction loan budget. These loans often involve the disbursement of substantial funds with repayment substantially dependent on the success of the ultimate project and the ability of the borrower to sell or lease the property or obtain permanent take-out financing, rather than the ability of the borrower or guarantor to repay principal and interest. If the appraised value of a completed project proves to be overstated, we may have inadequate security for the repayment of the loan upon completion of construction of the project and may incur a loss. Land loans have substantially similar risks.

Multifamily and Commercial Real Estate Loans. Historically, we have not emphasized commercial real estate and multifamily lending, as our market area does not provide significant opportunities for the origination of these types of loans. At December 31, 2022, we had $1.3 million in multifamily real estate loans, representing 1.1% of our total loans, and $1.8 million in commercial real estate loans, representing 1.5% of total loans. Our multifamily real estate loans are generally secured by properties with five or more residential units located in our primary market area. Our commercial real estate loans are generally secured primarily by owner-occupied properties in our primary market area, including retail store fronts and a golf course. At December 31, 2022, our largest multifamily real estate loan had an outstanding balance of $996,000 and our largest commercial real estate loan had an outstanding balance of $743,000. At December 31, 2022, these loans were performing in accordance with their original terms.

Loans secured by multifamily and commercial real estate generally have larger balances and involve a greater degree of risk than one- to four-family residential real estate loans. The primary concern in multifamily and commercial real estate lending is the borrower’s creditworthiness and the feasibility and cash flow potential of the underlying property and business. Payments on loans secured by income producing properties often depend on successful operation and management of the properties. As a result, repayment of such loans may be subject, to a greater extent than residential real estate loans, to adverse conditions in the real estate market or the economy. To monitor cash flows on income properties, we require borrowers and loan guarantors to provide annual financial statements, depending on the size of the loan.

If we foreclose on a multifamily or commercial real estate loan, the marketing and liquidation period to convert the real estate asset to cash can be lengthy with substantial holding costs. In addition, vacancies, deferred maintenance, repairs and market stigma can result in prospective buyers expecting sale price concessions to offset their real or perceived economic losses for the time it takes them to return the property to profitability. Depending on the individual circumstances, initial charge-offs and subsequent losses on multifamily and commercial real estate loans can be unpredictable and substantial.

Home Equity Lines of Credit. We offer home equity lines of credit, which are generally made for owner-occupied homes, and are secured by first or second mortgages on residences. At December 31, 2022, the outstanding balance of home equity lines of credit was $4.7 million, or 3.9% of total loans. We currently offer home equity lines of credit with a draw period of 10 years and a repayment period of 10 years, and generally at rates tied to the U.S. Prime Rate as published in The Wall Street Journal. The loan to value ratio is generally up to 90% if we have the first lien on the collateral property, or 80% if we do not. Our home equity loans and lines of credit are generally underwritten in the same manner as our one- to four-family residential loans.

Home equity lines of credit generally carry greater credit risk than one- to four family residential real estate loans secured by first mortgages. Our interest is generally subordinated to the interest of the institution holding the first mortgage. Even where we hold the first mortgage, we face the risk that the value of the collateral may not be sufficient to compensate us for the amount of the unpaid loan and costs of foreclosure and we may be unsuccessful in recovering the remaining balance from those customers.

Commercial and Industrial Loans. Historically, we have not emphasized commercial business lending. At December 31, 2022, commercial and industrial loans were $1.8 million, or 1.4% of total loans. Our commercial and industrial loans include both term loans and lines of credit made with either fixed or adjustable interest rates. Depending on the collateral used to secure the loans, commercial loans are made in amounts of up to 70% of the value of the collateral securing the loan. At December 31, 2022, our commercial business loans also included a $617,000 participation in a pool of loans made to healthcare providers through Bankers Healthcare Group.

Unlike residential real estate loans, which generally are made on the basis of the borrower’s ability to make repayment from their employment or other income, and which are secured by real property whose value tends to be more easily ascertainable, commercial and industrial loans are of higher risk and typically are made on the basis of the borrower’s ability to make repayment from the cash flows of the borrower’s business, and the collateral securing these loans may fluctuate in value. Our commercial and industrial loans are originated primarily based on the identified cash flows of the borrower and secondarily on the underlying collateral provided by the borrower. Credit support provided by the borrower for most of these loans is based on the liquidation of the pledged collateral and enforcement of a personal guarantee, if any. Further, any collateral securing such loans may depreciate over time, may be difficult to appraise and may fluctuate in value. As a result, the availability of funds for the repayment of commercial and industrial loans may depend substantially on the success of the business itself.

Loan Originations, Purchases and Sales

We originate loans through employee marketing and advertising efforts, our existing customer base, walk-in customers and referrals from customers. Additionally, we expect that our indirect automobile loans will be generated from car dealerships in western and southeastern Ohio and eastern Indiana.

We generally retain the loans that we originate in our portfolio. However, in recent years, we have attempted to sell conforming, fixed-rate residential mortgages with longer terms upon origination, with servicing rights retained, to help limit our interest rate risk exposure and generate fee income. During the years ended September 30, 2022 and 2021, we sold one- to four-family residential real estate loans of $2.5 million and $3.3 million, respectively, and recorded gains on sale of loans of $52,600 and $99,800, respectively. We also intend to pool and sell to investors some of the indirect automobile loans that we originate to enhance fee income.

We generally do not purchase loans, except for an occasional participation interest in a loan originated by another financial institution acting as the lead lender. At December 31, 2022, our largest purchased participation interest had an outstanding balance of $278,000, representing a 68% participation interest in a $450,000 commercial real estate loan secured by farmland. At December 31, 2022, this loan was performing according to its original terms. Additionally, at December 31, 2022 we had a $617,000 participation in a pool of commercial business loans made to healthcare providers through Bankers Healthcare Group.

Loan Approval Procedures and Authority

Our lending is subject to written, non-discriminatory underwriting standards and origination procedures. Decisions on loan applications are made on the basis of detailed applications submitted by the prospective borrower and property valuations. Our policies require that for all real estate loans that we originate, property valuations must be performed by outside independent state-licensed appraisers approved by our board of directors. The loan applications are designed primarily to determine the borrower’s ability to repay the requested loan, and the more significant items on the application are verified through use of credit reports, financial statements and tax returns.

By law, the aggregate amount of loans that we are permitted to make to any one borrower or a group of related borrowers is generally limited to 15% of Mercer Savings Bank’s unimpaired capital and surplus. For us, this limit was $2.4 million as of December 31, 2022. Such limit may be increased to 25% if the amount in excess of 15% is secured by “readily marketable collateral” or 30% for certain residential development loans. At December 31, 2022, our largest credit relationship with one borrower consisted of three loans with an aggregate outstanding balance of $1.5 million, secured by farmland. At December 31, 2022, these loans were performing according to their original terms.

Designated loan officers may approve secured, consumer non-real estate loans up to $25,000. Loans up to $300,000 may be approved by our Senior Vice President of Operations and loans up to $500,000 may be approved by our Senior Vice President of Lending or President and Chief Executive Officer. Loans in excess of those amounts require the approval of three of the following individuals: the President and Chief Executive Officer, the Senior Vice President of Lending, the Senior Vice President of Operations, and any director.

Generally, we require property and extended coverage casualty insurance in amounts at least equal to the principal amount of the loan or the value of improvements on the property, depending on the type of loan. In addition, we require an escrow for flood insurance (where appropriate). For residential mortgage loans exceeding an 80% loan-to-value ratio, we require private mortgage insurance in amounts intended to reduce our exposure to 80% or less. A significant portion of our agricultural real estate loans are made to family farms within religious communities, which have formal self-insurance arrangements rather than traditional commercial insurance. Automobiles must be insured against loss or damage by fire, theft and collision.

Delinquencies, Classified Assets and Nonperforming Assets

Delinquency Procedures. When a borrower fails to make a required monthly payment on a loan, we mail a notice to the borrower and attempt to contact the borrower by phone. All delinquent loans are reported to the board of directors each month. After 90 days delinquent the loan is transferred to the appropriate collections personnel.  Our policies provide that a late notice be sent each month that the loan is past due. In addition, we may call the borrower when the loan is 15 days past due, and we attempt to cooperate with the borrower to determine the reason for nonpayment and to work with the borrower to establish a repayment schedule that will cure the delinquency. Once the loan is considered in default, generally at 90 days past due, a letter is generally sent to the borrower explaining that the entire balance of the loan is due and payable, the loan is placed on non-accrual status, and additional efforts are made to contact the borrower.  If the borrower does not respond, we generally initiate foreclosure proceedings when the loan is 120 days past due.  If the loan is reinstated, foreclosure proceedings will be discontinued and the borrower will be permitted to continue to make payments.  In certain instances, we may modify the loan or grant a limited exemption from loan payments to allow the borrower to reorganize their financial affairs.

When we acquire real estate as a result of foreclosure or by deed in lieu of foreclosure, the real estate is classified as other real estate owned until it is sold. The real estate is recorded at estimated fair value at the date of acquisition, less estimated costs to sell, and any write-down resulting from the acquisition is charged to the allowance for loan losses. Subsequent decreases in the value of the property are charged to operations. After acquisition, all costs in maintaining the property are expensed as incurred. Costs relating to the development and improvement of the property, however, are capitalized to the extent of estimated fair value less estimated costs to sell. At December 31, 2022, we had no real estate acquired as a result of foreclosure or by deed in lieu of foreclosure.

Troubled Debt Restructurings. We occasionally modify loans to extend the term or make other concessions to help a borrower stay current on their loan and to avoid foreclosure.  We consider modifications only after analyzing the borrower’s current repayment capacity, evaluating the strength of any guarantors based on documented current financial information, and assessing the current value of any collateral pledged. We generally do not forgive principal or interest on loans, but may do so if it is in our best interest and increases the likelihood that we can collect the remaining principal balance. We may modify the terms of loans to lower interest rates (which may be at below market rates), to provide for fixed interest rates on loans where fixed rates are otherwise not available, to provide for longer amortization schedules, or to provide for interest-only terms. These modifications are made only when a workout plan has been agreed to by the borrower that we believe is reasonable and attainable and in our best interests. At December 31, 2022, we had no troubled debt restructurings.

Delinquent Loans. The following table sets forth our loan delinquencies by type and amount at the dates indicated.

				At September 30,
	At December 31, 2022			2022			2021
	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due
	(In thousands)
Real estate loans:
One- to four-family	$534	$413	$288	$271	$65	$347	$543	$45	$166
Multifamily	–	–	–	–	–	–	–	–	–
Agricultural	–	–	–	–	–	–	–	–	–
Commercial	–	–	–	–	–	–	–	–	–
Construction and land	–	–	–	–	–	–	–	–	–
Home equity lines of credit	–	–	144	144	–	–	–	–	–
Commercial and industrial loans	–	–	–	–	–	–	20	–	28
Consumer loans	–	–	–	–	–	3	–	–	19
Total	$534	$413	$432	$415	$65	$350	$563	$45	$213

Non-Performing Assets. The following table sets forth information regarding our non-performing assets. Non-performing assets include loans that are 90 or more days past due or on non-accrual status, including troubled debt restructurings on non-accrual status, and real estate and other loan collateral acquired through foreclosure and repossession. We had no troubled debt restructurings, no loans that were 90 days or more past due and accruing, and no foreclosed assets at December 31, 2022, September 30, 2022 or September 30, 2021.

	At December 31,	At September 30,
	2022	2022	2021
	(Dollars in thousands)
Non-accrual loans:
Real estate loans:
One- to four-family	$288	$347	$166
Multifamily	–	–	–
Agricultural	–	–	–
Commercial	–	–	–
Construction and land	–	–	–
Home equity lines of credit	144	–	28
Commercial and industrial loans	–	–	–
Consumer loans	–	3	19
Total non-performing loans	432	350	213

Total non-performing assets	$432	$350	$213

Total non-performing loans to total loans	0.35%	0.29%	0.19%
Total non- performing loans to total assets	0.30%	0.23%	0.14%
Total non-performing assets to total assets	0.30%	0.23%	0.14%

Classified Assets. Federal regulations provide that loans and other assets of lesser quality should be classified as “substandard,” “doubtful” or “loss.” An asset is considered “substandard” if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. “Substandard” assets include those characterized by the “distinct possibility” that the insured institution will sustain “some loss” if the deficiencies are not corrected. Assets classified as “doubtful” have all of the weaknesses inherent in those classified “substandard,” with the added characteristic that the weaknesses present make “collection or liquidation in full,” on the basis of currently existing facts, conditions, and values, “highly questionable and improbable.” Assets classified as “loss” are those considered “uncollectible” and of such little value that their continuance as assets without the establishment of a specific allowance for loan losses is not warranted. Assets that do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are designated as “special mention.”

When an insured institution classifies problem assets as either substandard or doubtful, it may establish general allowances in an amount deemed prudent by management to cover losses that were both probable and reasonable to estimate. General allowances represent allowances which have been established to cover accrued losses associated with lending activities that were both probable and reasonable to estimate, but which, unlike specific allowances, have not been allocated to particular problem assets. When an insured institution classifies problem assets as “loss,” it is required either to establish a specific allowance for losses equal to 100% of that portion of the asset so classified or to charge-off such amount. An institution’s determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the regulatory authorities, which may require the establishment of additional general or specific allowances.

In connection with the filing of our periodic regulatory reports and according to our classification of assets policy, we regularly review the problem loans in our portfolio to determine whether any loans require classification according to applicable regulations. If a problem loan deteriorates in asset quality, the classification is changed to “substandard,” “doubtful” or “loss” depending on the circumstances and the evaluation. Generally, loans 90 days or more past due are placed on nonaccrual status and classified “substandard.”

The table below sets forth our classified loans at the dates indicated. We did not have any “special mention” loans at the dates indicated.

	At December 31,	At September 30,
	2022	2022	2021
	(In thousands)
Substandard loans	$793	$350	$213
Doubtful loans	–	–	–
Loss loans	–	–	–
Total classified assets	$793	$350	$213

Other Loans of Concern. At December 31, 2022, except for loans included in the above table, there were no other loans of concern for which we had information about possible credit problems of borrowers that caused us to have serious doubts about the ability of the borrowers to comply with present loan repayment terms and that may result in disclosure of such loans in the future.

Allowance for Loan Losses

The allowance for loan losses is maintained at a level which, in management’s judgment, is adequate to absorb probable credit losses inherent in the loan portfolio. The amount of the allowance is based on management’s evaluation of the collectability of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, and economic conditions. Allowances for impaired loans are generally determined based on collateral values or the present value of estimated cash flows. Because of uncertainties associated with regional economic conditions, collateral values, and future cash flows on impaired loans, it is reasonably possible that management’s estimate of probable credit losses inherent in the loan portfolio and the related allowance may change materially in the near-term. The allowance is increased by a provision for loan losses, which is charged to expense and reduced by full and partial charge-offs, net of recoveries. Changes in the allowance relating to impaired loans are charged or credited to the provision for loan losses. Management’s periodic evaluation of the adequacy of the allowance is based on various factors, including, but not limited to, management’s ongoing review and grading of loans, facts and issues related to specific loans, historical loan loss and delinquency experience, trends in past due and non-accrual loans, existing risk characteristics of specific loans or loan pools, the fair value of underlying collateral, current economic conditions and other qualitative and quantitative factors which could affect potential credit losses.

A new credit loss accounting standard, the Current Expected Credit Loss standard (“CECL”), will become effective for Mercer Savings Bank on October 1, 2023. CECL requires financial institutions to determine periodic estimates of lifetime expected credit losses on loans and recognize the expected credit losses as allowances for credit losses. This will change the current method of providing allowances for loan losses that are incurred or probable, which may require us to increase our allowance for credit losses and will require us to greatly increase the types of data we need to collect and review to determine the appropriate level of the allowance for credit losses.

As an integral part of their examination process, bank regulatory agencies periodically review the allowance for loan losses and may require an increase in the provision for possible loan losses or the recognition of loan charge-offs, based on judgments different than those of management.

The following table sets forth activity in our allowance for loan losses for the periods indicated.

	At or For the Three Months Ended December 31,			At or For the Year Ended September 30,
	2022		2021	2022	2021
	(Dollars in thousands)
Allowance for loan losses at beginning of period	$984		$958	$958	$840
Provision for loan losses	–		15	25	180
Charge-offs:
Real estate loans:
One- to four-family	(23)		–	–	(62)
Multifamily	–		–	–	–
Agricultural	–		–	–	–
Commercial	–		–	–	–
Construction and land	–		–	–	–
Home equity lines of credit	–		–	–	–
Commercial and industrial loans	–		–	–	–
Consumer loans	–		–	–	–
Total charge-offs	(23)		–	–	(62)

Recoveries:
Real estate loans:
One- to four-family	–		–	–	–
Multifamily	–		–	–	–
Agricultural	–		–	–	–
Commercial	–		–	–	–
Construction and land	–		–	–	–
Home equity lines of credit	–		–	–	–
Commercial and industrial loans	–		–	–	–
Consumer loans	–		–	1	–
Total recoveries	–		–	1	–

Net (charge-offs) recoveries	(23)		–	1	(62)

Allowance at end of period	$961		$973	$984	$958

Allowance for loan losses to total loans outstanding at end of period	0.79%		0.84%	0.81%	0.83%
Non-accrual loans to total loans outstanding at end of period	0.35%		0.13%	0.29%	0.19%
Allowance for loan losses to non-accrual loans at end of period	222.45%		926.67%	281.14%	449.77%
Net (charge-offs) recoveries to average loans outstanding during period	(0.02	)%(1)	– (1)	–	(0.06)%

(1)	Annualized.

The following table sets forth additional information with respect to charge-offs by category for the periods indicated.

	For the Three Months Ended December 31,		For the Year Ended September 30,
	2022	2021	2022	2021
Net (charge-offs) recoveries to average loans outstanding during the period:
Real estate loans:
One- to four-family	(0.02)%	–	–	(0.06)%
Multifamily	–	–	–	–
Agricultural	–	–	–	–
Commercial	–	–	–	–
Construction and land	–	–	–	–
Home equity lines of credit	–	–	–	–
Commercial and industrial loans	–	–	–	–
Consumer loans	–	–	–	–

Allocation of Allowance for Loan Losses. The following table sets forth the allowance for loan losses allocated by loan category and the percent of the allowance in each category to the total allocated allowance at the dates indicated. The allowance for loan losses allocated to each category is not necessarily indicative of future losses in any particular category and does not restrict the use of the allowance to absorb losses in other categories.

				At September 30,
	At December 31, 2022			2022			2021
	Allowance for Loan Losses	Percent of Allowance in Category to Total Allowance	Percent of Loans in Category to Total Loans	Allowance for Loan Losses	Percent of Allowance in Category to Total Allowance	Percent of Loans in Category to Total Loans	Allowance for Loan Losses	Percent of Allowance in Category to Total Allowance	Percent of Loans in Category to Total Loans
	(Dollars in thousands)
Real estate loans:
One- to four-family	$660	68.7%	62.6%	$624	63.4%	64.4%	$627	65.4%	64.2%
Multifamily	12	1.2	1.1	11	1.1	1.1	10	1.0	1.0
Agricultural	154	16.0	25.3	199	20.2	23.5	211	22.0	23.7
Commercial	9	0.9	1.5	11	1.1	1.5	12	1.3	1.6
Construction and land	39	4.1	3.5	35	3.6	3.0	32	3.3	3.2
Home equity lines of credit	47	4.9	3.9	69	7.0	4.3	40	4.2	3.7
Commercial and industrial loans	9	0.9	1.4	12	1.2	1.5	12	1.3	1.9
Consumer loans	31	3.2	0.7	23	2.3	0.8	14	1.5	0.8
Total allocated allowance	961	100.0%	100.0%	984	100.0%	100.0%	958	100.0%	100.0%
Unallocated	-			—			-
Total	$961			$984			$958

Although we believe that we use the best information available to establish the allowance for loan losses, future adjustments to the allowance for loan losses may be necessary and results of operations could be adversely affected if circumstances differ substantially from the assumptions used in making the determinations. Because future events affecting borrowers and collateral cannot be predicted with certainty, the existing allowance for loan losses may not be adequate and management may determine that increases in the allowance are necessary if the quality of any portion of our loan portfolio deteriorates as a result. Furthermore, as an integral part of its examination process, the ODFI and the FDIC will periodically review our allowance for loan losses. The ODFI or the FDIC may have judgments different than those of management, and we may determine to increase our allowance as a result of these regulatory reviews. Any material increase in the allowance for loan losses may adversely affect our financial condition and results of operations.

Investment Activities

General. The goals of our investment policy are to maximize portfolio yield over the long term in a manner that is consistent with minimizing risk and to meet liquidity needs, satisfy pledging requirements, and support asset/liability management and interest rate risk strategies. Subject to loan demand and our interest rate risk analysis, we will increase the balance of our investment securities portfolio when we have excess liquidity.

Our investment policy was adopted by the board of directors and is reviewed annually by the board of directors. Our full board of directors serves as our investment committee. In this capacity the board develops and implements an asset/liability management plan, and reviews pricing and liquidity needs and assesses our interest rate risk. An investment schedule detailing the investment portfolio is reviewed at least quarterly by the board of directors.

Our current investment policy permits, with certain limitations, investments in U.S. Treasury securities; securities issued by the U.S. government and its agencies or government sponsored enterprises including mortgage-backed securities and collateralized mortgage obligations issued by Fannie Mae, Ginnie Mae, and Freddie Mac; corporate and municipal bonds; certificates of deposit in other financial institutions; and federal funds and money market funds, among other investments.

At December 31, 2022, our investment portfolio consisted of U.S. Treasury obligations, securities and obligations issued by U.S. government-sponsored enterprises, and municipal securities. At December 31, 2022, we also owned $1.4 million of Federal Home Loan Bank of Cincinnati stock. As a member of Federal Home Loan Bank of Cincinnati, we are required to purchase stock in the Federal Home Loan Bank of Cincinnati, which is carried at cost and classified as a restricted investment.

The following table sets forth the maturities and weighted average yields of debt securities not carried at fair value through earnings as of December 31, 2022, September 30, 2022 and September 30, 2021. Weighted average yields are as of the period end. Tax-equivalent yield is presented for tax-exempt municipal securities.

	One Year or Less		More than One Year to Five Years		More than Five Years to Ten Years		More than Ten Years
	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield
	(Dollars in thousands)
December 31, 2022

Held-to-maturity:
Mortgage-backed Government Sponsored Enterprises (GSEs)	$1	2.99%	$83	2.18%	$128	3.08%	$—	—%

Available-for-sale:
U.S. Treasury Securities	$1,006	0.14%	$999	0.32%	$—	—%	$—	—%
U.S. Government Agencies	1,001	0.17%	3,021	1.92%	—	—%	—	—%
Mortgage-backed GSEs	—	—%	—	—%	221	1.75%	3,812	1.92%
State and political subdivisions	253	0.68%	441	3.23%	—	—%	3,533	3.66%

September 30, 2022

Held-to-maturity:
Mortgage-backed GSEs	$1	2.97%	$98	2.19%	$33	3.14%	$101	2.00%

Available-for-sale:
U.S. Treasury Securities	$1,010	0.14%	$999	0.32%	$—	—%	$—	—%
U.S. Government Agencies	—	—%	4,026	1.48%	—	—%	—	—%
Mortgage-backed GSEs	—	—%	—	—%	240	1.71%	3,951	1.88%
State and political subdivisions	255	0.68%	973	3.02%	—	—%	2,262	2.91%

September 30, 2021

Held-to-maturity:
Mortgage-backed GSEs	$—	—%	$177	2.11%	$43	3.13%	$119	1.13%

Available-for-sale:
U.S. Treasury Securities	$—	—%	$2,023	0.23%	$—	—%	$—	—%
U.S. Government Agencies	—	—%	2,005	0.22%	—	—%	—	—%
Mortgage-backed GSEs	—	—%	—	—%	354	1.76%	3,017	1.03%
State and political subdivisions	—	—%	800	2.33%	—	—%	328	2.74%

For additional information regarding our investment securities portfolio, see Note 3 of the notes to financial statements beginning on page F-1 of this prospectus.

Sources of Funds

General. Deposits have traditionally been our primary source of funds for use in lending and investment activities. We may also use borrowings to supplement cash flow needs, lengthen the maturities of liabilities for interest rate risk purposes and to manage the cost of funds. In addition, we receive funds from scheduled loan payments, investment maturities, loan prepayments, retained earnings and income on earning assets. While scheduled loan payments and income on earning assets are relatively stable sources of funds, deposit inflows and outflows can vary widely and are influenced by prevailing interest rates, market conditions and levels of competition.

Deposits. Our deposits are generated primarily from our primary market area. We offer a selection of deposit accounts, including savings accounts, checking accounts, certificates of deposit and individual retirement accounts. Deposit account terms vary, with the principal differences being the minimum balance required, the amount of time the funds must remain on deposit and the interest rate.

Interest rates paid, maturity terms, service fees and withdrawal penalties are established on a periodic basis. Deposit rates and terms are based primarily on current operating strategies and market rates, liquidity requirements, rates paid by competitors and growth goals. We rely upon personalized customer service, long-standing relationships with customers, and our favorable reputation in the community to attract and retain local deposits. We also seek to obtain deposits from our commercial loan customers.

The flow of deposits is influenced significantly by general economic conditions, changes in money market and other prevailing interest rates and competition. The variety of deposit accounts offered allows us to be competitive in obtaining funds and responding to changes in consumer demand. Based on experience, we believe that our deposits are relatively stable. However, the ability to attract and maintain deposits and the rates paid on these deposits, has been and will continue to be significantly affected by market conditions.

The following table sets forth the distribution of total deposits by account type at the dates indicated.

				At September 30,
	At December 31, 2022			2022			2021
	Amount	Percent	Average Rate	Amount	Percent	Average Rate	Amount	Percent	Average Rate

	(Dollars in thousands)
Noninterest-bearing demand deposits	$15,444	12.1%	0.00%	$18,210	13.5%	0.00%	$12,616	9.8%	0.00%
Interest-bearing demand deposits	44,090	34.5	0.05	47,114	35.0	0.05	43,621	34.0	0.05
Savings deposits	45,075	35.3	0.05	44,169	32.8	0.05	41,416	32.3	0.05
Certificates of deposit	23,090	18.1	0.78	25,266	18.7	0.68	30,592	23.9	0.72
Total	$127,699	100.00%	0.18%	$134,759	100.00%	0.16%	$128,245	100.00%	0.20%

We consider our core deposits to include savings accounts, money market accounts, other savings deposits and checking accounts. Core deposits totaled $104.6 million, or 81.9% of total deposits, at December 31, 2022.

As of December 31, 2022, September 30, 2022 and September 30, 2021, the aggregate amount of uninsured deposits (deposits in amounts greater than $250,000, which is the maximum amount for federal deposit insurance), was $18.3 million, $25.5 million and $16.8 million, respectively. In addition, as of December 31, 2022, the aggregate amount of all our uninsured certificates of deposit was $1.4 million. We have no deposits that are uninsured for any reason other than being in excess of the maximum amount for federal deposit insurance.

The following table sets forth our uninsured time deposits at December 31, 2022 by time remaining until maturity.

At December 31, 2022
(In thousands)
Maturity Period:
Three months or less	$252
Over six through three months	261
Over six through twelve months	881
Over twelve months	-
Total	$1,394

Borrowings. We may obtain advances from the Federal Home Loan Bank of Cincinnati upon the security of our capital stock in it and our one- to four-family residential real estate portfolio. We may utilize these advances for asset/liability management purposes and for additional funding for our operations. Such advances may be made under several different credit programs, each of which has its own interest rate and range of maturities. At December 31, 2022, we had $3.0 million in outstanding advances from the Federal Home Loan Bank of Cincinnati. At December 31, 2022, based on available collateral and our ownership of Federal Home Loan Bank of Cincinnati common stock, we had access to up to $53.9 million of advances from the Federal Home Loan Bank of Cincinnati.

Properties

At December 31, 2022, the net book value of our properties (including furniture, fixtures and equipment) was $2.6 million. We conduct our operations from our main office in Celina, Ohio and three branch offices in Celina, Fort Recovery and Greenville, Ohio. We own all of our branch office properties. Although we believe that our current facilities are adequate to meet our present and foreseeable needs, to expand access to customers and deposits, we intend to open a fifth branch office in Adams or Jay County in eastern Indiana, which are contiguous to our Ohio market area, in 2024. We have not yet selected a location for that office, but we currently expect that we will purchase a property in connection with the establishment of the branch.

Subsidiary Activities

Upon completion of the conversion and stock offering, Mercer Savings Bank will become the sole and wholly-owned subsidiary of Mercer Bancorp. Mercer Savings Bank has no subsidiaries.

Legal Proceedings

We are not involved in any pending legal proceedings other than routine legal proceedings occurring in the ordinary course of business. At December 31, 2022, we were not involved in any legal proceedings, the outcome of which we believe would be material to our financial condition or results of operations.

Expense and Tax Allocation Agreements

Upon the completion of the conversion and stock offering, Mercer Savings Bank will enter into an agreement with Mercer Bancorp for Mercer Savings Bank to provide Mercer Bancorp with certain administrative support services, including use of the premises, furniture, equipment and employees of Mercer Savings Bank as needed in the conduct of Mercer Bancorp’s business. Mercer Bancorp will compensate Mercer Savings Bank in an amount not less than the fair market value of the services provided. In addition, upon the consummation of the conversion and stock offering, Mercer Bancorp and Mercer Savings Bank will enter into an agreement to establish a method for allocating and reimbursing the payment of their consolidated Federal and state tax liabilities and any local tax liabilities.

Employees

At December 31, 2022, we had 28 full-time employees and two part-time employees. Our employees are not represented by a collective bargaining group. Management believes that we have a good working relationship with our employees.

REGULATION AND SUPERVISION

General

As an Ohio state-chartered mutual bank, Mercer Savings Bank is subject to examination and regulation by the ODFI, as its chartering authority, and is also subject to examination by the FDIC, its primary federal regulatory and deposit insurer. This regulation and supervision establishes a comprehensive framework of activities in which an institution may engage and is intended primarily for the protection of the FDIC’s deposit insurance fund and depositors, and not for the protection of security holders. Mercer Savings Bank also is a member of and owns stock in the Federal Home Loan Bank of Cincinnati, which is one of the 11 regional banks in the Federal Home Loan Bank System.

Under this system of regulation, the regulatory authorities have extensive discretion in connection with their supervisory, enforcement, rulemaking and examination activities and policies, including rules or policies that: establish minimum capital levels; restrict the timing and amount of dividend payments; govern the classification of assets; determine the adequacy of loan loss reserves for regulatory purposes; and establish the timing and amounts of assessments and fees. Moreover, as part of their examination authority, the banking regulators assign numerical ratings to banks and savings institutions relating to capital, asset quality, management, liquidity, earnings and other factors. The receipt of a less than satisfactory rating in one or more categories may result in enforcement action by the banking regulators against a financial institution. A less than satisfactory rating may also prevent a financial institution, such as Mercer Savings Bank or its holding company, from obtaining necessary regulatory approvals to access the capital markets, pay dividends, acquire other financial institutions or establish new branches.

In addition, we must comply with significant anti-money laundering and anti-terrorism laws and regulations, Community Reinvestment Act laws and regulations, and fair lending laws and regulations. Government agencies have the authority to impose monetary penalties and other sanctions on institutions that fail to comply with these laws and regulations, which could significantly affect our business activities, including our ability to acquire other financial institutions or expand our branch network.

Following the conversion and stock offering, Mercer Bancorp will be a bank holding company and will be required to comply with the rules and regulations of the Federal Reserve Board. It will be required to file certain reports with the Federal Reserve Board and will be subject to examination by the enforcement authority of the Federal Reserve Board. Mercer Bancorp will also be subject to the rules and regulations of the Securities and Exchange Commission under the federal securities laws.

Any change in applicable laws or regulations, whether by the ODFI, the FDIC, the Federal Reserve Board or Congress, could have a material adverse impact on the operations and financial performance of Mercer Bancorp and Mercer Savings Bank.

Set forth below is a brief description of material regulatory requirements that are or will be applicable to Mercer Savings Bank and Mercer Bancorp. The description is limited to certain material aspects of the statutes and regulations addressed, and is not intended to be a complete description of such statutes and regulations and their effects on Mercer Savings Bank and Mercer Bancorp.

Ohio Bank Regulation

Mercer Savings Bank is an Ohio state-chartered bank. Ohio banking law governs the powers, rights and privileges of state-chartered banks, including limitations on the nature and amount of loans and investments the bank may make and other aspects of banking operations. Under current Ohio law, we may open branch offices throughout Ohio with the prior approval of the ODFI. In addition, with prior regulatory approval or non-objection, we may acquire branches of existing banks located in Ohio. Additionally, under the Dodd-Frank Act, with prior regulatory approval or non-objection, we and any other state-chartered bank or national bank may establish a de novo branch in any other state.

Ohio banking law also governs the payment of dividends to stockholders. As a holding company and the sole stockholder of Mercer Savings Bank, Mercer Bancorp will be a separate and distinct legal entity from Mercer Savings Bank and does not intend to have significant operations beyond holding the outstanding common stock of Mercer Savings Bank. Accordingly, Mercer Bancorp may rely on dividends from Mercer Savings Bank for a substantial portion of its revenue. Without approval from the ODFI, Mercer Savings Bank will be permitted to fund any cash dividends only from undivided profits, after having made all required allocations to reserves for losses or contingencies. ODFI approval will be required for any dividends funded from surplus or if the total of all cash dividends declared in any year exceeds the total of its net income for that year combined with its retained net income of the preceding two years.

As an Ohio state-chartered bank, Mercer Savings Bank is subject to supervision, regulation and periodic examination by the ODFI. These examinations are designed primarily for the protection of the depositors of the bank and not shareholders.

Federal Banking Regulation

Capital Requirements. Federal regulations require FDIC-insured depository institutions to meet several minimum capital standards:  a common equity Tier 1 capital to risk-based assets ratio of 4.5%, a Tier 1 capital to risk-based assets ratio of 6.0%, a total capital to risk-based assets of 8.0%, and a 4.0% Tier 1 capital to total assets leverage ratio.  The existing capital requirements were effective January 1, 2015 and are the result of a final rule implementing regulatory amendments based on recommendations of the Basel Committee on Banking Supervision and certain requirements of the Dodd-Frank Act.

Common equity Tier 1 capital is generally defined as common stockholders’ equity and retained earnings.  Tier 1 capital is generally defined as common equity Tier 1 and additional Tier 1 capital.  Additional Tier 1 capital includes certain noncumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries.  Total capital includes Tier 1 capital (common equity Tier 1 capital plus additional Tier 1 capital) and Tier 2 capital.  Tier 2 capital is comprised of capital instruments and related surplus, meeting specified requirements, and may include cumulative preferred stock and long-term perpetual preferred stock, mandatory convertible securities, intermediate preferred stock and subordinated debt.  Also included in Tier 2 capital is the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets and, for institutions that have exercised an opt-out election regarding the treatment of Accumulated Other Comprehensive Income (“AOCI”), up to 45% of net unrealized gains on available-for-sale equity securities with readily determinable fair market values.  Institutions that have not exercised the AOCI opt-out have AOCI incorporated into common equity Tier 1 capital (including unrealized gains and losses on available-for-sale-securities).  Mercer Savings Bank exercised its AOCI opt-out election. Calculation of all types of regulatory capital is subject to deductions and adjustments specified in the regulations.

In determining the amount of risk-weighted assets for purposes of calculating risk-based capital ratios, all assets, including certain off-balance sheet assets (e.g., recourse obligations, direct credit substitutes, residual interests) are multiplied by a risk weight factor assigned by the regulations based on the risks believed inherent in the type of asset.  Higher levels of capital are required for asset categories believed to present greater risk.  For example, a risk weight of 0% is assigned to cash and U.S. government securities, a risk weight of 50% is generally assigned to prudently underwritten first lien one- to four-family residential real estate loans, a risk weight of 100% is assigned to commercial and consumer loans, a risk weight of 150% is assigned to certain past due loans and a risk weight of between 0% to 600% is assigned to permissible equity interests, depending on certain specified factors.

In addition to establishing the minimum regulatory capital requirements, the regulations limit capital distributions and certain discretionary bonus payments to management if the institution does not hold a “capital conservation buffer” consisting of 2.5% of common equity Tier 1 capital to risk-weighted asset above the amount necessary to meet its minimum risk-based capital requirements.

In assessing an institution’s capital adequacy, the FDIC takes into consideration, not only these numeric factors, but qualitative factors as well, including the bank’s exposure to interest rate risk.  The FDIC has the authority to establish higher capital requirements for individual institutions where deemed necessary due to a determination that an institution’s capital level is, or is likely to become, inadequate in light of particular circumstances.

The Economic Growth, Regulatory Relief and Consumer Protection Act (“EGRRCPA”) required the federal banking agencies, including the FDIC, to establish for institutions with assets of less than $10 billion a “Community Bank Leverage Ratio” of between 8 to 10%. Institutions with capital meeting or exceeding the ratio and otherwise complying with the specified requirements (including off-balance sheet exposures of 25% or less of total assets and trading assets and liabilities of 5% or less of total assets) and electing the alternative framework are considered to comply with the applicable regulatory capital requirements.

The Community Bank Leverage Ratio was established at 9% Tier 1 capital to total average assets, effective January 1, 2020. A qualifying institution may opt in and out of the community bank leverage ratio framework on its quarterly call report. An institution that temporarily ceases to meet any qualifying criteria is provided a two-quarter grace period to again achieve compliance. Failure to meet the qualifying criteria within the grace period or maintain a leverage ratio of 8% or greater requires the institution to comply with the generally applicable capital requirements. Mercer Savings Bank did not elect to use the Community Bank Leverage Ratio.

Standards for Safety and Soundness. As required by statute, the federal banking agencies adopted final regulations and Interagency Guidelines Establishing Standards for Safety and Soundness to implement safety and soundness standards. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The guidelines address internal controls and information systems, internal audit systems, credit underwriting, loan documentation, interest rate exposure, asset growth, asset quality, earnings and compensation, fees and benefits. The agencies have also established standards for safeguarding customer information. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard.

Investment Activities. All FDIC-insured banks, including savings banks, are generally limited in their equity investment activities to equity investments of the type and in the amount authorized for national banks, notwithstanding state law, subject to certain exceptions. In addition, a state bank may engage in state-authorized activities or investments not permissible for national banks (other than non-subsidiary equity investments) if it meets all applicable capital requirements and it is determined by the FDIC that such activities or investments do not pose a significant risk to the Deposit Insurance Fund.

Interstate Banking and Branching. Federal law permits well capitalized and well managed holding companies to acquire banks in any state, subject to Federal Reserve Board approval, certain concentration limits and other specified conditions. Interstate mergers of banks are also authorized, subject to regulatory approval and other specified conditions. In addition, among other things, amendments made by the Dodd-Frank Act permit banks to establish de novo branches on an interstate basis provided that branching is authorized by the law of the host state for the banks chartered by that state.

Prompt Corrective Regulatory Action. Federal bank regulatory authorities are required to take “prompt corrective action” with respect to institutions that do not meet minimum capital requirements. For these purposes, the statute establishes five capital categories: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized. Under the regulations, a bank is deemed to be: (i) “well capitalized” if it has a total risk-based capital ratio of 10.0% or more, has a Tier 1 risk-based capital ratio of 8.0% or more, has a Tier 1 leverage capital ratio of 5.0% or more and a common equity Tier 1 ratio of 6.5% or more, and is not subject to any written capital order or directive; (ii) “adequately capitalized” if it has a total risk-based capital ratio of 8.0% or more, a Tier 1 risk-based capital ratio of 6.0% or more, a Tier 1 leveraged capital ratio of 4.0% or more and a common equity Tier 1 ratio of 4.5% or more, and does not meet the definition of “well capitalized”; (iii) “undercapitalized” if it has a total risk-based capital ratio that is less than 8.0%, a Tier 1 risk-based capital ratio that is less than 6.0%, a Tier 1 leverage capital ratio that is less than 4.0% or a common equity Tier 1 ratio of less than 4.5%; (iv) “significantly undercapitalized” if it has a total risk-based capital ratio that is less than 6.0% and a Tier 1 risk-based capital ratio that is less than 4.0% or a common equity Tier 1 ratio of less than 3.0%; or (v) “critically undercapitalized” if it has a ratio of tangible equity to total assets that is equal to or less than 2.0%.

Mercer Savings Bank was considered “well capitalized” for regulatory capital purposes as of December 31, 2022.

Federal law and regulations also specify circumstances under which a federal banking agency may reclassify a well-capitalized institution as adequately capitalized and may require an institution classified as less than well capitalized to comply with supervisory actions as if it were in the next lower category (except that the FDIC may not reclassify a significantly undercapitalized institution as critically undercapitalized).

The FDIC may order savings banks that have insufficient capital to take corrective actions. For example, a savings bank that is categorized as “undercapitalized” is subject to growth limitations and is required to submit a capital restoration plan, and a holding company that controls such a savings bank is required to guarantee that the savings bank complies with the restoration plan. A “significantly undercapitalized” savings bank may be subject to additional restrictions. Savings banks deemed by the FDIC to be “critically undercapitalized” would be subject to the appointment of a receiver or conservator.

Transactions with Affiliates and Regulation W of the Federal Reserve Regulations. Transactions between banks and their affiliates are governed by federal law. An affiliate of a bank is any company or entity that controls, is controlled by or is under common control with the bank. In a holding company context, the parent bank holding company and any companies which are controlled by such parent holding company are affiliates of the bank (although subsidiaries of the bank itself, except financial subsidiaries, are generally not considered affiliates). Generally, Section 23A of the Federal Reserve Act and the Federal Reserve Board’s Regulation W limit the extent to which a bank or its subsidiaries may engage in “covered transactions” with any one affiliate to an amount equal to 10.0% of such institution’s capital stock and surplus, and with all such transactions with all affiliates to an amount equal to 20.0% of such institution’s capital stock and surplus. Section 23B applies to “covered transactions” as well as to certain other transactions and requires that all such transactions be on terms substantially the same, or at least as favorable, to the institution or subsidiary as those provided to a non-affiliate. The term “covered transaction” includes the making of loans to, purchase of assets from, and issuance of a guarantee to an affiliate, and other similar transactions. Section 23B transactions also include the provision of services and the sale of assets by a bank to an affiliate. In addition, loans or other extensions of credit by the financial institution to the affiliate are required to be collateralized in accordance with the requirements set forth in Section 23A of the Federal Reserve Act.

Sections 22(h) and (g) of the Federal Reserve Act place restrictions on loans to a bank’s insiders, i.e., executive officers, directors and principal stockholders. Under Section 22(h) of the Federal Reserve Act, loans to a director, an executive officer and to a greater than 10.0% stockholder of a financial institution, and certain affiliated interests of these persons, together with all other outstanding loans to such person and affiliated interests, may not exceed specified limits. Section 22(h) of the Federal Reserve Act also requires that loans to directors, executive officers and principal stockholders be made on terms substantially the same as offered in comparable transactions to other persons and also requires prior board approval for certain loans. In addition, the aggregate amount of extensions of credit by a financial institution to insiders cannot exceed the institution’s unimpaired capital and surplus. Section 22(g) of the Federal Reserve Act places additional restrictions on loans to executive officers.

Enforcement. The FDIC has extensive enforcement authority over insured state savings banks, including Mercer Savings Bank. The enforcement authority includes, among other things, the ability to assess civil money penalties, issue cease and desist orders and remove directors and officers. In general, these enforcement actions may be initiated in response to violations of laws and regulations, breaches of fiduciary duty and unsafe or unsound practices.

Federal Insurance of Deposit Accounts. Mercer Savings Bank is a member of the Deposit Insurance Fund, which is administered by the FDIC.  Mercer Savings Bank’s deposit accounts are insured by the FDIC, generally up to a maximum of $250,000 per depositor.

The FDIC imposes deposit insurance assessments against all insured depository institutions. An institution’s assessment rate depends upon the perceived risk of the institution to the Deposit Insurance Fund, with institutions deemed less risky paying lower rates. Currently, assessments for institutions of less than $10 billion of total assets are based on financial measures and supervisory ratings derived from statistical models estimating the probability of failure within three years. Assessment rates (inclusive of possible adjustments) currently range from 1.5 to 30 basis points of each institution’s total assets less tangible capital. The FDIC may increase or decrease the range of assessments uniformly, except that no adjustment can deviate more than two basis points from the base assessment rate without notice and comment rulemaking.

The FDIC has the authority to increase insurance assessments. A significant increase in insurance premiums would have an adverse effect on the operating expenses and results of operations of Mercer Savings Bank. We cannot predict what deposit insurance assessment rates will be in the future.

Insurance of deposits may be terminated by the FDIC upon a finding that an institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC. We do not know of any practice, condition or violation that might lead to termination of deposit insurance at Mercer Savings Bank.

Privacy Regulations. Federal regulations generally require that Mercer Savings Bank disclose its privacy policy, including identifying with whom it shares a customer’s “non-public personal information,” to customers at the time of establishing the customer relationship and annually thereafter. In addition, Mercer Savings Bank is required to provide its customers with the ability to “opt-out” of having their personal information shared with unaffiliated third parties and not to disclose account numbers or access codes to non-affiliated third parties for marketing purposes. Mercer Savings Bank currently has a privacy protection policy in place and believes that such policy is in compliance with the regulations.

Community Reinvestment Act. Under the Community Reinvestment Act, or CRA, as implemented by federal regulations, a state member bank has a continuing and affirmative obligation, consistent with its safe and sound operation, to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution’s discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA requires the FDIC, in connection with its examination of a state savings bank, to assess the institution’s record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by such institution, including applications to acquire branches and other financial institutions. The CRA requires a written evaluation of an institution’s CRA performance utilizing a four-tiered descriptive rating system. Mercer Savings Bank’s latest federal CRA rating was “Satisfactory.”

USA Patriot Act. Mercer Savings Bank is subject to the USA PATRIOT Act, which gives federal agencies additional powers to address terrorist threats through enhanced domestic security measures, expanded surveillance powers, increased information sharing, and broadened anti-money laundering requirements. The USA PATRIOT Act contains provisions intended to encourage information sharing among bank regulatory agencies and law enforcement bodies. Further, certain provisions impose affirmative obligations on a broad range of financial institutions, including banks, thrifts, brokers, dealers, credit unions, money transfer agents, and parties registered under the Commodity Exchange Act.

Other Regulations

Interest and other charges collected or contracted for by Mercer Savings Bank are subject to state usury laws and federal laws concerning interest rates. Loan operations are also subject to state and federal laws applicable to credit transactions, such as the:

•	Home Mortgage Disclosure Act of 1975, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

•	Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

•	Fair Credit Reporting Act of 1978, governing the use and provision of information to credit reporting agencies; and

•	Rules and regulations of the various federal and state agencies charged with the responsibility of implementing such federal and state laws.

The deposit operations of Mercer Savings Bank also are subject to, among others, the:

•	Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

•	Check Clearing for the 21st Century Act (also known as “Check 21”), which gives “substitute checks,” such as digital check images and copies made from that image, the same legal standing as the original paper check; and

•	Electronic Funds Transfer Act and Regulation E promulgated thereunder, which govern automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services.

Federal Home Loan Bank System

Mercer Savings Bank is a member of the Federal Home Loan Bank of Cincinnati, which is one of 11 regional Federal Home Loan Banks in the Federal Home Loan Bank System. The Federal Home Loan Bank of Cincinnati provides a central credit facility primarily for its member institutions. Members of the Federal Home Loan Bank of Cincinnati are required to acquire and hold shares of capital stock in the Federal Home Loan Bank of Cincinnati. Mercer Savings Bank complied with this requirement at December 31, 2022. Based on redemption provisions of the Federal Home Loan Bank of Cincinnati, the stock has no quoted market value and is carried at cost. Mercer Savings Bank reviews for impairment, based on the ultimate recoverability, the cost basis of the Federal Home Loan Bank of Cincinnati stock. At December 31, 2022, no impairment has been recognized.

Holding Company Regulation

General. Mercer Bancorp will be a bank holding company within the meaning of the Bank Holding Company of 1956. As such, Mercer Bancorp will be registered with the Federal Reserve Board and be subject to the regulation, examination, supervision and reporting requirements applicable to bank holding companies. In addition, the Federal Reserve Board has enforcement authority over Mercer Bancorp and its non-savings institution subsidiaries. Among other things, this authority permits the Federal Reserve Board to restrict or prohibit activities that are determined to be a serious risk to the subsidiary savings institution.

Permissible Activities. A bank holding company is generally prohibited from engaging in non-banking activities, or acquiring direct or indirect control of more than 5% of the voting securities of any company engaged in non-banking activities. One of the principal exceptions to this prohibition is for activities found by the Federal Reserve Board to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Some of the principal activities that the Federal Reserve Board has determined by regulation to be so closely related to banking are: (i) making or servicing loans; (ii) performing certain data processing services; (iii) providing discount brokerage services; (iv) acting as fiduciary, investment or financial advisor; (v) leasing personal or real property; (vi) making investments in corporations or projects designed primarily to promote community welfare; and (vii) acquiring a savings and loan association whose direct and indirect activities are limited to those permitted for bank holding companies.

A bank holding company that meets specified conditions, including being “well capitalized” and “well managed,” may opt to become a “financial holding company” and thereby engage in a broader array of financial activities than previously permitted. Such activities can include insurance underwriting and investment banking. A “financial holding company” may engage in a broader array of financial activities than permitted a typical bank holding company. Such activities can include insurance underwriting and investment banking. Mercer Bancorp will not elect “financial holding company” status in connection with the conversion.

Capital. Bank holding companies are subject to consolidated regulatory capital requirements, which have historically been similar to, though less stringent than, those of the FDIC for Mercer Savings Bank. Federal legislation, however, required the Federal Reserve Board to promulgate consolidated capital requirements for depository institution holding companies that are no less stringent, both quantitatively and in terms of components of capital, than those applicable to institutions themselves. As a result, consolidated regulatory capital requirements identical to those applicable to the subsidiary banks generally apply to bank holding companies. However, the Federal Reserve Board has provided a “Small Bank Holding Company” exception to its consolidated capital requirements, such that bank holding companies with less than $3.0 billion of consolidated assets are not subject to the consolidated holding company regulatory capital requirements unless otherwise directed by the Federal Reserve Board.

Source of Strength. The Federal Reserve Board has issued regulations requiring that all bank holding companies serve as a source of strength to their subsidiary depository institutions by providing financial, managerial and other support in times of an institution’s distress.

Dividends and Stock Repurchases. The Federal Reserve Board has issued a policy statement regarding the payment of dividends by holding companies. In general, the policy provides that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by the holding company appears consistent with the organization’s capital needs, asset quality and overall supervisory financial condition. Separate regulatory guidance provides for prior consultation with Federal Reserve Bank staff concerning dividends in certain circumstances such as where the holding company’s net income for the past four quarters, net of dividends previously paid over that period, is insufficient to fully fund the dividend or the company’s overall rate of earnings retention is inconsistent with the company’s capital needs and overall financial condition. The ability of a bank holding company to pay dividends may be restricted if a subsidiary bank becomes undercapitalized.

The regulatory guidance also states that a bank holding company should consult with Federal Reserve Bank supervisory staff prior to redeeming or repurchasing common stock or perpetual preferred stock if the bank holding company is experiencing financial weaknesses or the repurchase or redemption would result in a net reduction, at the end of a quarter, in the amount of such equity instruments outstanding compared with the beginning of the quarter in which the redemption or repurchase occurred.

There is a separate requirement that a bank holding company give the Federal Reserve Board prior written notice of any purchase or redemption of then outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, is equal to 10% or more of the company’s consolidated net worth. The Federal Reserve Board may disapprove such a purchase or redemption if it determines that the proposal would constitute an unsafe and unsound practice, or would violate any law, regulation, Federal Reserve Board order or directive, or any condition imposed by, or written agreement with, the Federal Reserve Board. There is an exception to this approval requirement for well-capitalized bank holding companies that meet certain other conditions.

These regulatory policies may affect the ability of Mercer Bancorp to pay dividends, repurchase shares of common stock or otherwise engage in capital distributions.

Federal Securities Laws

Mercer Bancorp common stock will be registered with the Securities and Exchange Commission after the conversion and stock offering. Mercer Bancorp will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934, as amended.

The registration under the Securities Act of 1933, as amended, of shares of common stock issued in Mercer Bancorp’s stock offering does not cover the resale of those shares. Shares of common stock purchased by persons who are not affiliates of Mercer Bancorp may be resold without registration. Shares purchased by an affiliate of Mercer Bancorp will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933. If Mercer Bancorp meets the current public information requirements of Rule 144 under the Securities Act of 1933, each affiliate of Mercer Bancorp that complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of Mercer Bancorp, or the average weekly volume of trading in the shares during the preceding four calendar weeks. In the future, Mercer Bancorp may permit affiliates to have their shares registered for sale under the Securities Act of 1933.

Emerging Growth Company Status

The JOBS Act, which was enacted in 2012, has made numerous changes to the federal securities laws to facilitate access to capital markets. Under the JOBS Act, a company with total annual gross revenues of less than $1.235 billion during its most recently completed fiscal year qualifies as an “emerging growth company.” We qualify as an “emerging growth company” and believe that we will continue to qualify as an “emerging growth company” for five years from the completion of the stock offering.

An “emerging growth company” may choose not to hold stockholder votes to approve annual executive compensation (more frequently referred to as “say-on-pay” votes) or executive compensation payable in connection with a merger (more frequently referred to as “say-on-golden parachute” votes). An emerging growth company also is not subject to the requirement that its auditors attest to the effectiveness of the company’s internal control over financial reporting, and can provide scaled disclosure regarding executive compensation; however, Mercer Bancorp will also not be subject to the auditor attestation requirement or additional executive compensation disclosure so long as it remains a “non-accelerated filer” and a “smaller reporting company,” respectively, under Securities and Exchange Commission regulations (generally less than $250 million of voting and non-voting equity held by non-affiliates or less than $100 million in annual revenue). Finally, an emerging growth company may elect to comply with new or amended accounting pronouncements in the same manner as a private company, but must make such election when the company is first required to file a registration statement. Mercer Bancorp has elected to comply with new or amended accounting pronouncements in the same manner as a private company.

A company loses emerging growth company status on the earlier of: (i) the last day of the fiscal year of the company during which it had total annual gross revenues of $1.235 billion or more; (ii) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the company pursuant to an effective registration statement under the Securities Act of 1933; (iii) the date on which such company has, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; or (iv) the date on which such company is deemed to be a “large accelerated filer” under Securities and Exchange Commission regulations (generally, at least $700 million of voting and non-voting equity held by non-affiliates).

Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act of 2002 is intended to improve corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies and to protect investors by improving the accuracy and reliability of corporate disclosures required under the federal securities laws. We have policies, procedures and systems designed to comply with these regulations, and we review and document such policies, procedures and systems to ensure continued compliance with these regulations.

Change in Control Regulations

Under the Change in Bank Control Act, no person may acquire control of a bank holding company such as Mercer Bancorp unless the Federal Reserve Board has been given 60 days’ prior written notice and has not issued a notice disapproving the proposed acquisition, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the competitive effects of the acquisition. Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the institution’s directors, or a determination by the regulator that the acquiror has the power, directly or indirectly, to exercise a controlling influence over the management or policies of the institution. Acquisition of more than 10% of any class of a bank holding company’s voting stock constitutes a rebuttable determination of control under the regulations under certain circumstances including where, as will be the case with Mercer Bancorp, the issuer has registered securities under Section 12 of the Securities Exchange Act of 1934.

In addition, federal regulations provide that no company may acquire control of a bank holding company without the prior approval of the Federal Reserve Board. Any company that acquires such control becomes a “bank holding company” subject to registration, examination and regulation by the Federal Reserve Board.

TAXATION

Federal Taxation

General. Mercer Bancorp and Mercer Savings are subject to federal income taxation in the same general manner as other corporations, with some exceptions discussed below. The following discussion of federal taxation is intended only to summarize material federal income tax matters and is not a comprehensive description of the tax rules applicable to Mercer Bancorp and Mercer Savings.

Method of Accounting. For federal income tax purposes, Mercer Savings currently reports its income and expenses on the accrual method of accounting and uses a tax year ending September 30 for filing its federal income tax returns. The Small Business Protection Act of 1996 eliminated the use of the reserve method of accounting for bad debt reserves by savings institutions, effective for taxable years beginning after 1995.

Minimum Tax. The alternative minimum tax (“AMT”) for corporations has been repealed for tax years beginning after December 31, 2017. Any unused minimum tax credit of a corporation may be used to offset regular tax liability for any tax year. In addition, a portion of unused minimum tax credit was refundable in 2018 through 2021. The refundable portion is 50% (100% in 2021) of the excess of the minimum tax credit for the year over any credit allowable against regular tax for that year. At December 31, 2022 Mercer Savings had no minimum tax credit carryforward.

Net Operating Loss Carryovers. Generally, a corporation may carry forward net operating losses generated in tax years beginning after December 31, 2017 indefinitely and can offset up to 80% of taxable income. At December 31, 2022, Mercer Savings had no net operating loss carryforwards.

Capital Loss Carryovers. Generally, a corporation may carry back capital losses to the preceding three taxable years and forward to the succeeding five taxable years. Any capital loss carryback or carryover is treated as a short-term capital loss for the year to which it is carried. As such, it is grouped with any other capital losses for the year to which carried and is used to offset any capital gains. Any undeducted loss remaining after the five-year carryover period is not deductible. At December 31, 2022, Mercer Savings had no capital loss carryovers.

Corporate Dividends. Mercer Bancorp may generally exclude from our income 100% of dividends received from Mercer Savings as a member of the same affiliated group of corporations.

Audit of Tax Returns. Mercer Savings’ federal income tax returns have not been audited in the most recent five-year period.

State Taxation

Mercer Savings is subject to Ohio taxation in the same general manner as other financial institutions. In particular, Mercer Savings files a consolidated Ohio Financial Institutions Tax (“FIT”) return. The FIT is based upon the net worth of the consolidated group. For Ohio FIT purposes, savings institutions are currently taxed at a rate equal to 0.8% of taxable net worth, capped at 14% of the institution’s total assets.

As a Maryland business corporation, Mercer Bancorp will be required to file an annual report with and pay personal property taxes to the State of Maryland.

MANAGEMENT

Shared Management Structure

Each director of Mercer Bancorp is a director of Mercer Savings Bank. Each executive officer of Mercer Bancorp is an executive officer of Mercer Savings Bank. We expect that Mercer Bancorp and Mercer Savings Bank will continue to have a shared management structure until there is a business reason to establish separate management structures.

Executive Officers of Mercer Bancorp and Mercer Savings Bank

The following table sets forth information regarding the executive officers of Mercer Bancorp. Age information is at December 31, 2022. The executive officers are elected annually by the board of directors.

Name	Age	Position
Barry Parmiter	52	President and Chief Executive Officer

Directors of Mercer Bancorp and Mercer Savings Bank

Mercer Bancorp has six directors. Directors serve three-year staggered terms so that approximately one-third of the directors are elected at each annual meeting. After the conversion and stock offering, the directors of Mercer Savings Bank will be elected by Mercer Bancorp in its capacity as sole stockholder of Mercer Savings Bank. The following table sets forth information regarding our directors, including their ages at December 31, 2022 and the calendar years when they began serving as directors of Mercer Savings Bank.

Name	Position(s) Held With Mercer Savings Bank	Age	Director Since	Current Term Expires
Michael J. Boley	Director	56	2022	2025
Jose W. Faller	Director	45	2018	2024
Kristin M. Fee	Vice Chair of the Board of Directors	47	2013	2025
David L. Keiser	Chairman of the Board of Directors	66	2014	2026
Richard A. Mosier	Director	69	2006	2024
Barry Parmiter	Director, President and Chief Executive Officer	52	2022	2026

Mr. Mosier plans to retire from the board of directors in January 2024 and we are initiating a search for his replacement.

Board Independence

Mercer Bancorp has determined to adopt the standards for “independence” for purposes of board and committee service as set forth in the listing standards of the Nasdaq Stock Market. The board of directors has determined that each director, except for Mr. Parmiter, is “independent” as defined in the listing standards of the Nasdaq Stock Market. Mr. Parmiter is not considered independent because he serves as an executive officer of Mercer Bancorp and Mercer Savings Bank.

To our knowledge, there are no other transactions between us and any director or entity controlled by any director which would interfere with the directors’ exercise of independent judgment in carrying out their responsibilities as a director.

Business Background of Our Directors and Executive Officers

Our board of directors is comprised of local business and community leaders. The business experience for the past five years of each of our directors is set forth below. With respect to directors, the biographies also contain information regarding the person’s experience, qualifications, attributes or skills that caused the board of directors to determine that the person should serve as a director. Unless otherwise indicated, directors have held their positions for the past five years.

Michael J. Boley is the President and Chief Executive Officer of Wabash Mutual Telephone Company, a customer-owned broadband communications company headquartered in Celina, Ohio, and its subsidiary, Wabash Communications, Inc., which offers a wireless broadband network in Mercer County and surrounding areas. Mr. Boley also serves as a trustee of the Ohio Rural Broadband Association and is a member of the board of directors of Com Net Inc. and Independents Fiber Network. Mr. Boley’s extensive business and community network and insight into the local economic environment are valuable assets to the board of directors.

Jose W. Faller is the Director of Human Resources and Technology at Cooper Farms, a farm and food company based in northwest Ohio. Mr. Faller joined Cooper Farms in 2002. Previously, he worked as a network administrator for the U.S. Army. Mr. Faller also served as a member of the Fort Recovery Local Schools Board of Education from 2012 to 2019. Mr. Faller is a graduate of the University of Dayton with a bachelor’s degree in exercise science and holds an MBA from Wright State University. Mr. Faller brings valuable management experience and unique information technology expertise to the board of directors.

Kristin M. Fee is the Vice Chair of the board of directors of Mercer Savings Bank. Ms. Fee is the owner of Tribute Funeral Homes with locations in Greenville, Madison and Fort Recovery, Ohio. She has also served as Executive Director of EUM Church in Greenville, Ohio since 2010. Ms. Fee is a graduate of the University of Dayton and the World Harvest Bible College. Ms. Fee’s experience in marketing, operations and human resources and community connections are a valuable asset to the board of directors.

David L. Keiser serves as Chairman of the board of directors of Mercer Savings Bank, a position he has held since 2021. He is an owner and the President of Littman Thomas Insurance Agency, Inc., which serves Darke County, Ohio and surrounding areas. He has served as a member of the board of directors of several non-profit organizations, including Boys & Girls Club, Darke County Chamber Ambassador, Darke County United Way and Darke County Economic Development. Mr. Keiser’s extensive business and community network and insight into the local economic environment are valuable assets to the board of directors.

Richard A. Mosier joined the Board of Directors of Mercer Savings Bank in 2006 and served as Chairman of the Board from 2012 to 2021. Until his retirement in 2018, Mr. Mosier was an owner of and Certified Public Accountant at Mosier & Byers, CPAs LLC, which offers tax and accounting services to individuals and small businesses in Mercer County and surrounding areas. Mr. Mosier’s extensive institutional knowledge of Mercer Savings Bank and his background as a CPA are a significant resource for the board of directors. Mr. Mosier plans to retire from the board of directors in January 2024.

Barry Parmiter has served as President and Chief Executive Officer of Mercer Savings Bank since February 2022. Previously, he served as the President and Chief Executive Officer of Community Savings, Caldwell, Ohio, from 1998 to February 2022. Mr. Parmiter is a graduate of Ohio University with a Bachelor of Business Administration with a focus on accounting and holds an MBA from The University of Findlay. Mr. Parmiter provides the board with a perspective on the day-to-day operations of Mercer Savings Bank and assists the board in assessing the trends and developments in the financial institutions industry on a local and national basis. Additionally, Mr. Parmiter has business relationships and community ties that support our business generation.

Meetings and Committees of the Board of Directors of Mercer Bancorp and Mercer Savings Bank

We conduct business through meetings of our board of directors and its committees. The board of directors of Mercer Bancorp will establish standing committees, including an Audit Committee. Each of these committees will operate under a written charter, which will govern its composition, responsibilities and operations. Mercer Savings Bank also has standing committees of its board of directors.

Our Audit Committee will initially consist of Directors Keiser, Mosier and Fee.

Corporate Governance Policies and Procedures

In addition to establishing committees of our board of directors, we expect to adopt several policies to govern the activities of both Mercer Bancorp and Mercer Savings Bank including corporate governance policies and a code of business conduct and ethics. The corporate governance policies are expected to involve such matters as the following:

•	the composition, responsibilities and operation of our board of directors;

•	the establishment and operation of board committees, including audit, nominating/corporate governance and compensation committees;

•	convening executive sessions of independent directors; and

•	our board of directors’ interaction with management and third parties.

The code of business conduct and ethics, which is expected to apply to all employees and directors, will address conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. In addition, the code of business conduct and ethics will be designed to deter wrongdoing and to promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations.

Transactions With Certain Related Persons

Loans and Extensions of Credit. Federal law generally prohibits publicly traded companies from making loans and extensions of credit to their executive officers and directors, but it contains a specific exemption from such prohibition for loans made by federally insured financial institutions, such as Mercer Savings Bank, to their executive officers and directors in compliance with federal banking regulations. Federal regulations permit executive officers and directors to receive the same terms that are widely available to other employees as long as the director or executive officer is not given preferential treatment compared to the other participating employees.

Mercer Savings Bank makes loans to its employees and directors through an employee loan program pursuant to which loans are made at a reduced rate. Mortgage loans on a personal residence are available at 1.00% above Mercer Savings Bank’s cost of funds, adjusted annually, with the privilege limited to one outstanding loan per individual; consumer loans are available at 2.00% below the interest rate then offered to the public, but can never be less than 1.00% above Mercer Savings Bank’s cost of funds at the time the loan is granted, with the privilege limited to two outstanding loans per individual; and home equity lines of credit are available at the U.S. Prime Rate as published in The Wall Street Journal, adjusted as any changes to the U.S. Prime Rate occur, with the privilege limited to one outstanding loan per individual. The chart below lists our directors and executive officers who participated in the employee loan program during the years ended September 30, 2022 and 2021, and certain information with respect to their loans.

Name	Type of Loan	Largest Aggregate Balance 10/1/21 to 9/30/22	Principal Balance 9/30/22	Principal Paid 10/1/21 to 9/30/22	Interest Paid 10/1/21 to 9/30/22	Interest Rate
Gregory Bruns (1)	Home equity line of credit	$—	$—	$—	$—	6.250%
Gregory Bruns	Home mortgage	$246,556	$237,682	$8,874	$3,126	1.189%
Jose W. Faller	Home mortgage	$167,448	$161,165	$6,283	$2,117	1.201%
Jose W. Faller	Home equity line of credit	$—	$—	$—	$—	6.250%
Jon Fee (2)	Home mortgage	$112,018	$—	$112,018	$997	1.298%
Jon Fee	Home mortgage	$346,757	$346,757	$3,243	$1,637	1.189%
Kristen M. Fee	Automobile loan	$45,180	$36,532	$8,647	$581	1.409%
Kristen M. Fee	Automobile loan	$28,129	$—	$28,129	$168	1.409%
David L. Keiser	Home equity line of credit	$—	$—	$—	$—	6.250%
David L. Keiser	Home mortgage	$60,937	$52,070	$8,866	$734	1.189%

Name	Type of Loan	Largest Aggregate Balance 10/1/20 to 9/30/21	Principal Balance 9/30/21	Principal Paid 10/1/20 to 9/30/21	Interest Paid 10/1/20 to 9/30/21	Interest Rate
Gregory Bruns (1)	Home equity line of credit	$—	$—	$—	$—	3.25%
Gregory Bruns	Home mortgage	$254,870	$246,555	$8,314	$3,685	1.298%
Jose W. Faller	Home mortgage	$170,000	$167,448	$2,552	$1,113	1.346%
Jose W. Faller	Home equity line of credit	$10,545	$—	$10,545	$13	3.250%
Jose W. Faller	Home equity line of credit	$1,715	$—	$1,715	$18	4.250%
Jose W. Faller	Home mortgage	$174,447	$—	$174,447	$2,536	2.875%
Jon Fee (2)	Home mortgage	$116,321	$112,018	$4,303	$1,679	1.409%
Kristen M. Fee	Automobile loan	$53,000	$45,180	$7,820	$639	1.409%
Kristen M. Fee	Automobile loan	$33,000	$28,129	$3,990	$321	3.250%
David L. Keiser	Home equity line of credit	$—	$—	$—	$—	3.250%
David L. Keiser	Home mortgage	$69,573	$60,937	$8,636	$964	1.298%

(1) Mr. Bruns resigned as Senior Vice President of Lending effective March 3, 2023.

(2) Mr. Fee is Ms. Fee’s husband.

All of our loans to directors and executive officers were made in the ordinary course of business and, except for the discounted rates described above, were made on substantially the same terms, including collateral, as those prevailing at the time for comparable loans with persons not related to Mercer Savings Bank, and did not involve more than the normal risk of collectability or present other unfavorable features. These loans were performing according to their original terms at December 31, 2022, and were made in compliance with federal banking regulations.

Executive Compensation

Summary Compensation Table. The following information is furnished for our principal executive officer and the next most highly compensated executive officer (other than the principal executive officer) whose total compensation exceeded $100,000 for the year ended September 30, 2022. These individuals are sometimes referred to in this prospectus as the “named executive officers.”

Name and Principal Position	Year	Salary	Bonus	All Other Compensation	Total
Barry Parmiter President and Chief Executive Officer	2022	$99,375	—	—	$99,375

Gregory Bruns (1) Senior Vice President of Lending	2022	$94,393	$10,000	$6,685	$111,078

(1) Mr. Bruns resigned as Senior Vice President of Lending effective March 3, 2023.

Employment Agreement. Mercer Savings Bank has entered into an employment agreement with Barry Parmiter, our President and Chief Executive Officer. Our continued success depends to a significant degree on the skills and competence of Mr. Parmiter and the employment agreement is intended to ensure that we maintain a stable management base following the conversion and offering.

The employment agreement has a term of three years. Commencing as of each January 1, the board of directors may renew the agreement for an additional year so that the remaining term will again become three years. The current base salary for Mr. Parmiter is $195,000. In addition to base salary, the agreement provides for, among other things, participation in bonus programs and other benefit plans and arrangements applicable to executive and other employees. We may terminate Mr. Parmiter’s employment for cause at any time, in which event he would have no right to receive compensation or other benefits for any period after his termination of employment.

Certain events resulting in Mr. Parmiter’s termination or resignation entitle him to payments of severance benefits following the termination of his employment. In the event of Mr. Parmiter’s involuntary termination for reasons other than for cause, disability or retirement, or in the event he resigns during the term of the agreement following (a) the failure to appoint him to the executive position set forth in the agreement or the failure to re-nominate him as a member of the board of directors, (b) a material change in his function, duties or responsibilities resulting in a reduction of the responsibility, scope, or importance of his position, (c) a relocation of his office by more than 30 miles, (d) a material reduction in the benefits or perquisites paid to him unless the reduction is part of a reduction that is generally applicable to employees of Mercer Savings Bank, (e) a liquidation or dissolution of Mercer Savings Bank or (f) a material breach of the employment agreement by Mercer Savings Bank, then Mr. Parmiter would become entitled to a severance payment in the form of a cash lump sum equal to the base salary and bonuses he would have earned for the remaining unexpired term of the employment agreement. In addition, Mr. Parmiter would become entitled, at no expense to him, to the continuation of life insurance and non-taxable medical and dental coverage for the remaining unexpired term of the employment agreement, or if the coverage is not permitted by applicable law or if providing the benefits would subject Mercer Savings Bank to penalties, he will receive a cash lump sum payment equal to the value of the benefits.

In the event of a change in control of Mercer Savings Bank or Mercer Bancorp followed by Mr. Parmiter’s involuntary termination other than for cause, disability or retirement, or upon his resignation for one of the reasons set forth above thereafter, he would become entitled to a severance payment in the form of a cash lump sum equal to three times his “base amount,” as that term is defined for purposes of Internal Revenue Code Section 280G (i.e., the average annual taxable income paid to him for the five taxable years preceding the taxable year in which the change in control occurs). In addition, Mr. Parmiter would become entitled, at no expense to him, to the continuation of life insurance and non-taxable medical and dental coverage for twenty-four (24) months following his termination of employment, or if the coverage is not permitted by applicable law or if providing the benefits would subject Mercer Savings Bank to penalties, he will receive a cash lump sum payment equal to the value of the benefits.

Under the employment agreement, if Mr. Parmiter becomes disabled within the meaning of the term under Section 409A of the Internal Revenue Code and as set forth in the employment agreement, he will receive benefits under any short-term or long-term disability plans maintained by Mercer Savings Bank.

Under the employment agreement, if Mr. Parmiter retires following his attainment of age 65, he will receive benefits under any applicable retirement or other plans maintained by Mercer Savings Bank.

In the event of Mr. Parmiter’s death, his estate or beneficiaries will be paid his base salary through the end of the month in which his death occurs and his dependents will be entitled to continued non-taxable medical, dental and other insurance for one year following his death.

Upon termination of Mr. Parmiter’s employment (other than following a change in control), he will be subject to certain restrictions on his ability to compete or to solicit business or employees of Mercer Savings Bank for a period of one year following his termination of employment.

401(k) Plan. Mercer Savings Bank maintains the Mercer Savings Bank Profit Sharing & 401(k) Savings Plan & Trust, a tax-qualified defined contribution plan for eligible employees (the “401(k) Plan”). The named executive officers are eligible to participate in the 401(k) Plan on the same terms as other eligible employees. Eligible employees become participants in the 401(k) Plan and may make salary deferrals and receive employer contributions under the plan after having attained age 21 and completing one year of service.

Under the 401(k) Plan, a participant may elect to defer, on a pre-tax basis, the maximum amount of compensation permitted by the Internal Revenue Code. For 2023, the salary deferral contribution limit is $22,500, provided, however, that a participant over age 50 may contribute an additional $7,500 to the 401(k) Plan for a total of $30,000. In addition to salary deferral contributions, Mercer Savings Bank currently makes matching contributions on the first 6% of the participant’s compensation under the plan. It may also make other discretionary contributions to the 401(k) Plan.

A participant is always 100% vested in his or her salary deferral contributions. A participant will vest in matching and other employer contributions at the rate of 100% after three years of service. Generally, unless the participant elects otherwise, the participant’s account balance will be distributed following the participant’s termination of employment. However, participants may take in-service withdrawals from the 401(k) Plan in certain circumstances, including for loans and hardships.

Expense recognized in connection with the 401(k) Plan totaled approximately $50,180 for the year ended September 30, 2022.

Employee Stock Ownership Plan. Mercer Savings Bank intends to adopt an employee stock ownership plan, effective January 1, 2023, for eligible employees. It is anticipated that eligible employees will include employees who have attained age 21 and have completed one year of service. Employees employed as of January 1, 2023, will begin participation in the employee stock ownership plan on the later of the effective date of the employee stock ownership plan or upon the first entry date commencing on or after the eligible employee’s completion of one year of service.

The employee stock ownership plan trustee is expected to purchase, on behalf of the employee stock ownership plan, 8% of the total number of shares of Mercer Bancorp common stock sold in the stock offering and contributed to the charitable foundation. We anticipate that the employee stock ownership plan will fund its stock purchase with a loan from Mercer Bancorp equal to the aggregate purchase price of the common stock. The loan will be repaid principally through Mercer Savings Bank’ contribution to the employee stock ownership plan and dividends payable on common stock held by the employee stock ownership plan over the anticipated 15-year term of the loan. The interest rate for the employee stock ownership plan loan is expected to be a fixed-rate equal to the prime rate, as published in The Wall Street Journal, on the closing date of the conversion and stock offering. If market conditions warrant, in the judgment of its trustees, the employee stock ownership plan’s subscription order will not be filled and the employee stock ownership plan may elect to purchase shares in the open market following the completion of the conversion and stock offering, subject to applicable regulatory approvals or non-objections.

The trustee will hold the shares purchased by the employee stock ownership plan in an unallocated suspense account. Shares will be released from the suspense account on a pro-rata basis as the trustee repays the loan. The trustee will allocate the shares released among the participants’ accounts based on each participant’s proportional share of compensation relative to all participants. Participants will vest in their benefit after completing three years of service, with no vesting prior to completing three years of service. Participants who were employed by Mercer Savings Bank immediately before the completion of the conversion and stock offering will receive credit for vesting purposes for years of service before adoption of the employee stock ownership plan. Participants also will become fully vested upon normal retirement, death or disability, a change in control, or termination of the employee stock ownership plan. Generally, participants will receive distributions from the employee stock ownership plan upon severance from employment. The employee stock ownership plan reallocates any unvested shares forfeited upon termination of employment among the remaining participants.

The employee stock ownership plan will permit participants to direct the trustee as to how to vote the shares of common stock allocated to their accounts. The trustee will vote unallocated shares and allocated shares for which participants do not provide instructions on any matter in the same ratio as those shares for which participants provide instructions, subject to fulfillment of the trustee’s fiduciary responsibilities.

Under applicable accounting requirements, Mercer Savings Bank will record a compensation expense for the employee stock ownership plan at the fair market value of the shares as they are committed to be released from the unallocated suspense account to participants’ accounts. The compensation expense resulting from the release of Mercer Bancorp common stock from the suspense account and allocation to plan participants will result in a corresponding reduction in the earnings of Mercer Bancorp.

Directors’ Compensation

The following table sets forth for the year ended September 30, 2022, certain information as to the total remuneration we paid to our non-employee directors.

Name	Fees Earned or Paid in Cash	All Other Compensation	Total
Michael J. Boley (1)	$8,100	—	$8,100
Jose W. Faller	16,000	—	16,000
Kristin M. Fee	13,600	—	13,600
David L. Keiser	17,500	—	17,500
Thomas D. Lammers (2)	12,450	—	12,450
Richard A. Mosier	13,600	—	13,600

(1)	Mr. Boley joined the Board of Directors on April 19, 2022.

(2)	Mr. Lammers passed away on September 3, 2022.

Director Fees. Directors of Mercer Savings Bank receive a monthly fee of $1,350 for directors not participating in a Director Retirement Agreement or $1,150 for directors who participate in a Director Retirement Agreement. The Chairman, or the Vice Chairman in the absence of the Chairman, receives an additional fee of $350 per month and the Secretary receives an additional fee of $250 per month. Employees who serve on the board of directors do not receive director fees. No additional fees are paid for attending meetings of the Board of Directors or of its committees.

Each individual who serves as a director of Mercer Savings Bank also serves as a director of Mercer Bancorp. Initially, each director will receive director fees only in their capacity as a director of Mercer Savings Bank. Following the completion of the conversion and stock offering, Mercer Bancorp may also determine to pay director fees but has not determined to do so at this time.

Director Retirement Agreements. Mercer Savings Bank has entered into Director Retirement Agreements with Messrs. Mosier and Keiser and Ms. Fee. Under the Director Retirement Agreements, each director is entitled to a normal retirement benefit based on a schedule attached to the agreements. The annual normal retirement benefit for Messrs. Mosier and Keiser equals $18,736 and $12,937, respectively, and the annual normal retirement benefit for Ms. Fee equals $35,476. The normal retirement age for Messrs. Mosier and Keiser is 70 and 72, respectively, and the normal retirement age for Ms. Fee is 71. The directors vest in their benefits under the Director Retirement Agreements at the rate of 33% after six years of service, 66% after ten years of service and 100% after 18 years of service. The normal retirement benefit is paid monthly for ten years. Directors become 100% vested in their normal retirement benefit upon becoming disabled and receive the benefit in the same form as the normal retirement benefit but commencing on the first day of the month following their disability.

If the director separates from service prior to their normal retirement age, they become entitled to a lump sum payment equal to the amount set forth on a schedule to the agreements within 60 days following their separation from service. If the director separates from service within 24 months of a change in control, the director will fully vest in the normal retirement benefit and receive the benefit in a lump sum within 60 days following their separation from service. If a director dies while in service, the director’s beneficiary will receive 100% of the normal retirement benefit, paid monthly for ten years. If the director dies while in pay-status under the agreements, the director’s beneficiary will receive the same benefits the director would have received had the director survived.

In connection with the conversion, Mercer Savings Bank is amending the Director Retirement Agreements with Mr. Keiser and Ms. Fee to convert the agreements to a defined contribution form of benefit with the initial account balance equal to the accrual balance of the directors’ current benefit. Each year, Mercer Savings Bank will then contribute an additional amount to the agreements on behalf of Mr. Keiser and Ms. Fee with the intent that the account balance will equal what was the anticipated accrual balance prior to the amendment (i.e., so that the directors will receive the same benefit equivalent after the amendment to the agreements prior to any adjustment for earnings on the account balances). The amendments are intended to allow Mr. Keiser and Ms. Fee to invest their current account balance in stock of Mercer Bancorp by making a one-time election to use the account balance to subscribe for shares in the offering.

Benefits to be Considered Following Completion of the Conversion and Stock Offering

Stock-Based Benefit Plans. Following the conversion and stock offering, we intend to adopt one or more new stock-based benefit plans that will provide for grants of stock options and restricted stock awards (including restricted stock units). The stock-based benefit plans will not be adopted sooner than six months after the conversion and stock offering, and, if adopted within 12 months after the conversion and stock offering, stockholders must approve the plans by a majority of the votes eligible to be cast. If the stock-based benefit plans are established more than 12 months after the conversion and stock offering, stockholders must approve the plans by a majority of votes cast. Also, if adopted within 12 months following the completion of the conversion, the aggregate number of shares reserved for the exercise of stock options or available for stock awards under the stock-based benefit plans would be limited to 10% and 4%, respectively, of the shares sold in the stock offering and contributed to the charitable foundation.

The following additional restrictions would apply to our stock-based benefit plans if we adopt such plans within 12 months after the conversion and stock offering:

•	non-employee directors in the aggregate may not receive more than 30% of the options and restricted stock awards authorized under the plans;

•	any one non-employee director may not receive more than 5% of the options and restricted stock awards authorized under the plans;

•	any officer or employee may not receive more than 25% of the options and restricted stock awards authorized under the plans;

•	any tax-qualified employee stock benefit plans and restricted stock plans, in the aggregate, may not acquire more than 10% of the shares sold in the stock offering and contributed to the charitable foundation, unless Mercer Savings Bank has tangible capital of 10% or more, in which case tax-qualified employee stock benefit plans and restricted stock plans may acquire up to 12% of the shares sold in the stock offering and contributed to the charitable foundation;

•	the options and restricted stock awards may not vest more rapidly than 20% per year, beginning on the first anniversary of stockholder approval of the plans; and

•	accelerated vesting is not permitted except for death, disability or upon a change in control of Mercer Bancorp or Mercer Savings Bank.

We have not determined whether we will present stock-based benefit plans for stockholder approval before or after 12 months after the completion of the conversion and stock offering.

We may obtain the shares needed for our stock-based benefit plans by issuing additional shares of common stock from authorized but unissued shares or through stock repurchases.

The actual value of the shares awarded under stock-based benefit plans would be based in part on the price of the common stock of Mercer Bancorp when the shares are awarded. The following table presents the total value of all shares of restricted stock that would be available for issuance under the new stock-based benefit plans, assuming the shares are awarded when the market price of our common stock ranges from $8.00 per share to $14.00 per share.

Share Price	Value of Shares Awarded at Minimum of Offering Range	Value of Shares Awarded at Midpoint of Offering Range	Value of Shares Awarded at Maximum of Offering Range	Value of Shares Awarded at Adjusted Maximum of Offering Range
(In thousands, except share price information)
$8.00	$369,600	$432,000	$494,400	$566,160
10.00	462,000	540,000	618,000	707,700
12.00	554,400	648,000	741,600	849,240
14.00	646,800	756,000	865,200	990,780

The grant-date fair value of the options granted under the new stock-based benefit plans will be based in part on the price of shares of common stock of Mercer Bancorp when the options are granted. The value also will depend on the various assumptions utilized in the option pricing model ultimately adopted. The following table presents the total estimated value of the options to be available for grant under the stock-based benefit plans, assuming the market price and exercise price for the stock options are equal and the range of market prices for the shares is $8.00 per share to $14.00 per share. The Black-Scholes option pricing model provides an estimate only of the fair value of the stock options, and the actual value of the stock options may differ significantly from the value set forth in this table.

Exercise Price	Grant-Date Fair Value Per Option	Value of Options at Minimum of Offering Range	Value of Options at Midpoint of Offering Range	Value of Options at Maximum of Offering Range	Value of Options at Adjusted Maximum of Offering Range
(In thousands, except exercise price and fair value information)
$8.00	$2.97	$343,035	$400,950	$458,865	$525,467
10.00	3.72	429,660	502,200	574,740	658,161
12.00	4.46	515,130	602,100	689,070	789,086
14.00	5.20	600,600	702,000	803,400	920,010

The above tables are provided for informational purposes only. There can be no assurance that our stock price will not trade below the offering price of $10.00 per share. Before you make an investment decision, we urge you to read this prospectus carefully, including, but not limited to, the section entitled “Risk Factors.”

SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding intended common stock subscriptions by each of the directors and executive officers and their associates, and by all directors, officers and their associates as a group. However, there can be no assurance that any such person or group will purchase any specific number of shares of our common stock. If the individual maximum purchase limitation is increased, persons subscribing for the maximum amount may increase their purchase order. Directors and officers will purchase shares of common stock at the same $10.00 purchase price per share and on the same terms as other purchasers in the stock offering. This table excludes shares of common stock to be purchased by the employee stock ownership plan, as well as any stock awards or stock option grants that may be made no earlier than six months after the completion of the conversion and stock offering. Purchases by directors, officers and their associates will be included in determining whether the required minimum number of shares has been subscribed for in the stock offering. The shares being acquired by the directors, executive officers and their associates are being acquired for investment purposes, and not with a view towards resale. Our directors and executive officers will be subject to the same minimum purchase requirements and purchase limitations as other participants in the stock offering set forth under “The Conversion and Stock Offering – Limitations on Common Stock Purchases.”

Name	Title	Number of Shares (1)	Aggregate Purchase Price (1)	Percent at Minimum of Offering Range (2)
Michael J. Boley	Director	15,000	$150,000	1.5%
Jose W. Faller	Director	7,000	70,000	*
Kristin M. Fee	Director	6,000	60,000	*
David L. Keiser	Director	10,000	100,000	*
Richard A. Mosier	Director	10,000	100,000	*
Barry Parmiter	Director, President and Chief Executive Officer	17,500	175,000	1.5

All directors and executive officers as a group (6 persons)		65,500	$655,000	5.7%

*	Less than 1.0%

(1)	Includes purchases by the named individual’s spouse and other relatives of the named individual living in the same household. Other than as set forth above and noted below, the named individuals are not aware of any other purchases by a person or entity that would be considered an associate of the named individuals under the plan of conversion.

(2)	Represents percentage of total outstanding shares at the minimum of the offering range, including shares contributed to the charitable foundation.

THE CONVERSION AND STOCK OFFERING

The board of directors of Mercer Savings Bank has approved the plan of conversion. The plan of conversion provides for the establishment and funding of the charitable foundation. The plan of conversion must also be approved by Mercer Savings Bank’s members (its depositors and borrowers). The establishment and funding of the charitable foundation must also be approved by Mercer Savings Bank’s members, by a separate vote. A special meeting of members has been called for this purpose. Mercer Savings Bank has filed an application with respect to the conversion and stock offering with the ODFI and the FDIC, and Mercer Bancorp will file a holding company application with the Federal Reserve Board. The approvals of the ODFI, the FDIC and the Federal Reserve Board are required before we can consummate the conversion and stock offering. Any approval by the ODFI, the FDIC or the Federal Reserve Board does not constitute a recommendation or endorsement of the plan of conversion.

General

The board of directors of Mercer Savings Bank adopted and approved the plan of conversion on March 3, 2023. In accordance with the plan of conversion, Mercer Savings Bank will convert from the mutual form of organization to the stock form of organization. In connection with the conversion, Mercer Savings Bank has organized a new Maryland stock holding company named Mercer Bancorp, which will sell shares of common stock to the public in an initial public stock offering. When the conversion and stock offering are completed, all of the capital stock of Mercer Savings Bank will be owned by Mercer Bancorp, and all of the common stock of Mercer Bancorp will be owned by its stockholders.

Mercer Bancorp expects to retain between $3.6 million and $5.3 million of the net proceeds of the stock offering, or $6.2 million if the offering range is increased by 15% because of demand for the shares or changes in market conditions. Mercer Savings Bank will receive a capital contribution equal to at least 50% of the net proceeds of the stock offering. Based on this formula, we anticipate that Mercer Bancorp will invest in Mercer Savings Bank $4.7 million, $5.6 million, $6.6 million and $7.7 million, respectively, of the net proceeds at the minimum, midpoint, maximum and adjusted maximum of the offering range. The conversion and stock offering will be consummated only upon the sale of at least 1,105,000 shares of our common stock.

The plan of conversion provides that we will offer shares of common stock for sale in the subscription offering to Eligible Account Holders, our tax-qualified employee benefit plans (specifically our employee stock ownership plan), and Other Members (each as defined below). If all shares are not subscribed for in the subscription offering, we may, in our discretion, offer common stock for sale in a community offering to members of the public, with a preference given to natural persons (and trusts of natural persons) residing in Mercer and Darke Counties in Ohio and Adams and Jay Counties in Indiana. In addition, shares of common stock not purchased in the subscription offering and community offering may be offered for sale to the general public in a syndicated community offering to be managed by Performance Trust, acting as our agent.

We have the right to accept or reject, in whole or in part, any orders to purchase shares of the common stock received in any community offering or any syndicated community offering. The community offering and/or syndicated community offering, if any, may begin at the same time as, during, or after the subscription offering, and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by us with the approval of the ODFI and FDIC. See “ – Community Offering” and “ – Syndicated Community Offering.”

We determined the number of shares of common stock to be offered in the stock offering based upon an independent valuation of the estimated consolidated pro forma market value of Mercer Bancorp, assuming the conversion and stock offering are completed. All shares of common stock to be sold in the stock offering will be sold at $10.00 per share. Investors will not be charged a commission to purchase shares of common stock. The independent valuation will be updated and the final number of the shares of common stock to be issued in the stock offering will be determined at the completion of the stock offering. See “ – Determination of Share Price and Number of Shares to be Issued” for more information as to the determination of the estimated pro forma market value of the common stock.

The following is a brief summary of the plan of conversion. We recommend reading the plan of conversion in its entirety for more information. A copy of the plan of conversion is available for inspection at the banking office of Mercer Savings Bank and as described in the section of this prospectus entitled “Where You Can Find Additional Information.” The plan of conversion is also filed as an exhibit to Mercer Savings Bank’s application for approval to convert from mutual to stock form, of which this prospectus is a part, copies of which may be obtained from the FDIC. The plan of conversion is also filed as an exhibit to Mercer Bancorp’s registration statement filed with the Securities and Exchange Commission, of which this prospectus is a part, copies of which may be obtained from the Securities and Exchange Commission or online at the Securities and Exchange Commission’s website, www.sec.gov. See “Where You Can Find Additional Information.”

Reasons for the Conversion

Consistent with our business strategy, our primary reasons for converting and raising additional capital through the stock offering are:

•	to increase capital to support future growth and profitability;

•	to retain and attract qualified personnel by establishing stock-based benefit plans for management and employees;

•	to offer our customers and employees an opportunity to purchase an equity interest in Mercer Savings Bank by purchasing shares of common stock of Mercer Bancorp; and

•	to support and enhance Mercer Savings Bank’s charitable giving in its local community.

Mutual institutions cannot offer stock incentives to attract and retain highly qualified management personnel. While Mercer Savings Bank has not required these capital tools and stock incentives in the past, they could prove to be important to implementing our business strategy, and management believes that the additional capital raised in the stock offering will enable us to take advantage of business opportunities that may not otherwise be available to us.

Approvals Required

The affirmative vote of two-thirds of the total eligible votes of members of Mercer Savings Bank is required to approve the plan of conversion. The affirmative vote of a majority of the total eligible votes of members of Mercer Savings Bank is required to approve the establishment and funding of the charitable foundation. A special meeting of members to consider and vote upon the plan of conversion and the establishment and funding of the charitable foundation has been set for [special meeting date]. The plan of conversion also must be approved by the ODFI and the FDIC. Additionally, the Federal Reserve Board must approve Mercer Bancorp’s holding company application. We cannot consummate the conversion and the stock offering without satisfying the conditions contained in these approvals.

Effects of Conversion on Depositors, Borrowers and Members

Continuity. While the conversion is being accomplished, our normal business of accepting deposits and making loans will continue without interruption. Mercer Savings Bank will continue to be an Ohio state-chartered bank and will continue to be regulated by the FDIC, while Mercer Bancorp will be regulated by the Federal Reserve Board. After the conversion and stock offering, we will continue to offer existing services to depositors, borrowers and other customers. The individuals serving as directors of Mercer Savings Bank at the time of the conversion will serve as the directors of Mercer Savings Bank and of Mercer Bancorp after the conversion and stock offering.

Effect on Deposit Accounts. According to the plan of conversion, each depositor of Mercer Savings Bank at the time of the conversion will automatically continue as a depositor after the conversion, and the deposit balance, interest rate and other terms of such deposit accounts will not change as a result of the conversion. Each such account will be insured by the FDIC to the same extent as before the conversion. Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.

Effect on Loans. No loan outstanding from Mercer Savings Bank will be affected by the conversion, and the amount, interest rate, maturity and security for each loan will remain as it was contractually fixed before the conversion.

Effect on Voting Rights of Members. All of our depositors and borrowers are members of and have voting rights in Mercer Savings Bank as to all matters requiring membership action. Upon completion of the conversion, Mercer Savings Bank will cease to have members and former members will no longer have voting rights in Mercer Savings Bank. Upon completion of the conversion, all voting rights in Mercer Savings Bank will be vested in Mercer Bancorp as the sole stockholder of Mercer Savings Bank. The stockholders of Mercer Bancorp will possess exclusive voting rights with respect to Mercer Bancorp common stock.

Tax Effects. We have received opinions of our counsel and our tax advisors with regard to the federal and state income tax consequences of the conversion to the effect that the conversion will not be taxable for federal or Ohio state income tax purposes to Mercer Savings Bank or its members. See “ – Material Income Tax Consequences.”

Effect on Liquidation Rights. Each depositor of Mercer Savings Bank has both a deposit account in Mercer Savings Bank and a pro rata ownership interest in the net worth of Mercer Savings Bank based upon the deposit balance in the depositor’s account. This ownership interest is tied to the depositor’s account and has no tangible market value separate from the deposit account. This interest may only be realized in the event of a complete liquidation of Mercer Savings Bank. Any depositor who opens a deposit account obtains a pro rata ownership interest in Mercer Savings Bank without any additional payment beyond the amount of the deposit. A depositor who reduces or closes their account receives a portion or all, respectively, of the balance in the deposit account upon such withdrawal, but nothing in exchange for their ownership interest in the net worth of Mercer Savings Bank, which is lost to the extent that the balance in the account is reduced or closed.

Consequently, depositors in a mutual bank normally have no way of realizing the value of their ownership interest, which has realizable value only in the unlikely event that the institution is completely liquidated. If this occurs, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of Mercer Savings Bank after other claims, including claims of depositors to the amounts of their deposits, are paid.

In the unlikely event that Mercer Savings Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by distribution of a “liquidation account” to depositors as of February 28, 2022 who continue to maintain their deposit accounts as of the date of liquidation, with any assets remaining thereafter distributed to Mercer Bancorp as the sole owner of Mercer Savings Bank’s capital stock. A post-conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in such a transaction, the liquidation account would be assumed by the surviving institution. See “ – Liquidation Rights.”

Determination of Share Price and Number of Shares to be Issued

The plan of conversion and federal regulations require that the aggregate purchase price of the common stock sold in the stock offering be based on the appraised pro forma market value of the common stock, as determined by an independent valuation. We have retained FinPro Capital Advisors, Inc. (“FinPro”), an independent appraisal firm, to prepare an independent valuation appraisal. For its services in preparing the initial valuation and one final update valuation, FinPro will receive a fee of $35,000, and will be reimbursed for its expenses up to $5,000.

We are not affiliated with FinPro, and neither we nor FinPro has an economic interest in, or is held in common with, the other. FinPro represents and warrants that it is not aware of any fact or circumstance that would cause it not to be “independent” within the meaning of the conversion regulations or the applicable regulatory valuation guidelines or otherwise prohibit or restrict in anyway FinPro from serving in the role of our independent appraiser.

We have agreed to indemnify FinPro and its employees and affiliates against specified losses, including any losses in connection with claims under the federal securities laws, arising out of its services as independent appraiser, except where such liability results from its gross negligence, bad faith or willful misconduct.

The independent valuation appraisal considered the pro forma impact of the stock offering. Consistent with applicable federal appraisal guidelines, the appraisal applied three primary methodologies: the pro forma price-to-book value approach applied to both reported book value and tangible book value; the pro forma price-to-earnings approach applied to reported and core earnings; and the pro forma price-to-assets approach. The market value ratios applied in the remaining two methodologies were based upon the current market valuations of the comparable group companies identified by FinPro, subject to valuation adjustments applied by FinPro to account for differences between us and our peer group. Because FinPro concluded that asset size is not a strong determinant of market value, FinPro did not place significant weight on the pro forma price-to-assets approach in reaching its conclusions. FinPro placed the greatest emphasis on the price-to-book value approach in estimating pro forma market value.

The independent valuation was prepared by FinPro in reliance upon the information contained in this prospectus, including our financial statements. FinPro also considered the following factors, among others:

•	our present and projected operating results and financial condition;

•	the economic and demographic conditions in our existing market area;

•	certain historical, financial and other information relating to us;

•	a comparative evaluation of our operating and financial characteristics with those of other similarly situated publicly traded savings institutions;

•	the impact of the conversion and stock offering on our equity and earnings potential; and

•	the trading market for securities of comparable institutions and general conditions in the market for such securities.

The independent valuation is also based on an analysis of a peer group of twelve publicly traded bank and savings and loan holding companies that FinPro considered comparable to us under regulatory guidelines applicable to the independent valuation. Under these guidelines, a minimum of ten peer group companies are selected from the universe of all publicly traded savings institutions with relatively comparable resources, strategies and financial and other operating characteristics. Such companies must also be traded on an exchange (such as Nasdaq or the New York Stock Exchange). Because of the initial and continuing listing standards of Nasdaq and the New York Stock Exchange, including public float and round lot holders requirements, as well as the fact that many of the smaller converted thrifts ultimately de-list their shares from Nasdaq and/or are acquired by larger companies, each of the peer group companies has a comparatively larger asset size than Mercer Savings Bank. The peer group companies selected also consisted of fully converted stock institutions that were not subject to an actual or rumored acquisition and that had been in fully converted form for at least one year. In addition, the peer group companies were limited to the following selection criteria:

•	selected all fully converted thrifts located in the Midwest, Northeast and Mid-Atlantic Regions;

•	excluded institutions that have recently converted, as the earnings of newly converted institutions do not reflect a full year’s benefit from the reinvestment of proceeds, and thus the price/earnings multiples and return on equity measures for these institutions tend to be skewed upward and downward, respectively;

•	eliminated institutions with assets in excess of $2.25 billion as these entities have greater financial and managerial resources and a broader branch network; and

•	eliminated minority focused institutions.

Included in the independent valuation were certain assumptions as to our pro forma earnings after the conversion that were utilized in determining the appraised value. These assumptions included estimated expenses, an assumed after-tax rate of return on the net offering proceeds of 3.95% and purchases in the open market of 4.0% of the common stock sold in the stock offering and contributed to the charitable foundation by the stock-based benefit plan at the $10.00 purchase price. See “Pro Forma Data” for additional information concerning these assumptions. The use of different assumptions may yield different results.

The independent valuation states that at February 28, 2023, the estimated pro forma market value of Mercer Bancorp ranged from $11.6 million to $15.5 million, with a midpoint of $13.5 million (including the value of the 50,000 shares of Mercer Bancorp common stock to be contributed to the charitable foundation at the offering price of $10.00 per share). Our board of directors decided to offer the shares of common stock for a price of $10.00 per share primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions. The number of shares offered for sale in the stock offering equals to the aggregate offering price of the shares divided by the price per share. Based on the valuation range and the $10.00 price per share, and excluding the 50,000 shares to be contributed to the charitable foundation, the minimum of the offering range is 1,105,000 shares, the midpoint of the offering range is 1,300,000 shares and the maximum of the offering range is 1,495,000 shares, or 1,719,250 shares if the maximum amount is increased by 15% because of demand for shares or changes in market conditions.

In applying each of the valuation methods, FinPro considered adjustments to our pro forma market value based on a comparison of Mercer Bancorp with the peer group. FinPro made downward adjustments for: financial condition, balance sheet growth, market area, and liquidity of the issue. FinPro made no upward adjustments. FinPro made no adjustments for earnings quality, predictability and growth, dividends, recent regulatory matters, management, and marketing of issuance. The downward adjustment for financial condition took into consideration smaller size of Mercer Savings Bank’s balance sheet compared to the comparable group. The downward adjustment for balance sheet took into consideration the lower levels of percentage growth compared to the comparable group. The downward adjustment for Mercer Savings Bank’s market area took into consideration the lower household income levels to the comparable group. The downward adjustment for liquidity took into consideration the lower size of the potential issuance compared to the comparable group.

The following table presents a summary of selected pricing ratios for the peer group companies and for Mercer Bancorp (on a pro forma basis) that FinPro utilized in its appraisal. These ratios are based on Mercer Bancorp’s book value, tangible book value and core earnings as of and for the three months ended December 31, 2022, annualized. The peer group ratios are based on the latest date for which complete financial data are publicly available and stock prices as of February 17, 2022. Compared to the average pricing of the peer group, our pro forma pricing ratios at the midpoint of the offering range indicate a discount of 55.1% on a core earnings value basis, 41.1% on a price-to-book value basis and a discount of 42.1% on a price-to-tangible book value basis.

	Price-to-core earnings multiple (1)		Price-to-book value ratio	Price-to-tangible book value ratio
Mercer Bancorp (pro forma basis, assuming completion of the conversion and stock offering):
Adjusted Maximum	10.75	x	63.49%	63.49%
Maximum	9.62	x	59.67%	59.67%
Midpoint	8.62	x	55.83%	55.83%
Minimum	7.58	x	51.41%	51.41%

Valuation of peer group companies, all of which are fully converted (historical basis):
Average	33.40	x	94.40%	97.40%
Median	19.20	x	94.80%	96.40%

(1)	Price-to-earnings multiples calculated by FinPro are based on an estimate of “core” or recurring earnings. These ratios are different from those presented in “Pro Forma Data.”

The following table presents information regarding the peer group companies utilized by FinPro in its appraisal.

Company Name	Ticker Symbol	Exchange	Headquarters	Total Assets at December 31, 2022 ($ in millions)
1895 Bancorp of Wisconsin, Inc.	BCOW	NASDAQCM	Greenfield, WI	529,317
Blue Foundry Bancorp	BLFY	NASDAQGS	Rutherford, NJ	2,043,338
Finward Bancorp	FNWD	NASDAQCM	Munster, IN	2,070,339
First Seacoast Bancorp, Inc.	FSEA	NASDAQCM	Dover, NH	523,801
Generations Bancorp NY, Inc.	GBNY	NASDAQCM	Seneca Falls, NY	373,612
HMN Financial, Inc.	HMNF	NASDAQCM	Rochester, NY	1,096,202
Mid-Southern Bancorp, Inc.	MSVB	NASDAQCM	Salem, IN	264,548
Northeast Community Bancorp, Inc.	NECB	NASDAQCM	White Plains, NY	1,425,037
PB Bankshares, Inc.	PBBK	NASDAQCM	Coatesville, PA	376,739
Provident Bancorp, Inc.	PVBC	NASDAQCM	Amesbury, MA	1,636,381
Waterstone Financial, Inc.	WSBF	NASDAQGS	Wauwatosa, WI	2,031,672
William Penn Bancorporation	WMPN	NASDAQCM	Bristol, PA	870,944

Our board of directors reviewed the independent valuation and, in particular, considered the following:

•	our financial condition and results of operations;

•	comparison of our financial performance ratios to those of other financial institutions of similar size; and

•	market conditions generally and, in particular, for financial institutions.

All of these factors are set forth in the independent valuation. Our board of directors also reviewed the methodology and the assumptions used by FinPro in preparing the independent valuation and believes that such assumptions were reasonable. The offering range may be amended with the approval of the FDIC, if required, as a result of subsequent developments in our financial condition or market conditions generally. If the independent valuation is updated to amend our pro forma market value to less than $11.6 million or more than $17.7 million (including the value of the 50,000 shares contributed to the charitable foundation), the appraisal will be filed with the Securities and Exchange Commission by a post-effective amendment to our registration statement.

The independent valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of our common stock. FinPro did not independently verify our financial statements and other information that we provided to them, nor did FinPro independently value our assets or liabilities. The independent valuation considers Mercer Savings Bank as a going concern and should not be considered as an indication of its liquidation value. Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters, all of which may change from time to time, no assurance can be given that persons purchasing our common stock in the stock offering will thereafter be able to sell their shares at prices at or above the $10.00 offering price per share.

Following commencement of the subscription offering, the maximum of the valuation range may be increased by up to 15%, or up to $17.2 million, which would result in a corresponding increase of up to 15% in the maximum of the offering range to up to 1,719,250 shares, to reflect changes in the market and financial conditions or demand for the shares. We will not increase the offering range above this level or decrease the minimum of the offering range without a resolicitation of subscribers. The subscription price of $10.00 per share will remain fixed. See “ – Limitations on Common Stock Purchases” as to the method of distribution and allocation of additional shares that may be issued in the event of an increase in the offering range to fill unfilled orders in the stock offering.

If the update to the independent valuation at the conclusion of the stock offering results in an increase in the maximum of the valuation range to more than $17.2 million, and a corresponding increase in the offering range to more than 1,719,250 shares, or a decrease in the minimum of the valuation range to less than $11.1 million and a corresponding decrease in the offering range to fewer than 1,105,000 shares, then we will promptly return, with interest at a rate of 0.05% per annum, all funds received in the stock offering and cancel deposit account withdrawal authorizations. After consulting with the ODFI and FDIC, we may terminate the plan of conversion. Alternatively, we may establish a new offering range and commence a resolicitation of subscribers or take other actions as permitted by the ODFI and FDIC in order to complete the conversion and stock offering. If we conduct a resolicitation, we will notify subscribers of their rights to place a new stock order for a specified period of time. If a person does not respond, we will cancel their stock order and return their subscription funds, with interest, and cancel any authorization to withdraw funds from deposit accounts for the purchase of shares of common stock. Any resolicitation following the conclusion of the subscription and community offerings would not exceed 45 days unless further extended with the approval, to the extent approval is required, of the ODFI and the FDIC, for periods of up to 90 days.

An increase in the number of shares to be issued in the stock offering would decrease both a subscriber’s ownership interest and our pro forma earnings and stockholders’ equity on a per share basis while increasing pro forma earnings and stockholders’ equity on an aggregate basis. A decrease in the number of shares to be issued in the stock offering would increase both a subscriber’s ownership interest and our pro forma earnings and stockholders’ equity on a per share basis, while decreasing pro forma earnings and stockholders’ equity on an aggregate basis. For a presentation of the effects of these changes, see “Pro Forma Data.”

A copy of FinPro’s independent valuation appraisal report was filed as an exhibit to the registration statement of which this prospectus forms a part, as specified under “Where You Can Find Additional Information.”

Subscription Offering and Subscription Rights

According to the plan of conversion, rights to subscribe for shares of common stock in the subscription offering have been granted in the following descending order of priority. The filling of all subscriptions that we receive will depend on the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and will be subject to the minimum, maximum and overall purchase limitations set forth in the plan of conversion and as described below under “ – Limitations on Common Stock Purchases.”

Priority 1: Eligible Account Holders. Each depositor with aggregate deposit account balances of $50.00 or more (a “Qualifying Deposit”) on February 28, 2022 (an “Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase, subject to the overall purchase limitations, up to the greater of 20,000 shares ($200,000) of our common stock, 0.10% of the total number of shares of common stock issued in the stock offering, or 15 times the number of shares offered multiplied by a fraction of which the numerator is the Qualifying Deposit of the Eligible Account Holder and the denominator is the aggregate Qualifying Deposits of all Eligible Account Holders, subject to the overall purchase limitations. See “ – Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will first be allocated so as to permit each Eligible Account Holder to purchase a number of shares sufficient to make their total allocation equal to the lesser of 100 shares or the number of shares for which they subscribed. Thereafter, unallocated shares will be allocated to each Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of their Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of shares of our common stock, each Eligible Account Holder must list on their stock order form all deposit accounts in which they had an ownership interest on February 28, 2022. In the event of oversubscription, failure to list an account, or including incomplete or incorrect information, could result in fewer shares being allocated than if all information had been disclosed. In the event of an oversubscription, the subscription rights of Eligible Account Holders who are also our directors or senior officers or their associates will be subordinated to the subscription rights of other Eligible Account Holders to the extent of such portion of their subscription rights attributable to their increased deposits during the year preceding February 28, 2022.

Priority 2: Tax-Qualified Plans. Our tax-qualified employee benefit plans, specifically our employee stock ownership plan which we are establishing in connection with the conversion, will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the stock offering and contributed to the charitable foundation. Our employee stock ownership plan intends to purchase up to 8% of the total number of shares of common stock sold in the stock offering and contributed to the charitable foundation. Alternatively, subject to market conditions and receipt of regulatory approval, the employee stock ownership plan may instead elect to purchase shares of common stock in the open market following the completion of the stock offering in order to fill all or a portion of the employee stock ownership plan’s intended subscription.

Priority 3: Other Members. To the extent that there are shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders and our tax-qualified employee benefit plans, each depositor and borrower as of the close of business on [voting record date] who is not an Eligible Account Holder (“Other Members”) will receive, without payment therefor, nontransferable subscription rights to purchase up to the greater of 20,000 shares ($200,000) of common stock or 0.10% of the total number of shares of common stock issued in the stock offering, subject to the overall purchase limitations. See “ – Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, available shares will be allocated so as to permit each Other Member to purchase a number of shares sufficient to make their total allocation equal to the lesser of 100 shares of common stock or the number of shares for which they subscribed. Thereafter, unallocated shares will be allocated to each Other Member whose subscription remains unfilled in the proportion that the amount of their subscription bears to the total amount of subscriptions of all Other Members whose subscriptions remain unfilled.

To ensure proper allocation of common stock, each Other Member must list on the stock order form all deposit accounts and eligible loan accounts in which they had an ownership interest at [voting record date]. In the event of oversubscription, failure to list an account, or including incomplete or incorrect information, could result in fewer shares being allocated than if all accounts had been disclosed.

Expiration Date. The Subscription Offering will expire at 5:00 p.m., Eastern time, on [expiration date], unless extended by us for up to 45 days or additional periods of up to 90 days with the approval of the ODFI and FDIC, if necessary. Subscription rights will expire whether or not each person eligible to subscribe in the subscription offering can be located. We may decide to extend the expiration date of the subscription offering for any reason, whether or not subscriptions have been received for shares at the minimum, midpoint or maximum of the offering range. Subscription rights that have not been exercised before the expiration date will become void.

We will not execute orders in the stock offering until we have received orders to purchase at least the minimum number of shares of common stock. If we have not received orders to purchase at least 1,105,000 shares within 45 days after the [expiration date] expiration date, and the ODFI and FDIC have not consented to an extension, the stock offering will be terminated and all funds delivered to purchase shares of common stock in the stock offering will be returned promptly to the subscribers with interest at a rate of 0.05% per annum, and all deposit account withdrawal authorizations will be cancelled. If an extension beyond [extended expiration date] is granted by the ODFI and FDIC, we will resolicit subscribers as described under “ – Procedure for Purchasing Shares in the Subscription Offering and any Community Offering – Expiration Date.”

Community Offering

To the extent that shares of common stock remain available for purchase after satisfaction of all subscriptions of the Eligible Account Holders, our tax-qualified employee benefit plans, and Other Members, we may offer shares pursuant to the plan of conversion to the public in a community offering, with a preference given to natural persons (and trusts of natural persons) residing in Mercer and Darke Counties in Ohio and Adams and Jay Counties in Indiana.

Persons who place orders in any community offering may purchase up to 20,000 shares ($200,000) of common stock, subject to the overall purchase limitations. See “ – Limitations on Common Stock Purchases.” The opportunity to purchase shares of common stock in any community offering category is subject to our right, in our sole discretion, to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the expiration date of the stock offering.

If we do not have sufficient shares of common stock available to fill the orders of natural persons (and trusts of natural persons) residing in Mercer and Darke Counties in Ohio and Adams and Jay Counties in Indiana, we will allocate the available shares among those persons in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares, or the number of shares subscribed for by such person. Thereafter, unallocated shares will be allocated among such persons whose orders remain unsatisfied on an equal number of shares basis per order. If, instead, we do not have sufficient shares of common stock available to fill the orders of other members of the public, we will allocate the available shares among those persons in the manner described above for persons residing in Mercer and Darke Counties in Ohio and Adams and Jay Counties in Indiana. In connection with the allocation process, orders received for shares of common stock in the community offering will first be filled up to a maximum of 2% of the shares sold in the stock offering, and thereafter any remaining shares will be allocated on an equal number of shares basis per order until all shares have been allocated.

The term “residing” or “resident” as used in this prospectus means any person who occupies a dwelling within Mercer and Darke Counties in Ohio and Adams and Jay Counties in Indiana, has a present intent to remain there for a period of time and manifests the genuineness of that intent by establishing an ongoing physical presence there, together with an indication that this presence within Mercer and Darke Counties in Ohio and Adams and Jay Counties in Indiana is something other than merely transitory in nature. We may use our deposit or loan records or other evidence provided to us to decide whether a person is a resident of Mercer and Darke Counties in Ohio and Adams and Jay Counties in Indiana. In all cases, however, the determination shall be in our sole discretion.

Expiration Date. The community offering, if any, may begin at the same time as, during or after the subscription offering. We will not execute stock orders until we have received orders to purchase at least the minimum number of shares of common stock. The community offering, if any, is expected to conclude at 5:00 p.m., Eastern time, on [expiration date], but must terminate no more than 45 days following the expiration of the subscription offering, unless extended with regulatory approval. We may decide to extend the community offering, if any, for any reason and are not required to give purchasers notice of any such extension unless such period extends beyond [extended expiration date]. If an extension beyond [extended expiration date] is granted by the required regulatory agencies, we will resolicit persons whose orders we accept in the community offering, giving them an opportunity to confirm, change or cancel their orders. If a person does not respond, we will cancel their stock order and return funds, with interest, and cancel any authorization to withdraw funds from deposit accounts for the purchase of shares of common stock. These extensions may not go beyond [special meeting date], which is two years after the date of the special meeting of members.

Syndicated Community Offering

Our board of directors may decide to offer for sale shares of common stock not subscribed for in the subscription and community offerings in a syndicated community offering in a manner that will achieve a widespread distribution of our shares of common stock to the general public. If a syndicated community offering is held, Performance Trust will serve as sole book running manager and will assist us in selling our common stock on a best efforts basis. In such capacity, Performance Trust may form a syndicate of other broker-dealers who are FINRA member firms. Neither Performance Trust nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in any syndicated community offering.

In any syndicated community offering, any person may purchase up to 20,000 shares ($200,000) of common stock, subject to the overall purchase limitations. See “ – Limitations on Common Stock Purchases.” We retain the right to accept or reject in whole or in part any orders in the syndicated community offering. Unless the ODFI and the FDIC permit otherwise, accepted orders for our common stock in the syndicated community offering will first be filled up to a maximum of 2% of the shares sold in the stock offering. Thereafter any remaining shares will be allocated on an equal number of shares per order basis until all shares have been allocated. Unless the syndicated community offering begins during the subscription offering or the community offering, the syndicated community offering will begin as soon as possible after the expiration of the subscription and community offerings. The syndicated community offering must terminate no more than 45 days following the expiration of the subscription offering.

The syndicated community offering will be conducted according to certain Securities and Exchange Commission rules applicable to best efforts “min/max” offerings. Orders in the syndicated community offering will be submitted in substantially the same manner as utilized in the subscription and community offerings. Payments in the syndicated offering, however, must be made in immediately available funds (bank checks, money orders, Mercer Savings Bank deposit account withdrawal authorizations or wire transfers). Personal checks will not be accepted. If the closing of the stock offering does not occur, either as a result of not confirming receipt of at least $11.1 million in gross proceeds (the minimum of the offering range) or the inability to satisfy other closing conditions to the stock offering, the funds will be promptly returned with interest at a rate of 0.05% per annum.

The closing of the syndicated community offering, which will be simultaneous with the closing of the subscription and community offerings, is subject to conditions set forth in an agency agreement among Mercer Savings Bank and Mercer Bancorp, on one hand, and Performance Trust, on the other hand.

Expiration Date. The syndicated community offering may begin concurrently with, during or after the subscription offering, and may terminate at the same time as the subscription offering, but must terminate no more than 45 days following the expiration of the subscription offering, unless extended with regulatory approval. If held, the syndicated community offering is expected to conclude at 5:00 p.m., Eastern time, on [expiration date], but must terminate no more than 45 days following the expiration of the subscription offering, unless extended with regulatory approval. We may decide to extend the syndicated community offering for any reason and are not required to give purchasers notice of any such extension unless such period extends beyond [extended expiration date]. If an extension beyond [extended expiration date] is granted by the required regulatory agencies, we will resolicit persons whose orders we accept in the syndicated community offering, giving them an opportunity to confirm, change or cancel their orders. If a person does not respond, we will cancel their stock order and return funds, with interest, and cancel any authorization to withdraw funds from deposit accounts for the purchase of shares of common stock. These extensions may not go beyond [final extension date], which is two years after the date of the special meeting of members.

If for any reason we cannot conduct a syndicated community offering of shares of common stock, or if we are unable to find purchasers from the general public to reach the minimum of the offering range, we will try to make other arrangements for the sale of unsubscribed shares, including an underwritten public offering, if possible. The ODFI, FDIC and FINRA must approve any such arrangements.

Limitations on Common Stock Purchases

In addition to limitations on individual purchases described above, the plan of conversion includes the following limitations on the number of shares of common stock that may be purchased in the stock offering:

•	No person or entity, together with any associate or group of persons acting in concert, may purchase more than 40,000 shares ($400,000) of common stock sold in all categories of the stock offering combined, except that our tax-qualified employee benefit plans may purchase in the aggregate up to 10% of the shares of common stock sold in the stock offering and contributed to the charitable foundation (including shares issued in the event of an increase in the offering range of up to 15%);

•	The maximum number of shares of common stock that may be purchased in all categories of the stock offering by our senior officers and directors and their associates, in the aggregate, may not exceed 33% of the shares sold in the stock offering; and

•	The minimum purchase by each person purchasing shares in the stock offering is 25 shares, to the extent those shares are available.

Depending upon market or financial conditions, with the receipt of any required regulatory approvals, we may increase the individual or aggregate purchase limitations to an amount generally not to exceed 5.0% of the common stock sold in the stock offering. If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount of common stock and who indicated a desire on their stock order form to be resolicited, will be, and, in our sole discretion some other large subscribers may be, given the opportunity to increase their subscriptions up to the then-applicable limit. The effect of this type of resolicitation will be to increase the number of shares of common stock owned by subscribers who choose to increase their subscriptions. If a purchase limitation is increased to 5% of the stock sold in the stock offering, such limitation may be further increased to 9.99%, provided that orders for shares of common stock exceeding 5% of the shares of common stock sold in the stock offering do not exceed in the aggregate 10% of the total shares of the common stock sold in the stock offering. Any such requests to purchase additional shares of common stock in the event that a purchase limitation is so increased will be determined by our board of directors in its sole discretion.

In the event of an increase in the offering range of up to 15% of the total number of shares of common stock offered in the stock offering, shares will be allocated in the following order of priority according to the plan of conversion:

(i)	if there is an oversubscription at the Eligible Account Holder, tax-qualified employee benefit plans, or Other Member levels, to fill unfulfilled subscriptions of these subscribers according to their respective priorities; and

(ii)	to fill unfulfilled subscriptions in the community offering, with preference given to natural persons (and trusts of natural persons) residing in Mercer and Darke Counties in Ohio and Adams and Jay Counties in Indiana.

The term “associate” of a person means:

(1)	any corporation or organization, other than Mercer Savings Bank, Mercer Bancorp or a majority-owned subsidiary of these entities, of which the person is a senior officer, partner or 10% or greater beneficial stockholder;

(2)	any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a fiduciary capacity, excluding any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a fiduciary capacity; and

(3)	any blood or marriage relative of the person, who either resides with the person or who is a director or officer of Mercer Savings Bank or Mercer Bancorp.

The term “acting in concert” means:

(1)	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

(2)	a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

In general, a person or company that acts in concert with another person or company (“other party”) shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated. Persons having the same address or exercising subscription rights through qualifying accounts registered to the same address at either the February 28, 2022 eligibility record date or [voting record date] generally will be assumed to be associates of, and acting in concert with, each other. We have the right to determine, in our sole discretion, whether purchasers are associates or acting in concert.

Our directors are not treated as associates of each other solely because of their membership on the board of directors. Shares of common stock purchased in the stock offering will be freely transferable except for shares purchased by our senior officers and directors and except as described below. Any purchases made by any associate of Mercer Savings Bank or Mercer Bancorp for the explicit purpose of meeting the minimum number of shares of common stock required to be sold in order to complete the stock offering shall be made for investment purposes only and not with a view toward redistribution. In addition, under the guidelines of FINRA, members of FINRA and their associates are subject to certain restrictions on transfer of securities purchased according to subscription rights and to certain reporting requirements upon purchase of these securities. For a further discussion of limitations on purchases of shares of our common stock at the time of conversion and thereafter, see “ – Restrictions on Transfer of Subscription Rights and Shares,” “ – Other Restrictions” and “Restrictions on Acquisition of Mercer Bancorp.”

Plan of Distribution; Selling Agent and Underwriter Compensation

Subscription and Community Offerings. To assist in the marketing of our shares of common stock, we have retained Performance Trust, which is a broker-dealer registered with FINRA. In its role as marketing agent, Performance Trust will:

•	consult with us as to the marketing implications of the plan of conversion;

•	review the financial impact of the stock offering on Mercer Bancorp and Mercer Savings Bank, based upon the independent appraisal;

•	review all offering documents, including the prospectus, stock order forms and related offering materials (we are responsible for the preparation and filing of such documents);

•	assist us in the design and implementation of a marketing strategy for the stock offering;

•	assist in the design and implementation of a marketing strategy for the offering, including assisting management in scheduling and preparing for meetings with potential investors and other broker-dealers; and

•	provide general advice and assistance as may be reasonably requested by us to promote the successful completion of the stock offering.

For these services, Performance Trust received a management fee of $25,000, which was paid at the time of execution of its engagement letter, and will receive a selling agent fee equal to the greater of (i) $250,000 and (ii) 1% of the aggregate purchase price of the shares of common stock sold in the subscription offering and any community offering, excluding shares sold to the employee stock ownership plan and to our directors, officers and employees and their immediate family members and shares contributed to the charitable foundation. The $25,000 management fee will be credited against the selling agent fee.

Syndicated Community Offering. If any shares of common stock are sold through a group of broker-dealers in a syndicated community offering, we will pay fees of 5.0% of the aggregate dollar amount of shares of common stock sold in the syndicated community offering by Performance Trust and any other broker-dealers included in the syndicated community offering. Any syndicated offering will be on a best efforts basis, and Performance Trust will serve as sole book-running manager in such an offering. All fees payable with respect to a syndicated community offering will be in addition to fees payable with respect to the subscription offering and any community offering.

Expenses. In its role as financial advisor, Performance Trust also will be reimbursed for its legal fees and expenses up to a maximum of $100,000 and for its other out-of-pocket expenses up to $10,000 (which may be increased to up to $20,000 in the aggregate in the event of a resolicitation of subscribers).

Other. Performance Trust has not prepared any report or opinion constituting a recommendation or advice to us or to persons who subscribe for shares of Mercer Bancorp common stock, nor has it prepared an opinion as to the fairness to us of the purchase price or the terms of the common stock to be sold in the stock offering. Performance Trust expresses no opinion as to the prices at which the shares of common stock to be issued may trade.

Records Agent and Stock Information Center Management

In addition to engaging Performance Trust to assist in the marketing of shares of our common stock, we have engaged Performance Trust to act as our records agent and stock information center manager in connection with the stock offering. In its role as records agent and stock information center manager, Performance Trust will, among other things, assist with:

•	coordinating vote solicitation and the special meetings of members;

•	designing stock order forms;

•	organization and supervision of the Stock Information Center; and

•	providing employee training.

For these services Performance Trust will receive fees totaling $30,000, with $10,000 payable upon the mailing of offering materials to prospective subscribers and the remainder payable upon closing of the stock offering. These fees can be increased by up to $10,000 if there are unusual or additional items or duplication of service required as a result of a material change in the regulations or the plan of conversion or a material delay or other similar events. In its role as records agent and stock information center manager, Performance Trust will also be reimbursed for its reasonable out-of-pocket expenses not to exceed $25,000.

Indemnity

We will generally indemnify Performance Trust against liabilities and expenses (including legal fees) incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering material for the common stock, including liabilities under the Securities Act of 1933.

Solicitation of Offers by Our Officers and Directors

Some of our directors and executive officers may participate in the solicitation of offers to purchase common stock. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other regular employees of Mercer Savings Bank may assist in the stock offering, but only in ministerial capacities, and may provide clerical work in effecting a sales transaction. No offers or sales may be made by tellers or at the teller counters. Investment-related questions of prospective purchasers will be directed to executive officers or registered representatives of Performance Trust. Our other employees have been instructed not to solicit offers to purchase shares of common stock or provide advice regarding the purchase of common stock. We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. None of our officers, directors or employees will be compensated in connection with their participation in the stock offering.

Prospectus Delivery

To ensure that each purchaser in the subscription offering and any community offering receives a prospectus at least 48 hours before the expiration of the stock offering according to Rule 15c2-8 of the Securities Exchange Act of 1934, we may not mail a prospectus any later than five days before the expiration date or hand deliver a prospectus any later than two days before that date. We are not obligated to deliver a prospectus or stock order form by means other than U.S. Mail. Execution of a stock order form will confirm receipt of delivery of a prospectus according to Rule 15c2-8. Stock order forms will be distributed only if preceded or accompanied by a prospectus.

In any syndicated community offering, a prospectus and stock order form in electronic format may be made available on Internet sites or through other online services maintained by Performance Trust or one or more other members of the syndicate, or by their respective affiliates. In those cases, prospective investors may view offering terms online and, depending upon the syndicate member, prospective investors may be allowed to place orders online. The members of the syndicate may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made on the same basis as other allocations.

Other than the prospectus in electronic format, the information on the Internet sites referenced in the preceding paragraph and any information contained in any other Internet site maintained by any member of the syndicate is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or by Performance Trust or any other member of the syndicate in its capacity as selling agent or syndicate member and should not be relied upon by investors.

Procedure for Purchasing Shares in the Subscription Offering and any Community Offering

Expiration Date. The subscription offering and any community offering will expire at 5:00 p.m., Eastern time, on [expiration date], unless we extend one or both for up to 45 days, with the approval of the ODFI and FDIC, if required. This extension may be approved by us, in our sole discretion, without notice to purchasers in the stock offering. Any extension of the subscription offering and/or any community offering beyond [extended expiration date] would require the ODFI and the FDIC’s approval. If the stock offering is so extended, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to the notice of extension, we will promptly return your funds, with interest at 0.05% per annum, or cancel your deposit account withdrawal authorization. If the offering range is decreased below the minimum of the offering range or is increased above the adjusted maximum of the offering range, all subscribers’ stock orders will be cancelled, their deposit account withdrawal authorizations will be cancelled, and funds submitted to us will be returned promptly, with interest at 0.05% per annum, for funds received in the subscription offering and any community offering. We will then resolicit the subscribers, giving them an opportunity to place a new stock order for a period of time.

To ensure each purchaser receives a prospectus at least 48 hours before the [expiration date] expiration date of the stock offering, according to Rule 15c2-8 of the Securities Exchange Act of 1934, as amended, no prospectus will be mailed any later than five days before the expiration date or hand delivered any later than two days before the expiration date. Execution of a stock order form will confirm receipt of delivery according to Rule 15c2-8. Stock order forms will be distributed only with, or preceded by, a prospectus.

We reserve the right in our sole discretion to terminate the stock offering at any time and for any reason, in which case we will cancel any deposit account withdrawal authorizations and promptly return all funds submitted, with interest at 0.10% per annum, from the date of receipt as described above.

Use of Order Forms in the Subscription and Community Offerings. To purchase shares of common stock in the subscription and community offerings, you must properly complete an original stock order form and remit full payment. We will not accept orders submitted on photocopied or facsimiled stock order forms. All stock order forms must be received (not postmarked) on or before 5:00 p.m., Eastern time, on [expiration date]. We are not required to accept stock order forms that are not received by that time, are not signed or are otherwise executed defectively or are received without full payment or without appropriate deposit account withdrawal instructions. We are not required to notify subscribers of incomplete or improperly executed stock order forms. We have the right to waive or permit the correction of incomplete or improperly executed stock order forms. We do not represent, however, that we will do so and we have no affirmative duty to notify any prospective subscriber of any such defects. You may submit your stock order form and payment by mail using the stock order reply envelope provided or by overnight delivery to the address listed on the stock order form. You may hand-deliver your stock order form to our office located at 1100 Irmscher Blvd, Celina, Ohio. Our office is open on Monday, Tuesday, Wednesday and Friday from 9:00 a.m. to 5:00 p.m., Eastern time, excluding bank holidays, and on Thursday and Saturday from 9:00 a.m. to 12:00 p.m., Eastern time, excluding bank holidays. Hand-delivered stock order forms will be accepted only at this location.

Once tendered, an order form cannot be modified or revoked without our consent. We reserve the absolute right, in our sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time before completion of the stock offering. If you are ordering shares in the stock offering, you must represent that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares. We have the right to reject any order submitted in the stock offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of conversion. Our interpretation of the terms and conditions of the plan of conversion and of the acceptability of the order forms will be final.

By signing the order form, you will be acknowledging that the common stock is not a deposit or savings account and is not federally insured or otherwise guaranteed by Mercer Savings Bank, the Federal Deposit Insurance Corporation, the federal government or any state government or agency, and that you received a copy of this prospectus. However, signing the order form will not result in you waiving your rights under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Payment for Shares. Payment for all shares of common stock must accompany all completed order forms for the purchase to be valid. Payment for shares in the subscription and community offerings may be made by:

(i)	personal check, bank check or money order, made payable to Mercer Bancorp, Inc.;

(ii)	authorization of withdrawal of available funds from your Mercer Savings Bank deposit account(s); or

(iii)	cash.

Appropriate means for designating withdrawals from deposit account(s) at Mercer Savings Bank are provided on the stock order form. The funds designated must be available in the account(s) at the time the stock order form is received. A hold will be placed on these funds, making them unavailable to the depositor. Funds authorized for withdrawal will continue to earn interest within the account at the contractual rate until the stock offering is completed, at which time the designated withdrawal will be made. Interest penalties for early withdrawal applicable to certificate of deposit accounts will not apply to withdrawals authorized for the purchase of shares of common stock; however, if a withdrawal results in a certificate of deposit account with a balance less than the applicable minimum balance requirement, the certificate of deposit will be canceled at the time of withdrawal without penalty and the remaining balance will earn interest at the current statement savings rate after the withdrawal. In the case of payments made by personal check, these funds must be available in the account(s) on the day the order form is received by us. Checks and money orders received in the subscription and community offerings will be immediately cashed and placed in a segregated account at Mercer Savings Bank and will earn interest at 0.05% per annum from the date payment is processed until the stock offering is completed or terminated.

You may not remit any type of third-party checks (including those payable to you and endorsed over to Mercer Bancorp) or a Mercer Savings Bank line of credit check. You may not designate on your stock order form direct withdrawal from a retirement account at Mercer Savings Bank. See “—Using Individual Retirement Account Funds.” Additionally, you may not designate on your stock order form a direct withdrawal from Mercer Savings Bank deposit accounts with check-writing privileges. Instead, a check should be provided. If you request a withdrawal from an account with check-writing privileges, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and will immediately withdraw the amount from your checking account(s). If permitted by the FDIC, if we resolicit persons who subscribed for the maximum purchase amount, as described above in “—Limitations on Common Stock Purchases,” such purchasers who wish to increase their purchases will not be able to use personal checks to pay for the additional shares, but instead must pay for the additional shares using immediately available funds. Wire transfers will not otherwise be accepted, except as described below.

Once we receive your executed stock order form, it may not be modified, amended or rescinded without our consent, unless the stock offering is not completed by [extended expiration date]. If the subscription offering and any community offering are extended past [extended expiration date], all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to the notice of extension, we will promptly return your funds, with interest at 0.05% per annum, or cancel your deposit account withdrawal authorization. We may resolicit purchasers for a specified period of time.

Regulations prohibit Mercer Savings Bank from lending funds or extending credit to any persons to purchase shares of common stock in the stock offering.

We have the right, in our sole discretion, to permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for the shares of common stock for which they subscribe in the community offering at any time before 48 hours before the completion of the conversion. This payment may be made by wire transfer.

If our employee stock ownership plan purchases shares in the stock offering, it will not be required to pay for such shares until completion of the stock offering, provided that there is a loan commitment from an unrelated financial institution or Mercer Bancorp to lend to the employee stock ownership plan the necessary amount to fund the purchase.

Using Individual Retirement Account Funds. If you are interested in using funds held in a retirement account to purchase shares of common stock in the stock offering, you must do so through an account offered by a custodian that can hold common stock. By regulation, Mercer Savings Bank’s IRAs are not capable of holding common stock. Therefore, if you wish to use funds that are currently in an IRA held at Mercer Savings Bank, you may not designate on the order form that you wish funds to be withdrawn from the account for the purchase of common stock. The funds you wish to use for the purchase of common stock will instead have to be transferred to an independent trustee or custodian, such as a brokerage firm, which offers the type of retirement accounts that can hold common stock. The purchase must be made through that account. If you do not have such an account, you will need to establish one before placing a stock order. A one-time and/or annual administrative fee may be payable to the independent trustee or custodian. There will be no early withdrawal or Internal Revenue Service interest penalties for these transfers. Individuals interested in using funds in an individual retirement account or any other retirement account, whether held at Mercer Savings Bank or elsewhere, to purchase shares of common stock should contact our Stock Information Center for guidance as soon as possible, but in no event less than two weeks before the [expiration date] offering deadline. You may select the independent trustee or custodian of your choice. However, processing these transactions takes additional time, and whether such funds can be used may depend on limitations imposed by the institutions where such funds are currently held or the independent trustee or custodian you select. We cannot guarantee that you will be able to use such funds.

Delivery of Shares of Common Stock. All shares of common stock sold will be issued in book entry form. Stock certificates will not be issued. A book entry statement reflecting ownership of shares of common stock issued in the subscription offering and any community offering will be mailed by our transfer agent to the persons entitled thereto at the registration address noted by them on their stock order forms as soon as practicable following consummation of the conversion and stock offering. We expect trading in the stock to begin on the day of completion of the conversion and stock offering or the next business day. You may not be able to sell the shares of common stock that you purchased until a statement reflecting your ownership of shares of common stock is available and delivered to you, even though the shares of common stock will have begun trading. Your ability to sell the shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.

Other Restrictions. Notwithstanding any other provision of the plan of conversion, no person is entitled to purchase any shares of common stock to the extent the purchase would be illegal under any federal or state law or regulation, including state “blue sky” regulations, or would violate regulations or policies of the Financial Industry Regulatory Authority, particularly those regarding free riding and withholding. We may ask for an acceptable legal opinion from any purchaser as to the legality of their purchase and we may refuse to honor any purchase order if an opinion is not timely furnished. In addition, we are not required to offer shares of common stock to any person who resides in a foreign country, or in a state of the United States with respect to which any of the following apply:

(i)	a small number of persons otherwise eligible to subscribe for shares under the plan of conversion reside in such state;

(ii)	the offer or sale of shares of common stock to such persons would require us or our employees to register, under the securities laws of such state, as a broker or dealer or to register or otherwise qualify our securities for sale in such state; or

(iii)	such registration or qualification would be impracticable for reasons of cost or otherwise.

Restrictions on Transfer of Subscription Rights and Shares

Applicable banking regulations prohibit any person with subscription rights, including the Eligible Account Holders and Other Members, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of conversion or the shares of common stock to be issued upon their exercise. These rights may be exercised only by the person to whom they are granted and only for their account. When registering your stock purchase on the stock order form, you cannot add the name(s) of others for joint stock registration unless they are also named on the qualifying deposit or loan account. Taking this action may jeopardize your subscription rights. Each person exercising subscription rights will be required to certify that they are purchasing shares solely for their own account and that they has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock to be issued upon their exercise before completion of the stock offering.

We will pursue any and all legal and equitable remedies if we become aware of the transfer of subscription rights, and we will not honor orders that we believe involve the transfer of subscription rights.

Stock Information Center

Our banking office personnel may not, by law, assist with investment-related questions about the stock offering. If you have questions regarding the conversion or stock offering, call our Stock Information Center at [information center number]. The Stock Information Center is accepting telephone calls Monday through Friday, between 10:00 a.m. and 5:00 p.m., Eastern time, excluding bank holidays.

Liquidation Rights

In the unlikely event of a complete liquidation of Mercer Savings Bank before the completion of the conversion and stock offering, all claims of creditors of Mercer Savings Bank, including those of its depositors (to the extent of their deposit balances), would be paid first. Then, if there were any assets of Mercer Savings Bank remaining, depositors of Mercer Savings Bank would receive those remaining assets, pro rata, based upon the deposit balances in their deposit accounts in Mercer Savings Bank immediately before liquidation.

The plan of conversion provides for the establishment, upon the completion of the conversion and stock offering, of a “liquidation account” for the benefit of Eligible Account Holders in an amount equal to the total equity of Mercer Savings Bank as of the date of its latest balance sheet contained in this prospectus. In the unlikely event that Mercer Savings Bank were to liquidate after the conversion and stock offering, all claims of creditors, including those of depositors, would be paid first, followed by distribution of the “liquidation account” to certain depositors, with any assets remaining thereafter distributed to Mercer Bancorp in its capacity as the sole holder of Mercer Savings Bank capital stock. Pursuant to applicable rules and regulations, a post-conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in these types of transactions, the liquidation account would be assumed by the surviving institution.

The plan of conversion provides for the establishment, upon the completion of the conversion and stock offering, of a “liquidation account” for the benefit of Eligible Account Holders in an amount equal to the total equity of Mercer Savings Bank as of the date of its latest balance sheet contained in this prospectus.

The purpose of the liquidation account is to provide Eligible Account Holders who maintain their deposit accounts with Mercer Savings Bank after the conversion and stock offering with a liquidation interest in the unlikely event of the complete liquidation of Mercer Savings Bank after the conversion and stock offering. Each Eligible Account Holder that continues to maintain their deposit account at Mercer Savings Bank, would be entitled, on a complete liquidation of Mercer Savings Bank after the conversion and stock offering, to an interest in the liquidation account before any payment to the stockholders of Mercer Bancorp. Each Eligible Account Holder would have an initial interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50 or more held in Mercer Savings Bank as of the close of business on February 28, 2022. Each Eligible Account Holder would have a pro rata interest in the total liquidation account for each such deposit account, based on the proportion that the balance of each such deposit account as of the close of business on February 28, 2022 bears to the balance of all such deposit accounts in Mercer Savings Bank on such date.

If, however, on any September 30 annual closing date commencing on or after the effective date of the conversion and stock offering, the amount in any such deposit account is less than the amount in the deposit account as of the close of business on February 28, 2022 or any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of Eligible Account Holders would be separate and apart from the payment of any insured deposit accounts to such depositor. Any assets remaining after the above liquidation rights of Eligible Account Holders are satisfied would be distributed to Mercer Bancorp in its capacity as the sole stockholder of Mercer Savings Bank.

Material Income Tax Consequences

Consummation of the conversion is subject to the prior receipt of an opinion of counsel or tax advisor with respect to federal and state income taxation that the conversion will not be a taxable transaction to Mercer Savings Bank, Mercer Bancorp, Eligible Account Holders, and Other Members. Unlike private letter rulings, opinions of counsel or tax advisors are not binding on the Internal Revenue Service or any state taxing authority, and such authorities may disagree with such opinions. In the event of such disagreement, there can be no assurance that Mercer Savings Bank or Mercer Bancorp would prevail in a judicial proceeding.

Mercer Savings Bank and Mercer Bancorp have received an opinion from its counsel, Luse Gorman, PC, regarding the material federal income tax consequences of the conversion and stock offering, which includes the following:

1.	The conversion of Mercer Savings Bank to an Ohio state-chartered stock bank will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code.

2.	Mercer Savings Bank will not recognize any gain or loss upon the receipt of money from Mercer Bancorp in exchange for shares of common stock of Mercer Savings Bank.

3.	The basis and holding period of the assets received by Mercer Savings Bank, in stock form, from Mercer Savings Bank, in mutual form, will be the same as the basis and holding period in such assets immediately before the conversion.

4.	No gain or loss will be recognized by account holders of Mercer Savings Bank, including Eligible Account Holders and Other Members, upon the issuance to them of withdrawable deposit accounts in Mercer Savings Bank, in stock form, in the same dollar amount and under the same terms as held at Mercer Savings Bank, in mutual form. In addition, Eligible Account Holders will not recognize gain or loss upon receipt of an interest in a liquidation account in Mercer Savings Bank, in stock form, in exchange for their ownership interests in Mercer Savings Bank, in mutual form.

5.	The basis of the account holders’ deposit accounts in Mercer Savings Bank, in stock form, will be the same as the basis of their deposit accounts in Mercer Savings Bank, in mutual form. The basis of the Eligible Account Holders’ interests in the liquidation account will be zero, which is the cost of such interest to such persons.

6.	It is more likely than not that the fair market value of the nontransferable subscription rights will be zero, based on the fact that these rights are acquired by the recipients without cost, are nontransferable and of short duration, and afford the recipients the right only to purchase the common stock at a price equal to its estimated fair market value, which will be the same price as the subscription price for the shares of common stock in the stock offering. Accordingly, no gain or loss will be recognized by Eligible Account Holders or Other Members upon distribution to them of nontransferable subscription rights to purchase shares of Mercer Bancorp common stock, provided that the amount to be paid for Mercer Bancorp common stock is equal to the fair market value of Mercer Bancorp common stock.

7.	It is more likely than not that the basis of the shares of Mercer Bancorp common stock purchased in the stock offering will be the purchase price. The holding period of the Mercer Bancorp common stock purchased pursuant to the exercise of nontransferable subscription rights will commence on the date on which the right to acquire such stock was exercised.

8.	No gain or loss will be recognized by Mercer Bancorp on the receipt of money in exchange for shares of Mercer Bancorp common stock sold in the stock offering.

In the view of FinPro (which is acting as independent appraiser of the value of the shares of Mercer Bancorp common stock), the subscription rights do not have any value for the reasons set forth above. FinPro’s view is not binding on the Internal Revenue Service. If the subscription rights granted to Eligible Account Holders and Other Members are deemed to have an ascertainable value, receipt of these rights could result in taxable gain to those Eligible Account Holders and Other Members who exercise the subscription rights in an amount equal to their value, and Mercer Bancorp could recognize gain on a distribution. Eligible Account Holders and Other Members are encouraged to consult with their own tax advisors as to the tax consequences in the event that subscription rights are deemed to have an ascertainable value.

The opinion as to the basis in the liquidation account set forth in item 4 above is based on the position that: (i) no holder of an interest in a liquidation account has ever received any payment attributable to a liquidation of a solvent bank (other than as set forth below); (ii) the interests in the liquidation account are not transferable; (iii) the amounts due under the liquidation account with respect to each Eligible Account Holder will be reduced as their deposits in Mercer Savings Bank are reduced; and (iv) holders of an interest in a liquidation account have received payments of their interests in very few instances (out of hundreds of transactions involving mergers, acquisitions and the purchase of assets and assumption of liabilities of holding companies and subsidiary banks) and these instances involved the purchase and assumption of a bank’s assets and liabilities by a credit union. In addition, we have received a letter from FinPro stating its belief that the benefit provided by the Mercer Savings Bank liquidation account does not have any economic value as of the effective time of the conversion and stock offering. Based on the foregoing, Luse Gorman, PC believes it is more likely than not that such rights in the Mercer Savings Bank liquidation account have no value. If such rights are subsequently found to have an economic value as of the effective time of the conversion and stock offering, income may be recognized by each Eligible Account Holder in the amount of such fair market value as of the effective date of the conversion and stock offering.

The Internal Revenue Service will not issue private letter rulings with respect to the issue of whether nontransferable rights have value. Unlike private letter rulings, an opinion of counsel or the view of an independent appraiser is not binding on the Internal Revenue Service and the Internal Revenue Service could disagree with the conclusions reached therein. Depending on the conclusion or conclusions with which the Internal Revenue Service disagrees, the Internal Revenue Service may take the position that the transaction is taxable to any one or more of Mercer Savings Bank, its members, Mercer Bancorp, Eligible Account Holders and Other Members who exercise their subscription rights. In the event of a disagreement, there can be no assurance that Mercer Bancorp or Mercer Savings Bank would prevail in a judicial or administrative proceeding.

The federal income tax opinion has been filed with the Securities and Exchange Commission as an exhibit to Mercer Bancorp’s registration statement. An opinion regarding the Ohio income tax consequences consistent with the federal income tax opinion has been issued by Snodgrass.

Restrictions on Purchase or Transfer of Our Shares after the Conversion and Stock Offering

The shares of common stock being acquired by the directors, executive officers of Mercer Savings Bank, and their associates, are being acquired for investment purposes, and not with a view towards resale. All shares of common stock purchased in the stock offering by a director or an executive officer of Mercer Bancorp or Mercer Savings Bank generally may not be sold for a period of one year following the closing of the conversion and stock offering, except in the event of the death of the director or executive officer. Each statement of ownership or certificate for restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within this time period of any certificate or ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date as a stock dividend, stock split or otherwise with respect to the restricted stock will be similarly restricted. The directors and executive officers of Mercer Bancorp also will be restricted by the insider trading rules under the Securities Exchange Act of 1934, as amended.

Purchases of shares of our common stock by any of our directors, executive officers and their associates, during the three-year period following the closing of the conversion and stock offering, may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the FDIC. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock, to purchases of our common stock to fund stock options by one or more stock-based benefit plans or to any of our tax-qualified employee stock benefit plans or nontax-qualified employee stock benefit plans, including any stock-based benefit plans.

Applicable conversion regulations prohibit Mercer Bancorp from repurchasing its shares of common stock during the first year following the conversion unless compelling business reasons exist for such repurchases, or to fund management recognition plans that have been ratified by stockholders (with any applicable regulatory approval) or tax-qualified employee stock benefit plans.

CHARITABLE FOUNDATION

General

In furtherance of our commitment to the communities in our market area, the plan of conversion provides that we will establish a new charitable foundation, the Mercer Savings Charitable Foundation, as a non-stock, nonprofit Delaware corporation in connection with the conversion and stock offering. The charitable foundation will be funded with cash and shares of our common stock, as described below. By further enhancing our visibility and reputation in the communities within our market area, we believe that the charitable foundation will enhance the long-term value of Mercer Savings Bank’s community banking franchise. The conversion and stock offering present a unique opportunity to provide a substantial and continuing benefit to our community through the charitable foundation. The establishment and funding of the charitable foundation is subject to regulatory approval and approval by Mercer Savings Bank’s members.

Purpose of the Charitable Foundation

In connection with the closing of the conversion and stock offering, we intend to contribute to the charitable foundation $100,000 in cash and 50,000 shares of our common stock, for an aggregate contribution of $600,000 based on the $10.00 per share offering price.

The purpose of the charitable foundation is to provide financial support to charitable organizations in our market area and to enable the communities that we serve to share in our long-term growth. The charitable foundation will be dedicated completely to community activities and the promotion of charitable causes and may be able to support these activities in ways that are not presently available to us.

Funding the charitable foundation with shares of our common stock is also intended to allow our communities to share in our potential growth and success after the conversion and stock offering is completed because the charitable foundation will benefit directly from any increases in the value of our shares of common stock. In addition, the charitable foundation will maintain close ties with Mercer Savings Bank, forming a partnership within the communities in which Mercer Savings Bank operates.

Structure of the Charitable Foundation

The charitable foundation will be incorporated under Delaware law as a non-stock, nonprofit corporation. The certificate of incorporation of the charitable foundation will provide that the corporation is organized exclusively for charitable purposes as set forth in Section 501(c)(3) of the Internal Revenue Code. The certificate of incorporation will further provide that no part of the net earnings of the charitable foundation will inure to the benefit of, or be distributable to, its members, directors or officers or to private individuals.

The charitable foundation will be governed by a board of directors, initially consisting of Kristin M. Fee, a director of Mercer Savings Bank, and two other individuals. We are required to select one person to serve on the initial board of directors who is not one of our officers or directors and who should have experience with local charitable organizations and grant making. This requirement will last for five years from the conversion and stock offering. As of the date of this prospectus, we have not selected the individual to serve as the director to satisfy these requirements. For five years after the conversion and stock offering, at least one seat on the charitable foundation’s board of directors will also be reserved for a director of Mercer Savings Bank.

The board of directors of the charitable foundation will be responsible for establishing its grant and donation policies, consistent with the purposes for which it was established. As directors of a nonprofit corporation, the directors of the charitable foundation will be bound by their fiduciary duty to advance the charitable foundation’s charitable goals, to protect its assets and to act in a manner consistent with the charitable purposes for which the charitable foundation is established. The directors also will be responsible for directing the activities of the charitable foundation, including the management and voting of the shares of our common stock held by the charitable foundation. However, as required by applicable regulations, all shares of our common stock held by the charitable foundation must be voted in the same ratio as all other shares of our common stock on all proposals considered by our stockholders.

The charitable foundation’s place of business will be located at Mercer Savings Bank’s main office. The board of directors of the charitable foundation will appoint such officers and employees as may be necessary to manage its operations. To the extent applicable, we will comply with the affiliate restrictions set forth in Sections 23A and 23B of the Federal Reserve Act and applicable banking regulations governing transactions between Mercer Savings Bank and the charitable foundation.

The charitable foundation will receive working capital from the initial cash contribution and:

(i)	any dividends that may be paid on our shares of common stock in the future to the extent that it continues to own shares of our common stock;

(ii)	within the limits of applicable federal and state laws, loans collateralized by the shares of common stock; and

(iii)	the proceeds of the sale of any of the shares of common stock in the open market from time to time.

As a private foundation under Section 501(c)(3) of the Internal Revenue Code, the charitable foundation will generally be required to distribute annually in grants or donations a minimum of 5% of the average fair market value of its net investment assets.

Income Tax Considerations

We believe that an organization created for the above purposes should qualify as a Section 501(c)(3) tax exempt organization under the Internal Revenue Code and should be classified as a private foundation. As long as the charitable foundation files an application for tax-exempt status within 27 months of the last day of the month in which it was organized, and provided the Internal Revenue Service approves the application, its effective date as a Section 501(c)(3) organization will be the date of its organization. We have not received a tax opinion as to whether the charitable foundation’s tax-exempt status will be affected by the regulatory requirement that all shares of our common stock held by it must be voted in the same ratio as all other outstanding shares of our common stock on all proposals considered by our stockholders.

We believe that our contribution of shares of our common stock to the charitable foundation should not constitute an act of self-dealing and that we should be entitled to a deduction in the amount of the fair market value of the stock at the time of the contribution less the nominal amount that the charitable foundation is required to pay us for such stock. We are permitted to deduct for charitable purposes only an amount equal to 10% of our annual taxable income in any one year. We are permitted under the Internal Revenue Code to carry the excess contribution over the five-year period following the contribution to the charitable foundation. We estimate that the contribution should be deductible over the six-year period (i.e., the year in which the contribution is made and the succeeding five-year period). However, we do not have any assurance that the Internal Revenue Service will grant tax-exempt status to the charitable foundation. In that event, our contribution to the charitable foundation would be expensed without a tax benefit, resulting in a reduction in earnings in the year in which the Internal Revenue Service makes the determination. Furthermore, even if the contribution is deductible, we may not have sufficient earnings to be able to use the deduction in full. Any decision to continue to make additional contributions to the charitable foundation in the future would be based on an assessment of, among other factors, our financial condition at that time, the interests of our stockholders and depositors, and the financial condition and operations of the foundation.

As a private foundation, earnings and gains, if any, from the sale of common stock or other assets are exempt from federal and state income taxation. However, investment income, such as interest, dividends and capital gains, is generally taxed at a rate of 1%. The charitable foundation will be required to file an annual return with the Internal Revenue Service within four and one-half months after the close of its fiscal year. The charitable foundation will be required to make its annual return available for public inspection. The annual return for a private foundation includes, among other things, an itemized list of all grants made or approved, showing the amount of each grant, the recipient, any relationship between a grant recipient and the foundation’s managers and a concise statement of the purpose of each grant.

Regulatory Requirements Imposed on the Charitable Foundation

Applicable regulations require that, before Mercer Savings Bank’s board of directors adopted the plan of conversion, the board of directors had to identify its member(s) that will serve on the charitable foundation’s board of directors, and these director(s) could not participate in the discussions of Mercer Savings Bank’s board of directors concerning contributions to the charitable foundation and could not vote on the matter. Mercer Savings Bank’s board of directors complied with this regulation in adopting the plan of conversion.

The ODFI and FDIC will generally not object if a well-capitalized bank contributes to a charitable foundation an aggregate amount of 8% or less of the shares or proceeds issued in a conversion stock offering. Mercer Savings Bank qualifies as a well-capitalized savings association for purposes of this limitation, and the contribution to the charitable foundation will not exceed this limitation.

The ODFI and the FDIC impose the following additional requirements on the establishment of the charitable foundation:

•	the charitable foundation’s primary purpose must be to serve and make grants in our local community;

•	the ODFI and the FDIC may examine the charitable foundation at the foundation’s expense;

•	the charitable foundation must comply with all supervisory directives imposed by the ODFI and FDIC;

•	the charitable foundation must provide annually to the ODFI and the FDIC a copy of the annual report that the charitable foundation submits to the Internal Revenue Service;

•	the charitable foundation must operate according to written policies adopted by its board of directors, including a conflict of interest policy;

•	the charitable foundation may not engage in self-dealing and must comply with all laws necessary to maintain its tax-exempt status under the Internal Revenue Code; and

•	the charitable foundation must vote its shares of our common stock in the same ratio as all of the other shares voted on each proposal considered by our stockholders.

Approvals Required

Mercer Savings Bank’s plan of conversion, including the establishment and funding of the charitable foundation, must be approved by the ODFI and the FDIC. Additionally, the Federal Reserve Board must approve Mercer Bancorp’s holding company application for us to execute the plan of conversion. If any required regulatory approvals are not received, we will not establish and fund the charitable foundation.

Additionally, the affirmative vote of two-thirds of the total eligible votes of members of Mercer Savings Bank is required to approve the plan of conversion and the affirmative vote of a majority of the total eligible votes of members of Mercer Savings Bank is required to approve the establishment and funding of the charitable foundation. A special meeting of members to consider and vote upon the plan of conversion and the establishment and funding of the charitable foundation has been set for [special meeting date]. If the plan of conversion is not approved by the members of Mercer Savings Bank, we will not proceed with the conversion and stock offering or the establishment and funding of the charitable foundation. If the plan of conversion is approved by the members but the establishment and funding of the charitable foundation is not, we will proceed with the conversion and stock offering, but will not establish and fund the charitable foundation.

RESTRICTIONS ON ACQUISITION OF MERCER BANCORP

Although the board of directors of Mercer Bancorp is not aware of any effort that might be made to obtain control of Mercer Bancorp after the conversion and stock offering, the board of directors believes that it is appropriate to include certain provisions in Mercer Bancorp’s articles of incorporation and bylaws to protect the interests of Mercer Bancorp and its stockholders from takeovers which our board of directors might conclude are not in the best interests of Mercer Savings Bank, Mercer Bancorp or its stockholders.

The following discussion is a general summary of the material provisions of Mercer Bancorp’s articles of incorporation and bylaws, Mercer Savings Bank’s federal stock charter and bylaws, Maryland corporation law and certain other regulatory provisions that may be deemed to have an “anti-takeover” effect. The following description of certain of these provisions is necessarily general and, with respect to provisions contained in Mercer Bancorp’s articles of incorporation and bylaws and Mercer Savings Bank’s federal stock charter and bylaws, reference should be made in each case to the document in question, each of which is part of Mercer Savings Bank’s application for conversion filed with the FDIC, and except for Mercer Savings Bank’s federal stock charter and bylaws, Mercer Bancorp’s registration statement filed with the Securities and Exchange Commission. See “Where You Can Find Additional Information.”

Mercer Bancorp’s Articles of Incorporation and Bylaws

Mercer Bancorp’s articles of incorporation and bylaws contain a number of provisions relating to corporate governance and rights of stockholders that might discourage future takeover attempts. As a result, stockholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions will also render the removal of the board of directors or management of Mercer Bancorp more difficult.

Directors. The board of directors will be divided into three classes. The members of each class will be elected for a term of three years and only one class of directors will be elected annually. Therefore, it would take at least two annual elections to replace a majority of our directors. The bylaws establish qualifications for board members, including:

•	a prohibition on service as a director by a person who is a director, officer, employee or a 10% stockholder of a competitor of Mercer Savings Bank;

•	a prohibition on service as a director by a person (i) who has been convicted of a crime involving dishonesty or breach of trust that is punishable by imprisonment for a term exceeding one year under state or federal law, (ii) who is currently charged in an information, indictment or other complaint with the commission of or participation in such a crime, or (iii) against whom a financial or securities regulatory agency has, within the past ten years, issued a cease and desist, consent or other formal order, other than a civil money penalty, which order is subject to public disclosure by such agency;

•	a prohibition on service as a director by a person who is party to any agreement or understanding that (i) provides such person with material benefits that are contingent upon Mercer Bancorp entering into a merger or similar transaction in which it is not the surviving entity, (ii) materially limits such person’s voting discretion with respect to Mercer Bancorp’s strategic direction, or (iii) materially impairs such person’s ability to discharge their fiduciary duties with respect to the fundamental strategic direction of Mercer Bancorp;

•	a requirement that any person proposed to serve as a director (other than the initial directors and other than directors who are also officers of Mercer Bancorp or Mercer Savings Bank) has maintained their principal residence for a period of at least one year immediately before their nomination or appointment to the Board of Directors within a county in which Mercer Savings Bank maintains an office, or in a contiguous county; and

•	a prohibition on service as a director by a person who has lost more than one election for service as a director of Mercer Bancorp.

Further, the bylaws impose notice and information requirements in connection with the nomination by stockholders of candidates for election to the board of directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders. Such notice and information requirements are applicable to all stockholder business proposals and nominations, and are in addition to any requirements under the federal securities laws.

Evaluation of Offers. The articles of incorporation of Mercer Bancorp provide that its board of directors, when evaluating a transaction that would or may involve a change in control of Mercer Bancorp (whether by purchases of its securities, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of its assets, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of Mercer Bancorp and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to:

•	the economic effect, both immediate and long-term, upon Mercer Bancorp’s stockholders, including stockholders, if any, who do not participate in the transaction;

•	the social and economic effect on the present and future employees, creditors and customers of, and others dealing with, Mercer Bancorp and its subsidiaries and on the communities in which it and its subsidiaries operate or are located;

•	whether the proposal is acceptable based on the historical, current or projected future operating results or financial condition of Mercer Bancorp;

•	whether a more favorable price could be obtained for Mercer Bancorp’s stock or other securities in the future;

•	the reputation and business practices of the other entity to be involved in the transaction and its management and affiliates as they would affect the employees of Mercer Bancorp and its subsidiaries;

•	the future value of the stock or any other securities of Mercer Bancorp or the other entity to be involved in the proposed transaction;

•	any antitrust or other legal and regulatory issues that are raised by the proposal;

•	the business and historical, current or expected future financial condition or operating results of the other entity to be involved in the transaction, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the proposed transaction, and other likely financial obligations of the other entity to be involved in the proposed transaction; and

•	the ability of Mercer Bancorp to fulfill its objectives as a financial institution holding company and on the ability of its subsidiary financial institution(s) to fulfill the objectives of a federally-insured financial institution(s) under applicable statutes and regulations.

If the board of directors determines that any proposed transaction should be rejected, it may take any lawful action to defeat such transaction.

Restrictions on Calling Special Meetings. The bylaws provide that special meetings of stockholders can be called by only the President, Chief Executive Officer or Chairperson of the board of directors, a majority of the total number of directors that Mercer Bancorp would have if there were no vacancies on the board of directors, or the Secretary upon the written request of stockholders entitled to cast at least a majority of all votes entitled to vote at the meeting.

Prohibition of Cumulative Voting. The articles of incorporation prohibit cumulative voting for the election of directors.

Limitation of Voting Rights. The articles of incorporation provide that in no event will any person who beneficially owns more than 10% of the then-outstanding shares of common stock be entitled or permitted to vote any of the shares of common stock held in excess of the 10% limit. The 10% limit shall not apply if, before the stockholder acquires shares in excess of the 10% limit, the acquisition is approved by a majority of the directors who are not affiliated with the holder and who were members of the board of directors before the time of the acquisition (or who were chosen to fill any vacancy of an otherwise unaffiliated director by a majority of the unaffiliated directors).

Restrictions on Removing Directors from Office. The articles of incorporation provide that directors may be removed only for cause, and only by the affirmative vote of the holders of at least two-thirds of the voting power of all of our then-outstanding capital stock entitled to vote generally in the election of directors (after giving effect to the limitation on voting rights discussed above in “ – Limitation of Voting Rights”), voting together as a single class.

Stockholder Nominations and Proposals. The bylaws provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at an annual meeting of stockholders must submit written notice to Mercer Bancorp at least 90 days before and not earlier than 100 days before the anniversary date of the previous year’s annual meeting. However, if the date of the annual meeting is advanced by more than 30 days from the anniversary date of the preceding year’s annual meeting then stockholders must submit written notice to Mercer Bancorp no later than 10 days following the day on which public disclosure of the date of the meeting is first made or mailed to stockholders.

Authorized but Unissued Shares. After the conversion and stock offering, Mercer Bancorp will have authorized but unissued shares of common and preferred stock. The articles of incorporation authorize 1,000,000 shares of serial preferred stock. Mercer Bancorp is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the board of directors is authorized to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such shares. In addition, the articles of incorporation provide that a majority of the total number of directors that Mercer Bancorp would have if there were no vacancies on the board of directors may, without action by the stockholders, amend the articles of incorporation to increase or decrease the aggregate number of shares of stock of any class or series that Mercer Bancorp has the authority to issue. In the event of a proposed merger, tender offer or other attempt to gain control of Mercer Bancorp that the board of directors does not approve, it would be possible for the board of directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of the transaction. An effect of the possible issuance of preferred stock therefore may be to deter a future attempt to gain control of Mercer Bancorp. The board of directors has no present plan or understanding to issue any preferred stock.

Amendments to Articles of Incorporation and Bylaws. Except as provided under “ – Authorized but Unissued Shares,” above, regarding the amendment of the articles of incorporation by the board of directors to increase or decrease the number of shares authorized for issuance, or as otherwise allowed by law, any amendment to the articles of incorporation must be approved by our board of directors and also by two-thirds of the outstanding shares of our voting stock (or a majority of the outstanding shares of our voting stock if the amendment is approved by two-thirds of our board of directors); provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend the following provisions:

(i)	the limitation on voting rights of persons who directly or indirectly beneficially own more than 10% of the outstanding shares of common stock;

(ii)	the division of the board of directors into three staggered classes;

(iii)	the ability of the board of directors to fill vacancies on the board;

(iv)	the requirement that at least two-thirds of the voting power of the stockholders must vote to remove directors, and can only remove directors for cause;

(v)	the ability of the board of directors to amend and repeal the bylaws and the required stockholder vote to amend or repeal the bylaws;

(vi)	the ability of the board of directors to evaluate a variety of factors in evaluating offers to purchase or otherwise acquire Mercer Bancorp;

(vii)	the authority of the board of directors to provide for the issuance of preferred stock;

(viii)	the validity and effectiveness of any action lawfully authorized by the affirmative vote of the holders of a majority of the total number of outstanding shares of common stock;

(ix)	the number of stockholders constituting a quorum or required for stockholder consent;

(x)	the provision regarding stockholder proposals and nominations;

(xi)	the indemnification of current and former directors and officers, as well as employees and other agents, by Mercer Bancorp;

(xii)	the limitation of liability of officers and directors to Mercer Bancorp for money damages; and

(xiii)	the provision of the articles of incorporation requiring approval of at least 80% of the outstanding voting stock to amend the provisions of the articles of incorporation set forth in (i) through (xii) of this list and the provisions related to amendment of the articles of incorporation.

The articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of the total number of directors that Mercer Bancorp would have if there were no vacancies on the board of directors or by the stockholders by the affirmative vote of at least 80% of the votes entitled to be cast in the election of directors (after giving effect to the limitation on voting rights discussed above in “ – Limitation of Voting Rights”).

Maryland Corporate Law

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as: (i) any person who beneficially owns 10% or more of the voting power of a corporation’s voting stock after the date on which the corporation had 100 or more beneficial owners of its stock; or (ii) an affiliate or associate of the corporation at any time after the date on which the corporation had 100 or more beneficial owners of its stock who, within the two-year period before the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the Board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

Mercer Savings Bank’s Stock Charter

Following the conversion, the articles of incorporation of Mercer Savings Bank will provide that for a period of five years from the closing of the conversion and stock offering, no person (including a group acting in concert) other than Mercer Bancorp may offer directly or indirectly to acquire the beneficial ownership of more than 10% of any class of equity security of Mercer Savings Bank. This provision does not apply to any tax-qualified employee benefit plan of Mercer Savings Bank or Mercer Bancorp, or to an underwriter or member of an underwriting or selling group involving the public sale or resale of securities of Mercer Savings Bank or any of its subsidiaries, so long as after the sale or resale, no underwriter or member of the selling group is a beneficial owner, directly or indirectly, of more than 10% of any class of equity securities of Mercer Savings Bank. In addition, during this five-year period, all shares owned over the 10% limit may not be voted on any matter submitted to stockholders for a vote.

Conversion Regulations

Federal regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquiring stock or subscription rights in a converting institution or its holding company from another person before completion of its conversion. Further, without the FDIC’s prior written approval, no person may make an offer or announcement of an offer to purchase shares or actually acquire shares of a converted institution or its holding company for a period of three years from the date of the completion of the conversion if, upon the completion of such offer, announcement or acquisition, the person would become the beneficial owner of more than 10% of the outstanding stock of the institution or its holding company. The FDIC has defined “person” to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution. However, offers made exclusively to a bank or its holding company, or an underwriter or member of a selling group acting on the converting institution’s or its holding company’s behalf for resale to the general public are excepted. The regulation also provides civil penalties for willful violation or assistance in any such violation of the regulation by any person connected with the management of the converting institution or its holding company or who controls more than 10% of the outstanding shares or voting rights of a converted institution or its holding company.

Change in Control Laws and Regulations

Under the Change in Bank Control Act, no person, or group of persons acting in concert, may acquire control of a bank holding company such as Mercer Bancorp unless the Federal Reserve Board has been given 60 days’ prior written notice and not disapproved the proposed acquisition. The Federal Reserve Board considers several factors in evaluating a notice, including the financial and managerial resources of the acquirer and competitive effects. Control, as defined under the Change in Bank Control Act and applicable regulations, means the power, directly or indirectly, to direct the management or policies of the company or to vote 25% or more of any class of voting securities of the company. Acquisition of more than 10% of any class of a bank holding company’s voting securities constitutes a rebuttable presumption of control under certain circumstances, including where, as will be the case with Mercer Bancorp, the issuer has registered securities under Section 12 of the Securities Exchange Act of 1934.

In addition, federal regulations provide that no company may acquire control of a bank holding company without the prior approval of the Federal Reserve Board. Control, as defined under the Bank Holding Company Act and Federal Reserve Board regulations, means ownership, control or power to vote 25% or more of any class of voting stock, control in any manner over the election of a majority of the company’s directors, or a determination by the Federal Reserve Board that the acquiror has the power to exercise, directly or indirectly, a controlling influence over the management or policies of the company. Any company that acquires such control becomes a “bank holding company” subject to registration, examination and regulation by the Federal Reserve Board. Relevant factors concerning when a company exercises a controlling influence over a bank or bank holding company include the company’s voting and nonvoting equity investment in the bank or bank holding company, director, officer and employee overlap and the scope of business relationships between the company and bank or bank holding company.

DESCRIPTION OF CAPITAL STOCK OF MERCER BANCORP

General

Mercer Bancorp is authorized to issue 9,000,000 shares of common stock, par value of $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share. Mercer Bancorp currently expects to issue in the stock offering up to 1,495,000 shares of common stock and contribute 50,000 shares of common stock to the charitable foundation. It will not issue shares of preferred stock in the stock offering or contribute shares of preferred stock to the charitable foundation. Each share of Mercer Bancorp common stock will have the same relative rights as, and will be identical in all respects to, each other share of common stock. Upon payment of the subscription price for the common stock according to the plan of conversion all of the shares of common stock will be duly authorized, fully paid and nonassessable.

The shares of common stock of Mercer Bancorp will represent non-withdrawable capital, will not be an account of an insurable type, and will not be insured by the FDIC or any other government agency.

Common Stock

Dividends. Mercer Bancorp can pay dividends on its common stock if, after giving effect to such distribution, (i) it would be able to pay its indebtedness as the indebtedness comes due in the usual course of business and (ii) its total assets exceed the sum of its liabilities and the amount needed, if it were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of any holders of capital stock who have a preference in the event of dissolution. The holders of common stock of Mercer Bancorp will be entitled to receive and share equally in dividends as may be declared by the board of directors out of funds legally available therefor. If Mercer Bancorp issues shares of preferred stock, the holders of preferred stock may have a priority over the holders of the common stock with respect to dividends.

Voting Rights. Upon consummation of the conversion and stock offering, the holders of common stock of Mercer Bancorp will have exclusive voting rights in Mercer Bancorp. They will elect its board of directors and act on other matters as are required to be presented to them under Maryland law or as are otherwise presented to them by the board of directors. Generally, each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. Any person who beneficially owns more than 10% of the then-outstanding shares of Mercer Bancorp’s common stock, however, will not be entitled or permitted to vote any shares of common stock held in excess of the 10% limit. If Mercer Bancorp issues shares of preferred stock, holders of the preferred stock may also possess voting rights. Amendments to the articles of incorporation generally require a two-thirds vote, and certain amendments require an 80% stockholder vote.

As a stock bank, corporate powers and control of Mercer Savings Bank will be vested in its board of directors, who elect the officers of Mercer Savings Bank and who fill any vacancies on the board of directors. Voting rights of Mercer Savings Bank will be vested exclusively in the owner of the shares of capital stock of Mercer Savings Bank, which will be Mercer Bancorp, and voted at the direction of Mercer Bancorp’s board of directors. Consequently, the holders of the common stock of Mercer Bancorp will not have direct control of Mercer Savings Bank.

Liquidation. In the event of any liquidation, dissolution or winding up of Mercer Savings Bank, Mercer Bancorp, as the holder of all of Mercer Savings Bank’s capital stock, would be entitled to receive all assets of Mercer Savings Bank available for distribution, after payment or provision for payment of all debts and liabilities of Mercer Savings Bank, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the liquidation account to Eligible Account Holders. In the event of liquidation, dissolution or winding up of Mercer Bancorp, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of Mercer Bancorp available for distribution. If preferred stock is issued by Mercer Bancorp, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

Preemptive Rights; Redemption. Holders of the common stock of Mercer Bancorp will not be entitled to preemptive rights with respect to any shares that may be issued, unless such preemptive rights are approved by the board of directors. The common stock is not subject to redemption.

Preferred Stock

None of the shares of Mercer Bancorp’s authorized preferred stock will be issued as part of the conversion and stock offering. Preferred stock may be issued with preferences and designations as our board of directors may from time to time determine. Our board of directors may, without stockholder approval, issue shares of preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

TRANSFER AGENT

The transfer agent and registrar for Mercer Bancorp’s common stock will be [transfer agent].

EXPERTS

The financial statements of Mercer Savings Bank at September 30, 2022 and 2021 and for each of the years ended September 30, 2022 and 2021 have been included herein in reliance upon the report of S.R. Snodgrass, P.C., independent registered public accounting firm, which is included in this prospectus and upon the authority of said firm as experts in accounting and auditing.

FinPro Capital Advisors, Inc. has consented to the publication in this prospectus of the summary of its report to Mercer Bancorp setting forth its opinion as to the estimated pro forma market value of the shares of common stock upon completion of the conversion and stock offering and of its letter with respect to subscription rights.

CHANGE IN AUDITOR

On April 19, 2022, Mercer Savings Bank dismissed its previous independent auditors, Crowe LLP, and engaged Dixon, Davis, Bagent & Company (“Dixon Davis”) as its independent auditor. This change in auditors was approved by Mercer Savings Bank’s board of directors. Dixon Davis was engaged to audit the financial statements of Mercer Savings Bank for the year ended September 30, 2022 according to auditing standards of the American Institute of Certified Public Accountants.

Before the engagement of Dixon Davis, Mercer Savings Bank did not consult with Dixon Davis regarding the application of accounting principles to a specific completed or proposed transaction or regarding the type of audit opinion that might be rendered by Dixon Davis on Mercer Savings Bank’s financial statements, and Dixon Davis did not provide any written or oral advice that was an important factor considered by Mercer Savings Bank in reaching a decision as to any such accounting, auditing or financial reporting issue, and Mercer Savings Bank did not consult with Dixon Davis regarding any of the matters or events set forth in Item 304(a)(2)(ii) of Regulation S-K.

The report of Crowe LLP on its audit of the financial statements of Mercer Savings Bank for the years ended September 30, 2021 and 2020, which was conducted in accordance with auditing standards generally accepted in the United States of America, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audit of the financial statements of Mercer Savings Bank for the years ended September 30, 2021 and 2020 and during the interim period ended April 19, 2022, there were no disagreements with Crowe LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Crowe LLP, would have caused them to make reference thereto in their reports, and there have been no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

Mercer Savings Bank provided Crowe LLP with a copy of this disclosure before its filing with the Securities and Exchange Commission and requested that Crowe LLP furnish Mercer Savings Bank with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter is filed as an exhibit to the registration statement of Mercer Bancorp, of which this prospectus is a part.

On January 17, 2023, Mercer Savings Bank dismissed Dixon Davis and engaged Snodgrass as its independent auditor. This change in auditors was approved by Mercer Savings Bank’s board of directors in connection with Mercer Savings Bank’s determination to proceed with the conversion and stock offering. Snodgrass was engaged to audit the financial statements of Mercer Savings Bank for the years ended September 30, 2022 and 2021 according to auditing standards of the Public Company Accounting Oversight Board.

Before the engagement of Snodgrass, Mercer Savings Bank did not consult with Snodgrass regarding the application of accounting principles to a specific completed or proposed transaction or regarding the type of audit opinion that might be rendered by Snodgrass on Mercer Savings Bank’s financial statements, and Snodgrass did not provide any written or oral advice that was an important factor considered by Mercer Savings Bank in reaching a decision as to any such accounting, auditing or financial reporting issue, and Mercer Savings Bank did not consult with Snodgrass regarding any of the matters or events set forth in Item 304(a)(2)(ii) of Regulation S-K.

The report of Dixon Davis on its audit of the financial statements of Mercer Savings Bank for the year ended September 30, 2022 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audit of the financial statements of Mercer Savings Bank for the year ended September 30, 2022, and during the interim period ended January 17, 2023, there were no disagreements with Dixon Davis on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Dixon Davis, would have caused them to make reference thereto in their reports, and there have been no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

Mercer Savings Bank provided Dixon Davis with a copy of this disclosure before its filing with the Securities and Exchange Commission and requested that Dixon Davis furnish Mercer Savings Bank with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter is filed as an exhibit to the registration statement of Mercer Bancorp, of which this prospectus is a part.

LEGAL MATTERS

Luse Gorman, PC, Washington, D.C., counsel to Mercer Bancorp and Mercer Savings Bank, has issued to Mercer Bancorp its opinion regarding the legality of the common stock and has issued to Mercer Bancorp and Mercer Savings Bank its opinion regarding the federal income tax consequences of the conversion and stock offering. S.R. Snodgrass, P.C., Cranberry Township, PA, has issued its opinion to Mercer Bancorp and Mercer Savings Bank regarding the Ohio state income tax consequences of the conversion and stock offering. Certain legal matters will be passed upon for Performance Trust by Nelson Mullins Riley & Scarborough LLP, Atlanta, GA.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Mercer Bancorp has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the shares of common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information set forth in the registration statement. Such information, including the appraisal report which is an exhibit to the registration statement, may be found at the web site of the Securities and Exchange Commission (www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission, including Mercer Bancorp. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document.

Mercer Savings Bank has filed an application with the ODFI and a notice with the FDIC with respect to the conversion. This prospectus omits certain information contained in the application. Non-confidential portions of the conversion application may be examined at the FDIC Central District Office located at 425 S. Financial Place, Suite 1700, Chicago, Illinois 60605. A copy of the plan of conversion is available for review at Mercer Savings Bank’s office.

In connection with the conversion and stock offering, Mercer Bancorp will register its common stock under Section 12 of the Securities Exchange Act of 1934. Upon registration, Mercer Bancorp and the holders of its common stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on common stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Securities Exchange Act of 1934. Under the plan of conversion, Mercer Bancorp has undertaken that it will not terminate such registration for a period of at least three years following the consummation of the conversion and stock offering.

# # #

Separate financial statements for Mercer Bancorp have not been included in this prospectus because it has not engaged in any significant activities, has no significant assets, and has no contingent liabilities, revenue or expenses.

All financial statement schedules have been omitted as the required information either is not applicable or is included in the financial statements or related notes.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Mercer Savings Bank

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Mercer Savings Bank (the “Bank”) as of September 30, 2022 and 2021; the related statements of income, comprehensive income, changes in equity, and cash flows for the years then ended; and the related notes to the consolidated financial statements (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Bank as of September 30, 2022 and 2021, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on the Bank’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent, with respect to the Bank, in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Bank is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Bank’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Bank’s auditor since 2023.

Cranberry Township, Pennsylvania

March 10, 2023

PITTSBURGH, PA	PHILADELPHIA, PA	WHEELING, WV	STEUBENVILLE, OH
2009 Mackenzie Way • Suite 340	2100 Renaissance Blvd. • Suite 110	980 National Road	511 N. Fourth Street
Cranberry Township, PA 16066	King of Prussia, PA 19406	Wheeling, WV 26003	Steubenville, OH 43952
(724) 934-0344	(610) 278-9800	(304) 233-5030	(304) 233-5030

S.R. Snodgrass, P.C. d/b/a S.R. Snodgrass, A.C. in West Virginia

Mercer Savings Bank

Balance Sheets

December 31, 2022 (Unaudited) and September 30, 2022 and 2021

	December 31,	September 30,
	2022	2022	2021
Assets
Cash and due from banks	$1,368,868	$1,361,198	$1,175,770
Interest-bearing deposits in other financial institutions	5,833,893	13,015,520	16,824,820
Cash and cash equivalents	7,202,761	14,376,718	18,000,590

Interest-bearing time deposits	100,000	100,000	100,000
Available-for-sale securities	13,321,073	12,572,195	8,585,390
Held-to-maturity securities	212,348	233,388	338,736
Loans held for sale	281,500	-	399,000
Loans receivable	118,791,045	118,654,254	113,468,982
Allowance for loan losses	(960,875)	(983,654)	(957,903)
Net loans	117,830,170	117,670,600	112,511,079

Premises and equipment	2,602,787	2,608,291	2,415,845
Federal Home Loan Bank stock	1,390,200	1,390,200	1,605,300
Bank owned life insurance	1,752,562	1,742,464	2,066,444
Accrued interest receivable	368,976	376,903	319,688
Federal Home Loan Bank lender risk account	516,457	516,457	558,222
Deferred federal income taxes	230,518	272,051	17,509
Other assets	380,275	1,023,484	427,020

Total assets	$146,189,627	$152,882,751	$147,344,823

Liabilities and Equity

Liabilities
Deposits
Demand	$59,534,317	$65,323,642	$56,237,432
Savings and money market	45,075,093	44,168,770	41,415,704
Time	23,089,438	25,266,231	30,592,154

Total deposits	127,698,848	134,758,643	128,245,290

Advances from the Federal Home Loan Bank	3,000,000	3,000,000	4,000,000
Directors plan liability	560,888	565,181	554,907
Accrued interest payable and other liabilities	404,222	502,597	481,894

Total liabilities	131,663,958	138,826,421	133,282,091

Commitments and Contingencies

Equity
Retained earnings	15,288,471	14,959,892	14,016,304
Accumulated other comprehensive (loss) income	(762,802)	(903,562)	46,428

Total equity	14,525,669	14,056,330	14,062,732

Total liabilities and equity	$146,189,627	$152,882,751	$147,344,823

See Notes to Financial Statements

Mercer Savings Bank

Statements of Income

Three Months Ended December 31, 2022 and 2021 (Unaudited) and Years Ended

September 30, 2022 and 2021

	Three Months Ended		Year Ended
	December 31,		September 30,
	2022	2021	2022	2021
Interest Income
Loans	$1,222,045	$1,072,473	$4,322,281	$4,342,946
Investment securities	66,310	22,574	120,146	82,135
Interest-bearing deposits and other	105,406	10,487	152,532	35,632

Total interest income	1,393,761	1,105,534	4,594,959	4,460,713

Interest Expense
Deposits	48,609	63,515	232,587	362,530
Federal Home Loan Bank advances	7,209	9,074	32,292	38,913

Total interest expense	55,818	72,589	264,879	401,443

Net Interest Income	1,337,943	1,032,945	4,330,080	4,059,270

Provision for Loan Losses	-	15,000	25,000	180,000

Net Interest Income After Provision for Loan Losses	1,337,943	1,017,945	4,305,080	3,879,270

Noninterest Income
Service fees on deposits	75,915	81,848	327,785	318,490
Late charges and fees on loans	24,941	29,232	122,729	141,835
Gain on sale of loans	-	36,440	52,605	99,797
Loan servicing fees	10,066	24,381	48,030	30,086
Loss on sale of investments	(8,049)	-	-	-
Bank owned life insurance	14,381	11,313	53,126	44,860
Life insurance death benefits	4,515	-	169,069	-
Other income	5,552	5,142	21,057	21,238

Total noninterest income	127,321	188,356	794,401	656,306

Noninterest Expense
Salaries and employee benefits	535,960	505,377	2,074,632	1,923,858
Directors fees	20,175	18,825	84,250	77,800
Occupancy and equipment	112,993	84,629	340,113	360,862
Data processing fees	130,564	108,225	454,061	426,736
Franchise taxes	19,999	21,712	87,945	85,214
FDIC insurance premiums	10,264	10,114	41,510	39,496
Professional services	51,353	51,647	148,424	165,688
Deposit account services expense	60,997	57,434	239,797	232,918
Advertising	21,939	22,959	101,346	94,930
Loan expenses	19,880	21,168	77,210	113,017
Loss on sale of foreclosed real estate	-	-	-	35,486
Other	76,161	74,584	313,551	265,567

Total noninterest expense	1,060,285	976,674	3,962,839	3,821,572

Income before income taxes	404,979	229,627	1,136,642	714,004

Provision for income taxes	76,400	50,300	193,054	142,745

Net Income	$328,579	$179,327	$943,588	$571,259

See Notes to Financial Statements

Mercer Savings Bank

Statements of Comprehensive Income (Loss)

Three Months Ended December 31, 2022 and 2021 (Unaudited) and Years Ended

September 30, 2022 and 2021

	Three Months Ended		Year Ended
	December 31,		September 30,
	2022	2021	2022	2021
Net income	$328,579	$179,327	$943,588	$571,259

Other comprehensive income (loss):
Net unrealized gains (losses) on available-for-sale securities	170,128	(67,267)	(1,202,519)	(45,192)

Reclassification adjustment for realized loss on sales of securities	8,049	-	-	-

Tax (expense) benefit	(37,417)	14,126	252,529	9,490

Other comprehensive income (loss)	140,760	(53,141)	(949,990)	(35,702)

Comprehensive income	$469,339	$126,186	$(6,402)	$535,557

See Notes to Financial Statements

Mercer Savings Bank

Statements of Changes in Equity

Three Months Ended December 31, 2022 (Unaudited) and Years Ended

September 30, 2022 and 2021

		Accumulated
		Other
	Retained	Comprehensive
	Earnings	Income (Loss)	Total
Balance at October 1, 2020	$13,445,045	$82,130	$13,527,175

Net income	571,259	-	571,259

Other comprehensive loss	-	(35,702)	(35,702)

Balance at September 30, 2021	14,016,304	46,428	14,062,732

Net income	943,588	-	943,588

Other comprehensive loss	-	(949,990)	(949,990)

Balance at September 30, 2022	$14,959,892	$(903,562)	$14,056,330

Balance at October 1, 2021	$14,016,304	$46,428	$14,062,732

Net income	179,327	-	179,327

Other comprehensive loss	-	(53,141)	(53,141)

Balance at December 31, 2021	$14,195,631	$(6,713)	$14,188,918

Balance at October 1, 2022	$14,959,892	$(903,562)	$14,056,330

Net income	328,579	-	328,579

Other comprehensive income	-	140,760	140,760

Balance at December 31, 2022	$15,288,471	$(762,802)	$14,525,669

See Notes to Financial Statements

Mercer Savings Bank

Statements of Cash Flows

Three Months Ended December 31, 2022 and 2021 (Unaudited) and Years Ended

September 30, 2022 and 2021

	Three Months Ended		Year Ended
	December 31,		September 30,
	2022	2021	2022	2021
Operating Activities
Net income	$328,579	$179,327	$943,588	$571,259
Items not requiring (providing) cash:
Depreciation and amortization	74,463	55,780	212,098	264,799
Amortization of premiums and discounts	15,962	18,524	113,250	55,139
Amortization of deferred loan fees	(17,635)	(31,395)	(109,681)	(157,017)
Deferred income taxes	4,116	(1)	(2,013)	(71,302)
Provision for loan losses	-	15,000	25,000	180,000
Gain on sale of loans	-	(36,440)	(52,605)	(99,797)
Proceeds from sales of loans	-	1,778,378	2,501,171	3,335,741
Loans originated for sale	(281,500)	(1,353,100)	(2,063,850)	(2,532,436)
Loss on sale of investment securities	8,049	-	-	-
Loss on sale of foreclosed real estate	-	-		35,486
Life insurance death benefits	(4,515)	-	(169,069)	-
Increase in cash surrender value of bank-owned life insurance	(14,381)	(11,313)	(53,126)	(44,860)
Changes in:
Accrued interest receivable	7,927	21,813	(57,215)	29,651
Other assets	102,613	75,178	(24,745)	36,190
Other liabilities	(98,385)	(122,821)	39,680	(21,674)

Net cash provided by operating activities	125,293	588,930	1,302,483	1,581,179

Investing Activities
Purchases of available-for-sale securities	(1,273,478)	(1,005,500)	(6,402,241)	(7,236,702)
Proceeds from sales of available-for-sale securites	519,438	-	-	-
Proceeds from calls, maturities and paydowns of available-for-sale securities	160,050	135,707	1,103,763	1,391,482
Principal repayments on securities held-to-maturity	20,318	32,090	101,252	148,978
Net change in loans	(159,935)	(534,079)	(5,074,840)	(4,917,279)
Purchase of premises and equipment	(65,835)	(1,285)	(382,742)	(30,684)
Proceeds from redemption of FHLB stock	-	-	215,100	-
Proceeds from sale of foreclosed real estate	18,000	-	-	29,678
Proceeds from death benefit of life insurance policies	541,987	-	-	-

Net cash used in investing activities	(239,455)	(1,373,067)	(10,439,708)	(10,614,527)

Financing Activities
Net increase (decrease) in deposit accounts	(7,059,795)	3,285,511	6,513,353	12,513,318
Repayment of FHLB advances	-	-	(1,000,000)	(1,000,000)

Net cash (used in) provided by financing activities	(7,059,795)	3,285,511	5,513,353	11,513,318

(Decrease) Increase in Cash and Cash Equivalents	(7,173,957)	2,501,374	(3,623,872)	2,479,970

Cash and Cash Equivalents, Beginning of Period	14,376,718	18,000,590	18,000,590	15,520,620

Cash and Cash Equivalents, End of Period	$7,202,761	$20,501,964	$14,376,718	$18,000,590

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for:
Interest on deposits and borrowings	$55,894	$72,857	$265,929	$402,222
Income taxes	-	-	211,663	217,000

Supplemental Disclosure of Noncash Investing Activities
Transfers from loans to real estate acquired through foreclosure	$-	$-	$-	$65,164

See Notes to Financial Statements

Mercer Savings Bank

Notes to Financial Statements

December 31, 2022 and 2021 (Unaudited) and September 30, 2022 and 2021

Note 1:	Nature of Operations and Summary of Significant Accounting Policies

Inclusion of Unaudited Information

The financial information included herein as of December 31, 2022 and for the interim three month periods ended December 31, 2022 and 2021 is unaudited. However, in management’s opinion, the information reflects all normal, recurring adjustments that are necessary for a fair presentation. The results shown for the three months ended December 31, 2022 and 2021 are not necessarily indicative of the results to be obtained for a full year.

Nature of Operations

Mercer Savings Bank (“Bank”) is an Ohio chartered mutual thrift engaged primarily in the business of providing a variety of deposit and lending services to individual customers in western Ohio. Its primary deposit products are checking, savings, and term certificate accounts, and its primary lending products are residential and commercial mortgage, commercial, home equity lines of credit and installment loans. Its operations are conducted through its four office locations in Celina, Ft. Recovery and Greenville, Ohio. The Bank faces competition from other financial institutions and is subject to the regulation of certain federal and state agencies and undergoes periodic examinations by those regulatory authorities.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses, valuation of real estate acquired in connection with foreclosures or in satisfaction of loans, valuation of mortgage servicing rights and deferred tax assets and fair values of financial instruments.

Cash Equivalents

The Bank considers all liquid investments with original maturities of three months or less to be cash equivalents. At December 31, 2022, (unaudited) September 30, 2022 and 2021, none of the Bank’s cash accounts at nonfederal government or nongovernmental agencies exceeded FDIC insurance limits.

In March 2020, the Federal Reserve's board of directors approved reducing the required reserve requirement ratios to zero percent, effectively eliminating the requirement to maintain reserve balances in cash or on deposit with the Federal Reserve Bank. This reduction in the required reserves does not have a defined timeframe and may be revised by the Federal Reserve's board in the future.

Mercer Savings Bank

Notes to Financial Statements

December 31, 2022 and 2021 (Unaudited) and September 30, 2022 and 2021

Interest-bearing Time Deposits in Banks

Interest-bearing time deposits have original maturities greater than one year and are carried at cost.

Debt Securities

Debt securities held by the Bank generally are classified and recorded in the financial statements as follows:

Classified as	Description	Recorded at
Held to maturity (HTM)	Certain debt securities that management has the positive intent and ability to hold to maturity	Amortized cost

Trading	Securities that are bought and held principally for the purpose of selling in the near term and, therefore, held for only a short period of time	Fair value, with changes in fair value included in earnings

Available for sale (AFS)	Securities not classified as HTM or trading	Fair value, with urealized gains and losses excluded from earnings and reported in other comprehensive income

Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities, identified as the call date as to premiums and maturity date as to discounts. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

Mercer Savings Bank

Notes to Financial Statements

December 31, 2022 and 2021 (Unaudited) and September 30, 2022 and 2021

When the fair value of securities is below amortized cost, the Bank’s accounting treatment for an other-than-temporary impairment (“OTTI”) is as follows:

Accounting Treatment for OTTI Components
Circumstances of Impairment	Credit	Remaining
Considerations	Component	Portion
Not intended for sale and more likely than not that the Bank will not have to sell before recovery of cost basis	Recognized in earnings	Recognized in other comprehensive income

Intended for sale or more likely than not that the Bank will be required to sell before recovery of cost basis	Recognized in earnings

For held-to-maturity debt securities, the amount of OTTI recorded in other comprehensive income for the noncredit portion of a previous OTTI is amortized prospectively over the remaining life of the security on the basis of the timing of future estimated cash flows of the security.

When a credit loss component is separately recognized in earnings, the amount is identified as the total of principal cash flows not expected to be received over the remaining term of the security, as projected based on cash flow projections.

The Bank recognized no other-than-temporary impairments on debt securities in the three-month periods ended December 31, 2022 and 2021 (unaudited) and the years ended September 30, 2022 or 2021.

Loans Held for Sale

Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or fair value in the aggregate. Net unrealized losses, if any, are recognized through a valuation allowance by charges to noninterest income. Gains and losses on loan sales are recorded in noninterest income, and direct loan origination costs and fees are deferred at origination of the loan and are recognized in noninterest income upon sale of the loan.

Lender Risk Account (LRA)

The Federal Home Loan Bank (FHLB) requires institutions participating in its mortgage loan sales program to place a portion of the sale proceeds in a lender risk account. The LRA is maintained to offset any credit losses associated with loans sold to the FHLB by the participating institution as well as losses experienced by the overall loan pool should an individual institution’s LRA be fully exhausted. The LRA funds will begin to be distributed to participating institutions after loan pools have had five years of payment history.

Mercer Savings Bank

Notes to Financial Statements

December 31, 2022 and 2021 (Unaudited) and September 30, 2022 and 2021

After five years, the required LRA balance is recalculated at least annually and excess amounts are returned to the participating institutions.

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding principal balances, adjusted for unearned income, charge-offs, the allowance for loan losses and any unamortized deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.

For loans amortized at cost, interest income is accrued based on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, as well as premiums and discounts, are deferred and amortized as a level yield adjustment over the respective term of the loan. For all loan portfolio segments except residential and consumer loans, the Bank promptly charges-off loans, or portions thereof, when available information confirms that specific loans are uncollectible based on information that includes, but is not limited to, (1) the deteriorating financial condition of the borrower, (2) declining collateral values, and/or (3) legal action, including bankruptcy, that impairs the borrower’s ability to adequately meet its obligations. For impaired loans that are considered to be solely collateral dependent, a partial charge-off is recorded when a loss has been confirmed by an updated appraisal or other appropriate valuation of the collateral.

The Bank charges-off loans, or portions thereof, when the Bank reasonably determines the amount of the loss. The Bank adheres to delinquency thresholds established by applicable regulatory guidance to determine the charge-off timeframe for these loans. Loans at these delinquency thresholds for which the Bank can clearly document that the loan is both well-secured and in the process of collection, such that collection will occur regardless of delinquency status, need not be charged off.

For all classes, all interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income. The interest on these loans is accounted for on the cash basis or cost recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured. Nonaccrual loans are returned to accrual status when, in the opinion of management, the financial position of the borrower indicates there is no longer any reasonable doubt as to the timely collection of interest or principal. The Bank requires a period of satisfactory performance of not less than six months before returning a nonaccrual loan to accrual status.

When cash payments are received on impaired loans, the Bank records the payment as interest income unless collection of the remaining recorded principal amount is doubtful, at which time payments are used to reduce the principal balance of the loan. Troubled debt restructured loans recognize interest income on an accrual basis at the renegotiated rate if the loan is in compliance with the modified terms, no principal reduction has been granted and the loan has demonstrated the ability to perform in accordance with the renegotiated terms for a period of at least six months.

Mercer Savings Bank

Notes to Financial Statements

December 31, 2022 and 2021 (Unaudited) and September 30, 2022 and 2021

Allowance for Loan Losses

The allowance for loan losses is a valuation allowance for probable incurred credit losses. Loan losses are charged against the allowance when management believes the collectibility of a loan balance is doubtful. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a quarterly basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. The allowance consists of allocated and general components. The allocated component relates to loans that are classified as impaired. For those loans that are classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers nonimpaired loans and is based on historical charge-off experience by segment. The historical loss experience is determined by portfolio segment and is based on the actual loss history experienced by the Bank over the prior three years. Management believes the three-year historical loss experience methodology is appropriate in the current economic environment. Other adjustments (qualitative/environmental considerations) for each segment may be added to the allowance for each loan segment after an assessment of internal or external influences on credit quality that are not fully reflected in the historical loss or risk rating data.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment history, collateral value and the probability of collecting scheduled principal and interest payments when due, based on the loan’s current payment status and the borrower’s financial condition, including available sources of cash flows. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is generally measured on a loan-by-loan basis by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price or the fair value of the collateral if the loan is collateral dependent. For impaired loans where the Bank utilizes the discounted cash flows to determine the level of impairment, the Bank includes the entire change in the present value of cash flows as a provision for loan losses.

Mercer Savings Bank

Notes to Financial Statements

December 31, 2022 and 2021 (Unaudited) and September 30, 2022 and 2021

The fair values of collateral dependent impaired loans are based on independent appraisals of the collateral. In general, the Bank acquires an updated appraisal upon identification of impairment and annually thereafter for commercial, commercial real estate and multi-family loans. If the most recent appraisal is over a year old, and a new appraisal is not performed, due to lack of comparable values or other reasons, the existing appraisal is utilized and discounted based on the age of the appraisal, condition of the subject property and overall economic conditions. After determining the collateral value as described, the fair value is calculated based on the determined collateral value less selling expenses. The potential for outdated appraisal values is considered in our determination of the allowance for loan losses through our analysis of various trends and conditions including the local economy, trends in charge-offs and delinquencies and the related qualitative adjustments assigned by the Bank. Segments of loans with similar risk characteristics are collectively evaluated for impairment based on the segment’s historical loss experience adjusted for changes in trends, conditions and other relevant factors that affect repayment of the loans.

In the course of working with borrowers, the Bank may choose to restructure the contractual terms of certain loans. In this scenario, the Bank attempts to work out an alternative payment schedule with the borrower in order to optimize collectibility of the loan. Any loans that are modified are reviewed by the Bank to identify if a troubled debt restructuring (“TDR”) has occurred, which is when, for economic or legal reasons related to a borrower’s financial difficulties, the Bank grants a concession to the borrower that it would not otherwise consider. Terms may be modified to fit the ability of the borrower to repay in line with the borrower’s current financial status, and the restructuring of the loan may include the transfer of assets from the borrower to satisfy the debt, a modification of loan terms or a combination of the two. If such efforts by the Bank do not result in a satisfactory arrangement, the loan is referred to legal counsel, at which time foreclosure proceedings are initiated. At any time prior to a sale of the property at foreclosure, the Bank may terminate foreclosure proceedings if the borrower is able to work out a satisfactory payment plan.

It is the Bank’s policy that any restructured loans on nonaccrual status prior to being restructured remain on nonaccrual status until six months of satisfactory borrower performance, at which time management would consider its return to accrual status. If a loan was accruing at the time of restructuring, the Bank reviews the loan to determine if it is appropriate to continue the accrual of interest on the restructured loan.

With regard to determination of the amount of the allowance for loan losses, troubled debt restructured loans are considered to be impaired. As a result, the determination of the amount of impaired loans for each portfolio segment within troubled debt restructurings is the same as detailed previously.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales, when control over the assets has been relinquished. Control over transferred assets is deemed to be surrendered when the assets have been isolated from the Bank, the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before maturity.

Mercer Savings Bank

Notes to Financial Statements

December 31, 2022 and 2021 (Unaudited) and September 30, 2022 and 2021

Premises and Equipment

Depreciable assets are stated at cost less accumulated depreciation. Depreciation is charged to expense using the straight-line method over the estimated useful lives of the assets. The estimated useful lives of depreciable assets are as follows: building and improvements are 5-40 years; furniture and fixtures are 5-10 years; information technology-related equipment is 3-5 years.

Servicing Assets

When mortgage loans are sold with servicing retained, servicing rights are initially recorded at fair value with the income statement effect recorded in gains on sales of loans. Fair value is based on market prices for comparable mortgage servicing contracts, when available or alternatively, is based on a valuation model that calculates the present value of estimated future net servicing income. All classes of servicing assets are subsequently measured using the amortization method which requires servicing rights to be amortized into non-interest income in proportion to, and over the period of, the estimated future net servicing income of the underlying loans. Servicing assets are included in other assets on the balance sheets.

Servicing assets are evaluated for impairment based upon the fair value of the rights as compared to carrying amount. Impairment is determined by stratifying rights into groupings based on predominant risk characteristics, such as interest rate, loan type and investor type. Impairment is recognized through a valuation allowance for an individual grouping, to the extent that fair value is less than the carrying amount. If the Bank later determines that all or a portion of the impairment no longer exists for a particular grouping, a reduction of the allowance may be recorded as an increase to income. No changes in valuation allowances have been reported on the income statements. The fair values of servicing rights are subject to significant fluctuations as a result of changes in estimated and actual prepayment speeds and default rates and losses.

Servicing fee income, which is reported on the income statement as other noninterest income, is recorded for fees earned for servicing loans. The fees are based on a contractual percentage of the outstanding principal; or a fixed amount per loan and are recorded as income when earned. The amortization of mortgage servicing rights is netted against loan servicing fee income.

Federal Home Loan Bank Stock

Federal Home Loan Bank (“FHLB”) stock is a required investment for institutions that are members of the FHLB system and the transfer of the stock is substantially restricted. The required investment in the common stock is based on a predetermined formula. FHLB stock is carried at cost. FHLB stock is evaluated for impairment on an annual basis. The Bank’s investment in FHLB stock was not impaired at December 31, 2022 and September 30, 2022 and 2021.

Bank Owned Life Insurance

The Bank has purchased life insurance on directors. Bank owned life insurance is recorded at the amount that can be realized under the insurance contract at the balance sheet date, which is the cash surrender value adjusted for other charges or other amounts due that are probable at settlement.

Mercer Savings Bank

Notes to Financial Statements

December 31, 2022 and 2021 (Unaudited) and September 30, 2022 and 2021

Foreclosed Assets Held for Sale

Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value less cost to sell at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in net income or expense from foreclosed assets.

At December 31, 2022, (unaudited) and September 30, 2022 and 2021, the Bank had no foreclosed residential real estate properties.

At December 31, 2022, (unaudited) and September 30, 2022 and 2021, the Bank had no consumer mortgage loans secured by residential real estate properties for which formal foreclosure proceeds are in process.

Income Taxes

The Bank accounts for income taxes in accordance with income tax accounting guidance (Accounting Standards Codification (“ASC”) 740, Income Taxes). The income tax accounting guidance results in two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. The Bank determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax basis of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur.

Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

Tax positions are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information.

Mercer Savings Bank

Notes to Financial Statements

December 31, 2022 and 2021 (Unaudited) and September 30, 2022 and 2021

The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances and information available at the reporting date and is subject to management’s judgment.

If necessary, the Bank recognizes interest and penalties on income taxes as a component of income tax expense.

With a few exceptions, the Bank is no longer subject to examination by tax authorities for calendar years before 2019. As of December 31, 2022, (unaudited) and September 30, 2022 and 2021, the Bank had no material uncertain income tax positions.

Comprehensive Income

Comprehensive income consists of net income and other comprehensive income (loss), net of applicable income taxes. Other comprehensive income (loss) includes unrealized appreciation (depreciation) on available-for-sale securities and, if necessary, unrealized appreciation (depreciation) on available-for-sale securities for which a portion of an other-than-temporary impairment has been recognized in income.

Accumulated other comprehensive (loss) income consists solely of the cumulative unrealized gains and losses on available-for-sale securities, net of tax.

Revenue Recognition

The Bank accounts for certain revenues in accordance with Accounting Standards Update (“ASU”) 2014-09 Revenue from Contracts with Customers (ASC 606) and all subsequent ASUs that modified ASC 606. ASC 606 provides that an entity should recognize revenue to depict the transfer of promised goods and services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Interest income, net securities gains (losses), gain on sale of loans and income from bank-owned life insurance are not included within the scope of ASC 606. For the revenue streams in the scope of ASC 606, service charges on deposits and electronic banking fees, there are no significant judgments related to the amount and timing of revenue recognition. All of the Bank’s in scope revenue from contracts with customers is recognized within other noninterest income.

Deposit Services. The Bank generates revenues through fees charged to depositors related to deposit account maintenance fees, overdrafts, ATM fees, wire transfers and additional miscellaneous services provided at the request of the depositor.

For deposit-related services, revenue is recognized when performance obligations are satisfied, which is, generally, at a point in time.

Mercer Savings Bank

Notes to Financial Statements

December 31, 2022 and 2021 (Unaudited) and September 30, 2022 and 2021

Note 2:	Future Change in Accounting Principle

The FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326). The ASU introduced a new credit loss model, the current expected credit loss model (“CECL”), which requires earlier recognition of credit losses, while also providing additional transparency about credit risk.

The CECL model utilizes a lifetime “expected credit loss” measurement objective for the recognition of credit losses for loans, held-to-maturity securities and other receivables at the time the financial asset is originated or acquired. The expected credit losses are adjusted each period for changes in expected lifetime credit losses. For available-for-sale securities where fair value is less than cost, credit-related impairment, if any, will be recognized in an allowance for credit losses and adjusted each period for changes in expected credit risk. This model replaces the existing impairment models, which generally require that a loss be incurred before it is recognized. The CECL model represents a significant change from existing practice and may result in material changes to the Bank’s accounting for financial instruments. The Bank is evaluating the effect ASU 2016-13 will have on its financial statements and related disclosures. The impact of the ASU will depend upon the state of the economy and the nature of our portfolios at the date of adoption. The new standard is effective for fiscal years beginning after December 15, 2022, or October 1, 2023 as to the Bank, including interim periods within those fiscal years. Management is continuing to evaluate the provisions of the ASU.

Mercer Savings Bank

Notes to Financial Statements

December 31, 2022 and 2021 (Unaudited) and September 30, 2022 and 2021

Note 3:	Debt Securities

The amortized cost and fair values, together with gross unrealized gains and losses of securities are as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Approximate Fair Value
Available-for-sale Securities:
December 31, 2022
U.S. Treasury securities	$2,005,144	$-	$76,589	$1,928,555
U.S. Government agencies	4,021,871	-	221,434	3,800,437
Mortgage-backed Government Sponsored Enterprises (GSEs)	4,032,954	-	360,598	3,672,356
State and political subdivisions	4,226,676	23,329	330,280	3,919,725

	$14,286,645	$23,329	$988,901	$13,321,073

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Approximate Fair Value
Available-for-sale Securities:
September 30, 2022
U.S. Treasury securities	$2,008,695	$-	$84,242	$1,924,453
U.S. Government agencies	4,025,948	-	227,874	3,798,074
Mortgage-backed Government Sponsored Enterprises (GSEs)	4,191,085	-	395,205	3,795,880
State and political subdivisions	3,490,216	201	436,629	3,053,788

	$13,715,944	$201	$1,143,950	$12,572,195

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Approximate Fair Value
September 30, 2021
U.S. Treasury securities	$2,022,776	$-	$1,604	$2,021,172
U.S. Government agencies	2,005,130	-	10,741	1,994,389
Mortgage-backed Government Sponsored Enterprises (GSEs)	3,370,537	27,349	12,975	3,384,911
State and political subdivisions	1,128,177	56,741	-	1,184,918

	$8,526,620	$84,090	$25,320	$8,585,390

Mercer Savings Bank

Notes to Financial Statements

December 31, 2022 and 2021 (Unaudited) and September 30, 2022 and 2021

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Approximate Fair Value
Held-to-maturity Securities:
December 31, 2022
Mortgage-backed Government Sponsored Enterprises (GSEs)	$212,348	$-	$4,487	$207,861

September 30, 2022
Mortgage-backed Government Sponsored Enterprises (GSEs)	$233,388	$-	$5,304	$228,084

September 30, 2021
Mortgage-backed Government Sponsored Enterprises (GSEs)	$338,736	$10,598	$-	$349,334

The amortized cost and fair value of available-for-sale securities at December 31, 2022 and September 30, 2022, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties:

	Amortized	Fair
	Cost	Value
December 31, 2022
Within one year	$2,260,161	$2,193,679
One to five years	4,461,105	4,203,423
Five to ten years	-	-
After ten years	3,532,425	3,251,615
	10,253,691	9,648,717
Mortgage-backed GSEs	4,032,954	3,672,356
Totals	$14,286,645	$13,321,073

September 30, 2022
Within one year	$1,264,601	$1,234,656
One to five years	5,998,258	5,686,873
Five to ten years	-	-
After ten years	2,262,000	1,854,786
	9,524,859	8,776,315
Mortgage-backed GSEs	4,191,085	3,795,880
Totals	$13,715,944	$12,572,195

Mercer Savings Bank

Notes to Financial Statements

December 31, 2022 and 2021 (Unaudited) and September 30, 2022 and 2021

The carrying value of securities pledged as collateral, to secure public deposits and for other purposes, was approximately $460,000, $460,000 and $498,000 at December 31, 2022 (unaudited), September 30, 2022 and 2021, respectively.

Proceeds from sales of available for sale securities totaled $519,000 during the three months ended December 31, 2022, resulting in a gross realized loss of $8,049. There were no sales of securities during the three-month period ended December 31, 2021, and the fiscal years ended September 30, 2022 and 2021.

Certain investments in debt securities are reported in the financial statements at an amount less than their historical cost. Total fair value of these investments, comprised of 29 securities at December 31, 2022 (unaudited), and 30 and 7 securities at September 30, 2022 and 2021, respectively, was approximately $12,232,000, $12,569,000 and $5,483,000, which is approximately 90 percent, 98 percent and 61 percent, respectively, of the fair value of the Bank’s total investment portfolio. These declines primarily resulted from changes in market interest rates.

Based on evaluation of available evidence, including recent changes in market interest rates and information obtained from regulatory filings, management believes the declines in fair value for these securities are temporary.

Should the impairment of any of these securities become other than temporary, the cost basis of the investment will be reduced and the resulting loss recognized in net income in the period the other-than-temporary impairment is identified.

The following tables show the Bank’s investments’ gross unrealized losses and fair value of the Bank’s investments with unrealized losses that are not deemed to be other-than-temporarily impaired, aggregated by investment class and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2022 (unaudited), September 30, 2022 and 2021:

	December 31, 2022
	Less than 12 Months		12 Months or More		Total
Description of Securities	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Available for sale
U.S. Treasury securities	$-	$-	$1,928,555	$76,589	$1,928,555	$76,589
U.S. Government agencies	1,923,017	96,025	1,877,420	125,409	3,800,437	221,434
Mortgage-backed Government Sponsored Enterprises (GSEs)	2,085,784	142,213	1,586,572	218,385	3,672,356	360,598
State and political subdivisions	2,623,116	330,280	-	-	2,623,116	330,280
	6,631,917	568,518	5,392,547	420,383	12,024,464	988,901

Held to maturity
Mortgage-backed Government Sponsored Enterprises (GSEs)	207,853	4,487	-	-	207,853	4,487

Total temporarily impaired securities	$6,839,770	$573,005	$5,392,547	$420,383	$12,232,317	$993,388

Mercer Savings Bank

Notes to Financial Statements

December 31, 2022 and 2021 (Unaudited) and September 30, 2022 and 2021

	September 30, 2022
	Less than 12 Months		12 Months or More		Total
Description of Securities	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Available for sale
U.S. Treasury securities	$-	$-	$1,924,453	$84,242	$1,924,453	$84,242
U.S. Government agencies	1,924,522	98,137	1,873,552	129,737	3,798,074	227,874
Mortgage-backed Government Sponsored Enterprises (GSEs)	3,110,636	291,370	685,244	103,835	3,795,880	395,205
State and political subdivisions	2,822,544	436,629	-	-	2,822,544	436,629
	7,857,702	826,136	4,483,249	317,814	12,340,951	1,143,950

Held to maturity
Mortgage-backed Government Sponsored Enterprises (GSEs)	228,071	5,304	-	-	228,071	5,304

Total temporarily impaired securities	$8,085,773	$831,440	$4,483,249	$317,814	$12,569,022	$1,149,254

	September 30, 2021
	Less than 12 Months		12 Months or More		Total
Description of Securities	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Available for sale
U.S. Treasury securities	$2,021,172	$1,604	$-	$-	$2,021,172	$1,604
U.S. Government agencies	1,994,389	10,741	-	-	1,994,389	10,741
Mortgage-backed Government Sponsored Enterprises (GSEs)	1,467,827	12,975	-	-	1,467,827	12,975

Total temporarily impaired securities	$5,483,388	$25,320	$-	$-	$5,483,388	$25,320

U.S. Government Treasuries and Agencies and State and Political Subdivisions

Unrealized losses on these securities have not been recognized because the issuers’ bonds are of high credit quality, values have only been impacted by changes in interest rates since the securities were purchased, and the Bank has the intent and ability to hold the securities for the foreseeable future. The fair value is expected to recover as the bonds approach the maturity date. Because the decline in market value was attributable to changes in interest rates, and not credit quality, and because the Bank typically does not intend to sell the investments and it is not more likely than not the Bank will be required to sell the investments before recovery of their amortized cost basis, which may be maturity, the Bank does not consider those investments to be other-than-temporarily impaired at December 31, 2022, (unaudited) and September 30, 2022 and 2021.

Mercer Savings Bank

Notes to Financial Statements

December 31, 2022 and 2021 (Unaudited) and September 30, 2022 and 2021

Mortgage-backed GSEs

The unrealized losses on the Bank’s investment in residential mortgage-backed government sponsored enterprises were caused primarily by changes in interest rates. The Bank expects to recover the amortized cost basis over the term of the securities. Because the decline in market value is attributable to changes in interest rates, and not credit quality, and because the Bank typically does not intend to sell the investments and it is not more likely than not the Bank will be required to sell the investments before recovery of their amortized cost basis, which may be maturity, the Bank does not consider those investments to be other-than-temporarily impaired at December 31, 2022 (unaudited), September 30, 2022 and 2021.

Note 4:	Loans and Allowance for Loan Losses

Categories of loans were as follows:

	December 31,	September 30,
	2022	2022	2021
	(In thousands)
Real estate loans:
Residential	$76,582	$78,312	$73,808
Multi-family	1,346	1,356	1,173
Agricultural	30,987	28,516	27,290
Commercial	1,780	1,790	1,792
Construction and land	4,228	3,610	3,631
Home equity line of credit (HELOC)	4,716	5,175	4,220
Commercial and industrial	1,767	1,833	2,170
Consumer	868	926	921

Total loans	122,274	121,518	115,005

Less:
Undisbursed loans in process	3,151	2,530	1,202
Net deferred loan fees	332	334	334
Allowance for loan losses	961	984	958

Net loans	$117,830	$117,670	$112,511

Mortgage loans serviced for others are not included in the accompanying balance sheets. The unpaid principal balances of these loans at December 31, 2022 (unaudited) and September 30, 2022 and 2021, were approximately $20,621,000, $21,123,000 and $22,069,000, respectively. At December 31, 2022 (unaudited), September 30, 2021 and 2021, the mortgage-servicing rights included in other assets on the balance sheet were approximately $137,000, $140,000 and $147,000, respectively.

Mercer Savings Bank

Notes to Financial Statements

December 31, 2022 and 2021 (Unaudited) and September 30, 2022 and 2021

The following tables present the activity in the allowance for loan losses based on portfolio segment for the three months ended December 31, 2022 and 2021 and the years ended September 30, 2022 and 2021.

	Three Months Ended December 31, 2022
	Balance	Provision (credit)			Balance
	October 1, 2022	for loan losses	Charge-offs	Recoveries	December 31, 2022
	(In thousands)
Real estate loans:
Residential	$624	$59	$(23)	$-	$660
Multi-family	11	1	-	-	12
Agricultural	199	(45)	-	-	154
Commercial	11	(2)	-	-	9
Construction and land	35	4	-	-	39
Home equity line of credit (HELOC)	69	(22)	-	-	47
Commercial and industrial	12	(3)	-	-	9
Consumer	23	8	-	-	31

Total loans	$984	$-	$(23)	$-	$961

	Three Months Ended December 31, 2021
	Balance	Provision (credit)			Balance
	October 1, 2021	for loan losses	Charge-offs	Recoveries	December 31, 2021
	(In thousands)
Real estate loans:
Residential	$627	$32	$-	$-	$659
Multi-family	10	-	-	-	10
Agricultural	211	5	-	-	216
Commercial	12	-	-	-	12
Construction and land	32	(20)	-	-	12
Home equity line of credit (HELOC)	40	(2)	-	-	38
Commercial and industrial	12	(1)	-	-	11
Consumer	14	1	-	-	15

Total loans	$958	$15	$-	$-	$973

Mercer Savings Bank

Notes to Financial Statements

December 31, 2022 and 2021 (Unaudited) and September 30, 2022 and 2021

	Year Ended September 30, 2022
	Balance	Provision (credit)			Balance
	October 1, 2021	for loan losses	Charge-offs	Recoveries	September 30, 2022
	(In thousands)
Real estate loans:
Residential	$627	$(3)	$-	$-	$624
Multi-family	10	1	-	-	11
Agricultural	211	(12)	-	-	199
Commercial	12	(1)	-	-	11
Construction and land	32	3	-	-	35
Home equity line of credit (HELOC)	40	29	-	-	69
Commercial and industrial	12	-	-	-	12
Consumer	14	8	-	1	23

Total loans	$958	$25	$-	$1	$984

	Year Ended September 30, 2021
	Balance	Provision (credit)			Balance
	October 1, 2020	for loan losses	Charge-offs	Recoveries	September 30, 2021
	(In thousands)
Real estate loans:
Residential	$534	$155	$(62)	$-	$627
Multi-family	9	1	-	-	10
Agricultural	206	5	-	-	211
Commercial	25	(13)	-	-	12
Construction and land	11	21	-	-	32
Home equity line of credit (HELOC)	19	21	-	-	40
Commercial and industrial	10	2	-	-	12
Consumer	26	(12)	-	-	14

Total loans	$840	$180	$(62)	$-	$958

Mercer Savings Bank

Notes to Financial Statements

December 31, 2022 and 2021 (Unaudited) and September 30, 2022 and 2021

The following tables present the balance in the allowance for loan losses and the recorded investment in loans based on portfolio segment and impairment method as of December 31, 2022 and September 30, 2022 and 2021:

	Allowance for loan losses		Loans
	Ending balance, evaluated for impairment		Ending balance, evaluated for impairment
	Individually	Collectively	Individually	Collectively
	(In thousands)
December 31, 2022
Real estate loans:
Residential	$-	$660	$-	$76,582
Multi-family	-	12	-	1,346
Agricultural	-	154	-	30,987
Commercial	-	9	-	1,780
Construction and land	-	39	-	4,228
Home equity line of credit (HELOC)	-	47	-	4,716
Commercial and industrial	-	9	-	1,767
Consumer	-	31	-	868

Total loans	$-	$961	$-	$122,274

	Allowance for loan losses		Loans
	Ending balance, evaluated for impairment		Ending balance, evaluated for impairment
	Individually	Collectively	Individually	Collectively
	(In thousands)
September 30, 2022
Real estate loans:
Residential	$-	$624	$-	$78,312
Multi-family	-	11	-	1,356
Agricultural	-	199	-	28,516
Commercial	-	11	-	1,790
Construction and land	-	35	-	3,610
Home equity line of credit (HELOC)	-	69	-	5,175
Commercial and industrial	-	12	-	1,833
Consumer	-	23	-	926

Total loans	$-	$984	$-	$121,518

Mercer Savings Bank

Notes to Financial Statements

December 31, 2022 and 2021 (Unaudited) and September 30, 2022 and 2021

	Allowance for loan losses		Loans
	Ending balance, evaluated for impairment		Ending balance, evaluated for impairment
	Individually	Collectively	Individually	Collectively
	(In thousands)
September 30, 2021
Real estate loans:
Residential	$-	$627	$-	$73,808
Multi-family	-	10	-	1,173
Agricultural	-	211	-	27,290
Commercial	-	12	-	1,792
Construction and land	-	32	-	3,631
Home equity line of credit (HELOC)	-	40	-	4,220
Commercial and industrial	-	12	-	2,170
Consumer	-	14	-	921

Total loans	$-	$958	$-	$115,005

The Bank has adopted a standard loan grading system for all loans, as follows:

Pass. Loans of sufficient quality, which generally are protected by the current net worth and paying capacity of the obligor or by the value of the asset or underlying collateral.

Special Mention. Loans have potential weaknesses that deserve management's close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the asset or in the Bank's credit position at some future date.

Substandard. Loans which are inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected. Usually, this classification includes all 90 days or more, non-accrual, and past due loans.

Doubtful. Loans which have all the weaknesses inherent in those classified substandard with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

Loss Loans considered uncollectible and of such little value that continuance as an asset without the establishment of a specific reserve is not warranted.

Mercer Savings Bank

Notes to Financial Statements

December 31, 2022 and 2021 (Unaudited) and September 30, 2022 and 2021

Risk characteristics of each loan portfolio segment are described as follows:

Residential Real Estate

These loans include first liens and junior liens on 1-4 family residential real estate (both owner and non-owner occupied). The main risks for these loans are changes in the value of the collateral and stability of the local economic environment and its impact on the borrowers' employment. Management specifically considers unemployment and changes in real estate values in the Bank's market area.

Multi-family Real Estate

These loans include loans on residential real estate secured by property with five or more units. The main risks are changes in the value of the collateral, ability of borrowers to collect rents, vacancy and changes in the tenants' employment status. Management specifically considers unemployment and changes in real estate values in the Bank's market area.

Agriculture Real Estate

These loans are primarily loans on farm ground and include loans secured by residential properties located on farm ground, but agricultural activities may not be the primary occupation of the borrowers. The main risks are changes in the value of the collateral and changes in the economy or borrowers' business operations. Management specifically considers unemployment and changes in real estate values in the Bank's market area.

Commercial Real Estate

These loans are generally secured by owner-occupied commercial real estate including warehouses and offices. The main risks are changes in the value of the collateral and ability of borrowers to successfully conduct their business operations. Management specifically considers unemployment and changes in real estate values in the Bank's market area.

Construction and Land Real Estate

These loans include construction loans for 1-4 family residential and commercial properties (both owner and non-owner occupied) and first liens on land. The main risks for construction loans include uncertainties in estimating costs of construction and in estimating the market value of the completed project. The main risks for land loans are changes in the value of the collateral and stability of the local economic environment. Management specifically considers unemployment and changes in real estate values in the Bank's market area.

HELOC

These loans are generally secured by owner-occupied 1-4 family residences. The main risks for these loans are changes in the value of the collateral and stability of the local economic environment and its impact on the borrowers' employment. Management specifically considers unemployment and changes in real estate values in the Bank's market area.

Mercer Savings Bank

Notes to Financial Statements

December 31, 2022 and 2021 (Unaudited) and September 30, 2022 and 2021

Commercial and Industrial

The commercial and industrial portfolio includes loans to commercial customers for use in financing working capital needs, equipment purchases and expansions. The loans in this category are repaid primarily from the cash flow of a borrower’s principal business operation. Credit risk in these loans is driven by creditworthiness of the borrower and the economic conditions that impact the cash flow stability from business operations.

Consumer Loans

These loans include vehicle loans, share loans and unsecured loans. The main risks for these loans are the depreciation of the collateral values (vehicles) and the financial condition of the borrowers. Major employment changes are specifically considered by management.

Information regarding the credit quality indicators most closely monitored for other than residential real estate loans by class as of December 31, 2022, (unaudited), September 30, 2022 and 2021, follows:

	Pass	Special Mention	Substandard	Doubtful	Total

	(In thousands)
December 31, 2022
Real estate loans:
Residential	$75,933	$-	$649	$-	$76,582
Multi-family	1,346	-	-	-	1,346
Agricultural	30,987	-	-	-	30,987
Commercial	1,780	-	-	-	1,780
Construction and land	4,228	-	-	-	4,228
Home equity line of credit (HELOC)	4,572	-	144	-	4,716
Commercial and industrial	1,767	-	-	-	1,767
Consumer	868	-	-	-	868

Total loans	$121,481	$-	$793	$-	$122,274

	Pass	Special Mention	Substandard	Doubtful	Total

	(In thousands)
September 30, 2022
Real estate loans:
Residential	$77,965	$-	$347	$-	$78,312
Multi-family	1,356	-	-	-	1,356
Agricultural	28,516	-	-	-	28,516
Commercial	1,790	-	-	-	1,790
Construction and land	3,610	-	-	-	3,610
Home equity line of credit (HELOC)	5,175	-	-	-	5,175
Commercial and industrial	1,833	-	-	-	1,833
Consumer	923	-	3	-	926

Total loans	$121,168	$-	$350	$-	$121,518

Mercer Savings Bank

Notes to Financial Statements

December 31, 2022 and 2021 (Unaudited) and September 30, 2022 and 2021

	Pass	Special Mention	Substandard	Doubtful	Total

	(In thousands)
September 30, 2021
Real estate loans:
Residential	$73,642	$-	$166	$-	$73,808
Multi-family	1,173	-	-	-	1,173
Agricultural	27,290	-	-	-	27,290
Commercial	1,792	-	-	-	1,792
Construction and land	3,631	-	-	-	3,631
Home equity line of credit (HELOC)	4,192	-	28	-	4,220
Commercial and industrial	2,170	-	-	-	2,170
Consumer	902	-	19	-	921

Total loans	$114,792	$-	$213	$-	$115,005

The Bank evaluates the loan risk grading system definitions and allowance for loan losses methodology on an ongoing basis. No significant changes were made to either during the three months ended December 31, 2022, (unaudited) or the years ended September 30, 2022 and 2021.

The following tables present the Bank’s loan portfolio aging analysis of the recorded investment in loans as of December 31, 2022, September 30, 2022 and 2021:

	December 31, 2022
			Greater Than				Total Loans >
	30-59 Days	60-89 Days	90 Days	Total		Total Loans	90 Days &
	Past Due	Past Due	Past Due	Past Due	Current	Receivable	Accruing
	(In thousands)
Real estate loans:
Residential	$534	$413	$288	$1,235	$75,347	$76,582	$-
Multi-family	-	-	-	-	1,346	1,346	-
Agricultural	-	-	-	-	30,987	30,987	-
Commercial	-	-	-	-	1,780	1,780	-
Construction and land	-	-	-	-	4,228	4,228	-
Home equity line of credit (HELOC)	-	-	144	144	4,572	4,716	-
Commercial and industrial	-	-	-	-	1,767	1,767	-
Consumer	-	-	-	-	868	868	-

Total	$534	$413	$432	$1,379	$120,895	$122,274	$-

Mercer Savings Bank

Notes to Financial Statements

December 31, 2022 and 2021 (Unaudited) and September 30, 2022 and 2021

	September 30, 2022
			Greater Than				Total Loans >
	30-59 Days	60-89 Days	90 Days	Total		Total Loans	90 Days &
	Past Due	Past Due	Past Due	Past Due	Current	Receivable	Accruing
	(In thousands)
Real estate loans:
Residential	$271	$65	$347	$683	$77,629	$78,312	$-
Multi-family	-	-	-	-	1,356	1,356	-
Agricultural	-	-	-	-	28,516	28,516	-
Commercial	-	-	-	-	1,790	1,790	-
Construction and land	-	-	-	-	3,610	3,610	-
Home equity line of credit (HELOC)	144	-	-	144	5,031	5,175	-
Commercial and industrial	-	-	-	-	1,833	1,833	-
Consumer	-	-	3	3	923	926	-

Total	$415	$65	$350	$830	$120,688	$121,518	$-

	September 30, 2021
			Greater Than				Total Loans >
	30-59 Days	60-89 Days	90 Days	Total		Total Loans	90 Days &
	Past Due	Past Due	Past Due	Past Due	Current	Receivable	Accruing
	(In thousands)
Real estate loans:
Residential	$543	$45	$166	$754	$73,054	$73,808	$-
Multi-family	-	-	-	-	1,173	1,173	-
Agricultural	-	-	-	-	27,290	27,290
Commercial	-	-	-	-	1,792	1,792	-
Construction and land	-	-	-	-	3,631	3,631
Home equity line of credit (HELOC)	-	-	-	-	4,220	4,220	-
Commercial and industrial	20	-	28	48	2,122	2,170	-
Consumer	-	-	19	19	902	921	-

Total	$563	$45	$213	$821	$114,184	$115,005	$-

The Bank had no loans identified as impaired as of December 31, 2022, September 30, 2022 and 2021, and no loans identified as impaired during the three months ended December 31, 2022 and 2021, and during the years ended September 30, 2022 and 2021.

Mercer Savings Bank

Notes to Financial Statements

December 31, 2022 and 2021 (Unaudited) and September 30, 2022 and 2021

Nonaccrual loans at December, 31, 2022, September 30, 2022 and 2021, were as follows:

	December 31,	September 30,
	2022	2022	2021
	(In thousands)
Residential real estate loans	$288	$347	$166
Home equity line of credit	144	-	28
Consumer	-	3	19

	$432	$350	$213

There were no loans modified in a troubled debt restructuring during the three months ended December 31, 2022 (unaudited) and during the years ending September 30, 2022 and 2021. There were no troubled debt restructurings modified in the past 12 months that subsequently defaulted during the three months ended December 31, 2021 (unaudited) and for the years ended September 30, 2022 and 2021.

Note 5:	Premises and Equipment

Major classifications of premises and equipment, stated at cost, at December 31, 2022, September 30, 2022 and 2021, are as follows:

	December 31,	September 30,
	2022	2022	2021
Land	$483,570	$483,570	$483,570
Buildings and improvements	4,251,686	4,247,815	4,247,815
Furniture and equipment	1,596,088	1,534,124	1,154,919
Construction in progress	-	-	2,969

	6,331,344	6,265,509	5,889,273
Less accumulated depreciation	3,728,557	3,657,218	3,473,428

Net premises and equipment	$2,602,787	$2,608,291	$2,415,845

Depreciation expense was approximately $71,000 and $49,000 (unaudited), for the three months ended December 31, 2022 and 2021, respectively, and $190,000 and $207,000 for the years ended September 30, 2022 and 2021, respectively.

Mercer Savings Bank

Notes to Financial Statements

December 31, 2022 and 2021 (Unaudited) and September 30, 2022 and 2021

Note 6:	Time Deposits

Time deposits in denominations of $250,000 or more were $1,394,000, $2,195,000 and $2,464,000 at December 31, 2022 (unaudited), September 30, 2022 and 2021, respectively.

At December 31, 2022 and September 30, 2022, the scheduled maturities of time deposits were as follows:

	December 31,	September 30,
	2022	2022
Within one year	$14,479,156	$13,738,887
One year to two years	4,916,133	6,550,386
Two years to three years	2,470,999	2,878,318
Three years to four years	734,871	1,490,070
Four years to five years	488,279	608,570

	$23,089,438	$25,266,231

Note 7:	Borrowings

The Bank had Federal Home Loan Bank (FHLB) advances outstanding totaling $3,000,000, $3,000,000 and $4,000,000 as of December 31, 2022, (unaudited) September 30, 2022 and 2021, respectively.

The Bank has made a collateral pledge to the FHLB consisting of all shares of FHLB stock owned by the Bank and a blanket pledge of approximately $77,511,000 (unaudited), and $75,914,000 of its qualifying mortgage assets as of December 31, 2022 and September 30, 2022, respectively.

Based on this collateral, the Bank was eligible to borrow up to a total of approximately $53,860,000 (unaudited) and $52,689,000 as of December 31, 2022 and September 30, 2022, respectively.

Maturities of FHLB advances were as follows at December 31, 2022 (unaudited) and September 30, 2022:

	December 31,	September 30,
	2022	2022
Within one year	$1,000,000	$1,000,000
One year to two years	1,000,000	1,000,000
Two years to three years	1,000,000	1,000,000

	$3,000,000	$3,000,000

Mercer Savings Bank

Notes to Financial Statements

December 31, 2022 and 2021 (Unaudited) and September 30, 2022 and 2021

At December 31, 2022, September 30 2022 and 2021, the Bank had a cash management line of credit agreement with the FHLB providing for additional borrowing of $10 million. The Bank had no outstanding borrowings on this line at December 31, 2022, September 30 2022 and 2021.

Note 8:	Income Taxes

The provision for income taxes includes these components:

	For the Three Months Ended		For the Year Ended
	December 31,		September 30,
	2022	2021	2022	2021
Taxes currently payable	$72,284	$51,448	$195,067	$213,645
Deferred income taxes	4,116	(1,148)	(2,013)	(70,900)

Income tax expense	$76,400	$50,300	$193,054	$142,745

A reconciliation of the federal income tax expense at the statutory rate to the Bank’s actual income tax expense is shown below:

	For the Three Months Ended		For the Year Ended
	December 31,		September 30,
	2022	2021	2022	2021
Computed at statutory rate (21%)	$85,046	$48,222	$238,695	$149,941
Increase (decrease) resulting from:
Bank-owned life insurance	(3,020)	(2,376)	(11,156)	(9,421)
Nontaxable interest income on municipal securities	(5,191)	(1,919)	(11,130)	(4,583)
Nontaxable life insurance death benefit	(948)	-	(35,504)	-
Other	513	6,373	12,150	6,808

Actual income tax expense	$76,400	$50,300	$193,054	$142,745

Mercer Savings Bank

Notes to Financial Statements

December 31, 2022 and 2021 (Unaudited) and September 30, 2022 and 2021

The composition of the Bank’s net deferred tax assets and liabilities at December 31, 2022 (unaudited), September 30, 2022 and 2021, is as follows:

	December 31,	September 30,
	2022	2022	2021
Deferred tax assets
Allowance for loan losses	$208,702	$213,650	$208,036
Accrued benefits	121,825	122,757	121,253
Unrealized losses on available-for-sale securities	202,770	240,187	-
Other	51,007	52,094	58,832

Deferred tax assets	584,304	628,688	388,121

Deferred tax liabilities
Depreciation	(61,746)	(62,832)	(67,176)
Federal Home Loan Bank stock dividends	(244,098)	(244,098)	(244,098)
Mortgage servicing rights	(29,724)	(30,402)	(32,035)
Unrealized gains on available-for-sale securities	-	-	(12,342)
Other	(18,218)	(19,305)	(14,961)

Deferred tax liabilities	(353,786)	(356,637)	(370,612)

Net deferred tax asset	$230,518	$272,051	$17,509

Retained earnings at each of December 31, 2022 (unaudited), September 30, 2022 and 2021, includes approximately $909,000 for which no deferred federal income tax liability has been recognized. This amount represents an allocation of income to bad debt deductions for tax purposes only. Reduction of amounts so allocated for purposes other than tax bad debt losses or adjustments arising from carryback of net operating losses would create income for tax purposes only, which would be subject to the then-current corporate income tax rate. The deferred income tax liability on the preceding amount that would have been recorded if it was expected to reverse into taxable income in the foreseeable future was approximately $191,000 at December 31, 2022 (unaudited), September 30, 2022 and 2021.

Mercer Savings Bank

Notes to Financial Statements

December 31, 2022 and 2021 (Unaudited) and September 30, 2022 and 2021

Note 9:	Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain off-balance-sheet items as calculated under U.S. GAAP reporting requirements and regulatory capital standards. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. Furthermore, the Bank’s regulators could require adjustments to regulatory capital not reflected in these financial statements.

Quantitative measures established by regulatory reporting standards to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined) to risk-weighted assets (as defined), common equity Tier I capital (as defined) to total risk-weighted assets (as defined) and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2022, September 30, 2022 and 2021, that the Bank met all capital adequacy requirements to which it is subject.

As of December 31, 2022, the most recent notification from the regulators categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based capital, Tier I risk-based capital, common equity Tier I risk-based capital and Tier I leverage ratios as set forth in the table.

There are no conditions or events since that notification that management believes have changed the Bank’s category.

Mercer Savings Bank

Notes to Financial Statements

December 31, 2022 and 2021 (Unaudited) and September 30, 2022 and 2021

The Bank’s actual and required capital amounts and ratios are as follows (table amounts in thousands):

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio

	(Dollars in thousands)
As of December 31, 2022
Total Capital
(to Risk-Weighted Assets)	$16,142	16.8%	$7,673	8.0%	$9,591	10.0%

Tier 1 Capital
(to Risk-Weighted Assets)	$15,181	15.8%	$5,755	6.0%	$7,673	8.0%

Common Equity Tier I Capital
(to Risk-Weighted Assets)	$15,181	15.8%	$4,316	4.5%	$6,234	6.5%

Tier I Capital
(to Average Total Assets)	$15,181	10.2%	$5,979	4.0%	$7,473	5.0%

As of September 30, 2022
Total Capital
(to Risk-Weighted Assets)	$15,800	16.6%	$7,613	8.0%	$9,516	10.0%

Tier 1 Capital
(to Risk-Weighted Assets)	$14,816	15.6%	$5,710	6.0%	$7,613	8.0%

Common Equity Tier I Capital
(to Risk-Weighted Assets)	$14,816	15.6%	$4,282	4.5%	$6,185	6.5%

Tier I Capital
(to Average Total Assets)	$14,816	9.7%	$6,106	4.0%	$7,632	5.0%

As of September 30, 2021
Total Capital
(to Risk-Weighted Assets)	$14,974	16.4%	$7,324	8.0%	$9,155	10.0%

Tier 1 Capital
(to Risk-Weighted Assets)	$14,016	15.3%	$5,493	6.0%	$7,324	8.0%

Common Equity Tier I Capital
(to Risk-Weighted Assets)	$14,016	15.3%	$4,120	4.5%	$5,951	6.5%

Tier I Capital
(to Average Total Assets)	$14,016	9.3%	$6,009	4.0%	$7,511	5.0%

Mercer Savings Bank

Notes to Financial Statements

December 31, 2022 and 2021 (Unaudited) and September 30, 2022 and 2021

Note 10:	Related Party Transactions

The Bank had loans outstanding to certain of its executive officers, directors and their related interests. Activity in these loans for the three months ended December 31, 2022, (unaudited) and for the years ended September 30, 2022 and 2021, is presented in the following table. Loan balances that are no longer considered part of a related party relationship are shown as other activity.

	For the Three	For the Year Ended
	Months Ended	September 30,
	December 31, 2022	2022	2021
Balance at beginning of period	$1,111,400	$1,160,700	$748,600

New borrowings	-	464,800	546,300

Repayments	(15,900)	(238,100)	(134,200)

Other	-	(276,000)	-

Balance at end of period	$1,095,500	$1,111,400	$1,160,700

In management’s opinion, such loans and other extensions of credit and deposits were made in the ordinary course of business and were made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons. Further, in management’s opinion, these loans did not involve more than normal risk of collectability or present other unfavorable features.

Deposits from related parties held by the Bank at December 31, 2022 (unaudited), September 30, 2022 and 2021 totaled approximately $833,000, $640,000 and $1,084,000, respectively.

Note 11:	Employee Benefits

401(k) Plan

The Bank has a defined contribution 401(k) and profit sharing benefit plan covering substantially all employees. Employees are eligible to participate once they have reached age 21 and have completed one year of service. The Bank will make matching contributions up to 4 percent of an employee's compensation once the employee has completed 12 months of service. The Bank may make a discretionary profit sharing contribution to the plan each year. The Bank's expense for this plan totaled approximately $58,000 and $50,000 for the three months ended December 31, 2022 and 2021, respectively (unaudited), and $167,000 and $130,000 for the years ended September 30, 2022 and 2021, respectively.

Mercer Savings Bank

Notes to Financial Statements

December 31, 2022 and 2021 (Unaudited) and September 30, 2022 and 2021

Director Retirement Plan

The Bank maintains a plan to provide specified retirement benefits to each director upon their retirement from the Board. The director retirement plan expense for the three months ended December 31, 2022 and 2021 (unaudited) was $11,000 and $12,000, respectively, and for the years ended September 31, 2022 and 2021, was $72,000 and $50,000, respectively. The related accrued liability as of December 31, 2022 (unaudited) and September 30, 2022 and 2021 was $561,000, $565,000 and $555,000, respectively. The Bank purchased Flexible Premium Universal Life Insurance Policies to use as an informal funding vehicle for the expected future payments. The cash surrender value of these policies is reflected on the Bank’s balance sheets.

Note 12:	Disclosures about Fair Value of Assets and Liabilities

Fair value is the exchange price that would be received to sell an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. Fair value measurements must maximize the use of observable inputs and minimize the use of unobservable inputs. There is a hierarchy of three levels of inputs that may be used to measure fair value:

Level 1	Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2	Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3	Significant unobservable inputs that reflect an entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

Mercer Savings Bank

Notes to Financial Statements

December 31, 2022 and 2021 (Unaudited) and September 30, 2022 and 2021

Recurring Measurements

The following table presents the fair value measurements of assets recognized in the accompanying balance sheets measured at fair value on a recurring basis and the level within the fair value hierarchy in which the fair value measurements fall at December 31, 2022 (unaudited), September 30, 2022 and 2021:

		Fair Value Measurements Using
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
December 31, 2022
U.S. Treasury securities	$1,928,555	$1,928,555	$-	$-
U.S. Government agencies	3,800,437	-	3,800,437	-
Mortgage-backed Government Sponsored Enterprises (GSEs)	3,672,356	-	3,672,356	-
State and political subdivisions	3,919,725	-	3,919,725	-

September 30, 2022
U.S. Treasury securities	$1,924,453	$1,924,453	$-	$-
U.S. Government agencies	3,798,074	-	3,798,074	-
Mortgage-backed Government Sponsored Enterprises (GSEs)	3,795,880	-	3,795,880	-
State and political subdivisions	3,053,788	-	3,053,788	-

September 30, 2021
U.S. Treasury securities	$2,021,172	$2,021,172	$-	$-
U.S. Government agencies	1,994,389	-	1,994,389	-
Mortgage-backed Government Sponsored Enterprises (GSEs)	3,384,911	-	3,384,911	-
State and political subdivisions	1,184,918	-	1,184,918	-

Following is a description of the valuation methodologies used for assets measured at fair value on a recurring basis and recognized in the accompanying balance sheets, as well as the general classification of such assets pursuant to the valuation hierarchy. There are no liabilities measured at fair value on a recurring basis. There have been no significant changes in the valuation techniques during the three months ended December 31, 2022 (unaudited) and the years ended September 30, 2022 and 2021.

Mercer Savings Bank

Notes to Financial Statements

December 31, 2022 and 2021 (Unaudited) and September 30, 2022 and 2021

Available-for-sale Securities

Where quoted market prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. If quoted market prices are not available, then fair values are estimated by using quoted prices of securities with similar characteristics or independent asset pricing services and pricing models, the inputs of which are market-based or independently sourced market parameters, including, but not limited to, yield curves, interest rates, volatilities, prepayments, defaults, cumulative loss projections and cash flows. Such securities are classified in Level 2 of the valuation hierarchy. In certain cases where Level 1 or Level 2 are not available, securities are classified within Level 3 of the hierarchy. The Bank had no Level 3 securities.

Nonrecurring Measurements

The Bank had no assets or liabilities measured at fair value on a nonrecurring basis at December 31, 2022 (unaudited) and September 30, 2022 and 2021.

The estimated fair values of the Bank’s financial instruments not carried at fair value on the balance sheets are as follows:

	Carrying	Fair	Fair Value Measurements Using
	Value	Value	Level 1	Level 2	Level 3
December 31, 2022
Financial assets:
Cash and cash equivalents	$7,202,761	$7,202,761	$7,202,761	$-	$-
Interest-bearing time deposits	100,000	100,000	100,000	-	-
Loans, net	117,830,170	108,738,000	-	-	108,738,000
FHLB Stock	1,390,200	1,390,200	-	1,390,200	-
Bank owned life insurance	1,752,562	1,752,562	1,752,562	-	-
Accrued interest receivable	368,976	368,976	368,976	-	-

Financial liabilities:
Deposits	127,698,848	127,775,410	104,609,410	-	23,166,000
FHLB advances	3,000,000	3,003,000	-	3,003,000	-
Accrued interest payable	2,702	2,702	2,702	-	-

Mercer Savings Bank

Notes to Financial Statements

December 31, 2022 and 2021 (Unaudited) and September 30, 2022 and 2021

	Carrying	Fair	Fair Value Measurements Using
	Value	Value	Level 1	Level 2	Level 3
September 30, 2022
Financial assets:
Cash and cash equivalents	$14,376,718	$14,376,718	$14,376,718	$-	$-
Interest-bearing time deposits	100,000	100,000	100,000	-	-
Loans, net	117,670,600	106,895,000	-	-	106,895,000
FHLB Stock	1,390,200	1,390,200	-	1,390,200	-
Bank owned life insurance	1,742,464	1,742,464	1,742,464	-	-
Accrued interest receivable	376,903	376,903	376,903	-	-

Financial liabilities:
Deposits	134,758,643	134,834,412	109,492,412	-	25,342,000
FHLB advances	3,000,000	3,003,000	-	3,003,000	-
Accrued interest payable	2,778	2,778	2,778	-	-

September 30, 2021
Financial assets:
Cash and cash equivalents	$18,000,590	$18,000,590	$18,000,590	$-	$-
Interest-bearing time deposits	100,000	100,000	100,000	-	-
Loans, net	112,511,079	111,461,000	-	-	111,461,000
FHLB Stock	1,605,300	1,605,300	-	1,605,300	-
Bank owned life insurance	2,066,444	2,066,444	2,066,444	-	-
Accrued interest receivable	319,688	319,688	319,688	-	-

Financial liabilities:
Deposits	128,245,290	128,377,136	97,653,136	-	30,724,000
FHLB advances	4,000,000	4,026,000	-	4,026,000	-
Accrued interest payable	3,828	3,828	3,828	-	-

Limitations: Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Bank’s entire holdings of a particular financial instrument. Fair value estimates may not be realizable in an immediate settlement of the instrument. In some instances, there are no quoted market prices for the Bank’s various financial instruments, in which case fair values may be based on estimates using present value or other valuation techniques, or based on judgments regarding future expected loss experience, current economic conditions, risk characteristic of the financial instruments, or other factors. Those techniques are significantly affected by the assumptions used, including the discount rate and estimate of future cash flows. Subsequent changes in assumptions could significantly affect the estimates.

Mercer Savings Bank

Notes to Financial Statements

December 31, 2022 and 2021 (Unaudited) and September 30, 2022 and 2021

Note 13:	Commitments and Credit Risks

Commitments to originate loans are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since a portion of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Each customer’s creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if deemed necessary, is based on management’s credit evaluation of the counterparty. Collateral held varies, but may include accounts receivable, inventory, property, plant and equipment, commercial real estate and residential real estate.

Lines of credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Lines of credit generally have fixed expiration dates. Since a portion of the line may expire without being drawn upon, the total unused lines do not necessarily represent future cash requirements. Each customer’s creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if deemed necessary, is based on management’s credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, commercial real estate and residential real estate.

Management uses the same credit policies in granting lines of credit as it does for on-balance-sheet instruments.

Commitments outstanding were as follows:

	December 31,	September 30,
	2022	2022	2021

	(In thousands)
Commitments to originate loans	$3,027	$3,796	$4,464
Undisbursed balance of loans closed	10,081	8,975	9,095

Total	$13,108	$12,771	$13,559

Note 14:	Risks and Uncertainties

As a result of the spread of the COVID-19 coronavirus, economic uncertainties have arisen which may negatively affect the financial position, results of operations and cash flows of the Bank and in particular the collectability of the loan portfolio. The duration of these uncertainties and the ultimate financial effects cannot fully be reasonably estimated at this time.

Mercer Savings Bank

Notes to Financial Statements

December 31, 2022 and 2021 (Unaudited) and September 30, 2022 and 2021

Note 15:	Accumulated Other Comprehensive Income (Loss)

The components of accumulated other comprehensive income (loss), included in equity, are as follows at December 31, 2022 (unaudited), September 30, 2022 and 2021:

Unrealized Gains
and Losses on
Available-for-
Sale Securities
Accumulated other comprehensive loss at October 1, 2022	$(903,562)

Other comprehensive income	134,401

Reclassification adjustment for realized loss on sale of securities	6,359

Accumulated other comprehensive loss at December 31, 2022	$(762,802)

Accumulated other comprehensive income at October 1, 2021	$46,428

Other comprehensive loss	(53,141)

Accumulated other comprehensive loss at December 31, 2021	$(6,713)

Accumulated other comprehensive income at October 1, 2021	$46,428

Other comprehensive loss	(949,990)

Accumulated other comprehensive loss at September 30, 2022	$(903,562)

Accumulated other comprehensive income at October 1, 2020	$82,130

Other comprehensive loss	(35,702)

Accumulated other comprehensive income at September 30, 2021	$46,428

Mercer Savings Bank

Notes to Financial Statements

December 31, 2022 and 2021 (Unaudited) and September 30, 2022 and 2021

Note 16:	Subsequent Events

Plan of Conversion and Change in Corporate Form

On March 3, 2023, the Board of Directors of the Bank adopted a plan of conversion (Plan). The Plan is subject to the approval of the Federal Deposit Insurance Corporation and the State of Ohio Division of Financial Institutions and must be approved by the affirmative vote of at least two-thirds of the total votes eligible to be cast by the voting members of the Bank at a special meeting. The Plan sets forth that the Bank proposes to convert into a stock savings bank structure with the establishment of a stock holding company (Mercer Bancorp, Inc.), as parent of the Bank. The Bank will convert to the stock form of ownership, followed by the issuance of all of the Bank’s outstanding stock to Mercer Bancorp, Inc. Pursuant to the Plan, the Bank will determine the total offering value and number of shares of common stock based upon an independent appraiser’s valuation. The stock will be priced at $10.00 per share. In addition, the Bank’s Board of Directors will adopt an employee stock ownership plan (ESOP) which will subscribe for up to 8% of the common stock sold in the offering.

Mercer Bancorp, Inc. is organized as a corporation under the laws of the State of Maryland and will own all of the outstanding common stock of the Bank upon completion of the conversion.

The costs of issuing the common stock will be deferred and deducted from the sales proceeds of the offering. If the conversion is unsuccessful, all deferred costs will be charged to operations. The Bank had incurred no deferred conversion costs as of December 31, 2022 (unaudited) and September 30, 2022.

At the completion of the conversion to stock form, the Bank will establish a liquidation account in the amount of retained earnings contained in the final prospectus. The liquidation account will be maintained for the benefit of eligible savings account holders who maintain deposit accounts in the Bank after conversion.

The conversion will be accounted for as a change in corporate form with the historic basis of the Bank’s assets, liabilities and equity unchanged as a result. Mercer Bancorp, Inc.is an emerging growth company, and, for as long as it continues to be an emerging growth company, it may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies.” Mercer Bancorp, Inc. intends to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. Accordingly, its financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

Subsequent events have been evaluated through March 10, 2023, which is the date the financial statements were available to be issued.

No person has been authorized to give any information or to make any representation other than as contained in this prospectus and, if given or made, such other information or representation must not be relied upon as having been authorized by Mercer Bancorp, Inc. or Mercer Savings Bank. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of Mercer Bancorp, Inc. or Mercer Savings Bank since any date as of which information is furnished herein or since the date of this prospectus.

Up to 1,495,000 Shares

(Subject to Increase to up to 1,719,250 Shares)

(Proposed Holding Company for Mercer Savings Bank)

COMMON STOCK

par value $0.01 per share

PROSPECTUS

PERFORMANCE TRUST

CAPITAL PARTNERS

[prospectus date]

These securities are not deposits or accounts and are not federally insured or guaranteed.

Until [date], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

Estimated Amount
Registrant’s Legal Fees and Expenses	$475,000
Registrant’s Accounting Fees and Expenses	240,000
Marketing Agent’s Fees and Expenses	385,000
Records Management Agent’s Fees and Expenses	55,000
Independent Appraiser’s Fees and Expenses	40,000
Printing, Postage, Mailing and EDGAR Fees and Expenses	150,000
Filing Fees (NASDAQ, FINRA, SEC)	10,000
Transfer Agent’s Fees and Expenses	35,000
Business Plan Consultant’s Fees and Expenses	50,000
Accounting Consultant’s Fees and Expenses	35,000
Proxy Solicitation Fees and Expenses	20,000
Other	50,000
Total	$1,545,000

(1)	Estimated at the adjusted maximum of the offering range, assuming 100% of the shares are sold in the subscription offering.

Item 14.	Indemnification of Directors and Officers

Article 10 of the Articles of Incorporation of Mercer Bancorp, Inc. (the “Corporation”) sets forth the circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they may incur in their capacities as such:

ARTICLE 10. Indemnification, etc. of Directors and Officers.

A.            Indemnification. The Corporation shall indemnify (1) its current and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the Maryland General Corporation Law (the “MGCL”) now or hereafter in force, including the advancement of expenses under the procedures and to the fullest extent permitted by law, and (2) other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law; provided, however, that, except as provided in Section B of this Article 10 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B.            Procedure. If a claim under Section A of this Article 10 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be reimbursed the expense of prosecuting or defending such suit. It shall be a defense to any action for advancement of expenses that the Corporation has not received both (i) an undertaking as required by law to repay such advances if it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the indemnitee of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard for indemnification set forth in the MGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination before the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 10 or otherwise shall be on the Corporation.

C.            Non-Exclusivity. The rights to indemnification and to the advancement of expenses conferred in this Article 10 shall not be exclusive of any other right that any Person may have or hereafter acquire under any statute, these Articles, the Corporation’s Bylaws, any agreement, any vote of stockholders or the Board of Directors, or otherwise.

D.            Insurance. The Corporation may maintain insurance, at its expense, to insure itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such Person against such expense, liability or loss under the MGCL.

E.            Miscellaneous. The Corporation shall not be liable for any payment under this Article 10 in connection with a claim made by any indemnitee to the extent such indemnitee has otherwise actually received payment under any insurance policy, agreement, or otherwise, of the amounts otherwise indemnifiable hereunder. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article 10 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

F.            Limitations Imposed by Federal Law. Notwithstanding any other provision set forth in this Article 10, in no event shall any payments made by the Corporation pursuant to this Article 10 exceed the amount permissible under applicable federal law, including, without limitation, Section 18(k) of the Federal Deposit Insurance Act and the regulations promulgated thereunder.

Any repeal or modification of this Article 10 shall not in any way diminish any rights to indemnification or advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Article 10 is in force.

Item 15.	Recent Sales of Unregistered Securities

Not applicable.

Item 16.	Exhibits and Financial Statement Schedules

(a)            List of Exhibits

1.1	Engagement Letter between Mercer Savings Bank and Performance Trust Capital Partners, LLC (Marketing Agent Services)
1.2	Engagement Letter between Mercer Savings Bank and Performance Trust Capital Partners, LLC (Records Agent and Stock Information Center Manager Services)
1.3	Form of Agency Agreement by and among Mercer Bancorp, Inc., Mercer Savings Bank and Performance Trust Capital Partners, LLC*
2	Plan of Conversion
3.1	Articles of Incorporation of Mercer Bancorp, Inc.
3.2	Bylaws of Mercer Bancorp, Inc.
4	Form of Common Stock Certificate of Mercer Bancorp, Inc.

5	Opinion of Luse Gorman, PC regarding legality of securities being registered
8.1	Form of Federal Income Tax Opinion of Luse Gorman, PC
8.2	Form of State Income Tax Opinion of S.R. Snodgrass, P.C.
10.1	Employment Agreement between Mercer Savings Bank and Alvin B. Parmiter
10.2	Director Retirement Agreement between Mercer Savings Bank and Kristin M. Fee
10.3	Director Retirement Agreement between Mercer Savings Bank and David L. Keiser
10.4	Director Retirement Agreement between Mercer Savings Bank and Richard A. Mosier
10.5	First Amendment to the Director Agreement between Mercer Savings Bank and Richard A. Mosier
10.6	Form of Amendment to the Director Retirement Agreements

16.1	Letter of Crowe LLP regarding change in accountants
16.2	Letter of Dixon, Davis, Bagent & Company regarding change in accountants
21	Subsidiaries of Mercer Bancorp, Inc.
23.1	Consent of Luse Gorman, PC (contained in Opinions included as Exhibits 5 and 8.1)
23.2	Consent of FinPro, Inc.
23.3	Consent of S.R. Snodgrass, P.C.
24	Power of Attorney (set forth on signature page)
99.1	Engagement letter between Mercer Savings Bank and FinPro, Inc. with respect to independent appraisal services
99.2	Letter of FinPro, Inc. with respect to value of subscription rights
99.3	Appraisal Report of FinPro, Inc.
99.4	Marketing Materials*
99.5	Stock Order and Certification Form*
107	Filing fees exhibit

*             To be filed by amendment.

(b)	Financial Statement Schedules

Financial statement schedules are not filed because the required information is inapplicable or is included in the consolidated financial statements and related notes.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)            To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)            That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)            That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)             Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)            Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)            That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6)            That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)            The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(8)            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Celina, State of Ohio, on March 10, 2023.

MERCER BANCORP, INC.

By:	/s/ Alvin B. Parmiter
Alvin B. Parmiter
President and Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of Mercer Bancorp, Inc. (the “Corporation”) hereby severally constitute and appoint Alvin B. Parmiter, as our true and lawful attorney and agent, each to do any and all things in our names in the capacities indicated below which one or both said individuals may deem necessary or advisable to enable the Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-1 relating to the offering of the Corporation’s common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that one or more of said individuals shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alvin B. Parmiter	President and Chief Executive Officer	March 10, 2023
Alvin B. Parmiter	(Principal Executive Officer)

/s/ Rick L. Ross	Treasurer	March 10, 2023
Rick L. Ross	(Principal Financial and Accounting Officer)

/s/ David L. Keiser	Chairman of the Board of Directors	March 10, 2023
David L. Keiser

/s/ Kristin M. Fee	Vice Chair of the Board of Directors	March 10, 2023
Kristin M. Fee

/s/ Michael J. Boley	Director	March 10, 2023
Michael J. Boley

/s/ Jose W. Faller	Director	March 10, 2023
Jose W. Faller

/s/ Richard A. Mosier	Director	March 10, 2023
Richard A. Mosier